As filed with the Securities and Exchange Commission on July 26, 2021

Registration Statement No. 333-257524

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

To

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

ROX FINANCIAL LP

(Exact name of registrant as specified in its governing instruments)

250 Greenwich Street, 10th Floor

New York, New York 10007

(212) 650-4102

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

David L. Ronn

Chief Legal Officer

250 Greenwich Street, 10th Floor

New York, New York 10007

(212) 650-4102

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Lewis W. Kneib Michael Benjamin William J. Cernius Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200	David P. Slotkin Justin R. Salon Morrison & Foerster LLP 2100 L Street, NW Suite 900 Washington, D.C. 20037 (202) 887-1500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark I the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(2)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Series A shares	9,487,500	$10.00	$94,875,000	$10,351

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, or SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED July 26, 2021

PRELIMINARY PROSPECTUS

ROX FINANCIAL LP

8,250,000 Series A Shares

ROX Financial LP, or ROX LP, is a newly organized Delaware series limited partnership that has been formed to expand access to differentiated commercial real estate investment opportunities intended to be listed on NYSE Arca, Inc., or NYSE Arca. Our platform was built specifically to leverage the economies of scale enabled by our innovative Series structure to lower fees and execution costs, allowing investors to access opportunities that have previously been unavailable in the public markets.

Our goal is to empower investors to build a portfolio of commercial real estate securities based on their individual criteria. We believe our Series will be more accessible and liquid than private equity investments and more transparent and targeted than traditional listed REITs.

Each curated portfolio of properties or individual property will be held by a subsidiary owned by a separate series of ROX LP, each a Series. As a Delaware series limited partnership, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of that Series and any associated general partner, as provided under Delaware law.

This is the initial public offering of ROX LP’s limited partner interests associated with Series A, which we refer to as Series A shares. We are offering the Series A shares at an initial public offering price of $10.00 per share. We are selling only Series A shares in this offering. Prior to this offering, there has been no public market for Series A shares. We have applied to have Series A shares listed on NYSE Arca under the symbol “ROXA.”

Series A has been established to own the Amazon.com Services LLC, or the Series A tenant, last-mile delivery station located in Oakley, California. We will use substantially all of the net proceeds from this offering and the concurrent private placements (as defined below) to purchase this property. ROX Financial LP, Series A and their respective subsidiaries and affiliates are not authorized, endorsed or sponsored by or affiliated, associated or in any way officially connected with Amazon.com, Inc. or any of its subsidiaries or affiliates. See “Notice of Non-Affiliation and Disclaimer.”

The seller of the property is an affiliate of NorthPoint Development LLC, or NorthPoint, one of the largest developers of industrial property in the U.S. An affiliate of NorthPoint has agreed to purchase 500,000 Series A shares at the initial public offering price per share (without payment of any underwriting discounts) in a private placement to close simultaneously with the closing this offering. In addition, ROX Financial Inc., a Delaware corporation, or ROX Parent, has agreed to purchase 200,000 Series A shares at the initial public offering price per share (without payment of any underwriting discounts) in a private placement to close simultaneously with the closing of this offering. We refer to those transactions throughout this prospectus as the concurrent private placements.

We intend for Series A to elect to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2021. To assist Series A in qualifying as a REIT, among other reasons, our partnership agreement, contains restrictions on the number of Series A shares that a person may own, subject to certain exceptions. Our partnership agreement provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, or the Code, more than 9.8% of the outstanding Series A shares (by value or in number, whichever is more restrictive). Please see “ROX LP Partnership Agreement—Restrictions on Ownership and Transfer of Shares.” An investor in Series A shares will receive a Form 1099 reporting annual distributions by Series A.

The general partner of ROX LP is ROX Financial GP LLC, a Delaware limited liability company, or ROX GP. Its general partner interest in ROX LP and associated with Series A is a non-economic interest, meaning that ROX GP will not receive any portion of any distributions made by Series A. ROX GP is wholly owned by ROX Parent. ROX LP, on behalf of Series A, has entered into a services and investment management agreement with RPS Securities LLC, a Texas limited liability company, or RPS Securities, which is wholly owned by ROX Parent.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act. Investing in Series A shares offered hereby involves risks. Please see “Risk Factors” beginning on page 24 of this prospectus for risk factors you should consider before investing in the Series A shares offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Series A Share	Total
Public offering price	$10.00	$82,500,000
Underwriting discounts and commissions (1)
Proceeds, before expenses, to Series A

(1)	Please see “Underwriting” on page 168 of this prospectus for a description of the compensation payable to the underwriters.

We have granted the underwriters an option to purchase up to an additional 1,237,500 Series A shares at the public offering price, less the underwriting discount, within 30 days after the date of this prospectus, solely to cover over-allotments, if any.

The underwriters expect to deliver the Series A shares on or about                 , 2021.

Joint Book-Running Managers

UBS Investment Bank	RBC Capital Markets
Piper Sandler	B. Riley Securities

Co-Managers

Colliers Securities LLC	Janney Montgomery Scott

Prospectus dated                  , 2021

We intend to build Series A into a single tenant REIT comprised of e-commerce logistics properties leased by affiliates of Amazon.com, Inc.

ROX

SERIES A INVESTMENT HIGHLIGHTS

11.5 YR	3.0%	2.0%	AA	$0
Lease Term (as of 3/31/2021)	Est. Initial Annualized Distribution Rate[1]	Annual Rent Increases	Lease Guarantor's Credit Rating (S&P)[2]	Net Debt

Upon listing on NYSE Arca, Series A will be the only national exchange listed single tenant industrial REIT.

Our first property is a 145,503 square foot, built to suit, last mile distribution logistics facility.

Located in Oakley, CA, 40 miles from both San Francisco and Sacramento.

Right to offer to purchase two adjacent logistics properties currently in development.

STRATEGIC RELATIONSHIP WITH NORTHPOINT DEVELOPMENT

NorthPoint™ DEVELOPMENT

Developed and property managed by **NorthPoint Development LLC**, the largest developer of industrial commercial real estate in the U.S. by square footage during the five-year period ending June 15, 2020.[3]

NorthPoint will provide strategic insight on potential Amazon tenanted logistics property acquisitions that meet our investment criteria.

[3] Source: Real Capital Analytics

Series A's first property: A newly built last mile distribution center.

SACRAMENTO
RENO
Contra Costa Logistics Center
Oakley, CA
STOCKTON
PORT OF BENICIA
PORT OF STOCKTON
PORT OF RICHMOND
PORT OF OAKLAND
PORT OF SAN FRANCISCO
SAN FRANCISCO
20 MILES
93,166
HOUSEHOLDS
30 MILES
1,038,290
HOUSEHOLDS
50 MILES
3,212,784
HOUSEHOLDS
SAN JOSE
Legend
Ports
Intermodal Facilities
Source: CBRE

amazon hub
package pick-up & returns
customer service

INTRODUCING THE ROX PLATFORM

The ROX platform aims to leverage economies of scale enabled by our innovative Series structure to lower fees and execution costs so investors can customize their portfolio according to their individual objectives. We believe our Series will be more accessible and liquid than private equity investments and more transparent and targeted than traditional listed REITs.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in these documents. The business, financial condition, liquidity, results of operations and prospects of ROX LP or Series A may have changed since those dates.

i

MARKET DATA

We use market data and industry forecasts and projections throughout this prospectus and have obtained certain market and industry data from publicly available industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers’ experience in the industry, and there is no assurance that any of the projected amounts will be achieved. We have not independently verified this information.

PRICING DATA

Throughout this prospectus, we provide certain information based on the assumption that we price Series A shares at $10.00 per Series A share, which is the initial public offering price required to fund the acquisition of the property, fund cash reserves and pay other fees and expenses. For additional information, please see “Use of Proceeds.”

Notice of Non-Affiliation and Disclaimer

Series A has been established to own the last-mile delivery station leased by Amazon.com Services LLC, or the Series A tenant, located in Oakley, California. ROX Financial LP, Series A and their respective subsidiaries and affiliates are not authorized, endorsed or sponsored by or affiliated, associated or in any way officially connected with Amazon.com, Inc. or any of its subsidiaries or affiliates. All trademarks, service marks and logos of Amazon.com, Inc. and its subsidiaries and affiliates appearing in this prospectus are the property of their respective holders. Information regarding Amazon.com, Inc. or any of its subsidiaries or affiliates appearing in this prospectus has been derived from publicly available sources and has not been verified or approved by Amazon.com, Inc. or any of its subsidiaries or affiliates.

ii

PROSPECTUS SUMMARY

This prospectus relates to the offering of our Series A shares. This summary highlights information included elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in Series A shares described herein. You should read and consider this entire prospectus carefully, including the sections titled “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Series A consolidated balance sheet and the related notes thereto included elsewhere in this prospectus, before making any investment decision. Unless the context otherwise requires, the terms “ROX LP,” “Partnership,” “we,” “us” and “our” mean, and similar terms refer to, ROX Financial LP. Unless indicated otherwise, the information included in this prospectus assumes that the underwriters’ over-allotment option is not exercised.

ROX LP Overview

ROX Financial LP, or ROX LP, is a newly organized Delaware series limited partnership that has been formed to expand public market access to differentiated commercial real estate investment opportunities. We intend for Series A to be listed on NYSE Arca and to elect to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2021. Our platform was built specifically to leverage the economies of scale enabled by our innovative Series structure to lower fees and execution costs, allowing investors to access opportunities that have previously been unavailable in the public markets.

Many of the wealthiest individuals and largest institutions invest directly in private equity commercial real estate because it offers a combination of potential value appreciation and income as part of a well-diversified investment portfolio. However, we estimate that more than 80% of the value of all commercial real estate in the United States is not tradable in the public markets and the asset class is frequently considered an “alternative” because investments are often opaque, complex and illiquid.

Public commercial real estate investing is primarily limited to listed real estate investment trusts, or REITs. Generally, listed REITs offer access to diverse portfolios of real estate similar to the way that mutual funds offer access to diverse portfolios of stocks and bonds.

We intend to provide more targeted investment opportunities by offering access to securities representing interests in curated portfolios of properties and individual properties that trade on a national securities exchange. Following this offering, we plan to periodically offer additional Series representing interests in curated portfolios of properties or individual properties with the following characteristics:

•	single tenant portfolios: multiple properties leased to a single tenant in one or more locations, which is our intention with Series A;

•	single location portfolios: multiple properties leased to several tenants in a common location, such as an industrial park or a life sciences campus; and

•	single properties: a single property with significant scale and cash flow durability, such as a corporate headquarters or other critical facility.

Our goal is to empower investors to build a portfolio of commercial real estate securities based on their individual criteria. We believe our Series will be more accessible and liquid than private equity investments and more transparent and targeted than traditional listed REITs.

Series A

Investment Case

While this offering is of interests in a Series owning a single property, we intend to build Series A into a curated portfolio of logistics properties in one or more locations leased by Amazon.com Services LLC, or the Series A tenant, or its affiliates. The property to be purchased with the net proceeds from this offering and the concurrent private placements is leased by the Series A tenant and the guarantor of the lease is Amazon.com, Inc., or the Series A guarantor. Logistics facilities leased by the Series A tenant are a material part of the U.S. industrial commercial real estate market, and we believe a curated portfolio of these properties should deliver an attractive risk-adjusted return that would appeal to investors seeking modest but consistent increases in distributions and potential for asset value appreciation.

High-quality logistics properties in attractive locations, particularly those classified as last-mile delivery stations, such as the property to be purchased with the net proceeds of this offering and the concurrent private placements, or the property, are an increasingly important component of the logistics supply chain. We believe demand for last-mile delivery stations will continue to grow over time as companies strive to ensure they are well-positioned to meet the needs of customers who have come to expect next or same day delivery of their e-commerce purchases.

We believe Series A benefits from a number of attractive characteristics:

Built to suit last mile logistics property in a well-located, high barrier to entry market. The property is a 145,503 square foot mission-critical last-mile delivery station located in Oakley, California and completed in 2020. The property was built to the Series A tenant’s specific standards, including specialized dock doors and a low floor to area ratio that accommodates substantial parking requirements. Oakley, California is located approximately 40 miles from both San Francisco and Sacramento, and, according to CBRE Group, Inc., or CBRE, more than 3.2 million households are accessible within a 50 mile radius. The site was identified by NorthPoint through an algorithm that amalgamates parameters such as residential commute times, container drayage reports, traffic flows and myriad other variables pertinent to labor economics. Other than this site, the surrounding area has limited land for industrial development.

Quality of the tenant. The property is leased by the Series A tenant and the lease is guaranteed by the Series A guarantor, one of the larger and more creditworthy companies in the world. ROX Financial LP, Series A and their respective subsidiaries and affiliates are not authorized, endorsed or sponsored by or affiliated, associated or in any way officially connected with Amazon.com, Inc. or any of its subsidiaries or affiliates. See “Notice of Non-Affiliation and Disclaimer.”

Type and term of the lease. The lease is a 12 year, triple net lease that requires the Series A tenant to pay or reimburse Series A for all real estate taxes, landlord’s insurance and utilities of the property. The lease commenced on September 15, 2020, and the initial term expires on September 30, 2032. During its initial term, the lease has 2.0% annual contractual base rent increases. the Series A tenant has the right to extend the lease until August 31, 2055, subject to an increase to then-prevailing market rental rates.

Strategic relationship with an experienced property developer and property manager. The property was developed, and will continue to be property managed by, NorthPoint. NorthPoint was founded in 2012 and has developed more than 100 million square feet of industrial and logistics properties, including for Amazon.com, Inc., Home Depot Inc., Walmart Inc., General Electric Company and General Motors Company. Series A has executed a strategic cooperation agreement with NorthPoint pursuant to which NorthPoint has agreed to consult with us to provide strategic insight with respect to potential industrial commercial properties held by NorthPoint or other third-parties that would reasonably be expected to meet our investment criteria. In addition, NorthPoint has agreed that Series A shall have the right for one year following the completion of this offering to offer to purchase two properties to be leased by the Series A tenant in the same Contra Costra Logistics Center in which the property is located. One is an approximate 480,000 square foot facility to be used as an outbound cross dock fulfillment center expected to be occupied in September 2021, and the other is an approximate 450,000 square foot facility to be used as an inbound cross dock fulfillment center expected to be occupied in July 2022. That right to offer to purchase is subject to the terms of all existing agreements with respect to any applicable property, including any tenant lease, joint venture or other agreement governing the ownership or transfer of the property.

Potential to expand Series A from a single Amazon-leased property to multiple Amazon-leased properties. We intend to build Series A into a portfolio of logistics properties in one or more locations that have the Series A tenant as a common tenant. We intend to acquire properties that are newly built in prime locations and have a long-term net lease with regular contractual rental escalators. Although the property is currently unlevered, Series A may incur or assume conservative net mortgage debt levels on Series A or its properties in connection with future property acquisitions.

The Property

The property is a 145,503 square foot last-mile delivery station completed in 2020. The property was built to the Series A tenant’s specific standards, including specialized dock doors and a low floor to area ratio that accommodates substantial parking requirements. the Series A tenant has directly invested in the property by adding features including automated conveyor systems and electrical infrastructure for future vehicle charging stations. Amazon.com, Inc. describes their delivery stations as properties where customer orders are prepared for last-mile delivery to customers.

This type of property can be among the most difficult in the logistics supply chain to develop because of the:

•	lack of available land in densely populated, mature markets;

•	ability to procure entitlements for high flow-through facilities;

•	requirement for proximity to key transportation arteries;

•	need to access an appropriate base of labor; and

•	unique building/site design requirements such as segmented site ingress/egress and covered queueing lanes for delivery pick-up.

The property was developed by NorthPoint, a leading national developer, with nine office locations and more than 355 employees as of March 31, 2021. According to Real Capital Analytics, NorthPoint built more square feet of industrial commercial real estate in the United States than any other developer during the five year period ending June 15, 2020, completing 46,540,156 square feet, valued at an estimated aggregate value of $3.8 billion.

The property is located on a 25.05-acre site in the approximate 143-acre development known as the Contra Costa Logistics Center currently being developed by NorthPoint in Oakley, California. The Contra Costa Logistics Center is planned to hold five industrial properties comprising approximately 2.2 million square feet. The Series A tenant currently occupies Building 1, the property. NorthPoint has signed a lease with the Series A tenant for Building 4, an approximate 480,000 square foot facility to be used as an outbound cross dock fulfillment center that is expected to be occupied in September 2021, and expects to sign a lease with the Series A tenant for Building 5, an approximate 450,000 square foot facility to be used as an inbound cross dock fulfillment center that is expected to be occupied in July 2022. We believe the combination of the property with two new adjacent facilities will create an important synergistic campus for the Series A tenant’s fulfillment needs in Northern California.

We believe the Oakley site’s advantages include a large, highly concentrated population with an above average 5-year projected growth, a substantial potential warehouse worker labor pool with a positive supply/demand balance and a receptive community and local political environment.

The following table provides information about the property as of March 31, 2021.

Property Summary

Total Buildings	1
Total Stories	1
Total Rentable Square Feet	145,503
Lot Size	25.05 acres
Percent Occupied	100%
Floor Area Ratio (1)	0.13
Clear Height Feet (2)	32
Car Parking Spaces	308
Van Parking	706
Van Loading/Staging	60/60
Year Built	2020

(1)	The ratio of a building’s total floor area to the size of the land upon which it is built.
(2)	The usable height to which a tenant can store its product on racking, measured below any obstructions such as joists, lights or sprinklers.

The Tenant and the Lease

The property is fully leased to the Series A tenant under a 12-year, triple net lease that commenced on September 15, 2020 and expires on September 30, 2032. The lease is guaranteed by the Series A guarantor, who guarantees the payment of all present and future payment obligations that are not paid under the lease up to 100% of the remaining base rent obligations under the lease, which includes any applicable rent escalations, but not any additional rent obligations under the lease, which generally address property utility expenses, real estate taxes and landlord’s insurance.

Amazon.com, Inc. is a U.S. based multinational corporation engaged in global sales of consumer products and subscriptions through various websites and computing, storage, database and service offerings for start-ups, enterprises, government agencies and academic institutions through Amazon Web Services. As of March 31, 2021, Amazon.com, Inc. ranked #2 on the 2020 Fortune 500 list of the largest U.S. corporations by total revenue and had a market capitalization of $1.7 trillion. As of June 30, 2021, Amazon.com, Inc. was rated AA by Standard & Poor’s and A1 by Moody’s. However, Amazon.com, Inc.’s credit rating is not a recommendation to buy, sell or hold any Series A shares and may be subject to revision or withdrawal at any time. Amazon.com Services LLC is not separately rated.

The historical audited and unaudited financial statements of Amazon.com, Inc. (which are not incorporated by reference into this prospectus) have been filed with the SEC and are available on the SEC’s website at www.sec.gov. You should not place undue reliance on such financial statements, as they are presented on a consolidated basis without Series A tenant specific data and are therefore not necessarily indicative of the Series

A tenant’s business, financial condition, liquidity, results of operations and prospects or its ability to make payments under the lease.

The lease is triple net, meaning that the Series A tenant is responsible for the direct payment or reimbursement of utility expenses, real estate taxes and landlord’s insurance which, upon our acquisition of the property, is payable to a wholly owned subsidiary of Series A, which we refer to as the Series A subsidiary. The Series A tenant has a right of first offer with respect to a sale of the property that has been waived as it may relate to our purchase of the property and this offering, but would apply to any future sale of the property by us.

The following table provides information about the lease as of March 31, 2021, except as indicated.

Lease Summary

Lease Type	Triple net
Annualized Base Rent (1)	$3,225,754
Lease Commencement	September 15, 2020
Initial Lease Term, Years	12
Initial Lease Term Annual Rent Escalations	2.0% of base rent
Lease Expiration Date	September 30, 2032
Expiration of Last Lease Extension Period	August 31, 2055
Tenant	Amazon.com Services LLC
Guarantor	Amazon.com, Inc.
Guarantor’s Credit Rating (S&P/Moody’s) (2)	AA/A1

(1)

Represents annualized monthly contractual base rent as of March 31, 2021. Annualized base rent does not include expense reimbursements. The lease is subject to 2.0% annual contractual rent increases commencing October 1, 2021.

(2)	As of June 30, 2021. A credit rating is not a recommendation to buy, sell or hold any Series A shares and may be subject to revision or withdrawal at any time.

Property Management

Upon the closing of the purchase of the property, the Series A subsidiary will enter into a commercial management agreement with NPD Management, LLC, or NPD Management, an affiliate of NorthPoint. NPD Management provides property management and entity management services for properties owned, affiliated and overseen by NorthPoint. NPD Management is currently the property manager for the Contra Costa Logistics Center in which the property is located. Please see “Business and Property—Series A—The Property—Site Description.” The Series A tenant is responsible for the payment of property management fees not to exceed 2.0% of the base rent payable under the lease. None of the property management fee will be payable by the Series A subsidiary and therefore will not be borne by holders of Series A shares.

Distribution Policy

We intend to pay cash distributions to the limited partners associated with Series A, referred to as shareholders, out of assets legally available for distribution. We intend to make a pro rata distribution with respect to the period commencing upon the completion of this offering and the concurrent private placements and ending on September 30, 2021, based on a distribution rate of $0.0743 per Series A share for a full quarter. On an annualized basis, this would be $0.2972 per Series A share, or an annualized distribution rate of approximately 3.0% based on an assumed initial public offering price of $10.00 per Series A share. The lease is subject to 2.0% annual contractual rent increases commencing October 1 of each year. We do not intend to reduce the annualized distribution per Series A share if the underwriters exercise their over-allotment option. We intend to increase Series A’s distribution rate annually as rent escalations permit unless Series A’s results of operations, liquidity, cash flows, financial condition, or prospects, economic conditions or other factors differ materially from the assumptions used in projecting Series A’s initial distribution rate. We intend to make distributions that will enable Series A to meet the distribution requirements applicable to REITs and to eliminate or minimize its obligation to pay corporate-level federal income and excise taxes.

Any distributions will be at the sole discretion of the Board and their form, timing and amount, if any, will depend upon a number of factors, including Series A’s actual and projected results of operations, liquidity, cash flows and financial condition, the revenue Series A actually receives from the property, Series A’s operating expenses, its debt service requirements (if any), its capital expenditures, prohibitions and other limitations under its financing arrangements (if any), its REIT taxable income, the annual REIT distribution requirements, applicable law and such other factors as ROX GP deems relevant. Please see “Distribution Policy.”

The Market and Submarket

The U.S. Industrial, Warehouse/Distribution and Last-mile Logistics Market

As the COVID-19 pandemic fallout continues to ripple through the U.S. real estate market, the industrial sector is an outlier with record-high rents, low vacancy levels and 44 consecutive quarters of positive net absorption. In the first quarter of 2021, the availability of industrial space was constrained, with a vacancy rate of approximately 4.4% and an availability rate of approximately 7%, approximately 30 basis points lower than the prior quarter and a record low, according to CBRE. First quarter of 2021 positive net absorption, or decrease in available supply, was 99.3 million square feet, the third strongest quarter on record and CBRE notes a large amount of the new construction that will be delivered in 2021 has been preleased, which is expected to sustain positive net absorption.

Source: CBRE Research Q1 2021 U.S. Industrial & Logistics Figures, page 4

The industrial sector’s strong fundamentals have driven sale prices of industrial properties to record levels. The sector achieved a 14.1% annual total return through the first quarter of 2021 as tracked by the National Counsel of Real Estate Investment Fiduciaries, or NCREIF, Property Index, materially outperforming every other tracked sector. Additionally, 2020 marked a record ten straight years of industrial returns exceeding 10%, leading all asset types in NCREIF’s 43-year history.

The pandemic has accelerated the secular tailwinds boosting industrial real estate, shedding light on the physical building blocks supporting e-commerce, particularly demand for the warehouses and distribution centers that handle the storage, sorting, re-packaging, and distribution of products. The shift from brick-and-mortar retail distribution to e-commerce has been dramatic and is likely to continue for the foreseeable future as retailers build a more efficient distribution capability to get goods to the consumer faster and at a lower cost. Year-over-year, e-commerce growth surged during the COVID-19 pandemic with fourth quarter 2020 e-commerce sales, adjusted for seasonal variation, but not for price changes, posting an increase of 32.0% from the fourth quarter of 2019 according to the United States Census Bureau. This growth put pressure on retailers, wholesalers and third-party logistics companies to find strategically located distribution centers that could quickly reach consumers while lowering transportation costs. CBRE estimates that approximately $1 billion in incremental e-commerce sales generates 1.25 million square feet of warehouse space demand.

                   Source: U.S. Department of Commerce, US Census Bureau

                   News, May 18, 2021, Report CB21-71, page 1.

Low supply continued to drive industrial rents higher. In the United States, industrial triple net asking rents averaged $8.44 per square foot in the first quarter of 2021, up 7.1% year-over-year and an all-time high according to CBRE. A common problem for warehouse/distribution properties is a dearth of modern inventory with clear heights of at least 28’ to maximize the volume of goods that can be stacked and held before being re-sorted, repackaged, and distributed to the next destination. CBRE has observed that a high percentage of U.S. warehouse/distribution inventory is outdated and not properly equipped to meet the demands that e-commerce activity requires. CBRE reported the following statistics:

•	One billion square feet of U.S. warehouse/distribution inventory was built over the last ten years, but accounts for only 11% of the country’s total inventory.

•	The average age of the United States’ warehouse/distribution inventory is 34 years.

•	Nearly one billion square feet of total warehouse/distribution inventory is more than 50 years old and has clear heights of less than 20 feet.

Source: CBRE Research Q1 2021 U.S. Industrial & Logistics Figures, page 10.

We believe that the U.S. industrial real estate market will continue to experience low vacancy rates and robust development. Demand for industrial properties, particularly modern e-commerce logistics space should lead to continued rental rate growth in the long term.

The U.S. Amazon Logistics Market

Logistics facilities leased by the Series A tenant are a significant part of the U.S. industrial commercial real estate market, representing more than 2.5% of all industrial supply. According to CBRE, the Series A tenant occupied more than 379 million square feet of logistics real estate in the United States as of June 2021, spread across 1,066 facilities including fulfillment centers, regional sorting centers, last mile delivery stations, prime now hubs and food distribution centers. The Series A tenant currently occupies more than 255 last mile delivery stations and has plans to occupy at least 43 more facilities in 2021.

The Series A tenant relied on United Parcel Service, Inc., the United States Postal Service and FedEx Corporation for last mile deliveries until 2014, when the company began developing its own logistics network to reduce third-party dependence. Brian Olsavsky, Amazon.com., Inc.’s Chief Financial Officer commented on Amazon.com, Inc.’s first quarter 2021 analyst call that Amazon.com, Inc.’s current delivery cost is very competitive with their external options and the ability to control the entire flow of product from the warehouse to the end customer is important for customer satisfaction. By vertically integrating its logistics network and expanding its last mile delivery station network, we believe The Series A tenant should be able to deliver a materially broader selection of inventory more quickly and more reliably than other retailers. We believe the Series A tenant will remain committed to its mission critical last mile delivery station network for the long-term.

Given these dynamics, and the Series A guarantor’s growing business and strong credit profile, logistics facilities leased by the Series A tenant trade actively in the private markets. We believe implied capitalization rates for newly built Amazon logistics facilities in the low 4% and high 3% range are common. We believe that in the current low interest rate environment, there is room for implied capitalization rates for logistics facilities leased by the Series A tenant, particularly last mile delivery stations in prime locations, to continue to push lower, resulting in higher sale prices.

Source: CBRE Amazon Middle Mile Logistics Portfolio Offering

Memorandum, page 4.

The Local Industrial and Warehouse/Distribution Market

The property is located in the Walnut Creek/I-680 Corridor market in Northern California, as defined by CBRE, and is notable for its lack of appropriate land zoned for industrial properties. The area had a vacancy rate of 5%, an availability rate of 8.9% and was the second smallest of 57 United States markets tracked by CBRE. CBRE noted that the Walnut Creek / I-680 Corridor market’s first quarter 2021 triple net industrial asking rent was $11.88 per square foot, the fifth highest in the United States, trailing only San Francisco, San Jose, Orange County and Northern Virginia.

CBRE further segmented the North/East Contra Costa submarket and noted this area had an overall vacancy rates of 2.6% as of year-end 2020, while the cities of Walnut Creek, Antioch and Concord all saw vacancy rates and availability rates under 1%.

The ROX Platform

ROX LP is a Delaware series limited partnership formed to facilitate public investment in curated portfolios of commercial real estate properties and individual properties. Our platform is built specifically to leverage the economies of scale enabled by our innovative structure to lower fees and execution costs so investors can access opportunities that had previously been unavailable in the public markets.

Each curated portfolio of properties or individual property will be held by a subsidiary owned by a separate Series. We expect the limited partner interests, or shares, associated with each Series to be independently listed on a national securities exchange. As a Delaware series limited partnership, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series and any associated general partner, as provided under Delaware law. ROX LP intends to treat each Series, including Series A, as a separate business entity for U.S. federal income tax purposes and ROX LP as a non-entity for U.S. federal income tax purposes. ROX LP further intends for Series A to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2021.

The acquisition of the property is subject to the completion of this offering, the concurrent private placements and customary closing conditions.

Our Real Estate Investment Strategy

Our Series are intended to be curated investments, and we intend to follow a disciplined acquisition strategy. Following this offering, we plan to periodically offer additional Series representing interests in curated portfolios of properties or individual properties with the following characteristics:

•	single tenant portfolios: multiple properties leased to a single tenant in one or more locations, which is our intention with Series A;

•	single location portfolios: multiple properties leased to several tenants in a common location, such as an industrial park or a life sciences campus; and

•	single properties: a single property with significant scale and cash flow durability, such as a corporate headquarters or other critical facility.

We are generally asset class agnostic, and our investment criteria include assessing each property’s market and submarket characteristics, condition and quality of construction, replacement cost and cost to re-lease. Our primary investment objective is to acquire and offer properties that will generate attractive risk-adjusted returns and support consistent and growing cash distributions.

Our focus is on properties with the following characteristics:

High-quality real estate: Our objective is to acquire stabilized properties located in high barrier to entry markets that we believe will appreciate over time. We prefer mission critical assets that are essential to a tenant’s operations or generation of sales and profits, including key distribution facilities, critical operations, top performing retail stores and corporate headquarters. We will generally target newly built, or recently renovated, properties that do not have near-term improvement obligations.

Creditworthy tenants: We target tenants with national reputations, a leading competitive position in their industry, a strong balance sheet and a solid credit profile. We believe tenants with these characteristics will consistently meet their rent obligations throughout various market cycles.

Favorable lease terms: We desire long-term leases with regular rent escalations that mitigate the effects of inflation. We target lease structures such as net leases that have the benefit of mitigating unknown or rising operating expenses, allowing us to provide consistent long-term cash distributions.

We anticipate that the industry relationships the management team of ROX GP has cultivated with leading developers, owners, brokers and other industry participants will continue to generate attractive marketed and off-market investment opportunities. In addition to the strategic cooperation agreement with NorthPoint, we and our affiliates are in discussions with potential sellers of properties in the industrial, multi-family, life science and net lease retail sectors that meet our initial focus characteristics. We and our affiliates are in varying stages of negotiation and have not completed our due diligence process with the sellers of these properties. As a result, there can be no assurance that these acquisitions will be completed on terms satisfactory to us or at all.

Investor Benefits

Our Series will allow investors to access curated commercial real estate opportunities that can help build a well-balanced, diversified investment portfolio. Investor benefits include:

Value-driven real estate strategy: High-quality real estate with credit worthy tenants and favorable lease terms will be key value drivers.

Accessibility: Investors will have the ability to purchase shares representing economic interests of curated portfolios of properties or individual properties listed on a national securities exchange. We intend to provide investors the opportunity to invest alongside leading operators who have considerable knowledge of the property and its tenants. For some of these operators, it will be the first time that public market investors will be able to benefit from their expertise.

Transparency: We plan to provide detailed property and market information for each Series to empower investors to make well-informed decisions regarding a potential investment in a Series. We plan to disclose diligence documentation, including material leases, environmental reports, property condition reports and appraisals, in connection with each initial Series offering.

Liquidity: We have applied for a listing to trade the shares associated with a Series on the NYSE Arca exchange. Each Series will have its own unique ticker symbol and a lead market maker to facilitate trading activity. Commercial real estate is a dynamic asset class, and we believe the public market liquidity of our Series should allow investors to efficiently and proactively adjust their holdings to reflect evolving economic and demographic changes.

Flexibility: As more Series are listed, investors can choose to invest in a single Series or to create a tailored portfolio in multiple Series. This optionality allows investors to make decisions based on their personal investment objectives, risk tolerance and market expectations.

Cost Efficiency: We have designed our platform and structure to be cost efficient and provide shareholders more predictable and lower fees than many real estate investment vehicles. Series A will pay RPS Securities a capped one-time transaction expense fee of 1.75% of the net proceeds from this offering and the concurrent private placements plus a one-time reimbursement of expenses directly related to the acquisition of the property. The transaction expense fee is a partial reimbursement of offering expenses incurred by RPS Securities and ROX Parent, such as legal, accounting, transfer agent, printing and other offering expenses. Any offering expenses in excess of the 1.75% fee, will not be incurred by Series A. Series A will pay a monthly management fee beginning September 1, 2021, calculated as one-twelfth of 65 basis points of the monthly average equity value of Series A as observed on NYSE Arca. RPS Securities’ annual management fee generally will cover all costs related to its and its affiliates general and administrative expenses, except for a limited amount of specific reimbursable expenses. Furthermore, ROX GP and RPS Securities will not charge sales commissions or incentive fees or retain a carried interest or promote.

Real Estate Owner Benefits

We intend for the ROX platform to become a new and attractive disposition option for real estate owners with several benefits including:

Public market monetization. Owners can monetize all, or a portion, of a single property through public market transactions without bearing the associated public company reporting obligations.

Potential to stay involved. Our platform and structure allow owners potentially to remain in their role as property manager and retain a minority equity interest in the property.

Our Management Structure

The board members and executive officers of ROX GP have extensive experience in commercial real estate, capital markets and related functions.

Our management structure includes a board of managers of ROX GP, which we refer to as the Board, an executive team of ROX GP and a board of advisors to ROX GP. Subject to limited exceptions, ROX GP has sole authority for the management and control of ROX LP and each Series. ROX GP manages all aspects of ROX LP’s and each Series’ capitalization and governance, including share offerings, exchange listings and required periodic reporting. The Board, through ROX GP, is the governing board for ROX LP and each Series.

Board. The initial Board is composed of three individuals, all of whom are independent as defined under the standards established by the NYSE. All three members of the Board have extensive institutional experience in the commercial real estate industry, including detailed knowledge of national securities exchange listed REITs. The Chair of the Board is Peter Braverman, the former president of Winthrop Management, a private commercial real estate management firm, and Winthrop Realty Trust, a multi-sector NYSE-listed REIT. The Chair of the Audit Committee of the Board is Howard S. Roth, the former global sector leader of the real estate, hospitality and construction practice at Ernst & Young LLP, a multinational professional services firm. The third member of the Board is Elizabeth A. Abdoo, a former executive of and senior advisor to Host Hotels & Resorts, Inc., a leading listed lodging REIT.

Executive Officers. The executive officers of ROX GP include four members with extensive experience in commercial real estate, capital markets and finance. The President and principal executive officer is Anthony Moro, whose previous experience includes serving as a managing director over more than two decades with The Bank of New York Mellon Corp, a global financial services firm. The Chief Financial Officer and principal accounting officer is Eyal Leibovitz, a senior financial executive with 32 years of experience of financial management, of which the last 22 years were with publicly-traded companies. The Chief Legal Officer is David Ronn, who has over 30 years of legal experience, including as a partner with international law firms, focused on corporate governance, mergers and acquisitions and capital markets matters for startups through public entities. The Senior Vice President—Real Estate is Shachar Melman, an experienced real estate acquisitions and asset management specialist, most recently with Ashkenazy Acquisition Corp., a private real estate investment firm.

Investment Advisory Board. The board of advisors to ROX GP, referred to as the Investment Advisory Board, is a team of four highly accomplished commercial real estate individuals. The Investment Advisory Board will act as a resource for the Board and executive officers of ROX GP with respect to real estate industry knowledge and strategy, particularly to review and provide feedback regarding potential properties from an overall investment perspective for the creation of value for our Series. The Investment Advisory Board members include: Marty Burger, the current Chief Executive Officer of Silverstein Properties Inc., a leading commercial real estate development, investment and management firm; Nathaniel Hagedorn, the founder and current Chief Executive Officer of NorthPoint, a leading industrial commercial real estate developer; David Hirsh, a real estate investor who retired in 2018 after working in real estate asset management at Blackstone Group Inc. and Citigroup Inc.; and Robert G. Leary, an institutional asset management executive and the former Chief Executive Officer of The Olayan Group and former Chief Executive Officer of Nuveen, LLC.

Summary Risk Factors

Investing in Series A shares involves numerous risks, including the risks described in the section titled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. The following are some of these risks, any of which could have an adverse effect on Series A’s business financial condition, operating results, or prospects:

Risks Related to the Property

•	The property is substantially dependent on the Series A tenant and is subject to risks involved with single tenant leases.

•	The Series A tenant has a right of first offer with respect to a sale of the property, which may limit Series A’s ability to obtain the highest price if a sale of the property is pursued.

•	The property has above-market rents, which may adversely affect the value, potential financing and ability to re-lease the property.

•

The property is built-to-suit and may be unable to sell or re-lease upon the Series A tenant’s default or lease termination, and renewing the lease may require significant concession, inducements and/or capital expenditures.

•	The property may be subject to unknown or contingent liabilities for which there is no, or only limited, recourse against the current owners.

•	The ongoing COVID-19 pandemic, and restrictions intended to prevent its spread, could have a material adverse effect on us and Series A.

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Capital expenditure requirements at the property may be costly and require Series A to incur debt, postpone improvements, reduce distributions or otherwise adversely affect the results of its operations and the market price of Series A shares.

•	You could lose some or all of your investment if the property suffered an uninsured or underinsured loss.

•	Series A may be exposed to the costs and risks of construction defects, which may also adversely affect the financial performance of Series A.

Risks Related to Series A

•	Series A will initially hold an interest in a single property, a non-diversified investment.

•	Series A may not be able to complete a purchase of the properties leased by the Series A tenant identified in the strategic cooperation agreement with NorthPoint.

•	The growth strategy for Series A depends in part on our continued relationship with NorthPoint.

•	The ability of Series A to make distributions to shareholders is subject to fluctuations in its financial performance, operating results and unanticipated capital improvements requirements.

•	ROX GP will have significant discretion over the use of Series A’s cash for reinvestment or for purposes other than making cash distributions to shareholders.

•

Any debt service obligations could adversely affect Series A’s overall operating results, may jeopardize its qualification as a REIT and could adversely affect the ability of Series A to make distributions to shareholders and the market price of Series A shares.

Risks Related to Our Business and Operations

•	We are employing a novel business model, which may make an investment in Series A shares difficult to evaluate as it is unique to the real estate industry.

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We or Series A may be subject to litigation or threatened litigation, which may divert management’s time and attention, require us or Series A to pay damages and expenses or restrict the operation of our or Series A’s business.

Risks Related to Our Organizational and Management Structure

•	We are organized as a series limited partnership, which may lead to increased risk of liability.

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A court could potentially conclude that the assets and liabilities of one Series are not segregated from those of another Series and may thereby potentially expose assets in Series A to the liabilities of another Series.

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Series A will depend on the performance of the property manager with respect to the property and could be materially and adversely affected if the property manager does not manage the property in Series A’s best interests.

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We and Series A depend on RPS Securities for the success of Series A and upon access to RPS Securities’ investment professionals and contractors. We may not find a suitable replacement for RPS Securities if the services agreement is terminated or if key personnel leave the employment of RPS Securities or otherwise become unavailable to us and Series A.

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If we or Series A fail to implement and maintain an effective system of internal controls, Series A may not be able to accurately determine the financial results of Series A or prevent fraud. As a result, shareholders could lose confidence in the financial results of Series A, which could harm its business and the value of Series A shares.

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If we or any Series were deemed to be an “investment company” under the Investment Company Act, applicable restrictions could make it impractical for us or the Series to continue its business as contemplated and could have a material adverse effect on its business.

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Shareholders do not select ROX GP as our general partner or vote on the members of the Board. Accordingly, shareholders have limited ability to participate in or influence our management or the management of Series A even as to fundamental matters.

•	Our partnership agreement contains Series A ownership limits, which may delay or prevent a change of control.

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For as long as ROX LP is an emerging growth company, ROX LP will not be required to comply with certain reporting requirements, including those relating to accounting standards, that apply to other public entities.

Risks Related to Potential Conflicts of Interest

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There may be conflicts of interests among Series A and other existing or future Series, which may result in opportunities that would benefit the property being allocated to another Series property owned another Series.

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Under our partnership agreement and the services agreement, ROX GP and RPS Securities, respectively, and their respective affiliates have limited liability to us and Series A, and we and Series A have agreed to indemnify ROX GP and RPS Securities, respectively, and their respective affiliates against certain liabilities. As a result, Series A could experience losses for which neither ROX GP nor RPS Securities, as applicable, or their respective affiliates would be liable, which could adversely affect the financial condition and operating performance of Series A.

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Our partnership agreement contains provisions that reduce or eliminate duties, including fiduciary duties, of ROX GP and limit remedies available to shareholders that might otherwise constitute a breach of duty.

•	RPS Securities, an affiliate of ROX GP, may have different financial incentives and motivations than shareholders due to the management and other fees payable to RPS Securities.

•	The ability of ROX GP, RPS Securities and their affiliates to manage multiple Series and the growth of their personnel may adversely affect the performance of Series A.

Risks Related to an Investment in Series A Shares

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Neither we nor ROX GP have established a minimum distribution payment level for Series A and Series A may be unable to generate sufficient cash flows from its operations to make distributions to shareholders at any time in the future.

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ROX GP has the sole discretion to determine the timing, form and amount of any distributions to shareholders, and there can be no assurance as to the determinations ROX GP will make in respect of any of Series A’s future distributions.

•	You should not place undue reliance on the appraisal of the property included elsewhere in this prospectus when considering whether to invest in Series A shares.

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We do not know whether an active, liquid and orderly trading market will develop for Series A shares or what the market price of Series A shares will be and as a result it may be difficult for you to sell Series A shares.

•	The market price of Series A shares may be volatile due to numerous circumstances beyond the control of ROX LP or Series A.

•	You are not assured of a return of your investment, and under certain circumstances you could be required to return distributions made to you.

•	Series A’s future acquisitions, if any, may not yield the returns it expects, and shareholders will not have an opportunity to evaluate these investments.

•	Sales of substantial amounts of Series A shares in the public markets, or the perception that they might occur, could reduce the price of Series A shares and may dilute your ownership interest in us.

Risks Related to Tax Matters

•	Failure of Series A to be classified as a separate entity for U.S. federal income tax purposes could adversely affect the timing, amount and character of distributions to shareholders.

•	Failure of Series A to qualify as a REIT would materially and adversely affect Series A and the value of Series A shares.

•	Complying with the REIT requirements may affect Series A’s profitability and may force Series A to liquidate or forgo otherwise attractive investments.

•	Dividends payable by REITs generally do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of Series A shares.

General Risk Factors

•	We are a newly formed entity and are subject to the risks of any newly established business enterprise, and we may not be able to successfully operate as a public company going forward.

Benefits to Related Persons

Summary of the Services Agreement with RPS Securities

ROX GP, in its capacity as the general partner of ROX LP and each Series, ROX LP, on behalf of Series A, and RPS Securities LLC have entered into a services and investment management agreement (which we refer to as the services agreement) whereby RPS Securities has agreed to advise ROX LP and Series A regarding, and assist ROX LP and Series A in connection with negotiations related to, its business, including as follows:

•	the acquisition, management or disposition of interests in commercial real estate or, as the case may be, equity interests in any subsidiary;

•	related third-party equity or debt financing;

•	any public offering or private placement of Series A shares; and

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any other transaction, structuring or financing activities that may be requested by ROX LP on behalf of Series A and agreed to by RPS Securities or suggested by RPS Securities and accepted by ROX LP on behalf of Series A.

In consideration of RPS Securities’ provision of the above services, Series A shall pay to RPS Securities:

Type	Description	Payment
Management fee

The monthly management fee paid by Series A to RPS Securities will begin to accrue on September 1, 2021, and will be one twelfth of 65 basis points of the monthly average equity value of Series A as observed on NYSE Arca. The management fee can be reduced at any time by RPS Securities in its sole discretion by notice to the Board and, after the third anniversary of the completion of this offering, can be increased by RPS Securities in its sole discretion at any time with at least 90 days prior notice to the Board. The management fee is intended to reimburse RPS Securities for certain expenses incurred in connection with providing management services to Series A and, over time, may include a profit component. Any future adjustment to the management fee by RPS Securities may be made for any reason, including actual or anticipated changes to expenses or profits. The Board shall cause ROX LP to promptly disclose any change to the management fee in a current or periodic report and will give any other applicable notice thereof.

The monthly average equity value of Series A shall be calculated by dividing the sum of the daily equity values of Series A shares as observed on NYSE Arca for that month by the number of trading days in that month.

The daily equity value of Series A shall be calculated for each trading day by multiplying the closing price of a Series A share as observed on NYSE Arca on that trading day by the number of outstanding Series A shares at the time of such close. A trading day shall mean any day on which NYSE Arca is open for trading.

In cash within five business days of the end of the relevant calendar month.

Transaction expenses	The transaction expenses to be paid by Series A to RPS Securities for this offering of Series A shares will be capped at 1.75% of the net proceeds of this offering and	In cash simultaneous with the completion of this offering and the

Type	Description	Payment
	the concurrent private placements with net proceeds meaning the gross proceeds received by Series A from this offering, after deduction of the underwriters’ discounts and commissions, and the concurrent private placements (which equates to approximately 1.65% based on the anticipated gross proceeds of this offering and the concurrent private placements).	concurrent private placements.

Asset sale fee	Although Series A is intended to be a permanent capital vehicle, circumstances may arise that makes selling the property in the best interests of shareholders. The services agreement allows RPS Securities to set a fee of up to 1.0% of the net proceeds to be received by Series A from the closing of any sale or other disposition to a third party who is not an affiliate of ROX LP or ROX GP, of any property of Series A, including but not limited to an equity interest owned by Series A in the Series A subsidiary, with net proceeds meaning the gross proceeds after deduction of any applicable broker’s fee.	In cash simultaneous with the closing of such sale or disposition.

In connection with the payment of the fees set forth above to RPS Securities by Series A, RPS Securities on behalf of itself and its affiliates agrees to pay and not be reimbursed for all direct and indirect expenses in connection with its performance of its services, the performance by ROX GP or an affiliate of ROX GP of its duties on behalf of ROX LP or Series A and the existence, management and operations of ROX LP, Series A or ROX GP, other than expenses to be paid by ROX LP or Series A as set forth in our partnership agreement. In that regard, the payment of the transaction expenses is intended to allow RPS Securities, at its discretion, to make distributions to ROX Parent that ROX Parent intends to use to offset transaction expenses and general and administrative expenses related to this offering and ongoing public existence costs related to ROX LP, specifically for Series A and potentially in part to offset personnel costs related to the officers and employees of ROX Parent and its other affiliates. Please see “ROX LP Partnership Agreement—Reimbursement of Expenses.”

For Series A, the services agreement has an initial term of three years from the date of the closing of this offering, with automatic renewals for successive one-year periods thereafter unless notice of non-renewal is given at least 90 days prior to the end of the initial or any renewal term. The services agreement may be terminated at any time upon the consent of ROX GP and RPS Securities or upon a material breach that is not cured 30 days after notice thereof and upon bankruptcy related filings or occurrences. If requested by ROX GP, RPS Securities will continue to provide assistance to ROX LP, Series A and Series A’s subsidiaries for up to 90 days after termination. If ROX GP terminates upon non-renewal, Series A is required to pay to RPS Securities a termination fee equal to the prior month’s management fee multiplied by twenty-four. In addition, upon any termination, Series A shall be required to pay any fees to RPS Securities for a period of one year after termination that relates to any activities for which services were provided prior to termination.

ROX GP agrees that any decision or action it takes in accordance with the services agreement will be approved by a majority of the independent members of the Board.

Other Benefits to Related Parties

Pursuant to our partnership agreement, ROX GP or its affiliates shall pay, and shall not charge or be reimbursed by, ROX LP or any Series for all direct and indirect expenses incurred or paid on behalf of ROX LP or a Series in its capacity as ROX GP for general or administrative expenses of ROX GP, ROX LP or a Series, except for the following, which shall be paid for, or reimbursed by, the applicable Series as allocated by ROX GP:

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all third-party expenses related to the acquisition or disposition of any property, including any third-party expenses for brokers or related to the negotiation and closing of any third-party debt for Series A or its subsidiaries;

•	any underwriting or private placement expenses and commissions of ROX LP or Series A;

•	any taxes payable by ROX LP or Series A due to activities of the ROX LP, Series A or any of Series A’s subsidiaries;

•	any state franchise or income tax or any tax based upon the revenues or gross margin of ROX LP, Series A or any of Series A’s subsidiaries;

•	expenses related to any claim, order, litigation or similar action by or against ROX LP, Series A or any of Series A’s subsidiaries, including any deductible under any applicable insurance policy;

•	expenses of ROX LP, Series A or any of Series A’s subsidiaries with respect to indemnification pursuant to our partnership agreement;

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expenses incurred by a conflicts committee pursuant to our partnership agreement acting on behalf of Series A, including any expenses related to third-party service providers engaged by a conflicts committee; and

•	all compensation and benefit costs of any member of the Board who could be a member of the conflicts committee to enable such members to retain their independence for the benefit of Series A.

Based on the above and in connection with the completion of this offering, we anticipate the following reimbursements from Series A to ROX GP and its affiliates:

Type of Compensation	Determination of Amount	Payment
Third-party acquisition expenses	Series A will reimburse ROX GP and its affiliates for certain expenses incurred in connection the acquisition of the property. To date, ROX GP and its affiliates have incurred approximately $250,000 of these expenses. We estimate that, upon the completion of this offering, the concurrent private placements and the acquisition of the property, ROX GP and its affiliates will have incurred approximately $600,000 of these expenses.	Payable in cash to ROX GP and its affiliates upon completion of this offering.

Compensation to independent members of the Board

Upon the completion of this offering, Series A shall reimburse ROX GP for the first year’s annual cash compensation payable to each member of the Board, as applicable, as follows:

•  annual retainer: $20,000;

•  annual chair of Board retainer: $2,500;

•  annual audit committee chair retainer: $2,500; and

•  annual audit committee member (non-chair) retainer: $250.

The first annual cash retainers will be paid to ROX GP upon completion of this offering and the concurrent private placements, while for subsequent years the payments shall be made in quarterly installments in arrears in time to allow ROX GP to pay

Type of Compensation	Determination of Amount	Payment
the Board. Annual cash retainers will be pro-rated for any partial calendar quarter of service.

The cash compensation of the Board is subject to change at the discretion of ROX Parent based on facts and circumstances, particularly as ROX LP issues additional Series A shares or shares of other Series and the complexity of the management of Series A and other Series based on the types and amounts of commercial real estate included in each Series. Pursuant to our partnership agreement, ROX GP determines the allocation of the above compensation to each Series or all Series, as applicable. Therefore, ROX GP may change that allocation from time to time based on changes to the above compensation, the number of Series and the types and amount of commercial real estate held by each Series. Please see “Board and Executive Compensation.”

Our Structure

ROX LP was organized as a Delaware series limited partnership on January 15, 2020, and will have a perpetual existence unless dissolved pursuant to the terms of our partnership agreement. ROX LP shall be the sole registrant for purposes of the Securities Act, the Exchange Act and the rules and regulations of the SEC. ROX LP shall also be an entity for purposes of the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101 et seq., as amended, supplemented or restated from time to time, and any successor to such statute, which we refer to as the Delaware Act, when referring to the partnership as a whole and for purposes as specified in our partnership agreement. We intend to treat ROX LP as a non-entity for U.S. federal income tax purposes. Please see “U.S. Federal Income Tax Considerations.”

ROX GP is a wholly owned subsidiary of ROX Parent. The rights and obligations of ROX GP as the general partner of ROX LP and associated with each Series are set forth in our partnership agreement and the applicable Series Designation. We are advised by RPS Securities, which is a wholly owned subsidiary of ROX Parent. RPS Securities is a FINRA member and an investment adviser registered with the State of Texas pursuant to the Texas Securities Act, as amended, or the Texas Securities Act. ROX LP operates its business in a manner that permits it to maintain its exclusion from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Although ROX GP has officers, neither ROX LP, Series A nor ROX GP will have any employees. The employees required to provide ROX GP with the services necessary to oversee ROX LP and Series A are provided pursuant to the services agreement with RPS Securities and the general and administrative costs related to those employees are subsumed in the fees set forth in that agreement.

We are managed and operated by ROX GP, through the Board and executive officers of ROX GP. ROX Parent has nominated and elected the initial Board, composed of three individuals, all of whom are independent as defined under the listing standards established by the NYSE. Each of the members of the Board holds office for an annual term, or until his or her resignation or removal by ROX Parent. The officers of ROX GP serve at the pleasure of the Board.

We will maintain a policy that the members of the Board shall be independent under applicable national securities exchange standards, and therefore, no officer of ROX GP will be a member of the Board. Our partnership agreement requires that the Board consist of at least a majority of independent directors. Unlike holders of common stock in a corporation, shareholders will have only limited voting rights on matters affecting the business or governance of ROX LP or Series A, subject in all cases to any specific rights contained in our partnership agreement. Please see “ROX LP Partnership Agreement—Meetings; Voting.”

The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to Series A are segregated and enforceable only against the assets of Series A and any associated general partner, as provided under Delaware law.

The following chart shows the anticipated structure for Series A immediately after giving effect to this offering, the concurrent private placements and the closing of the purchase of the property. Effective July 16, 2021, Series AMZL was renamed as Series A.

REIT Qualification

We intend for Series A to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2021. We believe that Series A has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that its intended manner of operation will enable it to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2021, and thereafter. To qualify as a REIT, Series A must meet on a continuing basis, through its organization and actual investment and operating results, various requirements under the Code relating to, among other things, the sources of its gross income, the composition and values of its assets, its distribution levels and the diversity of ownership of Series A shares. If Series A fails to qualify as a REIT in any taxable year and does not qualify for certain statutory relief provisions, it will be subject to U.S. federal corporate income tax and may be precluded from qualifying as a REIT for the four taxable years following the year during which it failed to qualify as a REIT. Even if Series A qualifies for taxation as a REIT, it may be subject to certain U.S. federal, state and local taxes on its income or property. Please see “U.S. Federal Income Tax Considerations.” An investor in Series A shares will receive a Form 1099 reporting annual distributions by Series A.

Restrictions on Ownership of Series A Shares

To assist Series A in qualifying as a REIT, our partnership agreement contains restrictions on the number of Series A shares that a holder may own, subject to certain exceptions. Our partnership agreement provides that generally no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the outstanding Series A shares (by value or in number, whichever is more restrictive). The Board may, in its sole and absolute discretion, waive the 9.8% ownership limit with respect to a particular holder of Series A shares; provided, however, that the Board may only waive the 9.8% ownership limit after it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize Series A’s qualification as a REIT.

Our partnership agreement also prohibits any person from, among other things:

•	beneficially or constructively owning Series A shares that would result in Series A being “closely held” under Section 856(h) of the Code, or otherwise cause Series A to fail to qualify as a REIT; and

•	transferring Series A shares if such transfer would result in Series A shares being owned by fewer than 100 persons.

In addition, our partnership agreement provides that any ownership or purported transfer of Series A shares in violation of the foregoing restrictions will result in Series A shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary and the purported owner or transferee acquiring no rights in such Series A shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer resulting in such violation will, to the fullest extent permitted by law, be void from the time of such purported transfer.

Summary of Conflicts of Interest and Fiduciary Duties

ROX GP has a contractual duty to manage ROX LP and Series A in a manner that it believes is not opposed to the interests of ROX LP and Series A. However, the Board and officers of ROX GP also have duties to manage ROX GP in a manner beneficial to ROX Parent, the owner of ROX GP. ROX Parent and its affiliates are not prohibited from engaging in other business activities, including those that might be in direct competition with ROX LP. In addition, ROX Parent may compete with ROX LP for investment opportunities and may own an interest in entities that compete with ROX LP. As a result, conflicts of interest may arise in the future between ROX LP, Series A and shareholders, on the one hand, and ROX Parent, ROX GP and their other affiliates, on the other hand.

Delaware law provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the fiduciary duties owed by the general partner to limited partners and the partnership. Our partnership agreement limits the liability of, and replaces the fiduciary duties that would otherwise be owed by, ROX GP to shareholders, which also restricts the remedies available to shareholders for actions that might otherwise constitute a breach of duties by ROX GP or its Board or officers. Our partnership agreement also provides that affiliates of ROX GP, including ROX Parent, have no obligation to present business opportunities to ROX LP. By purchasing a Series A share, the purchaser agrees to be bound by the terms of our partnership agreement, and each holder of Series A shares is treated as having consented to various actions and potential conflicts of interest contemplated in our partnership agreement that might otherwise be considered a breach of fiduciary or other duties under Delaware law. For the avoidance of doubt, the foregoing shall not in any way reduce or eliminate any duties under the Texas Securities Act.

For a more detailed description of the conflicts of interest and duties of our general partner and its managers and officers, please see “Conflicts of Interest and Fiduciary Duties.” For a description of other relationships with our affiliates, please see “Certain Relationships and Related Party Transactions.

Implications of being an Emerging Growth Company

ROX LP is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and we intend to take advantage of certain exemptions from various disclosure and reporting requirements that are otherwise generally applicable to public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports. We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company on the earliest of:

•	the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, subject to adjustment for inflation;

•

December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the fair market value of shares associated with all Series that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months;

•	the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period; or

•	the end of the fiscal year following the fifth anniversary of our initial public offering.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company, we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies.

Our Information

Our principal executive offices are located at 250 Greenwich Street, 10th Floor, New York, New York, 10007. Our telephone number is (212) 650-4102. Our website address is www.roxfinancial.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. The ROX design logo and our other registered and common law trade names, trademarks, and service marks are the property of ROX Parent.

THE OFFERING

Series A shares offered by us	8,250,000 Series A shares, plus up to an additional 1,237,500 Series A shares if the underwriters’ over-allotment option is exercised in full.

Series A shares to be outstanding after this offering and the concurrent private placements	8,950,000 Series A shares or 10,187,500 Series A shares if the underwriters’ over-allotment option is exercised in full.(1)

Use of proceeds from Series A shares	We estimate that the aggregate net proceeds from this offering and the concurrent private placements, after deducting the underwriting discounts and commissions payable by Series A, will be approximately $83.7 million (or $95.2 million if the underwriters’ over-allotment option is exercised in full) based on an assumed initial public offering price of $10.00 per Series A share. Those net proceeds will be used to complete the acquisition of the property, fund cash reserves and pay other fees and expenses.

Proposed NYSE Arca symbol	ROXA

Risk Factors	An investment in Series A shares involves various risks. You should consider carefully the risks discussed below under “Risk Factors” before purchasing any Series A shares.

(1)	Includes 8,250,000 Series A shares from this offering and 700,000 Series A shares from the concurrent private placements.

RISK FACTORS

An investment in Series A shares involves risks. In addition to other information contained elsewhere in this prospectus, you should carefully consider the following risks before acquiring any Series A shares offered by this prospectus. The occurrence of any of the following risks could materially and adversely affect the business, financial condition, liquidity, results of operations and prospects of ROX LP or of Series A, the ability of Series A to satisfy its debt service obligations (if any), the ability of Series A to make cash distributions to shareholders (which we refer to collectively as “materially and adversely affecting” us or Series A or having “a material adverse effect” on us or Series A and comparable phrases) and the market price of Series A shares, which could cause you to lose all or some of your investment in Series A shares. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please see “Forward-Looking Statements.”

Risks Related to the Property

The property is substantially dependent on the Series A tenant and its affiliates and is subject to risks involved with single tenant leases.

Series A will be the owner of a newly constructed logistics building, triple net leased to the Series A tenant and guaranteed by the Series A guarantor. Given that all of the property revenue is derived from this single tenant, the success of the property is materially dependent on the financial stability of the Series A tenant and the Series A guarantor. Either of these entities may experience a material business downturn and weakening of their financial condition, which could potentially result in their failure to make timely rental payments and/or a default under the lease or the guaranty. If either of these entities are unwilling or unable to perform their obligations under the lease or guarantee, Series A could be materially and adversely affected. Lease payment defaults by the Series A tenant or the Series A guarantor could cause Series A to reduce the distributions it pays. In the event of a default, Series A may experience delays in enforcing its rights as landlord and may incur substantial costs in protecting Series A’s investment and re-letting the property. If the lease is terminated or if the Series A tenant fails to renew the lease, there is no assurance that Series A will be able to lease the property for the rent previously received or sell the property without incurring a loss. In addition, until such time that a new net lease agreement commences, Series A would be responsible for 100% of the operating costs following a lease termination at the property. A default by the Series A tenant and the failure of to fulfill its obligations or other premature termination of the lease or a failure of the Series A tenant to renew the lease could have a material adverse effect on Series A.

Series A may be unable to benefit from increases in market rental rates because the lease is long-term and the rent escalations under the initial term of the lease are fixed.

The initial lease term of the property will expire on September 30, 2032, subject to four 5-year renewal options and a fifth 35-month renewal option. The initial term of the lease further provides for a fixed base rent, subject to preset, fixed increases in rent every year. As a result, during periods of high inflation, such rent escalators subject Series A to the risk of receiving lower rental revenue than it otherwise would have been entitled to receive if the rent escalators were based on an increase in the consumer price index, or CPI, over a specified period. In addition, by entering into a longer-term lease, Series A is subject to the risk during the initial term that it would not be able to increase its rental rates if prevailing land values or rental rates have increased. Any inability to take advantage of increases in prevailing land values or rental rates could adversely impact the value of the property and on the market price of Series A shares.

The Series A tenant has a right of first offer with respect to a sale of the property, which may limit Series A’s ability to obtain the highest price if a sale of the property is pursued.

Pursuant to the terms of the lease, if there is no event of default or pending event of default, the Series A tenant has a right of first offer to purchase the property or any portion thereof if:

•	Series A determines to offer all or any portion of the property for purchase; or

•	Series A receives a bona fide, unsolicited offer from a third-party to purchase all or any portion of the property.

The existence of this right of first offer could limit third-party offers for the property, inhibit Series A’s ability to sell the property, adversely affect the timing of any sale of the property or adversely impact Series A’s ability to obtain the highest possible price for the property during the term of the lease. Those situations could arise since Series A would not be able to offer the property to potential purchasers through a competitive bid process or in a similar manner designed to maximize the value obtained for the property without first offering to sell it to the Series A tenant.

The property has above-market rents, which may adversely affect the value, potential financing and ability to re-lease the property.

The property was built to the Series A tenant’s specific standards, including specialized dock doors and a low floor to area ratio that accommodates substantial parking requirements. Due to the specificity of that construction, the rent pursuant to the lease is above-market. The existence of that above-market rent could adversely affect the property in various aspects, including the value of the property in a potential sale, Series A’s ability to finance the property or Series A’s ability to re-lease the property if the lease is terminated due to the Series A tenant’s default or otherwise.

The property is built-to-suit and may be unable to sell or re-lease upon the Series A tenant’s default or lease termination, and renewing the lease may require significant concession, inducements and/or capital expenditures.

We cannot assure you that the lease will be renewed upon its expiration in 2032 or earlier termination or that the property will be re-leased at rental rates equal to or above the then current rental rates, if at all. The property is a built-to-suit logistics facility. This type of property is relatively illiquid compared to other types of real estate assets. If the lease is terminated or not renewed and because the property has been built to suit the Series A tenant’s specific needs and desires, Series A may also incur significant costs to make the leased premises ready for another tenant and experience difficulty or a significant delay in releasing such property, as Series A may be required to renovate the property or to make rent concessions to lease the property to another tenant, finance the property or sell the property. Additionally, Series A may need to raise capital to make such expenditures. If Series A is unable to do so or if capital is otherwise unavailable, Series A may be unable to make the required expenditures. If the rental rates for the property decrease, if the Series A tenant does not renew the lease or if Series A is unable to re-lease the property, Series A could be materially and adversely affected.

In addition, in the event Series A is forced to sell the property, it may have difficulty selling it to a party other than the Series A tenant. Further, if Series A is unable to renew the lease or re-lease the property, the resale value could be diminished because the market value will depend in part upon the value of the underlying lease. These and other limitations may affect Series A’s ability to sell or re-lease the property at similar rates to the lease and could materially and adversely affect Series A.

The property may be subject to unknown or contingent liabilities for which there is no, or only limited, recourse against the current owners.

Although Series A will obtain title insurance insuring against losses that may arise in connection with any liens, encumbrances or other title defects not listed as exceptions to coverage on the title policy, the property may be subject to other unknown or contingent liabilities that could cause Series A to incur substantial costs for which Series A may have no recourse, or only limited recourse, against the current owners. There is no guarantee that Series A will recover any amounts with respect to losses due to breaches by any prior owner of its representations and warranties or arising out of successor liability from pre-closing liabilities. The current owner’s representations and warranties provided under the asset purchase agreement relating to the acquisition of the property are limited in scope and survive for a period of one year after the closing. In addition, the asset purchase agreement provides that the current owner and affiliated or related parties will only be liable for breaches of their representations and warranties if the losses arising from such breaches, in aggregate, exceed $100,000. Furthermore, under the asset purchase agreement, the current owner’s liability for such breaches is capped at $1.0 million, which may not be sufficient to cover all or any of the costs incurred by the Series A subsidiary relating to such unknown or contingent liabilities. Further, the Series A subsidiary may choose not to enforce, or to enforce less vigorously, its rights under the asset purchase agreement because of its desire to maintain the Series A subsidiary’s ongoing relationships with the current owner and its affiliates, including the property manager, NPD Management. In addition, the total amount of costs and expenses that may be incurred with respect to liabilities associated with the property may exceed expectations, and the Series A subsidiary may experience other unanticipated adverse effects, all of which may materially and adversely affect Series A.

The ongoing COVID-19 pandemic, and restrictions intended to prevent its spread, could have a material adverse effect on us and Series A.

The ongoing COVID-19 pandemic, and restrictions intended to prevent its spread, have already had a significant adverse impact on economic and market conditions around the world, including the United States and California, where the property is located. The impact of the COVID-19 pandemic continues to evolve. California initially reacted to the COVID-19 pandemic by instituting quarantines, restrictions on travel, “shelter in place” rules, stay-at-home orders, density limitations, social distancing measures, restrictions on types of business that may continue to operate. Although some state governments and other authorities were in varying stages of lifting or modifying some of these measures, California has generally been forced to reinstitute these measures and may, in the future, impose new, more restrictive measures, if the risks, or the perception of the risks, related to the COVID-19 pandemic worsen at any time. Furthermore, although in certain cases, exceptions are available for essential retail, research and laboratory activities and essential building services, such as cleaning and maintenance, there can be no assurance that such exceptions will enable us to avoid adverse impacts on us or Series A. In addition, there can be no assurance as to how long restrictions intended to prevent the spread of COVID-19 may remain in place, and even if such restrictions are lifted, they may be reinstituted at a later date.

The ongoing COVID-19 pandemic, and restrictions intended to prevent its spread, could have significant adverse impacts on us and Series A in a variety of ways that are difficult to predict. Such adverse impacts could depend on, among other factors, the Series A tenant’s ability to manage its business to the extent its management or personnel are impacted in significant numbers by the COVID-19 pandemic and are not willing, available or allowed to conduct work and the Series A tenant’s ability to ensure business continuity in the event its continuity of operations plan is not effective or improperly implemented or deployed during the COVID-19 pandemic.

The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of the COVID-19 pandemic or restrictions intended to prevent its spread. Nevertheless, the ongoing COVID-19 pandemic, and restrictions intended to prevent its spread, and the current financial, economic and capital markets environment and future developments in these and other areas present material risks and uncertainties and could also have a material adverse effect on us and Series A. Moreover, to the extent any of these risks and uncertainties adversely impact us, Series A or the Series A tenant in the ways described above or otherwise, they may also have the effect of heightening many of the other risks set forth in this “Risk Factors” section.

The property is in the logistics real estate sector and is subject to an economic downturn in that sector, as well as general economic trends, which could adversely impact the performance and reduce the value of the property.

As a single asset in a single sector, the property is exposed to risks of economic downturns in the logistics real estate sector to a greater extent than if the property had uses in, or could be repurposed without significant capital expenditure for, multiple real estate sectors.

In addition, the property could experience adverse changes in market value due to decrease in demand for this type of asset or other unknown factors. Other factors outside the control of Series A could also adversely impact the performance and reduce the value of the property. Such factors include, but are not limited to:

•	unfavorable trends or downturns in the national, regional or local economy;

•	increased levels of construction activity in the property’s market area;

•	government restrictions, regulations, and requirements, such as zoning or COVID-19 related restrictions; and

•	reduced availability and/or increased cost of financing.

Real estate assets are illiquid, and Series A may be unable to sell the property if or when it decides to do so.

We expect Series A to hold the property until such time as the Board decides that a sale or other disposition is appropriate given its investment objectives or as otherwise is required under our partnership agreement. Real estate is relatively illiquid, limiting Series A’s ability to sell the property quickly in response to changes in economic or other conditions. In addition, the Code generally imposes a 100% prohibited transaction tax on Series A’s profits derived from sales of properties held primarily for sale to customers in the ordinary course of business, which may limit Series A’s ability to sell the property. Series A’s ability to dispose of its properties on advantageous terms or at all depends on factors beyond Series A’s control, including competition from other sellers and the availability of attractive financing for potential buyers. We cannot predict the various market conditions affecting real estate investments that will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of any property, we cannot assure shareholders that Series A will be able to sell the property at a profit or at all in the future. Accordingly, the extent to which shareholders will receive cash distributions and realize potential appreciation on the property will be dependent upon fluctuating market conditions. Furthermore, Series A may be required to expend funds to correct defects or to make improvements before the property can be sold. We cannot assure shareholders that Series A will have funds available to correct such defects or to make such improvements.

If the Board decides to sell the property, investors in Series A may not receive a return on their investment.

We expect Series A to hold the property until such time as Series A decides that a sale or other disposition is appropriate given its investment objectives or as otherwise is required under our partnership agreement. Shareholders will not have any voting rights with respect to any such sale. If the property is the only property held by Series A at the time of any such sale, Series A will liquidate after such sale. If Series A were to liquidate, it would distribute the net proceeds from the sale of the property to investors. If Series A distributed the proceeds from such sale to investors, investors may not obtain their expected return on their investment in Series A shares and may not be able to reinvest the net proceeds from the sale in an investment that results in a comparable return.

The property is not material to the Series A tenant’s business, which could mean that the Series A tenant may not pay as much attention to the property or focus on its obligations under the lease.

Although the property is generally operationally essential to the Series A tenant for this location, meaning the property is essential to the Series A tenant’s generation of sales and profits from this location, this feature does not guarantee that the Series A tenant’s operations at the property will be successful or that the Series A tenant will be able to meet all of its obligations to Series A. The property location is not material to the Series A tenant as a whole and the Series A tenant could determine not to meet its obligations under the lease without a material effect to its business. The Series A tenant’s decisions regarding its other logistics locations could cause the Series A tenant to fail to comply with its obligations under the lease, which failure would not be material to the Series A tenant.

You could lose some or all of your investment if the presence of hazardous substances on the property results in Series A being required to incur clean-up or other remediation costs, and the presence of those substances could adversely affect any future sales price of the property.

The property was formerly part of a chemical manufacturing facility owned and operated by The Chemours Company FC, LLC, or Chemours (and its predecessor, E. I. du Pont de Nemours and Company). Remediation of the Chemours facility is ongoing and hazardous substances, wastes, and contaminants subject to regulation under state and federal environmental laws are known to be present in the soil and groundwater at or under portions of the property. Although there are no material remediation activities currently being conducted at the property, we cannot assure that further remediation will not be required in the future. Series A will be entitled to liability protection for certain existing contamination afforded by the Agreement and Covenant Not to Sue, effective as of September 6, 2019, between the State of California, NP Oakley, LLC and Chemours, known as the prospective purchase agreement. However, Series A may still, under certain circumstances, be required to remove the substances and clean up the property, particularly if previously unknown contamination is discovered or if Series A, its tenant, or the property manager fails to comply with the prospective purchase agreement, applicable site use restrictions, exacerbates any known existing contamination, or causes new contamination. Series A could be subjected to full recourse liability for the entire cost of any such removal and clean-up, even if the cost of such removal and clean-up exceeds the value of the property. Series A could also be exposed to the risk of lost revenues during any clean-up. Should Series A fail to remove the substances or sources and clean up the property, federal, state or local environmental agencies could perform such removal and clean-up and impose and subsequently foreclose liens on the property for the cost thereof. Series A could also be subject to damages to the property tenant or find it difficult or impossible to sell or refinance the property prior to, during or even following any such clean-up. In addition, the presence of known environmental conditions on the property could affect any future sales price and reduce the amount of distributions upon a sale of the property.

Series A may incur significant costs complying with the Americans with Disabilities Act and similar laws, which could adversely affect Series A.

Under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. If the property is not in compliance with the ADA, Series A would be required to incur additional costs to bring the property into compliance. While the Series A tenant is obligated to comply with the ADA and similar state and local provisions, and under the lease is obligated to cover costs associated with compliance, if required changes involve greater expenditures than anticipated, or if the changes must be made on a more accelerated basis than anticipated, the ability of the Series A tenant to cover costs could be adversely affected. As a result, Series A could be required to expend funds to comply with the provisions of the ADA and similar state and local laws on behalf of the Series A tenant, which could adversely affect Series A. Additional federal, state and local laws also may require modifications to the property or restrict Series A’s ability to renovate the property. We cannot predict the ultimate cost of compliance with the ADA or other legislation. If Series A incurs substantial costs to comply with the ADA and any other legislation, Series A could be materially and adversely affected.

In addition, Series A is required to operate the property in compliance with fire and safety regulations, building codes and other land use regulations. New and revised regulations and codes may be adopted by governmental agencies and bodies and become applicable to the property. Compliance could require substantial capital expenditures and may restrict Series A’s ability to renovate the property.

Capital expenditure requirements at the property may be costly and require Series A to incur debt, postpone improvements, reduce distributions or otherwise adversely affect the results of its operations and the market price of Series A shares.

The property will have an ongoing need for renovations and other capital improvements for which Series A will be responsible, including repair and replacement of the roof deck and structural components, repair of the building slab and foundation and repair of exterior walls. Although no capital improvements are currently required and the timing and extent of any future capital improvements is not determinable at this time, these capital improvements may give rise to the following risks:

•	possible environmental problems;

•	construction cost overruns and delays;

•	a possible shortage of available cash to fund capital improvements and the related possibility that financing for these capital improvements may not be available on attractive terms or at all; and

•	uncertainties as to market demand or a loss of market demand after capital improvements have begun.

The costs of renovations and capital improvements could materially and adversely affect Series A.

You could lose some or all of your investment if the property suffered an uninsured or underinsured loss.

While Series A intends to carry reasonable amounts of comprehensive insurance, there are certain risks which may be uninsurable or not insurable on terms which we believe are economical. Such risks may include, for instance, windstorm, hail, earthquakes and floods or certain types of liability claims. The insurance market can be cyclical, and a recent trend has been toward reductions in coverage and even in availability, combined with increases, including very significant increases, in premiums. As a result, if the property were to experience a casualty or liability loss, the risk that the loss will be uninsured or underinsured is greater currently than it has been historically, which may materially and adversely affect Series A. Because your investment in Series A shares currently represents an investment in only a single property, your investment in Series A shares could be lost, or its value significantly reduced, in the event of such an uninsured or underinsured casualty or liability loss.

Series A may be exposed to the costs and risks of construction defects, which may also adversely affect the financial performance of Series A.

Series A may be exposed to the risk of construction defects not discovered until later in the life of the property, which can arise from inadequate construction plans and specifications, poor workmanship or defective materials. Correction of serious defects can be costly and time consuming. Moreover, certain defects may not become apparent until after the expiration of any contractors’ or suppliers’ warranties, if any. To mitigate against defects discovered after the expiration of the construction warranties, Series A may obtain a builder’s liability policy on the property if economically feasible. However, there is no assurance that Series A will obtain such a policy, or, if it does, that the policy will protect Series A sufficiently against latent defects. Moreover, even when many of the costs are ultimately borne by an insurer, contractor or supplier, correction can be time consuming and cause substantial distraction.

Series A’s ability to fully control the maintenance of the property may be limited.

The Series A tenant is responsible for maintenance and other day-to-day management of the property under the lease. If the property is not adequately maintained in accordance with the terms of the lease, we may incur expenses for deferred maintenance or other liabilities once the property is no longer leased to the Series A tenant. Although the property manager will review the property on a regular basis and be responsible for the oversight of the property, that oversight and any potential visits to the property are not comprehensive inspections and deferred maintenance items may go unnoticed. While the lease provides for recourse against the Series A tenant in these instances, a bankrupt or financially-troubled tenant may be more likely to defer maintenance, and it may be more difficult to enforce remedies against such a tenant. Further, the Series A subsidiary may choose not to enforce, or to enforce less vigorously, its rights under the lease because of its desire to maintain the Series A subsidiary’s ongoing relationships with the Series A tenant and its affiliates, including the guarantor.

You should not rely on the credit ratings of the Series A guarantor.

The Series A guarantor is rated by certain rating agencies. the Series a tenant is not separately rated. The credit ratings are subject to ongoing evaluation by those credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by those rating agencies in the future if, in their judgment, circumstances warrant. If those rating agencies assign a lower-than-expected rating or reduce or the Series A guarantor withdraw, or indicate that they may reduce or withdraw, the credit rating of the Series A guarantor, those actions could reduce the market value of Series A shares.

The Series A guarantor does not guarantee the additional rent obligations under the lease.

The Series A guarantor does not guarantee the additional rent obligations under the lease. Accordingly, in the event the tenant fails to meet its additional rent obligations under the lease, Series A would not have contractual recourse against the guarantor and may be required to pay significant operating expenses of the property, including real estate taxes and landlord’s insurance. For calendar year 2021 and based on the budget for the property for 2021, we believe the amount of these operating expenses will be approximately $400,000. However, that amount may change from year to year based on a variety of factors, including the condition of the property.

Risks Related to Series A

Series A will initially hold an interest in a single property, a non-diversified investment.

Series A will initially make an investment in a single property, a non-diversified investment. Initially, Series A’s return on its investment will depend on the revenues generated by the property and the appreciation of the value of the property over time. The value of the property may decline substantially after Series A acquires it. As a result, an investment in Series A shares will not provide you with the benefits that may come from greater investment diversification, which can reduce overall risk by balancing the financial losses of one investment asset or category of investment assets against possible financial gains in another asset or asset category. In addition, Series A may not be able to complete acquisitions of other Amazon leased properties either under the strategic cooperation agreement with NorthPoint or otherwise.

Series A may not be able to complete a purchase of the properties leased by the Series A tenant identified in the strategic cooperation agreement with NorthPoint.

Although Series A has entered into a strategic cooperation agreement with NorthPoint that provides Series A with the opportunity to acquire two other properties leased by the Series A tenant from NorthPoint, NorthPoint has no obligation to sell the two properties identified therein to Series A. There can be no assurance that Series A will be able to negotiate a price, cap rate, yield or other terms and conditions of a purchase of those properties that will be acceptable to either our Board or NorthPoint to complete the acquisitions of these properties.

The growth strategy for Series A depends in part on our continued relationship with NorthPoint.

Pursuant to the strategic cooperation agreement, NorthPoint has agreed to consult with us to provide strategic insight with respect to potential industrial commercial properties held by NorthPoint or other third-parties that would reasonably be expected to meet our investment criteria. However, the agreement does not commit NorthPoint to any specific amount of time or require NorthPoint to expend any funds to achieve this objective, except as NorthPoint may specifically agree. Furthermore, the agreement is for one year, commencing on June 23, 2021, with annual extension rights to be agreed by Series A and NorthPoint. The growth strategy for Series A depends in part on our continued relationship with NorthPoint. The deterioration of our relationship with Northpoint could have a material adverse effect on the growth prospects of Series A and its ability to acquire properties leased by the Series A tenant that meet our investment criteria.

The ability of Series A to make distributions to shareholders is subject to fluctuations in its financial performance, operating results and unanticipated capital improvements requirements.

For Series A to qualify for taxation as a REIT for U.S. federal income tax purposes, it will be required to distribute at least 90% of its REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gains) each year to shareholders. To the extent Series A satisfies the 90% distribution requirement but distributes less than 100% of its net taxable income, including any net capital gains, it will be subject to U.S. federal income tax on the retained taxable income. In the event of downturns in its operating results, unanticipated capital improvements to the property or other factors, Series A may be unable to declare or pay distributions to shareholders. The timing and amount of distributions are in the sole discretion of ROX GP, which will consider, among other factors, Series A’s financial performance, any debt service obligations, any debt covenants, capital expenditure requirements and REIT distribution requirements. We cannot assure you that Series A will generate sufficient cash from the property to fund distributions to shareholders.

ROX GP will have significant discretion over the use of Series A’s cash for reinvestment or for purposes other than making cash distributions to shareholders.

ROX GP has significant discretion under our partnership agreement to use the cash of Series A not for distribution but rather for purchase of additional property consistent with the growth strategy for Series A, capital improvements, creation or enhancement of reserves or any other expenditures ROX GP determines appropriate for Series A. Any use of cash other than for Series A to pay distributions to shareholders will reduce the cash distributions of Series A and that use of cash may not increase the likelihood of future distributions.

Series A’s operating results could be impaired if, due to a depletion of Series A’s working capital reserves, Series A becomes unable to undertake important property renovation, maintenance or improvements or is prevented from paying required operating expenses.

Series A could require additional capital to properly renovate, maintain and improve its property or properties or to cover operating cash deficits if the operating expenses of the property were to exceed revenues. If additional capital is required, neither ROX LP nor Series A may be able contribute any additional capital. A failure by Series A to secure necessary capital could result in a reduction in the value of Series A shares, a breach of the lease, a default under a future loan document or any other debt agreements or even a foreclosure and loss of its property or properties. In addition, in the event the Series A tenant were to terminate or not renew its lease, Series A could be required to deplete its working capital reserves to find a new tenant for the property.

Any debt service obligations could adversely affect Series A’s overall operating results, may jeopardize its qualification as a REIT and could adversely affect the ability of Series A to make distributions to shareholders and the market price of Series A shares.

Although our structure as a Delaware series limited partnership limits potential liabilities between each Series, our partnership agreement does not contain limitations regarding the amount of debt that Series A can incur, directly or indirectly, and the Board may approve increases in Series A’s leverage at any time without the approval of the holders or Series A shares. As a result, Series A may be able to incur substantial additional debt, including secured debt, in the future. The incurrence of any new debt could subject Series A to many risks, including the risk that:

•	Series A’s operating cash flow will be insufficient to make required payments of principal and interest;

•	Series A’s leverage may increase its vulnerability to adverse economic and industry conditions;

•

Series A may be required to dedicate a substantial portion of its operating cash flow from operations to payments on its debt, thereby reducing cash available for distribution to shareholders, funds available for operations and capital expenditures or other purposes; and

•

the terms of the debt may limit Series A’s ability to make distributions to shareholders, which may adversely affect the market price of Series A shares or the ability of Series A to meet the distribution requirements applicable to REITs.

If Series A violates covenants in a future loan or any other debt agreements or related obligations, Series A could be required to repay all or a portion of its indebtedness before maturity at a time when Series A might be unable to arrange financing for such repayment on attractive terms, if at all.

In addition, if Series A violates restrictive covenants or fails to maintain financial ratios specified in a future loan document or any other debt agreements or related obligations, Series A’s lenders would be entitled to accelerate its debt obligations, and its secured lenders or mortgagees may foreclose on its properties or its interests in the entities that own the properties that secure their loans and receive an assignment of rents and leases. Further, foreclosures could create taxable income without accompanying cash proceeds, a circumstance which could hinder Series A’s ability to meet the REIT distribution requirements imposed by the Code.

If Series A is unable to repay any of its future debt obligations, it may be forced to refinance debt or dispose of or further encumber its property or properties, which could adversely affect distributions to shareholders.

If Series A does not have sufficient funds to repay any of its future debt at maturity or before maturity in the event of a breach of its debt agreements and its lenders exercise their right to accelerate repayment, it may be necessary to refinance the debt through additional debt or equity financings. If Series A is unable to refinance its debt on acceptable terms, Series A may be forced to dispose of its interest in the property on disadvantageous terms, potentially resulting in losses. To the extent Series A cannot meet any future debt service obligations, it will risk losing the property or any interest therein. Adverse economic conditions could also cause the terms on which Series A can borrow in the future to be unfavorable. Series A could be required to liquidate its interest in the property to meet its debt service obligations at times that may not permit it to do so on favorable terms, in the time period it desires or at all.

Interest expense on any debt incurred may limit cash available for distribution to shareholders.

Series A may in the future incur indebtedness that bears interest at variable rates. Higher interest rates could increase debt service requirements on any variable rate debt incurred and could reduce the amounts available for distribution to shareholders, as well as reduce funds available for operations, capital expenditure or other purposes.

Any secured debt obligations incurred will expose Series A to increased risk of property losses to foreclosure.

Incurring mortgage or other secured debt increases the risk of property losses, because any defaults on indebtedness secured by a property or properties may result in foreclosure actions initiated by lenders and ultimately the loss of the property securing the loan. Any foreclosure on a mortgaged property could adversely affect the overall value of Series A. For tax purposes, a foreclosure of a property would be treated as a sale of that property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds Series A’s tax basis in the property, Series A would recognize taxable income on foreclosure but would not receive any cash proceeds, which could hinder its ability to meet the REIT distribution requirements imposed by the Code. As a result, Series A may be required to utilize other sources of cash for distributions of that income to shareholders.

Failure to hedge effectively against interest rate changes in the future may adversely affect Series A’s results of operations and its ability to make distributions to shareholders necessary to maintain Series A’s qualification as a REIT.

Series A may obtain in the future one or more forms of interest rate protection—in the form of swap agreements, interest rate cap contracts or similar agreements—to “hedge” against the possible negative effects of interest rate fluctuations. However, we cannot assure you that any hedging will relieve the adverse effects of interest rate increases on Series A or that counterparties under these agreements will honor their obligations thereunder.

Although Series A will not have any joint venture investments upon completion of this offering, Series A may in the future acquire other properties leased by the Series A tenant, and such acquisitions may be through a joint venture. Any future joint venture investment could be adversely affected by Series A’s lack of sole decision-making authority, its reliance on co-venturers’ financial condition and disputes between Series A and its co-venturers and could expose Series A to potential liabilities and losses.

Series A may co-invest in the future with third parties through partnerships, joint ventures or other entities, or through acquiring non-controlling interests in, or sharing responsibility for, managing the affairs of a property, partnership, joint venture or other entity, which may subject Series A to risks that may not be present with other methods of ownership, including the following:

•

Series A would not be able to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity, which would allow for impasses on decisions that could restrict Series A’s ability to sell or transfer its interests in such entity or such entity’s ability to transfer or sell its assets;

•	partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions, which could increase Series A’s financial commitment to the partnership or joint venture;

•	partners or co-venturers may pursue economic or other business interests, policies or objectives that are competitive or inconsistent with Series A;

•

if Series A becomes a limited partner or non-managing member in any partnership or limited liability company, and such entity takes or expects to take actions that could jeopardize Series A’s status as a REIT, subject it to regulation under the Investment Company Act or require it to pay tax, Series A may be forced to dispose of its interest in such entity;

•

disputes between Series A and partners or co-venturers may result in litigation or arbitration that would increase Series A’s expenses and act as a significant distraction to RPS Securities, the executive officers of ROX GP and/or the Board; and

•	Series A may, in certain circumstances, be liable for the actions of its third-party partners or co-venturers.

Actions by a co-venturer, co-tenant or partner may result in subjecting the assets of the joint venture to unexpected liabilities. Under joint venture arrangements, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could result and this impasse could have an adverse impact on the operations and profitability of the joint venture.

If Series A has a right of first refusal or buy/sell right to buy out a co-venturer or partner, it may be unable to finance such a buy-out if it becomes exercisable or Series A is required to purchase such interest at a time when it would not otherwise be in its best interest to do so. If Series A’s interest is subject to a buy/sell right, it may not have sufficient cash, available borrowing capacity or other capital resources to allow it to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case Series A may be forced to sell its interest as the result of the exercise of such right when it would otherwise prefer to keep its interest. Finally, Series A may not be able to sell its interest in a joint venture if it desires to exit the venture for any reason or if its interest is likewise subject to a right of first refusal of its co-venturer or partner, its ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with affiliates may also entail conflicts of interest.

Risks Related to Our Business and Operations

We are employing a novel business model, which may make an investment in Series A shares difficult to evaluate as it is unique to the real estate industry.

We were formed to permit public investment in commercial real estate on a single-property basis. We are unaware of any public REIT that is currently attempting to implement a single-property strategy through multiple Series and, as a result, no peer company exists. We cannot predict the extent to which investor interest in Series A shares will lead to the development of an active trading market or how liquid that market might become. Similarly, we cannot predict the extent to which we will be able to successfully complete public offerings of additional Series we intend to establish in the future and, accordingly, there may be no comparable publicly-traded companies or securities against which you will be able to evaluate the performance of Series A shares.

The due diligence process that RPS Securities and its affiliates, including ROX GP, undertake may not reveal all facts that may be relevant in connection with your investment.

RPS Securities and its affiliates, including ROX GP, conduct due diligence that they deem reasonable and appropriate based on the known facts and circumstances applicable. The objective of the due diligence process is, in part, to undertake a risk assessment surrounding the property. When conducting due diligence, RPS Securities and its affiliates, including ROX GP, may be required to evaluate important and complex business, financial, regulatory, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees. Nevertheless, when conducting due diligence and making an assessment, RPS Securities and its affiliates, including ROX GP, rely on the resources available to them, including information provided by the seller, and, in some circumstances, third-party investigations and analysis. Series A cannot be certain that the due diligence conducted by RPS Securities and its affiliates, including ROX GP, carried out with respect to the property will reveal or highlight all relevant facts that may be necessary or helpful in evaluating the risks of an investment in the income stream generated by the property. Instances of fraud, accounting irregularities and other improper, illegal or deceptive practices can be difficult to detect. Series A cannot be certain that the due diligence conducted by RPS Securities and its affiliates, including ROX GP, will result in an investment being successful or that the actual financial performance of that investment will not fall short of the financial projections RPS Securities and its affiliates, including ROX GP, used when evaluating the property.

We or Series A may be subject to litigation or threatened litigation, which may divert management’s time and attention, require us or Series A to pay damages and expenses or restrict the operation of our or Series A’s business.

We or Series A may be subject to litigation or threatened litigation. In particular, we and each Series are subject to the risk of complaints by tenants involving premises liability claims and alleged violations of landlord-tenant laws, which may give rise to litigation or governmental investigations, as well as claims and litigation relating to real estate rights, access, legal compliance or uses of properties, vendor contractual claims and asset purchase and sale related claims. Some of these claims may result in significant defense costs and potentially significant judgments against us or Series A, some of which are not, or cannot be, insured against. Additionally, whether or not any dispute actually proceeds to litigation, we and Series A may be required to devote significant management time and attention to its successful resolution (through litigation, settlement or otherwise), which would distract our management. Any such resolution could involve the payment of damages or expenses by us or Series A, which may be significant, or involve our agreement with terms that restrict the operation of our or Series A’s business. We generally intend to vigorously defend ourselves and Series A; however, we cannot be certain of the ultimate outcomes of claims that may arise in the future. Resolution of these types of matters against us or Series A may result in ROX LP or Series A having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, could adversely impact us or Series A. Pursuant to our partnership agreement, claims payable by us or our general partner will be allocated to the applicable Series responsible for such lawsuit and will be payable by such Series.

Certain litigation or the resolution of certain litigation may affect the availability or cost of some of insurance coverage and could expose us or Series A to increased risks that would be uninsured. Certain litigation or threatened litigation may also adversely affect the alienability, marketability and sale of the property.

The alternative investment business is intensely competitive.

The alternative investment business is intensely competitive, with competition based on a variety of factors, including investment performance, business relationships, quality of service provided to investors, investor liquidity and willingness to invest, fund terms (including fees), brand recognition, types of products offered and business reputation. We will be competing with a number of private equity funds, specialized investment funds, hedge funds, corporate buyers, traditional asset managers, real estate development companies, commercial banks, investment banks and other financial institutions (as well as sovereign wealth funds and other institutional investors).

Additionally, developments in financial technology, or fintech, such as a distributed ledger technology or blockchain, have the potential to disrupt the financial industry and change the way financial institutions, as well as asset managers, do business. A number of factors increase our competitive risks:

•	a number of our and Series A’s potential competitors have greater financial, technical, marketing and other resources and more personnel than we do;

•	some of Series A’s investments may not perform as well as competitors’ investment products;

•

several of our competitors have significant amounts of capital, and many of them have similar investment objectives to ours, which may create additional competition for investment opportunities and may reduce the size and duration of pricing inefficiencies that otherwise could be exploited;

•

some of these competitors, including strategic competitors, may have a lower cost of capital and access to funding sources that are not available to us or Series A, which may create competitive disadvantages with respect to investment opportunities;

•

some of our competitors may have higher risk tolerances, different risk assessments or lower return thresholds than us or Series A, which could allow them to consider a wider variety of investments than us or Series A;

•

some of our competitors may be subject to less regulation and accordingly may have more flexibility to undertake and execute certain businesses or investments than we or Series A do or bear less compliance expense than us;

•	some of our competitors may have more flexibility than us or Series A in raising investment funds;

•	some of our competitors may have better expertise or be regarded by investors as having better expertise in a specific asset class or geographic region than we do;

•

our competitors may institute low cost high speed financial applications and services based on artificial intelligence and new competitors may enter our investment space using new investment platforms based on artificial intelligence;

•

there are relatively few barriers to entry impeding the formation of competitors, and the successful efforts of new entrants into our various businesses is expected to continue to result in increased competition;

•	some investors may prefer to pursue investments directly instead of investing through any Series; and

•	other industry participants may, from time to time, seek to recruit the professionals, the Board and other employees of ROX GP and its affiliates.

Risks Related to Our Organizational and Management Structure

We are organized as a series limited partnership, which may lead to increased risk of liability.

ROX LP is organized under the laws of the State of Delaware as a series limited partnership. This is a relatively new entity form with little available common law to clarify how it will be considered by various jurisdictions in which we intend to operate. In particular, not all states have recognized the series limited partnership entity form. If we have exposure to third party liability in such states, the courts, in application of that state’s law, may not give full faith and credit to the statutory limitations of liability under Delaware law for each Series. As a result, if such a claim made under the law of such a state were successful, it could create liability among various Series, which could materially and adversely impact us and Series A.

A court could potentially conclude that the assets and liabilities of one Series are not segregated from those of another Series and may thereby potentially expose assets in Series A to the liabilities of another Series.

In accordance with the Delaware Act, each Series is, and each other Series we may establish in the future will be, a separate Series and not itself a separate legal entity. Section 17-218 of the Delaware Act provides that, if certain conditions (as set forth in Section 17-218) are met, including that certain provisions are in our partnership agreement, and if the records maintained for any such Series account for the assets associated with such Series separately from the assets of ROX LP (if any), or any other Series, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and associated general partner and not against ROX LP generally or any other Series or any general partner not associated with such Series. Although the Delaware Act provides that records maintained for Series A that reasonably identify its assets, including by specific listing, category, type, quantity, computational or allocational formula or procedure (including a percentage or share of any asset or assets) or by any other method where the identity of such assets is objectively determinable, will be deemed to account for the assets associated with such Series separately from the other assets of ROX LP (if any), or any other Series thereof, we are not aware of any court case that has interpreted Section 17-218 of the Delaware Act or provided any further guidance as to what is required for compliance. We intend to maintain separate and distinct records for each Series and account for them separately; however, it is possible a court could conclude that the methods used did not satisfy Section 17-218 of the Delaware Act and thus potentially expose the assets of Series A to the liabilities of another Series. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 17-218 in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of Series A should be applied to meet the liabilities of the other Series or the liabilities of ROX LP generally where the assets of such other Series or of ROX LP generally are insufficient to meet Series A’s or ROX LP’s liabilities.

Series A will depend on the performance of the property manager with respect to the property and could be materially and adversely affected if the property manager does not manage the property in Series A’s best interests.

NPD Management, an affiliate of NorthPoint, will manage the property, and Series A could be materially and adversely affected if the property manager fails to manage the property effectively.

In addition, from time to time, disputes may arise between Series A and the property manager regarding the property manager’s performance or compliance with the terms of the commercial management agreement, which in turn could adversely affect the results of operations of the property. Series A will generally attempt to resolve any such disputes through discussions and negotiations; however, if Series A is unable to reach satisfactory results through discussions and negotiations, Series A may choose to terminate the commercial management agreement, litigate the dispute or submit the matter to third-party dispute resolution, the outcome of which may be unfavorable to Series A.

In the event that the commercial management agreement is terminated, we can provide no assurances that Series A could find a replacement property manager in a timely manner, or at all, or that any replacement manager will be successful in operating the property. Furthermore, if the property manager is financially unable or unwilling to perform its obligations, Series A’s ability to find a replacement property manager for the property could be challenging and time consuming and could cause Series A to incur significant costs to obtain a new commercial management agreement for the property. Accordingly, if Series A loses its commercial management agreement, the operations at the property could be materially and adversely affected, which could have a material adverse effect on Series A.

We and Series A depend on RPS Securities for the success of Series A and upon access to RPS Securities’ investment professionals and contractors. We may not find a suitable replacement for RPS Securities if the services agreement is terminated or if key personnel leave the employment of RPS Securities or otherwise become unavailable to us and Series A.

Neither we nor Series A expect to have any employees and will rely completely on RPS Securities and its affiliates to provide Series A with administrative and certain advisory services. Neither we nor Series A have separate facilities and are completely reliant on RPS Securities and its affiliates, which has significant discretion as to the implementation of the operating policies and strategies of each Series and the Series properties. RPS Securities may not be able to successfully manage the property or implement the operating policies and strategies of Series A successfully, which may affect Series A’s ability to make or sustain distributions to shareholders.

We and Series A depend on the diligence, skill and network of business contacts of RPS Securities and its affiliates. We and Series A also expect to benefit from the personnel, relationships and experience of the executive team and other personnel of RPS Securities and its affiliates. The executive officers and key personnel of RPS Securities will assist and advise the Board to monitor and manage the property; therefore, the success of Series A will depend on RPS Securities continued service. The departure of any of the senior personnel of RPS Securities or its affiliates, or of a significant number of the personnel of RPS Securities or its affiliates, could have a material adverse effect on the ability of Series A to achieve its investment objectives. In addition, we offer no assurance that RPS Securities will continue to provide management services to Series A or that we or Series A will continue to have access to RPS Securities’ personnel. The services agreement has an initial term of three years, but may be terminated by RPS Securities or ROX GP on behalf of Series A for a variety of reasons. If the services agreement is terminated and no suitable replacement is found, we may not be able to execute the business plan of Series A.

Neither we nor any Series own the “ROX” name, but ROX LP and each Series may use the name pursuant to an agreement with ROX Parent. Use of the name by other parties or the termination of our license agreement may harm our business.

We have entered into an agreement with ROX Parent pursuant to which it has granted us and each Series a non-exclusive, royalty-free license to use the “ROX” name and various other intellectual property of ROX Parent. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of ROX Parent or its affiliates. Furthermore, in the event that the agreement is terminated, we will be required to change our name and cease using the name “ROX.” Any of these events could disrupt our recognition in the marketplace, damage any goodwill we may have generated and otherwise harm our business.

If we or Series A fail to implement and maintain an effective system of internal controls, Series A may not be able to accurately determine the financial results of Series A or prevent fraud. As a result, shareholders could lose confidence in the financial results of Series A, which could harm its business and the value of Series A shares.

Effective internal controls are necessary for us and Series A to provide reliable financial reports and effectively prevent fraud. We are a newly formed entity that will develop financial and operational reporting and control systems. We may in the future discover areas of internal controls that need improvement. Section 404 of the Sarbanes-Oxley Act of 2002 will require us and Series A to evaluate and report on our respective internal controls over financial reporting and, subject to the phase in provisions of JOBS Act, have our and Series A’s independent auditors annually issue their own opinion on our and Series A’s internal controls over financial reporting. While we intend to undertake substantial work to prepare for compliance with Section 404, we cannot be certain that we will be successful in implementing or maintaining adequate internal controls over our or Series A’s financial reporting and financial processes. Furthermore, as we establish additional Series, the internal controls required for us and all outstanding Series will become more complex, and we will require significantly more resources to ensure the internal controls for each Series remain effective. If our or Series A’s independent auditors discover a material weakness in our or Series A’s internal controls, the disclosure of that fact, even if quickly remedied, could reduce the market value of Series A shares. Additionally, the existence of any material weakness or significant deficiency in respect of Series A’ internal controls would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

If we or any Series were deemed to be an “investment company” under the Investment Company Act, applicable restrictions could make it impractical for us or the Series to continue its business as contemplated and could have a material adverse effect on its business.

An entity generally will be deemed to be an “investment company” for purposes of the Investment Company Act if:

•	it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets, exclusive of U.S. government securities and cash items, on an unconsolidated basis.

We believe that we are engaged primarily in the business of providing investors with direct equity ownership in single-property commercial real estate and not primarily in the business of investing, reinvesting or trading in securities. We hold ROX LP out as a holding company for the Series. We hold the Series out as REITs that, through Series subsidiaries that are wholly- or majority-owned subsidiaries of the Series, ultimately own and control commercial real estate. We do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that we are an “orthodox” investment company as defined in Section 3(a)(1)(A) of the Investment Company Act and described in the first bullet point above. Furthermore, neither we nor any of the Series have any material assets other than our interests in Series subsidiaries, which in turn have no material assets other than commercial real estate. We do not believe the equity interests held by the Series in Series subsidiaries are investment securities, and we believe that less than 40% of our total assets and each Series (exclusive of U.S. government securities and cash items) on an unconsolidated basis is composed of assets that could be considered investment securities. Accordingly, we do not believe that we or any Series is an inadvertent investment company by virtue of the 40% test in Section 3(a)(1)(C) of the Investment Company Act as described in the second bullet point above.

The Investment Company Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the Investment Company Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. Although we intend to conduct our operations and that of each Series so that we and each Series will not be deemed to be an investment company under the Investment Company Act, if anything were to happen which would cause us or Series A to be deemed to be an investment company under the Investment Company Act, requirements imposed by the Investment Company Act (including limitations on our capital structure, ability to transact business with affiliates and ability to compensate key employees) could make it impractical for us or Series A to continue business as currently conducted, impair certain of our or Series A’s agreements, and materially adversely affect the business, results of operations and financial condition of Series A. In addition, we or Series A may be required to conduct business in a manner that does not subject us or Series A to the registration and other requirements of the Investment Company Act.

Shareholders do not select ROX GP as our general partner or vote on the members of the Board. Accordingly, shareholders have limited ability to participate in or influence our management or the management of Series A even as to fundamental matters.

Holders of Series A will have limited ability to influence decisions regarding Series A’s business. Under our partnership agreement, shareholders have only limited voting rights, including with respect to certain amendments to our partnership agreement, certain mergers of ROX LP, a merger of Series A with another Series, dissolution of ROX LP and termination or dissolution, as applicable, of Series A. However, shareholders have no voting rights with respect to removing our general partner or electing the members of the Board. Furthermore, shareholders will have no right to propose nominees to the Board. As a result, shareholders will not have the typical mechanisms used by public company investors to hold management teams and boards of directors accountable. You should not purchase Series A shares unless you are willing to entrust to our general partner and its affiliates with essentially all aspects of the management of your investment in Series A shares.

Under our partnership agreement, ROX GP has full power and authority to do all things, other than those items that specifically require approval of shareholders or as may otherwise be set forth in a Series Designation, necessary or appropriate to conduct the business of ROX LP and any Series including, but not limited to, the following actions:

•

expending, lending, or borrowing money, assuming, guaranteeing, or otherwise contracting for, indebtedness and other liabilities, issuing evidences of indebtedness, including indebtedness that is convertible into equity interests of ROX LP, and incurring any other obligations;

•

making tax, regulatory and other filings, or rendering periodic or other reports to governmental or other agencies having jurisdiction over ROX LP’s and Series A’s business or assets (to the extent that ROX LP has any assets);

•

acquiring, disposing, mortgaging, pledging, encumbering, hypothecating or exchanging assets of ROX LP (if any) and Series A or the determination to merge or otherwise combine ROX LP or Series A with or into another person;

•	using the assets of ROX LP (if any) and Series A for purposes consistent with our partnership agreement, including financings, repayment or guarantees of obligations and making capital contributions;

•	negotiating, executing and performing contracts, conveyance or other instruments;

•	distributing cash or cash equivalents;

•	selecting, employing or dismissing employees, agents, outside attorneys, accountants, consultants and contractors and determining their compensation and other terms of employment or hiring;

•	maintaining insurance for the benefit ROX LP, Series A, any subsidiaries and indemnitees;

•

forming, acquiring an interest in, and contributing property and loaning money to, any partnerships, joint ventures, corporations, limited liability companies or other entity (including corporations, firms, trusts and unincorporated organizations);

•

controlling all matters affecting our rights and obligations, including bringing and defending actions at law or in equity or otherwise litigating, arbitrating or mediating, and incurring legal expense and settling claims and litigation;

•	indemnifying any person against liabilities and contingencies to the extent permitted by law;

•	entering into listing agreements with any national securities exchange and the delisting of some or all Series A shares;

•	taking any action in connection with ROX LP’s or Series A’s management of any of their subsidiaries;

•	purchasing, selling or otherwise acquiring or disposing of Series A shares; and

•	entering into agreements with any of its affiliates, including to render services to Series A or to itself in the discharge of its duties as ROX GP.

Our partnership agreement contains Series A ownership limits, which may delay or prevent a change of control.

For Series A to qualify as a REIT, no more than 50% in value of Series A’s outstanding Series A shares may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year, and at least 100 persons must beneficially own Series A shares during at least 335 days of a taxable year of 12 months, or during a proportionate portion of a shorter taxable year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts and some charitable trusts. To assist Series A to comply with these limitations, among other purposes, our partnership agreement generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number, whichever is more restrictive, of the outstanding Series A shares. These ownership limitations could have the effect of discouraging a takeover or other transaction in which shareholders might receive a premium for their Series A shares over the then prevailing market price or which shareholders might believe to be otherwise in their best interests.

The constructive ownership rules under the Code are complex and may cause the outstanding Series A shares owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than these percentages of the outstanding Series A shares by an individual or entity could cause that individual or entity to own constructively in excess of these percentages of the outstanding Series A shares and thus violate these ownership limits. Our partnership agreement provides that any attempt to own or transfer Series A shares in excess of the ownership limits without the consent of ROX GP or in a manner that would cause Series A to be “closely held” under Section 856(h) of the Code, without regard to whether Series A shares are held during the last half of a taxable year, or would otherwise cause Series A to fail to qualify as a REIT, will result in the applicable Series A shares being deemed to be transferred to a trustee for a charitable trust or, if the transfer to the charitable trust is not automatically effective to prevent a violation of the ownership limits or the restrictions on ownership and transfer of Series A shares, any such transfer of Series A shares will, to the fullest extent permitted by law, be null and void.

For as long as ROX LP is an emerging growth company, ROX LP will not be required to comply with certain reporting requirements, including those relating to accounting standards, that apply to other public entities.

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. ROX LP is classified as an “emerging growth company” as defined in the JOBS Act. ROX LP will remain an “emerging growth company” until the earliest to occur of:

•	the last day of the fiscal year during which our total annual revenue equals or exceeds $1.07 billion (subject to adjustment for inflation);

•	the last day of the fiscal year following the fifth anniversary of this offering;

•	the date on which we have, during the previous 3-year period, issued more than $1.0 billion in non-convertible debt securities; or

•	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act.

ROX LP intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, those that would require we:

•

provide an auditor’s attestation report on management’s assessment of the effectiveness of ROX LP’s or Series A’s system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;

•

comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of ROX LP or Series A;

•	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise; or

•	provide certain disclosure regarding executive compensation of ROX GP required of larger public companies.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company, we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies.

We cannot predict if investors will find Series A shares less attractive if ROX LP chooses to rely on these exemptions. If some investors find Series A shares less attractive as a result of any choices to reduce or delay the application of future disclosure, there may be a less active trading market for Series A shares and the trading price may be more volatile.

By purchasing Series A shares in this offering, you are bound by the fee shifting provision contained in our partnership agreement, which may discourage you to pursue actions against us.

Our partnership agreement provides that each shareholder agrees, to the fullest extent permitted by law, to reimburse us and our affiliates for all fees and expenses, including cost of appeal, if any, we may incur in connection with a claim, suit, action or proceeding brought by a shareholder for which the holder does not prevail in a judgment, other than for federal securities laws claims. THE FEE SHIFTING PROVISION CONTAINED IN OUR PARTNERSHIP AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY SHAREHOLDER OF OUR COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN OUR PARTNERSHIP AGREEMENT DOES NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT OR THE SECURITIES ACT.

Risks Related to Potential Conflicts of Interest

There may be conflicts of interests among Series A and other existing or future Series, which may result in opportunities that would benefit the property being allocated to another Series property owned another Series.

Series A and any other existing or future Series, may own properties that compete with Series properties of another Series. If a sale, financing, leasing or other business opportunity would be suitable for Series A or another Series, the Board will allocate it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that the Board determines to be relevant. No Series will have any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any other Series;

•	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any other Series;

•	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any other Series; or

•	making operational and financial decisions that could be considered to be detrimental to another Series.

In addition, any decisions by the Board to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one Series more than the other Series, including Series A, or limit or impair the ability of any Series to pursue business opportunities. Any of these decisions may benefit one Series more than another Series, including Series A.

Under our partnership agreement, ROX GP and RPS Securities, respectively, and their respective affiliates have limited liability to us and Series A, and we and Series A have agreed to indemnify ROX GP and RPS Securities, respectively, and their respective affiliates against certain liabilities. As a result, Series A could experience losses for which neither ROX GP nor RPS Securities, as applicable, or their respective affiliates would be liable, which could adversely affect the financial condition and operating performance of Series A.

Pursuant to our partnership agreement, ROX GP and RPS Securities, respectively, in each case including its respective officers, members, managers, directors, personnel and other affiliates, are not liable to us and Series A or shareholders for losses derived by their operation of our business unless ROX GP or RPS Securities, as applicable, or its affiliates acted in bad faith (as defined in our partnership agreement) giving rise to the loss or, in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was unlawful. Series A will indemnify ROX GP and RPS Securities, respectively, and, in each case, its officers, members, managers, directors, personnel and other designees for expenses, losses, damages, liabilities, demands, charges and claims arising from acts of ROX GP or RPS Securities, as applicable, unless the action was taken or omitted with the belief that such action or omission was opposed to the interest of ROX LP or Series A, or in the case of a criminal matter, such person acted with knowledge that the indemnitee’s conduct was unlawful.

In addition, additional conflicts exist and could arise in the future with RPS Securities, ROX GP and their respective affiliates, including ROX Parent and its executive officers who are also officers of ROX GP, including, without limitation: conflicts arising from our rights under agreements between us and ROX GP or RPS Securities, which we may choose not to enforce, or to enforce less vigorously, because of our desire to maintain our ongoing relationships with ROX GP or RPS Securities and their affiliates; conflicts in the amount of time that personnel of RPS Securities and its affiliates will spend on our affairs versus RPS Securities’ and its affiliates other affairs; conflicts in the amount of time that personnel of RPS Securities and its affiliates will spend on issues related to Series A versus any other Series; and conflicts in future transactions that we may pursue with RPS Securities and its affiliates.

Our partnership agreement contains provisions that reduce or eliminate duties, including fiduciary duties, of ROX GP and limit remedies available to shareholders that might otherwise constitute a breach of duty.

Our partnership agreement contains provisions that preemptively waive or consent to conduct by ROX GP and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our partnership agreement provides that when ROX GP is acting for the benefit of Series A, although ROX GP must act in accordance with the contractual standard of good faith, ROX GP may act without any fiduciary obligations. When ROX GP is permitted to or required to make a decision in its sole discretion or discretion or pursuant to any provision of our partnership agreement not subject to an express standard of good faith, then ROX GP is entitled to consider only such interests and factors as it desires and has no duty or obligation, fiduciary or otherwise, to give any consideration to any interest of or factors affecting ROX LP, Series A or shareholders and will not be subject to any different standards imposed by our partnership agreement, otherwise existing at law, in equity or otherwise.

The modifications of fiduciary duties contained in our partnership agreement are expressly permitted by Delaware law. Hence, ROX LP, Series A and shareholders only have recourse and are able to seek remedies against ROX GP if ROX GP breaches its obligations pursuant to our partnership agreement. Unless ROX GP breaches its contractual obligations pursuant to our partnership agreement, ROX LP, Series A and shareholders do not have any recourse against ROX GP even if ROX GP were to act in a manner that was inconsistent with traditional fiduciary duties. Furthermore, even if there has been a breach of the obligations set forth in our partnership agreement, it provides that ROX GP or its officers and managers are not liable to ROX LP, Series A or shareholders for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that ROX GP or its officers and managers acted in bad faith (as defined in our partnership agreement) or with respect to any criminal conduct, with the knowledge that its conduct was unlawful.

Whenever a potential conflict of interest exists between ROX LP, Series A or any shareholders, on one hand, and ROX GP or its affiliates, on the other hand, ROX GP may resolve such conflict of interest.

A shareholder seeking to challenge this resolution of the conflict of interest would bear the burden of proving that ROX GP subjectively believed that such resolution was opposed to the best interests of ROX LP or Series A.

RPS Securities, an affiliate of ROX GP, may have different financial incentives and motivations than shareholders due to the management and other fees payable to RPS Securities.

Pursuant to the services agreement, RPS Securities, an affiliate of ROX GP, is entitled to receive a management fee that is based on the equity value of Series A, regardless of its financial performance. Accordingly, significant management fees will be payable to affiliates of ROX GP even if Series A experiences losses. The management fee structure gives RPS Securities the incentive to maximize equity value by the issuance of new Series A shares and the expansion of our scale of operations, regardless of the effect of this action on existing shareholders. In other words, the management fee structure rewards RPS Securities primarily based on the equity value of Series A (as calculated in the services agreement), and not based on our returns to shareholders. In addition, RPS Securities is entitled to certain equity acquisition fees, which further reward RPS Securities for issuances of Series A shares in the future, even if the net proceeds of such offerings cannot be invested in properties with attractive yield characteristics. Any such offering may dilute Series A earnings and reduce distributions to Series A’s then-existing shareholders, but would provide economic benefits to RPS Securities from both the increased management fees due to increased equity value and the equity acquisition fees payable in connection with any equity offering. In addition, RPS Securities has an economic incentive to fund future growth through the issuance of equity capital as opposed to employing debt. Although the use of debt would be expected to increase returns on equity, which might make the price of Series A shares rise and, consequently, increase Series A’s equity value, debt financing would not be expected to have the same direct and immediate impact on management fees and equity incentive fees as equity financing.

In addition to the risk that RPS Securities may have financial incentives to take actions that are contrary to the interests of shareholders, there is a risk that our fee structure does not provide adequate incentives to ensure that RPS Securities will devote its time and efforts to contain costs and maximize distributable cash. Because equity value can be increased through additional sales of Series A shares at reduced prices that provide new investors with an appropriate yield and because RPS Securities is entitled to certain fees based on the net proceeds of any equity offering, there is a significant risk that RPS Securities could receive higher levels of compensation despite a failure to maximize distributable cash or achieve an attractive yield for shareholders.

In addition, RPS Securities is entitled to a percentage of the net proceeds from any sale or disposition of the property to a third party. Accordingly, RPS Securities may be incentivized to dispose of the property when it would otherwise be in the interest of shareholders not to do so. For further information regarding the fees payable pursuant to the services agreement, please see “Services Agreement with RPS Securities.”

ROX GP’s affiliates have other additional business responsibilities which could create conflicting demands on their time and resources and could therefore adversely affect the attention ROX GP or such affiliates give to, and the decisions it makes for, shareholders.

Pursuant to our partnership agreement, ROX GP may only serve as the general partner of ROX LP and each Series. However, our partnership agreement expressly permits affiliates of ROX GP to engage in other activities, including activities that may directly compete with ROX LP’s or Series A’s business, such as acquiring properties of the same type and in the same general market area as the property. Those business activities could reduce the time that its affiliates devote to Series A’s business. To the extent such activities are directly competitive with that of Series A, those ROX GP affiliates’ separate business pursuits could adversely affect the performance of the property or the value of Series A shares.

The ability of affiliates of ROX GP to engage in other business activities may reduce the time those affiliates spend managing the business of Series A and may result in certain conflicts of interest.

Certain of the officers of ROX GP also serve or may serve as officers, directors, managers or employees of affiliates of ROX GP. These other business activities may reduce the time these persons spend managing the business of Series A. In addition, these persons may have obligations to those entities, the fulfillment of which might not be in the best interests of ROX LP, Series A or shareholders.

The ability of ROX GP, RPS Securities and their affiliates to manage multiple Series and the growth of their personnel may adversely affect the performance of Series A.

The same personnel of ROX GP, RPS Securities and their affiliates are responsible for the management of all Series, including Series A. Issues with Series other than Series A may reduce the time available to focus on Series A. In addition, if RPS and its affiliates are not able to increase the number of their personnel to take into account the workload for all Series or manage that increase effectively, their ability to effectively manage Series A may be adversely affected, which could adversely affect the performance of the property or the value of Series A shares.

We do not have a policy that expressly prohibits the managers, executive officers, security holders or affiliates of ROX GP from engaging for their own account in business activities of the types conducted by us or Series A.

We do not have a policy that expressly prohibits the managers, executive officers, security holders or affiliates of ROX GP from engaging for their own account in business activities of the types conducted by us or Series A. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits the managers and executive officers of ROX GP, as well as personnel of ROX GP or RPS Securities who provide services to us or Series A, from engaging in any transaction that involves an actual conflict of interest with us without the approval of a majority of the independent members of the Board. In addition, the services agreement with RPS Securities does not prevent RPS Securities and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us or Series A.

Risks Related to an Investment in Series A shares

Neither we nor ROX GP have established a minimum distribution payment level for Series A and Series A may be unable to generate sufficient cash flows from its operations to make distributions to shareholders at any time in the future.

Neither we nor ROX GP have established a minimum distribution payment level for Series A. Series A’s ability to make distributions to shareholders may be adversely affected by the risk factors described in this prospectus. Series A may not generate sufficient income to make distributions to shareholders, and we cannot predict when distributions, consisting primarily of cash flow from the property, will commence.

ROX GP has the sole discretion to determine the timing, form and amount of any distributions to shareholders, and there can be no assurance as to the determinations ROX GP will make in respect of any of Series A’s future distributions.

The Board has the sole discretion to determine the timing, form and amount of any distributions to shareholders, subject to applicable law. The Board will make determinations regarding distributions based upon, among other factors, the financial performance of Series A, any debt service obligations, any debt covenants and capital expenditure requirements with respect to the property. No assurance can be given that Series A will be able to make distributions to shareholders at any time in the future or that the level of any distributions Series A may make to shareholders will increase or even be maintained over time, any of which could materially and adversely affect the market price of Series A shares.

A portion of the distributions Series A makes to shareholders may constitute a return of capital, which would have the effect of reducing the basis of a holder’s investment in Series A shares.

Distributions that Series A makes to shareholders generally will be taxable as dividend income. However, a portion of these distributions may be designated by Series A as long-term capital gains to the extent that they are attributable to capital gain income recognized by Series A or may constitute a return of capital to the extent that they exceed its current and accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital will first reduce a holder’s adjusted tax basis in Series A shares, and distributions made by Series A in excess of Series A’s current and accumulated earnings and profits and in excess of a holder’s adjusted tax basis in its Series A shares will generally be taxable as capital gain.

The historical statement of revenue and certain operating expenses of the property and the unaudited pro forma consolidated financial statements of Series A included elsewhere in this prospectus should not be considered as indicative of what Series A’s future results or of any returns that may be expected on an investment in Series A shares.

The historical statement of revenue and certain operating expenses of the property and the unaudited pro forma consolidated financial statements of Series A that are included in this prospectus do not necessarily reflect what Series A’s financial position or results of operations would have been had Series A been an independent public company during the periods presented. Furthermore, this financial information is not necessarily indicative of Series A’s financial position or results of operations will be in the future. It is impossible for us to accurately estimate all adjustments which may reflect all the significant changes that will occur in our cost structure, funding and operations as a result of this offering. For additional information, please see the historical statement of revenue and certain operating expenses of the property and the unaudited pro forma consolidated financial statements of Series A, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in this prospectus.

You should not place undue reliance on the historical combined balance sheet of ROX LP included elsewhere in this prospectus when considering whether to invest in Series A shares.

The historical combined financial statements of ROX LP included in this prospectus are responsive to our financial statement reporting obligations under the Securities Act and the rules and regulations promulgated thereunder by the SEC. Such financial statements are presented on a combined basis, including the financial condition of all Series to be offered in this offering. However, pursuant to our partnership agreement and the Delaware Act, a purchaser of Series A shares is making an investment solely in the assets, liabilities and future performance of Series A. You should not therefore place undue reliance on the historical combined financial statements of ROX LP included elsewhere in this prospectus.

You should not place undue reliance on the appraisal of the property included elsewhere in this prospectus when considering whether to invest in Series A shares.

We have received an appraisal of the property from BBG, Inc. dated May 10, 2021, with a valuation date of March 31, 2021. See “Experts.” The appraisal was prepared in conformity with the Uniform Standards of Professional Appraisal Practice and utilized three approaches to value: the cost approach, the sales comparison approach and the income capitalization approach, leading to a final opinion of the appraised value of the property by the appraiser. A copy of BBG, Inc.’s appraisal is filed as an exhibit to the registration statement of which this prospectus is a part. Please see “Where You Can Find Additional Information.” The appraised value of the property reflects the appraised market value as of the appraisal date. However, an appraised value and the methodology and data used in developing such appraised value are subject to various assumptions, risks and limitations, including with respect to the sales comparison approach and, in part, the cost approach (particularly with respect to the underlying land value), the relevance of comparable properties due to their various physical, locational, legal and geographic differences, the appropriateness of adjustments applied by the appraiser to such comparable properties and the sufficiency of comparable sales data and, with respect to the income capitalization approach, the comparability, relevance and sufficiency of market data regarding income, expenses and rates of return (particularly the appropriateness of the capitalization and discount rates applied). An appraised value is not a bona fide third-party offer to purchase the property or a guarantee of any value Series A would obtain if it were to dispose of the property, obtain financing or engage in any other transaction as of the appraisal date or in the future. Accordingly, you should not place undue reliance on the appraisal of the property included elsewhere in this prospectus when considering whether to invest in Series A shares.

We do not know whether an active, liquid and orderly trading market will develop for Series A shares or what the market price of Series A shares will be and as a result it may be difficult for you to sell Series A shares.

Prior to this offering, there has been no market for Series A shares, and an active trading market of Series A shares may never develop or be sustained. Additionally, the market value of Series A shares may decrease from the public offering price. As a result of these and other factors, you may be unable to resell Series A shares at or above the public offering price. The lack of an active market may impair your ability to sell Series A shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of Series A shares. The market price of Series A shares may be volatile, and you could lose all or part of your investment. Broad market and industry factors may negatively affect the market price of Series A shares, regardless of Series A’s actual operating performance. The realization of any of these risks could have a dramatic and material adverse impact on the market price of Series A shares.

The market price of Series A shares may be volatile due to numerous circumstances beyond the control of ROX LP or Series A.

The trading prices of equity securities issued by REITs historically have been affected by changes in market interest rates. One of the factors that may influence the price of Series A shares is the annual yield from distributions on Series A shares as compared to yields available on other investments. An increase in market interest rates, or a decrease in Series A’s distributions to shareholders, may lead prospective purchasers of Series A shares to demand a higher annual yield, which could reduce the market price of Series A shares.

Other factors that could affect the market price of Series A shares include the following:

•	changes in market valuations of companies in the commercial real estate industry;

•	changes in expectations of future financial performance of Series A or changes in estimates of securities analysts;

•	fluctuations in stock market prices and volumes;

•	issuances of Series A shares or other securities of Series A in the future;

•	the addition or departure of key personnel of ROX GP or its affiliates; and

•	announcements by ROX LP or its competitors of acquisitions, investments or strategic alliances.

You are not assured of a return of your investment, and under certain circumstances you could be required to return distributions made to you.

If we were to make an impermissible distribution, a shareholder who received such a distribution and knew at the time of the distribution that the distribution was in violation of applicable law would be liable to Series A for the amount of the distribution. Series A’s operating revenues and sales proceeds must be applied first to its expenses, and any amounts realized on liquidation of ROX LP or the termination (or dissolution, to the extent Series A has been converted to a registered series under the Delaware Act) of Series A must be used first to satisfy all creditors, before any remaining revenues, proceeds or liquidation amounts may be made available to shareholders. Accordingly, there is no assurance that you will receive any return on your investment or even recover all or any portion of that investment. Moreover, although as a shareholder your financial risk will generally be limited to your invested capital, certain laws intended to protect creditors could require you to return some or all of a distribution if, at the time the distribution was made, Series A’s or ROX LP’s liabilities exceeded the value of its assets or it was otherwise insolvent.

Series A’s future acquisitions, if any, may not yield the returns it expects, and shareholders will not have an opportunity to evaluate these investments.

Series A’s future acquisitions, if any, and its ability to successfully operate the properties it acquires in such acquisitions may be exposed to the following significant risks:

•

Series A’s ability to identify well-performing properties and achieve its investment objectives depends upon the performance of RPS Securities and its affiliates in the acquisition of such investments and the determination of any financing arrangements;

•	even if Series A is able to acquire a desired property, competition from other potential acquirers may significantly increase the purchase price;

•	Series A may acquire properties that are not accretive to its results upon acquisition, and it may not successfully manage those properties to meet its expectations;

•	Series A may spend more than budgeted amounts to make necessary improvements or renovations to acquired properties;

•

Series A may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into its existing operations, and as a result its results of operations and financial condition could be adversely affected; and

•

Series A may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown or greater than expected liabilities such as liabilities for clean-up of environmental contamination, claims by tenants, vendors or other persons dealing with the former owners of the properties, liabilities incurred in the ordinary course of business and claims for indemnification by general partners, directors, managers, officers and others indemnified by the former owners of the properties.

In addition, shareholders will be unable to evaluate the economic merits, transaction terms or other financial or operational data of specific real estate projects before Series A invests in them. Series A expects to rely entirely on the ability of RPS Securities and ROX GP to select suitable and successful investment opportunities. Series A will not provide shareholders with information to evaluate Series A’s proposed investments prior to its acquisition of those investments. Furthermore, ROX GP, the Board and RPS Securities will have broad discretion in implementing investment policies with respect to Series A. These factors increase the risk that your investment in Series A shares may not generate returns consistent with your expectations. Furthermore, to the extent Series A acquires any additional properties, the risks described elsewhere in this “Risk Factors” would apply to those properties and the addition of those properties may have the effect of heightening many of the other risk and uncertainties set forth herein.

Shareholders may not be entitled to a jury trial with respect to claims arising under our partnership agreement, which could result in less favorable outcomes to the plaintiffs in any such action.

Our partnership agreement provides that, to the fullest extent permitted by law, shareholders waive the right to a jury trial of any claim they may have against us arising out of or relating to our operating agreement, including any claim under the U.S. federal securities laws.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern our partnership agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over certain matters and non-exclusive jurisdiction over certain other matters arising under the partnership agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to our partnership agreement. It is advisable that you consult legal counsel regarding the jury waiver provision before making an investment in Series A shares.

If you or any other holders or beneficial owners of Series A shares bring a claim against ROX LP or Series A in connection with matters arising under our partnership agreement, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against ROX LP or Series A. If a lawsuit is brought against ROX LP or Series A under our partnership agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of our partnership agreement with a jury trial. No condition, stipulation or provision of our partnership agreement serves as a waiver by any holder or beneficial owner of shares or by ROX LP of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

Sales of substantial amounts of Series A shares in the public markets, or the perception that they might occur, could reduce the price of Series A shares and may dilute your ownership interest in us.

Sales of substantial amounts of Series A shares in the public market following this offering, or the perception that such sales could occur, could adversely affect the market price of Series A shares and may make it more difficult for you to sell your Series A shares at a time and price that you deem appropriate. Upon the completion of this offering and the concurrent private placements, we expect to have outstanding 8,950,000 Series A shares or 10,187,500 Series A shares if the underwriters’ over-allotment option is exercised in full.

The Series A shares that we are selling in this offering may be resold immediately in the public market unless they are held by “affiliates,” as that term is defined in Rule 144 of the Securities Act. The Series A shares to be purchased in the concurrent private placements will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemptions contained in Rule 144. NP Oakley, LLC, an affiliate of NorthPoint, and ROX Parent (as well as ROX GP’s managers and officers) have agreed, subject to certain exceptions, not to sell or otherwise dispose of any of their Series A shares from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the underwriters’ prior written consent. Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause the market price of Series A shares to fall or make it more difficult for you to sell your Series A shares at a time and price that you deem appropriate.

We cannot predict the effect, if any, of future sales of Series A shares on the market price of Series A shares. Sales of substantial amounts of Series A shares or the perception that such sales could occur may adversely affect the prevailing market price for Series A shares. We may issue additional Series A shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any Series A shares (or any other shares) to existing shareholders on a preemptive basis. Therefore, it may not be possible for existing shareholders to participate in such future share issuances, which may dilute the existing interests of shareholders in Series A.

Risks Related to Tax Matters

Failure of Series A to be classified as a separate entity for U.S. federal income tax purposes could adversely affect the timing, amount and character of distributions to shareholders.

We intend to treat Series A as a separate business entity for U.S. federal income tax purposes and ROX LP as a non-entity for U.S. federal income tax purposes. Consistent with this approach, the Internal Revenue Service (“IRS”) has issued proposed Treasury Regulations that provide that each individual series of a domestic series limited partnership will generally be treated as a separate entity formed under local law, with each such individual series’ classification for U.S. federal income tax purposes determined under general tax principles and the entity classification (“check-the-box”) rules. Although not expected based on the proposed Treasury Regulations, if the IRS were to adopt a different approach than the one adopted in the proposed Treasury Regulations and successfully challenge our treatment of Series A or any other Series formed from time to time as a separate business entity and ROX LP as a non-entity for U.S. federal income tax purposes, we expect that ROX LP, together with Series A and any such other Series, would be treated as a single entity whose U.S. federal income tax treatment would be uncertain. For example, ROX LP, Series A and any such other Series could be treated, collectively, as a single corporation with multiple classes of equity interests that has filed an election to be taxed as a REIT for U.S. federal income tax purposes. In that event, the timing, amount and character of distributions to shareholders of Series A could be adversely impacted, and the ability of Series A to qualify as a REIT could be adversely impacted.

Failure of Series A to qualify as a REIT would materially and adversely affect Series A and the value of Series A shares.

Series A has been organized and intends to operate in a manner that will enable it to qualify as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2021. Series A has not requested, and does not intend to request, a ruling from the IRS, that it will qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Therefore, we cannot guarantee that Series A will qualify as a REIT or that Series A will remain qualified as such in the future. If Series A loses its REIT status, it will face significant tax consequences that would substantially reduce Series A’s cash available for distribution to holders Series A shares for each of the years involved because:

•	Series A would not be allowed a deduction for distributions to shareholders in computing its taxable income and would be subject to U.S. federal corporate income tax;

•	Series A could be subject to increased state and local taxes; and

•	unless Series A is entitled to relief under applicable statutory provisions, Series A could not elect to be taxed as a REIT for four taxable years following the year during which it was disqualified.

Any such corporate tax liability could be substantial and would reduce the cash available for, among other things, Series A’s operations and distributions to shareholders. In addition, if Series A fails to qualify as a REIT, Series A will not be required to make distributions to shareholders. As a result of all these factors, Series A’s failure to qualify as a REIT also could impair its ability to expand its business and raise capital, and could materially and adversely affect the trading price of Series A shares.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within the control of Series A may affect Series A’s ability to qualify as a REIT. To qualify as a REIT, Series A must satisfy a number of requirements, including requirements regarding the ownership of Series A shares, requirements regarding the composition of Series A’s assets and requirements regarding the sources of Series A’s income. Also, Series A must make distributions to its holders aggregating annually at least 90% of Series A’s REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gains.

In addition, legislation, new regulations, administrative interpretations or court decisions may materially and adversely affect investors of Series A shares, Series A’s ability to qualify as a REIT for U.S. federal income tax purposes or the desirability of an investment in a REIT relative to other investments.

Even if Series A qualifies as a REIT for U.S. federal income tax purposes, Series A may be subject to some federal, state and local income, property and excise taxes on its income or property and, in certain cases, a 100% penalty tax, in the event Series A sells property as a dealer. In addition, Series A’s taxable REIT subsidiary, or TRS (if any), will be subject to income tax as a regular corporation in the jurisdictions in which it operates.

Series A will require significant oversight as a result of Series A’s election to qualify as a REIT.

We intend for Series A to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes. To qualify as a REIT, Series A must meet on a continuing basis, through its organization and actual investment and operating results, various requirements under the Code relating to, among other things, the sources of its gross income, the composition and values of its assets, its distribution levels and the diversity of ownership of Series A shares. Satisfying these requirements involves monitoring various factual matters, applying highly technical and complex provisions of the Code and meeting ongoing reporting obligations, which may divert ROX GP’s and its affiliates’ attention from the operations of ROX LP and Series A.

Complying with the REIT requirements may affect Series A’s profitability and may force Series A to liquidate or forgo otherwise attractive investments.

To qualify as a REIT, Series A must continually satisfy tests concerning, among other things, the nature and diversification of assets, the sources of income and the amounts distributed to shareholders. Series A may be required to liquidate or forgo otherwise attractive investments to satisfy the asset and income tests or to qualify under certain statutory relief provisions. Series A also may be required to make distributions to shareholders at disadvantageous times or when Series A does not have funds readily available for distribution. As a result, having to comply with the distribution requirement could cause Series A: to sell assets in adverse market conditions; to borrow on unfavorable terms; or to distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt. Accordingly, satisfying the REIT requirements could materially and adversely affect Series A. Moreover, if Series A is compelled to liquidate its investments to meet any of these asset, income or distribution tests, or to repay obligations to its lenders, Series A may be unable to comply with one or more of the requirements applicable to REITs or may be subject to a 100% tax on any resulting gain if such sales constitute prohibited transactions.

Series A may be forced to borrow funds to maintain its REIT status, and the unavailability of such capital on favorable terms at the desired times, or at all, may cause Series A to curtail its investment activities and/or to dispose of assets at inopportune times, which could materially and adversely affect Series A.

To qualify as a REIT, Series A generally must distribute to holders or Series A shares, at least 90% of its REIT taxable income each year, determined without regard to the dividends paid deduction and excluding any net capital gains, and Series A will be subject to U.S. federal corporate income taxes on its undistributed taxable income to the extent that it distributes less than 100% of its REIT taxable income, determined without regard to the dividends paid deduction and including any net capital gains, each year. In addition, Series A will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by the Series in any calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and 100% of its undistributed income from prior years. To maintain REIT status and avoid the payment of income and excise taxes, Series A may need to borrow funds to meet the REIT distribution requirements even if the then prevailing market conditions are not favorable for these borrowings. These borrowing needs could result from, among other things, differences in timing between the actual receipt of cash and recognition of income for U.S. federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt or amortization payments. These sources, however, may not be available on favorable terms or at all. Series A’s access to third-party sources of capital depends on a number of factors, including the market’s perception of Series A’s growth potential, its current debt levels, the market price of Series A shares and Series A’s current and potential future earnings. We cannot assure you that Series A will have access to such capital on favorable terms at the desired times, or at all, which may cause Series A to curtail its investment activities and/or to dispose of assets at inopportune times, and could materially and adversely affect its financial condition, results of operations, cash flow, cash available for distributions to shareholders and per share trading price of Series A shares.

Ownership of taxable REIT subsidiaries, each referred to as a TRS, is subject to certain restrictions, and Series A will be required to pay a 100% penalty tax on certain income or deductions if its transactions with its TRSs are not conducted on arm’s length terms.

Series A may own securities in TRSs. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A TRS is subject to U.S. federal income tax as a regular C corporation. In addition, a 100% excise tax will be imposed on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests applicable to REITs. Not more than 25% of the value of Series A’s total assets may be represented by securities (including securities of TRSs), other than those securities includable in the 75% asset test, and not more than 20% of the value of Series A’s total assets may be represented by securities of TRSs. We anticipate that the aggregate value of the stock and securities of any TRS and other nonqualifying assets that Series A would own will be less than 25% (or 20%, as applicable) of the value of Series A’s total assets, and Series A will monitor the value of these investments to ensure compliance with applicable ownership limitations. In addition, ROX GP intends to structure Series A’s transactions with any TRSs that Series A owns to ensure that they are entered into on arm’s-length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that Series A will be able to comply with the above limitations or to avoid application of the 100% excise tax discussed above.

Dividends payable by REITs generally do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of Series A shares.

Dividends treated as “qualified dividend income” payable to U.S. stockholders that are individuals, trusts and estates are generally subject to tax at preferential rates, currently at a maximum federal rate of 20%.

Dividends payable by REITs, however, generally are not eligible for the preferential tax rates applicable to qualified dividend income. U.S. stockholders that are individuals, trusts and estates generally may deduct up to 20% of the ordinary dividends (e.g., dividends not designated as capital gain dividends or qualified dividend income) received from a REIT for taxable years beginning before January 1, 2026. Although this deduction reduces the effective tax rate applicable to certain dividends paid by REITs (generally to 29.6% assuming the shareholder is subject to the 37% maximum rate), such tax rate is still higher than the tax rate applicable to corporate dividends that constitute qualified dividend income. Accordingly, investors who are individuals, trusts and estates may perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could materially and adversely affect the value of the shares of REITs, including the per share trading price of Series A shares.

The tax imposed on REITs engaging in “prohibited transactions” may limit Series A’s ability to engage in transactions which would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% penalty tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although Series A does not intend to hold any properties that would be characterized as held for sale to customers in the ordinary course of Series A’s business, unless a sale or disposition qualifies under certain statutory safe harbors, such characterization is a factual determination and no guarantee can be given that the IRS would agree with Series A’s characterization of its properties or that Series A will always be able to make use of the available safe harbors.

The ability of ROX GP to revoke the REIT election of Series A without the approval of holders or Series A shares may cause adverse consequences to such holders.

Our partnership agreement provides that ROX GP may revoke or otherwise terminate the REIT election of Series A, without the approval of holders or Series A shares, if ROX GP determines that it is no longer in the best interest of Series A to continue to qualify as a REIT. If Series A ceases to qualify as a REIT, it would become subject to U.S. federal income tax on its net taxable income and it generally would no longer be required to distribute any of its net taxable income to holders or Series A shares.

Legislative or regulatory tax changes related to REITs could materially and adversely affect our business.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be changed, possibly with retroactive effect. We cannot predict if or when any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective or whether any such law, regulation or interpretation may take effect retroactively. Series A and shareholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation. Also, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT.

General Risk Factors

We are a newly formed entity and are subject to the risks of any newly established business enterprise, and we may not be able to successfully operate as a public company going forward.

As a newly formed business entity, we are subject to the risks of any newly established business enterprise. We cannot assure you that we will be able to successfully operate ROX LP as a publicly traded entity, including the requirements to timely meet disclosure requirements of the SEC, and comply with the Sarbanes-Oxley Act of 2002, as amended. Upon the completion of this offering, we will be required to develop and implement control systems and procedures to satisfy our periodic and current reporting requirements under applicable SEC regulations and comply with the NYSE listing standards, and this offering could place a significant strain on our management systems, infrastructure and other resources. Failure to operate successfully as a public entity could materially and adversely affect us. In addition, we may not be able to effectively manage our anticipated growth, including in connection with any additional Series we expect to establish in the future, any of which could have a material adverse effect on us and Series A.

Operational risks, including those associated with cyber security threats, may disrupt our businesses, result in losses or limit Series A’s growth.

Series A will rely heavily on the financial, technology, accounting, information and other data processing systems of us, ROX GP and RPS Securities and their affiliates. We, ROX GP, RPS Securities, their affiliates and Series A face various security threats on a regular basis, including ongoing cyber security threats to and attacks on its information technology infrastructure that are intended to gain access to its proprietary information, destroy data or disable, degrade or sabotage its systems. These security threats could originate from a wide variety of sources, including unknown third parties, malware, computer viruses, attachments to e-mails, persons inside our organization or persons with access to systems inside our organization, and other significant disruptions of our information technology networks and related systems.

The risk of a security breach or disruption, particularly through cyber attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Such attacks may target us, ROX GP, RPS Securities, their affiliates or Series A because they may hold a significant amount of confidential and sensitive information, about investments, investors, each property and potential investments. As a result, we, ROX GP, RPS Securities, their affiliates and Series A may face a heightened risk of a security breach or disruption with respect to this information resulting from an attack by computer hackers, foreign governments, cyber extortionists or cyber terrorists. If successful, these types of attacks on our systems or the systems of ROX GP, RPS Securities or their affiliates could, among other things:

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result in unauthorized access to, destruction, loss, theft, misappropriation or release of proprietary, confidential, sensitive or otherwise valuable information of ours, ROX GP, RPS Securities or others, including personally identifiable and account information that could be used for competitive disruptive, destructive or otherwise harmful purposes and outcomes;

•	result in unauthorized access to or changes to our financial accounting and reporting systems and related data;

•	result in the theft of funds;

•	result in the inability to maintain building systems relied on by tenants;

•	require significant management attention and resources to remedy any damage that results;

•	subject us, ROX GP, RPS Securities, their affiliates or Series A to regulatory penalties or claims for breach of contract, damages, credits, penalties or terminations of leases or other agreements; or

•	damage our reputation among tenants and investors.

There can be no assurance that the various procedures and controls we, ROX GP, RPS Securities or their affiliates use to mitigate these threats will be sufficient to prevent disruptions to their systems, especially because the cyber-attack techniques used change frequently or are not recognized until launched, and because cyber-attacks can originate from a wide variety of sources. If any of these systems do not operate properly or are disabled for any reason or if there is any unauthorized disclosure of data, whether as a result of tampering, a breach of our network security systems, a cyber-incident or attack or otherwise, Series A could suffer substantial financial loss, increased costs, a disruption of its businesses, liability to its funds and shareholders, regulatory intervention or reputational damage. The costs related to these cyber or other security threats or disruptions may not be fully insured or indemnified by other means.

Failure to maintain the security of information and technology networks, including personally identifiable employee and investor information, intellectual property and proprietary business information could have a material adverse effect on us and Series A.

We, ROX GP, RPS Securities, their affiliates and Series A are subject to various risks and costs associated with the collection, handling, storage and transmission of sensitive information, including those related to compliance with U.S. and foreign data collection and privacy laws and other contractual obligations, as well as those associated with the compromise of the systems collecting that information. In the ordinary course of business, we, ROX GP, RPS Securities, their affiliates and Series A collect and store sensitive data, including proprietary business information and intellectual property, and personally identifiable information in data centers and on networks. The secure processing, maintenance and transmission of this information are critical to our operations and that of ROX GP, RPS Securities, their affiliates and Series A. There can be no assurance that investments to ensure integrity of these systems or actions to safeguard against failures or security breaches will provide protection. In addition, ROX GP, its affiliates and their employees may be the target of fraudulent emails or other targeted attempts to gain unauthorized access to proprietary or sensitive information. A significant actual or potential theft, loss, corruption, exposure, fraudulent use or misuse of investor, employee or other personally identifiable or proprietary business data, whether by third parties or as a result of employee malfeasance or otherwise, non-compliance with our contractual or other legal obligations regarding such data or intellectual property or a violation of privacy and security policies with respect to such data could result in significant remediation and other costs, fines, litigation or regulatory actions against us, ROX GP, RPS Securities, their affiliates or Series A by the U.S. federal and state governments, or other jurisdictions or by various regulatory organizations or exchanges. Such an event could additionally disrupt Series A’s operations, damage our reputation or that of ROX GP, RPS Securities, their affiliates or Series A, result in a loss of a competitive advantage, impact our or Series A’s ability to provide timely and accurate financial data, and cause a loss of confidence in our services and financial reporting, which could materially adversely affect us and Series A.

Third-party expectations relating to environmental, social and governance factors may impose additional costs and expose us and Series A to new risks.

There is an increasing focus from certain investors and other stakeholders concerning corporate responsibility, specifically related to environmental, social and governance factors. Some investors may use these factors to guide their investment strategies and, in some cases, may choose not to invest in Series A if they believe our or Series A’s policies relating to corporate responsibility are inadequate. Third-party providers of corporate responsibility ratings and reports on companies have increased in number, resulting in varied and in some cases inconsistent standards. In addition, the criteria by which companies’ corporate responsibility practices are assessed are evolving, which could result in greater expectations of us and Series A and cause us or Series A to undertake costly initiatives to satisfy such new criteria. Alternatively, if we or Series A elect not to or are unable to satisfy such new criteria or do not meet the criteria of a specific third-party provider, some investors may conclude that our or Series A’s policies with respect to corporate responsibility are inadequate. We or Series A may face reputational damage in the event that our or Series A’s corporate responsibility procedures or standards do not meet the standards set by various constituencies. Furthermore, if our or Series A’s competitors’ corporate responsibility performance is perceived to be greater than ours or Series A, potential or current investors may elect to invest with our competitors instead. In addition, in the event that we or Series A communicate certain initiatives and goals regarding environmental, social and governance matters, we or Series A could fail, or be perceived to fail, in our or Series A’s achievement of such initiatives or goals, or we or Series A could be criticized for the scope of such initiatives or goals. If we or Series A fail to satisfy the expectations of investors, tenants and other stakeholders or our or Series A’s initiatives are not executed as planned, our and Series A’s reputation and financial results could be adversely affected.

All net proceeds in excess of applicable expenses will be paid to the seller of the Property, which will cause investors in this offering to be diluted.

The Series A subsidiary’s agreement with the seller of the property requires the Series A subsidiary to pay any net proceeds in excess of applicable expenses from this offering to the seller of the property. As a result, a larger offering size will simply mean that the Series A subsidiary will pay more for the property rather than the proceeds being used for some other purpose. This arrangement will cause immediate and potentially substantial dilution to purchasers of Series A shares in this offering.

Future offerings of debt or equity securities ranking senior to Series A shares may limit the operating and financial flexibility of Series A and may adversely affect the market price of Series A shares.

If we decide to issue debt or equity securities of Series A in the future ranking senior to Series A shares or Series A otherwise incurs indebtedness, it is possible that these securities or indebtedness will be governed by an indenture or other instrument containing covenants restricting the operating flexibility of Series A and limiting its ability to make distributions to shareholders. Additionally, any convertible or exchangeable securities of Series A that we issue in the future may have rights, preferences and privileges, including with respect to distributions, more favorable than those of Series A shares and may result in dilution to owners of Series A shares. Because our decision to issue debt or equity securities of Series A in any future offering or otherwise incur indebtedness of Series A will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of future offerings or financings by or related to Series A, any of which could reduce the market price of Series A and dilute the value of Series A shares.

FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business and Property,” “Distribution Policy” and elsewhere in this prospectus constitute forward-looking statements. These forward-looking statements are based on our beliefs, assumptions and expectations of the future performance of ROX LP, Series A and the Series A shares, taking into account information currently available to us as of the date of this prospectus. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should” and “would” or the negative of these terms or other comparable terminology. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	use of proceeds of this offering and the concurrent private placements;

•	the ability of Series A to complete the acquisition of the property on the anticipated timeline or at all;

•	ROX LP’s and Series A’s business strategy;

•	Series A’s ability to acquire additional properties;

•	Series A’s expected leverage;

•	Series A’s and the Series A subsidiary’s ability to obtain future financing arrangements, if needed;

•	estimates or statements relating to, and Series A’s ability to make, future distributions;

•	Series A’s ability to compete in the marketplace;

•	market, industry and economic trends; and

•	Series A’s ability to qualify and maintain its qualification as a REIT for U.S. federal income tax purposes.

Our beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If any such change occurs, the business, financial condition, liquidity, results of operations and prospects of ROX LP or Series A, the ability of Series A to satisfy its debt service obligations (if any), the ability of Series A to make cash distributions to shareholders and the market price of Series A shares may vary materially from those expressed in, or implied by, our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to Series A shares, along with, among others, the following factors that could cause actual results to vary from our forward-looking statements:

•	the factors referenced in this prospectus, including those set forth under “Risk Factors” and “Business and Property;”

•	our ability and the ability of the property manager to successfully operate the property and generate sufficient operating cash flows to make and sustain distributions to shareholders;

•	the ability of RPS Securities to adequately provide advisory services to us;

•	general volatility of the capital markets;

•	defaults on or non-renewal of the lease by the Series A tenant and Series A’s ability to re-lease the property at or above current market rates;

•	adverse economic or real estate conditions generally, and specifically, in the State of California;

•	risks associated with an investment in real estate assets, which are illiquid, and with trends in the real estate industry;

•	costs to comply with government regulations, including environmental remediations;

•	potential losses that may not be covered by insurance;

•	changes in Series A’s investment objectives and business strategy;

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our dependence on RPS Securities and the property manager and our ability to find a suitable replacement if RPS Securities or the property manager were to terminate the applicable agreement related to Series A or its property;

•	limitations on Series A’s business due to the REIT qualification requirements; and

•	the degree and nature of competition related to Series A or the property.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not rely on these forward-looking statements, which apply only as of the date of this prospectus. We are not obligated, and do not intend, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

USE OF PROCEEDS

We estimate that the aggregate net proceeds from this offering and the concurrent private placements, after deducting the underwriting discounts and commissions payable by Series A, will be approximately $83.7 million (or $95.2 million if the underwriters’ over-allotment option is exercised in full) based on an assumed initial public offering price of $10.00 per Series A share, which is the price required to fund the acquisition of the property and the related items set forth below.

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$81.0 million to acquire the property from the current owner, subject to closing prorations and adjustments, $5.0 million of which shall be satisfied by the issuance of Series A shares to NP Oakley pursuant to a concurrent private placement;

•	approximately $600,000 of cash reserves related to Series A;

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approximately $660,000 of real estate transaction costs related to the acquisition of the property, including expenses related to the title policy and related closing costs of the title company, a brokerage fee, the appraisal, the survey, the diligence reports (such as the property condition report, the environmental report, the seismic report and others), up to $175,000 of legal costs and up to $25,000 of accounting costs, some of which were previously paid by ROX Parent and will be reimbursed at closing; and

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approximately $1.5 million of transaction expenses payable to RPS Securities, which is the capped amount that includes partial reimbursement of offering expenses incurred, such as legal, accounting, transfer agent, printing costs, filing and listing fees and other expenses.

For additional information regarding the reimbursements to ROX Parent, please see “Certain Relationships and Related Party Transactions.”

DISTRIBUTION POLICY

We intend to make a pro rata distribution with respect to the period commencing upon the completion of this offering and the concurrent private placements and ending on September 30, 2021, based on a distribution rate of $0.0743 per Series A share for a full quarter. On an annualized basis, this would be $0.2972 per Series A share, or an annualized distribution rate of approximately 3.0% based on the price required to fund the acquisition of the property. We estimate that this initial annual distribution rate will represent approximately 100.0% of Series A’s estimated cash available for distribution to shareholders for the 12 months ending March 31, 2022, assuming no exercise of the underwriters’ over-allotment option. We do not intend to reduce the annualized distribution per Series A share if the underwriters exercise their over-allotment option. Our intended initial annual distribution rate has been established based on Series A’s estimate of cash available for distribution for the 12 months ending March 31, 2022, which we have calculated based on adjustments to Series A’s pro forma net income for the three months ended March 31, 2021. This estimate was based on Series A’s pro forma operating results and does not take into account its long-term business and growth strategies, nor does it take into account any unanticipated expenditures it may have to make or any financings for such expenditures. In estimating Series A’s cash available for distribution for the 12 months ending March 31, 2022, we have made certain assumptions as reflected in the table and footnotes below.

Because we have made the assumptions described herein in estimating Series A’s cash available for distribution, we do not intend this estimate to be a projection or forecast of Series A’s actual results of operations, liquidity or financial condition, and we have estimated Series A’s cash available for distribution for the sole purpose of determining its estimated initial annual distribution amount. Our estimate of Series A’s cash available for distribution should not be considered as an alternative to cash flow from operating activities (computed in accordance with GAAP) or as an indicator of Series A’s liquidity or its ability to make distributions. In addition, the methodology upon which we made the adjustments described herein is not necessarily intended to be a basis for determining future distributions.

The lease is subject to 2.0% annual contractual rent increases commencing October 1 of each year. We intend to increase Series A’s distribution rate annually as rent escalations permit unless Series A’s results of operations, liquidity, cash flows, financial condition, or prospects, economic conditions or other factors differ materially from the assumptions used in projecting Series A’s initial distribution rate. We can provide no assurances that we will be able to increase the distribution rate. We believe that our estimate of Series A’s cash available for distribution constitutes a reasonable basis for setting the initial distribution rate. However, we cannot assure you that our estimate will prove accurate, and actual distributions may therefore be significantly below the expected distributions. Series A’s actual results of operations will be affected by a number of factors, including the revenue received from the property, Series A’s operating expenses, interest expense (if any) and unanticipated capital expenditures. Series A may, from time to time, be required, or elect, to incur debt or otherwise to pay distributions.

We cannot assure you that Series A’s estimated distributions will be made or sustained or that ROX GP will not change its distribution policy in the future. Any distributions will be at the sole discretion of ROX GP, and their form, timing and amount, if any, will depend upon a number of factors, including Series A’s actual and projected results of operations, liquidity, cash flows and financial condition, the revenue Series A actually receives from the property, Series A’s operating expenses, its debt service requirements (if any), its capital expenditures, prohibitions and other limitations under its financing arrangements (if any), its REIT taxable income, the annual REIT distribution requirements, applicable law and such other factors as ROX GP deems relevant. For more information regarding risk factors that could materially and adversely affect Series A and its ability to make cash distributions, please see “Risk Factors.” If Series A’s operations do not generate sufficient cash flow to enable it to pay our intended or required distributions, Series A may be required either to fund distributions from working capital, incur debt or raise equity or to reduce such distributions.

Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gains, and that it pay tax at the corporate rate to the extent that it annually distributes less than 100% of its REIT taxable income, determined without regard to the dividends paid deduction and including any net capital gains. In addition, a REIT will be required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions it makes in a calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and 100% of its undistributed income from prior years. For more information, please see “U.S. Federal Income Tax Considerations.” We anticipate that Series A’s estimated cash available for distribution will be sufficient to enable it to meet the annual distribution requirements applicable to REITs and to avoid or minimize the imposition of corporate and excise taxes. However, under some circumstances, Series A may be required to make distributions in excess of cash available for distribution to meet these distribution requirements or to avoid or minimize the imposition of tax and Series A may need to borrow funds to make certain distributions.

The following table sets forth calculations relating to the estimated initial distribution based on Series A’s pro forma net income for the three months ended March 31, 2021, and is provided solely for the purpose of illustrating the estimated initial distribution and is not intended to be a basis for determining future distributions. Dollar amounts are in thousands except per Series A share amounts.

Pro forma net income for the three months ended March 31, 2021	$258
Add: Increase in contractual rental revenues (1)	32
Add: Increase in rental revenues for 12-month period (2)	2,419
Add: Real estate depreciation and amortization	390
Add: Other depreciation and amortization	91
Subtract: Increase in management fees and general and administrative expenses for 12-month period (3)	(436)
Subtract: Non-cash rental revenues (4)	(94)

Estimated cash flows from operating activities for the 12 months ending March 31, 2022	$2,660
Less: Maintenance of working capital reserve (5)	—

Estimated cash available for distribution for the 12 months ending March 31, 2022 (6)	$2,660
Estimated initial annual distribution per Series A share	$0.2972
Total estimated initial annual distribution to Series A shareholders (7)	$2,660
Payout ratio (8)	100%

(1)	Represents the contractual base rent increase from scheduled annual rent escalations of 2.0% commencing October 1, 2021.
(2)	Reflects an increase in rental revenue due to a full 12 months of contractual base rent.
(3)

Reflects an increase in management fees and general and administrative expenses due to a full 12 months of operating the property with management fees commencing on September 1, 2021, based on an assumed daily equity value of 8,950,000 Series A shares that would be outstanding upon completion of this offering and the concurrent private placements equal to the assumed public offering price of $10.00 per Series A share, assuming no exervise of the underwriters’ over-allotment option. If the underwriters exercise their over-allotment option in full, the increase in management fees and general and administrative expenses for the 12 months ending March 31, 2022 would be $490,584, based on an assumed daily equity value of 10,187,500 Series A shares that would be outstanding upon completion of this offering and the concurrent private placements equal to the assumed public offering price of $10.00 per Series A share.

(4)	Represents net non-cash rental revenues associated with the straight-line adjustment to lease revenues and the amortization of intangible lease assets.
(5)

Represents scheduled cash reserves set aside from cash flows from operating activities to satisfy short-term liquidity requirements. Does not reflect approximately $600,000 of cash reserves to be set aside from the net proceeds of this offering to satisfy such short-term liquidity requirements. See “Use of Proceeds.”

(6)

Assumes no exercise of the underwriters’ over-allotment option. If the underwriters exercise their over-allotment option in full, the estimated cash available for distribution to shareholders for the 12 months ending March 31, 2022 would be $2,605,615, assuming an increase in management fees and general and administrative expenses for the period as described in footnote (3) above.

(7)

Based on a total of 8,950,000 Series A shares that would be outstanding upon completion of this offering and the concurrent private placements, assuming no exercise of the underwriters’ over-allotment option. If the underwriters exercise their over-allotment option in full, the total estimated initial annual distribution to Series A shareholders would be $3.0 million.

(8)

Calculated as total estimated initial annual distribution to Series A shareholders divided by Series A’s estimated cash available for distribution for the 12 months ending March 31, 2022, assuming no exercise of the underwriters’ over-allotment option. If the underwriters exercise their over-allotment option in full, we estimate that the payout ratio would increase to approximately 113.9% (without giving effect to any increase in management fees and general and administrative expenses and decrease in estimated cash available for distribution to shareholders for the period as described in footnotes (3) and (6) above, which would increase the payout ratio to approximately 116.2%).

CAPITALIZATION

The following table sets forth Series A’s actual capitalization at March 31, 2021, and its pro forma capitalization as of March 31, 2021, after giving effect to this offering (assuming no exercise of the underwriters’ over-allotment option), the concurrent private placements and the acquisition of the property and the other adjustments described in the unaudited pro forma consolidated financial statements included elsewhere in this prospectus, based on an initial public offering price of $10.00 per Series A share. This table should be read in conjunction with the sections entitled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Series A’s historical and pro forma financial statements and related notes included elsewhere in this prospectus.

	March 31, 2021
	Actual	Pro Forma (1)
Total debt	$—	$—

1 Series A share outstanding, actual, and 8,950,000 Series A shares outstanding, pro forma	100	83,725,000

Total equity	100	83,725,000

Total capitalization	$100	$83,725,000

(1)

ROX Parent currently holds one Series A share for which it made a capital contribution of $100. Upon the completion of this offering, Series A shall redeem that Series A share from ROX Parent for the original capital contribution of $100.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion pertains to the financial condition, results of operations and liquidity of Series A. ROX Financial LP has no business operations other than those of any Series. On a combined basis, ROX Financial LP has no business operations during the period from its inception on January 15, 2020 through March 31, 2021. This discussion should be read together with “Business and Property,” the pro forma consolidated financial statements and the historical consolidated balance sheet, including the related notes to each of these financial statements, of Series A that are included elsewhere in this prospectus. Where appropriate, this discussion includes the effects of the completion of the acquisition of the property, the completion of this offering, the concurrent private placements and the use of the net proceeds therefrom. This discussion also contains forward-looking statements based upon current expectations that involve risks and uncertainties. The actual results of Series A may differ materially from those anticipated in the forward-looking statements as a result of various factors, including those set forth under “Forward-Looking Statements” and “Risk Factors” included elsewhere in this prospectus.

Overview

ROX Financial LP

ROX Financial LP, or ROX LP, is a newly organized Delaware series limited partnership that has been formed to expand public market access to differentiated commercial real estate investment opportunities. Our platform was built specifically to leverage the economies of scale enabled by our innovative Series structure to lower fees and execution costs, allowing investors to access opportunities that have previously been unavailable in the public markets.

Each curated portfolio of properties or individual property will be held by a subsidiary owned by a separate Series. We expect each Series to be independently listed on a national stock exchange. This is the initial public offering of ROX LP’s shares of limited partner interests associated with Series A, which we refer to as Series A shares. As a Delaware series limited partnership, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series and any associated general partner, as provided under Delaware law.

Series A

This prospectus relates to the initial offering of Series A shares. On November 19, 2020, Series A (originally named Series AMZL) was created for the purpose of acquiring the property. Effective July 16, 2021, Series AMZL was renamed as Series A. Additionally, on November 19, 2020, ROX AMZL Oakley CA LLC, a wholly owned subsidiary of Series A, entered into a definitive agreement to purchase the property. The property is a 145,503 square foot delivery station completed in 2020. The property is fully leased to Amazon under a 12-year, triple net lease that commenced on September 15, 2020 and expires on September 30, 2032, with tenant options to extend. The lease is guaranteed by Amazon.com, Inc., who guarantees the payment of all present and future payment obligations that are not paid under the lease up to 100% of the remaining base rent obligations under the lease, which includes any applicable rent escalations, but not any additional rent obligations under the lease, which generally address property utility expenses, real estate taxes and landlord’s insurance. As of June 30, 2021, Amazon.com, Inc. was rated AA by Standard & Poor’s and A1 by Moody’s. However, Amazon.com, Inc.’s credit rating is not a recommendation to buy, sell or hold any Series A shares and may be subject to revision or withdrawal at any time. Amazon.com Services LLC is not separately rated. The acquisition of the property by the Series A subsidiary is subject to the completion of this offering, the concurrent private placements and customary closing conditions. ROX Financial LP, Series A and their respective subsidiaries and affiliates are not authorized, endorsed or sponsored by or affiliated, associated or in any way officially connected with Amazon.com, Inc. or any of its subsidiaries or affiliates. See “Notice of Non-Affiliation and Disclaimer.”

Series A will derive substantially all of its revenues from rents received from the lease. Minimum scheduled rent payments due under the lease for the first year of the lease are $3,225,754. Pursuant to the terms of the lease, base rent payments escalate by 2.0% annually during the initial 12-year lease term. Series A will begin recognizing revenues related to the lease upon the closing of the property acquisition. The property will be the sole property of Series A upon the closing of this offering and the concurrent private placements.

Results of Operations

During the period from November 19, 2020, through the date of this prospectus, Series A had no operations. Operations will commence upon the concurrent completion of this offering, the concurrent private placements and the acquisition of the property.

COVID-19 Pandemic

The ongoing COVID-19 pandemic, and restrictions intended to prevent its spread, have already had a significant adverse impact on economic and market conditions around the world, including the United States and California, where the property is located. The impact of the COVID-19 pandemic continues to evolve. California initially reacted to the COVID-19 pandemic by instituting quarantines, restrictions on travel, “shelter in place” rules, stay-at-home orders, density limitations, social distancing measures, and restrictions on types of business that may continue to operate. Although some state governments and other authorities were in varying stages of lifting or modifying some of these measures, California has generally been forced to reinstitute these measures and may, in the future, impose new, more restrictive measures if the risks, or the perception of the risks, related to the COVID-19 pandemic worsen at any time. Furthermore, although in certain cases, exceptions are available for essential retail, research and laboratory activities and essential building services, such as cleaning and maintenance, there can be no assurance that such exceptions will enable us to avoid adverse impacts on us or Series A. In addition, there can be no assurance as to how long restrictions intended to prevent the spread of COVID-19 may remain in place, and even if such restrictions are lifted, they may be reinstituted at a later date.

The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of the COVID-19 pandemic or restrictions intended to prevent its spread. Nevertheless, the ongoing COVID-19 pandemic, and restrictions intended to prevent its spread, and the current financial, economic and capital markets environment and future developments in these and other areas present material risks and uncertainties and could also have a material adverse effect on us and Series A. Please see “Risk Factors—The ongoing COVID-19 pandemic, and restrictions intended to prevent its spread, could have a material adverse effect on us and Series A.”

Critical Accounting Policies

ROX LP, as an emerging growth company, has elected to use the extended transition period that allows us and Series A to defer compliance with new or revised accounting standards. This allows ROX LP and Series A to adopt new or revised accounting standards as of the effective date for nonpublic business entities. In certain circumstances, ROX LP and Series A may early adopt the standards if allowed. The accounting policies of ROX LP and Series A are the same. It is Series A’s policy to evaluate the impact of new accounting standards for application to its business, financial condition, results of operations and cash flows as they become known.

The accounting policies of Series A are determined in accordance with generally accepted accounting principles, or GAAP. The preparation of its consolidated financial statements requires management to make estimates and assumptions that are subjective in nature and, as a result, the actual results could differ materially from the estimates. A summary of significant accounting policies and procedures are included in “Note 2—Significant Accounting Policies” contained in the consolidated financial statements of Series A, which relate to the period prior to the commencement of its business operations.

Series A believes the critical accounting policies described below, among others, will require management to make significant estimates and assumptions used in the preparation of its consolidated financial statements upon the commencement of its business operations.

Investments in Real Estate

Investments in real estate are carried at cost less accumulated depreciation and impairment losses, if any. The cost of investments in real estate reflects their purchase price. It is Series A’s policy to depreciate land improvements over 15 years, buildings over 50 years and building improvements over 15 years. Lease incentives, in-place leases, above-market and below-market leases, and tenant improvements are amortized over the remaining initial lease term of the acquired lease. Amortization of in-place leases is recorded as amortization expense and amortization of above-market and below-market leases is recorded as an increase or decrease to rental revenues in the consolidated statement of operations. In the event that a tenant terminates an acquired lease prior to its expiration, the unamortized portion of the related intangible assets and liabilities is accelerated over the shortened lease period. Maintenance and repairs are expensed as incurred and major improvements are capitalized when they extend the useful life or improve the productive capacity of the property.

Series A will evaluate each property acquisition to determine whether it should be accounted for as an asset acquisition or a business combination. If substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, then the transaction is considered to be an asset acquisition. Series A intends for the acquisition of the property to be accounted for as an asset acquisition.

The purchase price of an acquired property accounted for as an asset acquisition will be allocated to tangible assets and intangible assets and liabilities based on their relative fair values. Tangible assets generally include land, land improvements and buildings. Intangible assets may include the value of acquired in-place leases, above-market and below-market leases, and other identifiable intangible assets based on specific lease or property characteristics. Transaction costs incurred in connection with an asset acquisition are capitalized and included as part of the purchase price.

The fair value of tangible assets of an acquired property will be determined by valuing the property as if it were vacant utilizing a number of sources, including real estate valuations prepared by independent valuation firms. Management also considers information and other factors, including market conditions, the industry that the tenant operates in, characteristics of the real estate, such as location, size, demographics, value and comparative rental rates, tenant and/or guarantor credit profile and the importance of the location of the real estate to the operations of the tenant’s business. Management’s assessment of a tenant’s and/or guarantor’s credit profile includes, when available, reviews of reports and filings (including public credit ratings, financial statements and debt and equity analyst reports), corporate credit spreads, stock prices, market capitalization and other financial metrics. Series A also uses the information obtained as a result of the pre-acquisition due diligence to evaluate potential asset retirement obligations and, when necessary, will record an asset retirement obligation as part of the purchase price allocation.

The estimated fair value of an acquired in-place lease equals the costs that would have been incurred to lease the property to its occupancy level at the date of acquisition. The in-place lease is amortized as of the date of acquisition over the remaining initial noncancellable term of the lease to amortization expense. Acquired above-market and below-market lease values are amortized based on their present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amount to be paid pursuant to the in-place lease and management’s estimate of the fair market value lease rate at the time of acquisition.

Impairment of Long-Lived Assets

Long-lived assets of Series A generally consist of the tangible and intangible assets associated with its real estate investment. Long-lived assets to be held and used are reviewed for impairment when events or changes in circumstances indicate that their carrying amounts may not be recoverable. If, and when, such events or changes in circumstances are present, an impairment exists to the extent the carrying value of the asset or asset group exceeds the sum of the undiscounted cash flows expected to result from the use of the asset or asset group and its eventual disposition. Such cash flows include expected future operating income, as adjusted for trends and prospects, as well as the effects of demand, competition and other factors. An impairment loss is measured as the amount by which the carrying amount of the asset or asset group exceeds the fair value of the asset or asset group. A significant judgment is made as to if and when impairment should be taken. Long-lived assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

Assumptions and estimates used in the recoverability analyses for future cash flows, discount rates and capitalization rates are complex and subjective. In evaluating long-lived assets for recoverability, management considers current market conditions, as well as its intentions with respect to holding or disposing of the asset. Management’s intentions with regard to the underlying assets might change as market conditions change, as well as due to other factors. The valuation of impaired assets is determined using generally accepted valuation techniques, including discounted cash flow analysis, income capitalization, analysis of recent comparable sales transactions, actual sales negotiations, and purchase offers received from third parties. A single valuation technique or multiple valuation techniques, as appropriate, may be used when estimating the fair value of real estate. Changes in economic and operating conditions or management’s intentions with regard to holding or disposing of the asset that occur subsequent to an impairment analyses could impact the assumptions used and results of future impairment analysis.

Revenue Recognition

The rental revenues of Series A will be substantially derived from the rent received from the Series A tenant. The lease is expected to be classified as an operating lease. Series A’s revenue recognition policy is to recognize minimum base rents on a straight-line basis over the noncancelable term of the lease when collection of the lease payment is probable. The difference in rent received and the amount of rental revenue recognized on a straight-line basis is recorded as a tenant receivable or prepaid rent liability in the consolidated balance sheet. Capitalized above-market and below-market lease values resulting from the acquisition of the property are amortized as a decrease or increase, respectively, to rental income over the estimated period the tenant is expected to be leasing the property. Accurately estimating the term of the tenant lease is critical to the amount of revenue recognized and to the valuation of the tenant receivable or prepaid rent liability. Management also takes into account whether the collectability of rent is reasonably assured in determining the amount of straight-line rent to record. Any lease payments received from the tenant in advance of their due dates are deferred and recognized as a liability in the consolidated balance sheet.

The lease agreement contains provisions requiring the Series A tenant to assume responsibility for operating costs of the property, including but not limited to property taxes, property insurance, common area maintenance, utilities and other third-party maintenance expenses. Under Accounting Standards Codification 842, Leases, or ASC 842, Series A elected the practical expedient upon adoption at its inception on November 19, 2020 to combine common area maintenance, utilities and other recoveries from the tenant, which each meet the definition of non-lease components, with rental revenues because the recognition pattern of these non-lease components, which are not the predominant components of the lease, is the same as the lease component. The revenues related to non-lease components are recognized in the same period as the related expenses are incurred. Recoveries from the tenant related to property taxes and property insurance costs are not considered components of a lease and therefore no financial consideration from a lease is allocated to these expense reimbursements because they do not result in the transfer of a good or service to a tenant. Series A records operating expenses related to the property on a net basis in the Series A consolidated statement of operations when the tenant pays these costs directly to the third-party. Operating expenses that are paid by the property that are subject to recovery from the Series A tenant pursuant to the lease are recorded on a gross basis in the Series A consolidated statement of operations. Rental revenues associated with recoveries from the Series A tenant are considered variable lease income and therefore are not included in the calculation of straight-line rent. Such amounts are recognized as income when the amounts are earned.

To limit counterparty credit risk, we will typically seek to enter into leases with tenants with favorable credit ratings. However, we will regularly assess the collectability of tenant receivables by, among other things, evaluating the tenant’s payment history, changes in the tenant’s and/or guarantor’s credit profile, changes in the business performance at the property and new market developments and relevant current economic factors. As noted above, management’s assessment of a tenant’s and/or guarantor’s credit profile includes, when available, reviews of reports and filings (including public credit ratings, financial statements and debt and equity analyst reports), corporate credit spreads, stock prices, market capitalization and other financial metrics. If the probability of collection of rental income is reassessed during the lease term and no longer deemed probable, rental revenues for the tenant cease to be accounted for on a straight-line basis. In the period in which collectability is assessed and deemed unlikely, rental revenues for the specific tenant are recorded on a cash basis for this period and for future periods until either the lease expires, otherwise terminates or the circumstances negatively impacting the probability of collection are relieved. In addition, any related tenant receivables and accrued straight-line rent receivable are reversed in the period in which collectability is assessed and deemed unlikely and any future collection of these amounts is also recognized on a cash basis.

Leases

Under ASC 842, a lessor lease is classified as an operating lease if none of the following criteria are met: (i) ownership transfers to the tenant at the end of the lease term, (ii) the tenant has a purchase option that is reasonably expected to be exercised, (iii) the lease term is for a major part of the economic life of the leased property, (iv) the present value of the future lease payments and any residual value guaranteed by the tenant that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the leased property, and (v) the leased property is of such a specialized nature that it is expected to have no future alternative use at the end of the lease term. If one or more of these criteria are met, the lease will generally be classified as a sales-type lease, unless the lease contains a residual value guarantee from a third party other than the tenant, in which case it would be classified as a direct financing lease under certain circumstances in accordance with ASC 842. The acquired in-place lease at the property is expected to be classified as an operating lease.

Offering Costs

In connection with this offering and the concurrent private placements, affiliates of Series A have or will incur legal, accounting, and related costs that will be paid by RPS Securities and its affiliates, a related party advisory services provider. RPS Securities and its affiliates are solely responsible for bearing these offering costs in accordance with the services agreement. For bearing these offering costs, RPS Securities will be paid transaction expenses from Series A that is a capped amount of expense reimbursement that is solely contingent upon the completion of the offering. This fee will be capitalized and recorded as a reduction of partners’ capital on the consolidated balance sheet of Series A.

Underwriting Discounts and Commissions

In connection with this offering, Series A will incur underwriting discounts and commissions, which will be paid by Series A. Such costs will be deducted from the proceeds of this offering when it is consummated and recorded as a reduction of partners’ capital on the consolidated balance sheet of Series A.

Income Taxes

Series A intends to elect to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2021. Series A believes that it has been established and intends to operate in a manner that will enable it to meet the requirements for qualification and taxation as a REIT commencing with such taxable year. To qualify as a REIT, Series A must meet on a continuing basis, through its organization and actual investment and operating results, various requirements under the Code relating to, among other things, the sources of its gross income, the composition and values of its assets, its distribution levels and the diversity of ownership of Series A shares. If Series A fails to qualify as a REIT in any taxable year and does not qualify for certain statutory relief provisions, it will be subject to U.S. federal corporate income tax and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which it failed to qualify as a REIT. Even if Series A qualifies for taxation as a REIT, Series A may be subject to certain U.S. federal, state and local taxes on its income or property. For additional information on income taxes, please see “U.S. Federal Income Tax Considerations.”

Liquidity and Capital Resources

We estimate that the net proceeds from this offering and the concurrent private placements, after deducting the underwriting discounts and commissions payable by Series A, will be approximately $83.7 million (or $95.2 million if the underwriters’ over-allotment option is exercised in full) based on an assumed initial public offering price of $10.00 per Series A share. We are dependent upon the net proceeds from this offering and the concurrent private placements to acquire the property and to pay the related transaction and advisory fees associated with this acquisition. If this offering is unsuccessful, including if we are unable to raise net proceeds of at least $83.5 million, the property will not be acquired.

Series A’s short-term liquidity requirements following the completion of this offering and the concurrent private placements will primarily consist of operating expenses directly associated with its investment in real estate property and other expenditures, including compensation to independent members of the Board and management fee to RPS Securities. In addition, Series A will require funds for future distributions expected to be paid to shareholders following completion of this offering. Series A intends to satisfy its short-term liquidity requirements through cash reserves from this offering and cash flow generated from the rental revenues associated with the lease. The lease, which is with a single tenant for 100% of the property, commenced on September 15, 2020 and will expire on September 30, 2032, with tenant options to extend. Annualized base rent payments for the first year of the lease, beginning on September 15, 2020, are $3,225,754. The base rent payable pursuant to the lease escalates by 2.0% annually during the initial 12-year term, with the first rent escalation taking effect on October 1, 2021.

Series A’s long-term liquidity requirements will primarily consist of property maintenance and capital improvement costs, including repair and replacement of the roof deck and structural components, repair of the building slab and foundation and repair of exterior walls.

To achieve and maintain Series A’s qualification as a REIT, Series A must make distributions to shareholders aggregating annually at least 90% of Series A’s REIT taxable income excluding capital gains. As a result of this requirement, Series A cannot rely on retained earnings to fund its business needs to the same extent as other entities that are not REITs. If Series A does not have sufficient funds from its operations to fund its business needs, Series A will need to find alternative ways to fund those needs. Such alternatives may include incurring indebtedness or issuing additional equity securities in public or private transactions, the availability and attractiveness of the terms of which cannot be assured.

As of March 31, 2021, Series A had $100 of cash resulting from the initial investment from ROX Parent to ROX LP which was allocated to Series A in exchange for one Series A share issued to ROX Parent. We believe that following the completion of this offering and the concurrent private placements, Series A will have access to sufficient capital to meet its capital needs for the foreseeable future. Although the property is currently unlevered, Series A may incur or assume conservative net mortgage debt levels on Series A or its properties in connection with future property acquisitions.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-

Oxley Act for the first or second annual report on Form 10-K. Only in the event that we are deemed to be a large-accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements. Prior to the closing of this offering, we will not have completed an assessment of our internal controls, nor will our auditors have tested our systems.

Related Party Transactions

We have entered into an agreement with RPS Securities whereby Series A will pay certain fees for management and advisory services. We have also entered into a license agreement with ROX Parent to receive a nontransferable, nonexclusive and worldwide license, on a royalty-free and as-is basis, to use certain intellectual property. Please see “Certain Relationships and Related Party Transactions,” “Services Agreement with RPS Securities” and “License Agreement with ROX Parent.”

Off-Balance Sheet Arrangements, Commitments, Contractual Obligations and Quarterly Results

As of March 31, 2021, Series A did not have any off-balance sheet arrangements, commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as Series A has not conducted operations to date.

Quantitative and Qualitative Disclosures About Market Risks

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices and other market changes that affect market sensitive instruments. In pursuing its business plan, we expect that the primary market risk to which Series A will be exposed is inflation.

We expect Series A will be exposed to inflation risk as income from the long-term lease with the Series A tenant will be the sole source of its cash flows from operations. Rent escalation provisions in the lease are designed to mitigate the adverse impact of inflation on Series A. However, due to the long-term nature of the lease, such rent escalations may not increase enough to cover inflation.

BUSINESS AND PROPERTY

ROX LP Overview

ROX Financial LP, or ROX LP, is a newly organized Delaware series limited partnership that has been formed to expand public market access to differentiated commercial real estate investment opportunities. We intend for Series A to be listed on NYSE Arca and to elect to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2021. Our platform was built specifically to leverage the economies of scale enabled by our innovative Series structure to lower fees and execution costs, allowing investors to access opportunities that have previously been unavailable in the public markets.

Many of the wealthiest individuals and largest institutions invest directly in private equity commercial real estate because it offers a combination of potential value appreciation and income as part of a well-diversified investment portfolio. However, we estimate that more than 80% of the value of all commercial real estate in the United States is not tradable in the public markets and the asset class is frequently considered an “alternative” because investments are often opaque, complex and illiquid.

Public commercial real estate investing is primarily limited to listed real estate investment trusts, or REITs. Generally, listed REITs offer access to diverse portfolios of real estate similar to the way that mutual funds offer access to diverse portfolios of stocks and bonds.

We intend to provide more targeted investment opportunities by offering access to securities representing interests in curated portfolios of properties and individual properties that trade on a national securities exchange. Following this offering, we plan to periodically offer additional Series representing interests in curated portfolios of properties or individual properties with the following characteristics:

•	single tenant portfolios: multiple properties leased to a single tenant in one or more locations, which is our intention with Series A;

•	single location portfolios: multiple properties leased to several tenants in a common location, such as an industrial park or a life sciences campus; and

•	single properties: a single property with significant scale and cash flow durability, such as a corporate headquarters or other critical facility.

Our goal is to empower investors to build a portfolio of commercial real estate securities based on their individual criteria. We believe our Series will be more accessible and liquid than private equity investments and more transparent and targeted than traditional listed REITs.

Series A

Investment Case

While this offering is of interests in a Series owning a single property, we intend to build Series A into a curated portfolio of logistics properties in one or more locations leased by Amazon.com Services LLC, or the Series A tenant, or its affiliates. The property to be purchased with the net proceeds from this offering and the concurrent private placements is leased by the Series A tenant and the guarantor of the lease is Amazon.com, Inc., or the Series A guarantor. Logistics facilities leased by the Series A tenant are a material part of the U.S. industrial commercial real estate market, and we believe a curated portfolio of these properties should deliver an attractive risk-adjusted return that would appeal to investors seeking modest but consistent increases in distributions and potential for asset value appreciation.

High-quality logistics properties in attractive locations, particularly those classified as last-mile delivery stations, such as the property to be purchased with the net proceeds of this offering and the concurrent private placements, or the property, are an increasingly important component of the logistics supply chain. We believe demand for last-mile delivery stations will continue to grow over time as companies strive to ensure they are well-positioned to meet the needs of customers who have come to expect next or same day delivery of their e-commerce purchases.

We believe Series A benefits from a number of attractive characteristics:

Built to suit last mile logistics property in a well-located, high barrier to entry market. The property is a 145,503 square foot mission-critical last-mile delivery station located in Oakley, California and completed in 2020. The property was built to the Series A tenant’s specific standards, including specialized dock doors and a low floor to area ratio that accommodates substantial parking requirements. Oakley, California is located approximately 40 miles from both San Francisco and Sacramento, and, according to CBRE Group, Inc., or CBRE, more than 3.2 million households are accessible within a 50 mile radius. The site was identified by NorthPoint through an algorithm that amalgamates parameters such as residential commute times, container drayage reports, traffic flows and myriad other variables pertinent to labor economics. Other than this site, the surrounding area has limited land for industrial development.

Quality of the tenant. The property is leased by the Series A tenant and the lease is guaranteed by the Series A guarantor, one of the larger and more creditworthy companies in the world. ROX Financial LP, Series A and their respective subsidiaries and affiliates are not authorized, endorsed or sponsored by or affiliated, associated or in any way officially connected with Amazon.com, Inc. or any of its subsidiaries or affiliates. See “Notice of Non-Affiliation and Disclaimer.”

Type and term of the lease. The lease is a 12 year, triple net lease that requires the Series A tenant to pay or reimburse Series A for all real estate taxes, landlord’s insurance and utilities of the property. The lease commenced on September 15, 2020, and the initial term expires on September 30, 2032. During its initial term, the lease has 2.0% annual contractual base rent increases. The Series A tenant has the right to extend the lease until August 31, 2055, subject to an increase to then-prevailing market rental rates.

Strategic relationship with an experienced property developer and property manager. The property was developed, and will continue to be property managed by, NorthPoint. NorthPoint was founded in 2012 and has developed more than 100 million square feet of industrial and logistics properties, including for Amazon.com, Inc., Home Depot Inc., Walmart Inc., General Electric Company and General Motors Company. Series A has executed a strategic cooperation agreement with NorthPoint pursuant to which NorthPoint has agreed to consult with us to provide strategic insight with respect to potential industrial commercial properties held by NorthPoint or other third-parties that would reasonably be expected to meet our investment criteria. In addition, NorthPoint has agreed that Series A shall have the right for one year following the completion of this offering to offer to purchase two properties to be leased by the Series A tenant in the same Contra Costra Logistics Center in which the property is located. One is an approximate 480,000 square foot facility to be used as an outbound cross dock fulfillment center expected to be occupied in September 2021, and the other is an approximate 450,000 square foot facility to be used as an inbound cross dock fulfillment center expected to be occupied in July 2022. That right to offer to purchase is subject to the terms of all existing agreements with respect to any applicable property, including any tenant lease, joint venture or other agreement governing the ownership or transfer of the property.

Potential to expand Series A from a single Amazon-leased property to multiple Amazon-leased properties. We intend to build Series A into a portfolio of logistics properties in one or more locations that have the Series A tenant as a common tenant. We intend to acquire properties that are newly built in prime locations and have a long-term net lease with regular contractual rental escalators. Although the property is currently unlevered, Series A may incur or assume conservative net mortgage debt levels on Series A or its properties in connection with future property acquisitions.

The Property

The property is a 145,503 square foot last-mile delivery station completed in 2020. The property was built to the Series A tenant’s specific standards, including specialized dock doors and a low floor to area ratio that accommodates substantial parking requirements. The Series A tenant has directly invested in the property by adding features including automated conveyor systems and electrical infrastructure for future vehicle charging stations. Amazon.com, Inc. describes their delivery stations as properties where customer orders are prepared for last-mile delivery to customers.

This type of property can be among the most difficult in the logistics supply chain to develop because of the:

•	lack of available land in densely populated, mature markets;

•	ability to procure entitlements for high flow-through facilities;

•	requirement for proximity to key transportation arteries;

•	need to access an appropriate base of labor; and

•	unique building/site design requirements such as segmented site ingress/egress and covered queueing lanes for delivery pick-up.

The property was developed by NorthPoint, a leading national developer, with nine office locations and more than 355 employees as of March 31, 2021. According to Real Capital Analytics, NorthPoint built more square feet of industrial commercial real estate in the United States than any other developer during the five year period ending June 15, 2020, completing 46,540,156 square feet, valued at an estimated aggregate value of $3.8 billion.

The property is located on a 25.05-acre site in the approximate 143-acre development known as the Contra Costa Logistics Center currently being developed by NorthPoint in Oakley, California. The Contra Costa Logistics Center is planned to hold five industrial properties comprising approximately 2.2 million square feet. The Series A tenant currently occupies Building 1, the property. NorthPoint has signed a lease with the Series A tenant for Building 4, an approximate 480,000 square foot facility to be used as an outbound cross dock fulfillment center that is expected to be occupied in September 2021, and expects to sign a lease with the Series A tenant for Building 5, an approximate 450,000 square foot facility to be used as an inbound cross dock fulfillment center that is expected to be occupied in July 2022. We believe the combination of the property with two new adjacent facilities will create an important synergistic campus for the Series A tenant’s fulfillment needs in Northern California.

We believe the Oakley site’s advantages include a large, highly concentrated population with an above average 5-year projected growth, a substantial potential warehouse worker labor pool with a positive supply/demand balance and a receptive community and local political environment.

The following table provides information about the property as of March 31, 2021.

Property Summary

Total Buildings	1
Total Stories	1
Total Rentable Square Feet	145,503
Lot Size	25.05 acres
Percent Occupied	100%
Floor Area Ratio (1)	0.13
Clear Height Feet (2)	32
Car Parking Spaces	308
Van Parking	706
Van Loading/Staging	60/60
Year Built	2020

(1)	The ratio of a building’s total floor area to the size of the land upon which it is built.
(2)	The usable height to which a tenant can store its product on racking, measured below any obstructions such as joists, lights or sprinklers.

Site Description

The property is located on a 25.05-acre site in the approximate 143-acre development known as the Contra Costa Logistics Center in Oakley, California a community of 42,543 with a median household income of $104,893 as of July 1, 2019, according to the United States Census Bureau. The site is located within 50 miles of five seaports, Benicia, Stockton, San Francisco, Oakland and Richmond. Notably, according to Northpoint, the property benefits from significantly lower drayage costs per container from the Port of Oakland than other California cities. At $402.50 per container, the drayage cost between the Port of Oakland and the property is lower than competitive locations. The site is the redevelopment of a brownfield site previously owned by The Chemours Company FC, LLC, or Chemours.

Transportation and Access

The property is located just off the intersection of the SR-4 and CA-160 highways, has onsite BNSF rail service and its own highway on-ramp at SR-160 and Wilbur Avenue. The location provides proximity to several airports, including Buchanan Field, Oakland International and Stockton Metropolitan and seaports including Oakland, the region’s primary port, and Stockton.

Site Plan

Property Condition

In general, the property was constructed within industry standards, has been well maintained and is in good condition. There has been no extensive building renovation since the property was built and no renovation plan currently exists.

•

Site. The property is located at an elevation of approximately 20 feet above mean sea level and the topography is relatively flat with minor slopes to accommodate site drainage. New landscaping consisting of deciduous trees, shrubs and ground cover is covered by an automatic irrigation system. Large facade signage identifies the Series A tenant and cast-in-place concrete sidewalks are provided for pedestrian traffic. Pole-mounted lighting fixtures with LED lamps are spaced around the site, parking areas and along the main entrance drives. Building facade-mounted flood light fixtures with LED lamps provide exterior building perimeter and service areas. The canopy covered delivery van loading area is lighted by surface mounted 4 feet LED 2-lamp equipped fixtures. The site is improved with parking areas for 308 cars, including eight accessible spaces in accordance with Title III of the American with Disabilities Act, or the ADA. In addition, there are 706 van parking spaces, 60 van staging spaces and 60 van loading spaces. Four entry drives provide access to the property from the adjacent road frontages.

•

Structure. The property is constructed of slab-on-grade with no basement areas. Cast-in-place, reinforced concrete foundations support the exterior walls and load bearing interior walls and columns. Interior concrete and steel columns, typically approximately 50 x 50 lineal feet on center, support steel roof decking and rigid insulation.

•

Building Envelope. The property has a new low-slope fully-adhered, single-ply, 60 millimeter thick thermoplastic polyolefin-membrane roof. Exterior wall panels are made of structural tilt-up, precast concrete. The exterior has unique attributes, with suspended steel canopies covering the entrances and a large canopy area over the delivery van loading areas. Fourteen dock doors and six van loading doors facilitate package flow-through.

•

Building Interior. The lobby and office spaces generally have ceramic tile floors, painted gypsum wallboard walls and suspended acoustical tile ceilings. The warehouse areas have exposed concrete floors and exposed structure ceilings.

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Accessibility—Americans with Disabilities Act. The property must comply with the ADA to the extent that the property is a “public accommodation” as defined by the ADA. Only the lobby area and the public restrooms fall into the “public accommodation” category. The property is in general conformance with the ADA.

•

Building Systems. The heating, ventilating and air conditioning, or HVAC, systems include office areas that are heated and cooled by seven gas/heating/electric cooling single-package rooftop units of 2-ton, 4-ton, 5-ton, 6-ton, 7-ton and 12-ton cooling capacity, manufactured by Carrier. The office area server rooms have two Carrier 3-ton split-system air conditioning systems with rooftop outdoor condensing units and indoor fan coils. The warehouse areas have exhaust fans for cooling in the summer and eight gas-fired make-up air rooftop furnace units for heating. The electrical main switchboard is rated for 4,000-Amp, 480Y/277-Volt, 3-phase, 4-wire service. Dry-type, step-down transformers reduce the higher service voltage down to 120/240-Volts for smaller scale equipment, appliances, wall receptacles and various lighting fixtures. The electrical equipment is made by General Electric. Fire and life safety features include an automatic sprinkler system, hardwired smoke and heat rise detectors with battery-backup, alarm pull stations at entrances to egress stairways and building entrances, illuminated exit lights with battery backup along exit paths, emergency battery lighting units, audible-visual alarm devices throughout, including in restrooms, portable fire extinguishers throughout the office areas and warehouse area.

All information in this “—Property Condition” section is derived from the Acquisition Property Condition Reported dated October 15, 2020, prepared by EBI Consulting, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. Please see “Where You Can Find Additional Information.”

Seismic

Based upon EBI Consulting’s survey, utilizing the St-Risk statistical software program, the scenario expected loss for the property is estimated to be 6% of the replacement cost of the building. That analysis is based upon a 475-year return period and a 10% chance of exceedance in a 50-year exposure period. The property is not in an area subject to the Alquist-Priolo Earthquake Zoning Act. The building appears to have the basic elements of a lateral force resisting system to resist earthquakes. EBI Consulting has informed us that no existing or prior significant structural or foundation damage from previous earthquakes was reported or observed and that the project meets the building stability and site stability requirements.

Unless otherwise indicated, all information in this “—Seismic” section is derived from the Seismic Report (Probable Maximum Loss) dated October 15, 2020, prepared by EBI Consulting, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. Please see “Where You Can Find Additional Information.”

Environmental Matters

The property is located in the southwest portion of a former chemical manufacturing facility owned and operated by Chemours (and its predecessor, E. I. du Pont de Nemours and Company, or DuPont). DuPont used approximately 54.3 acres of the 378-acre site for manufacturing of chlorofluorocarbons, fuel-additive anti-knock compounds and titanium dioxide. All manufacturing activities ceased by 1999, and the manufacturing structures were demolished shortly thereafter. The Chemours facility has undergone substantial investigation and remediation pursuant to a Resource Conservation and Recovery Act, or RCRA, Corrective Action program overseen by the California Department of Toxic Substance Control, or the DTSC, aspects of which remain ongoing. The Chemours facility is subject to a recorded Land Use Covenant, or the LUC, that limits a restricted area, covering approximately 130 acres of the facility, to non-residential uses and, among other restrictions, prohibits disturbance of soils or use of groundwater. In connection with NorthPoint’s purchase of 143 acres of the Chemours facility in 2019, DTSC, NorthPoint and Chemours entered into an Agreement and Covenant Not to Sue, or the PPA. Under the PPA, DTSC agreed that NorthPoint and qualified successors in interest are not responsible for remediation of the existing contamination, as defined in the PPA, subject to certain customary reservations of rights and conditioned on NorthPoint’s compliance with the terms of the PPA. The PPA’s obligations include, among other provisions, implementing and funding appropriate vapor intrusion mitigation systems, abiding by the terms of the LUC, and following a DTSC-approved soil and material management plan for any construction or excavation activities at the site. In connection with the closing of the acquisition of the property, Series A will file the notifications necessary to receive the benefit of the PPA’s liability protections.

The majority of the property, while part of the Chemours facility, was not part of the site used by DuPont for manufacturing. The southern portion of the property (approximately two-thirds of the property) remained agricultural and was used for vineyards. The northern portion was developed with an office building and parking areas on the west side, an electrical substation near the center, and a manufacturing support area on the east side that included a power house and two aboveground fuel oil storage tanks. With the exception of the northeast corner, DTSC agreed, in 2006, that the remainder of the property, along with other non-manufacturing portions of the Chemours facility did not require further remediation. The northeast corner, however, remains within the RCRA Corrective Action facility boundary and is part of the restricted area defined in the LUC. Investigations in this portion of the site have identified elevated levels of diesel range organics, gasoline range organics and thallium in soil samples. In addition, based on site maps identifying the areas of groundwater contamination, a small portion of one of the groundwater plumes being addressed by Chemours overlaps with the edge of the northeast corner of the property. Based on existence of the LUC, EBI Consulting concluded that the northeast portion of the property constitutes a controlled recognized environmental condition, while the remainder of the property qualified as a historic recognized environmental condition.

In compliance with its obligations under the PPA, NorthPoint completed vapor intrusion investigations of the property in accordance with a previously approved DTSC workplan and submitted a report to DTSC on May 12, 2020. By letter dated May 21, 2020, DTSC approved construction of the warehouse on the property without a vapor intrusion mitigation system, based on findings that:

•	the proposed building location is not located over the mapped spatial footprint of the ground water plumes;

•	subsurface contaminant concentrations at the proposed building location are at or below the Environmental Protection Agency’s residential screening numbers; and

•	the building is intended for commercial use only.

However, as noted by EBI Consulting, preliminary groundwater data from sampling locations immediately to the east of the property taken in March 2020 suggested that levels of chlorinated volatile organic compounds may be above local vapor intrusion screening levels. Although liability for the underlying contamination would presumably be Chemours’ responsibility, EBI Consulting identified this issue as a recognized environmental condition and recommended further investigation to confirm that this contamination does not pose an unacceptable vapor intrusion risk.

All information in this “—Environmental Matters” section is derived from the Phase I Environmental Site Assessment of the property dated April 13, 2021, prepared by EBI Consulting, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. Please see “Where You Can Find Additional Information.”

The Tenant and the Lease

General

The property is fully leased to the Series A tenant under a 12-year, triple net lease that commenced on September 15, 2020 and expires on September 30, 2032. The lease is guaranteed by the Series A guarantor, who guarantees the payment of all present and future payment obligations that are not paid under the lease up to 100% of the remaining base rent obligations under the lease, which includes any applicable rent escalations, but not any additional rent obligations under the lease, which generally address property utility expenses, real estate taxes and landlord’s insurance.

Amazon.com, Inc. is a U.S. based multinational corporation engaged in global sales of consumer products and subscriptions through various websites and computing, storage, database and service offerings for start-ups, enterprises, government agencies and academic institutions through Amazon Web Services. As of March 31, 2021, Amazon.com, Inc. ranked #2 on the 2020 Fortune 500 list of the largest U.S. corporations by total revenue and had a market capitalization of $1.7 trillion. As of June 30, 2021, Amazon.com, Inc. was rated AA by Standard & Poor’s and A1 by Moody’s. However, Amazon.com, Inc.’s credit rating is not a recommendation to buy, sell or hold any Series A shares and may be subject to revision or withdrawal at any time. Amazon.com Services LLC is not separately rated.

The historical audited and unaudited financial statements of Amazon.com, Inc. (which are not incorporated by reference into this prospectus) have been filed with the SEC and are available on the SEC’s website at www.sec.gov. You should not place undue reliance on such financial statements, as they are presented on a consolidated basis without Series A tenant specific data and are therefore not necessarily indicative of the Series A tenant’s business, financial condition, liquidity, results of operations and prospects or its ability to make payments under the lease.

The lease is triple net, meaning that the Series A tenant is responsible for the direct payment or reimbursement of utility expenses, real estate taxes and landlord’s insurance which, upon our acquisition of the property, is payable to a wholly owned subsidiary of Series A, which we refer to as the Series A subsidiary. The Series A tenant has a right of first offer with respect to a sale of the property that has been waived as it may relate to our purchase of the property and this offering, but would apply to any future sale of the property by us.

The following table provides information about the lease as of March 31, 2021.

Tenant	Lease Expiration (1)	Annual Rent Escalations (2)	Remaining Lease Term (Years)	Total Leased Square Feet (3)	Percent of Property Rentable Square Feet	Annualized Base Rent (4)	Annualized Rent Per Leased Square Foot (5)	Percent of Property Annualized Rent
Amazon.com Services LLC	September 30, 2032	2.0%	11.5	145,503	100%	$3,225,754	$22.17	100%

(1)

Expiration date does not assume exercise of renewal or extension options. The Series A tenant has the right to extend the lease term for up to four additional terms of five years each, and a fifth right to extend the term for a term of two years and eleven months. For each renewal period, the base rent is targeted to be prevailing market rent for new leases for comparable space and improvements, subject to the agreement of landlord and tenant.

(2)	Represents annual contractual base rent increases that commence October 1 of each year, beginning in 2021.
(3)	Calculated as total rentable square feet less square feet available for lease divided by total rentable square feet.
(4)	Represents annualized monthly contractual base rent as of March 31, 2021. Annualized base rent does not include expense reimbursements.
(5)	Represents annualized base rent divided by total leased square feet.

Annual Rent Escalations

The following table provides information about the contractual base rent during the initial term of the lease.

Beginning Date	Ending Date	Square Feet	Annual Rent	Monthly Rent	Per Square Foot Rate
September 15, 2020	September 30, 2021	145,503	$3,225,754	$268,813	$22.17
October 1, 2021	September 30, 2022	145,503	3,290,269	274,189	22.61
October 1, 2022	September 30, 2023	145,503	3,356,074	279,673	23.07
October 1, 2023	September 30, 2024	145,503	3,423,196	285,266	23.53
October 1, 2024	September 30, 2025	145,503	3,491,660	290,972	24.00
October 1, 2025	September 30, 2026	145,503	3,561,493	296,791	24.48
October 1, 2026	September 30, 2027	145,503	3,632,723	302,727	24.97
October 1, 2027	September 30, 2028	145,503	3,705,377	308,781	25.47
October 1, 2028	September 30, 2029	145,503	3,779,485	314,957	25.98
October 1, 2029	September 30, 2030	145,503	3,855,074	321,256	26.49
October 1, 2030	September 30, 2031	145,503	3,932,176	327,681	27.02
October 1, 2031	September 30, 2032	145,503	4,010,819	334,235	27.57

Additional Rent

During each month of the term of the lease, the Series A tenant must pay to the Series A subsidiary most of the operating expenses payable for the leased premises. Operating expenses payable by the Series A tenant exclude items for which the Series A subsidiary is explicitly responsible for under the lease and capital improvements, other than capital improvements with respect to exterior paint, asphalt and exterior concrete and swales and detention ponds located on the premises, and not maintained by owners association of the Contra Costa Logistics Center. Items for which the Series A subsidiary is explicitly responsible for under the lease include:

•	non-recurring landscaping;

•	repair and replacement of roof deck and structural components;

•	maintenance of the electrical system located outside the leased premises;

•	repair of the building slab and foundation;

•	repair of exterior walls;

•	maintenance of fire sprinkler systems; and

•	repair of subgrade utility lines outside of the leased premises.

Series A will maintain capital reserves necessary to pay the above expenses. Please see “Use of Proceeds.” As the leased premises are newly-built, we do not expect these expenses to be material for several years. In future years, Series A intends to retain cash from operations to enable it to pay these expenses as they may arise.

The Series A guarantor does not guarantee the additional rent obligations under the lease. Accordingly, in the event the tenant fails to meet its additional rent obligations under the lease, Series A would not have contractual recourse against the guarantor and may be required to pay significant operating expenses of the property, including real estate taxes and landlord’s insurance. For calendar year 2021 and based on the budget for the property for 2021, we believe the amount of these operating expenses will be approximately $400,000. However, that amount may change from year to year based on a variety of factors, including the condition of the property.

Tenant Improvements

The property has been developed to the standards typical of a build-to-suit delivery station leased to the Series A tenant, that include:

•	Enhanced finishings such as a roofing system with a thicker insulation and membrane that provides a longer warranty than industry-standard products;

•	Motion-detector LED lighting and high velocity fans to improve energy efficiency;

•	Hydraulic docking systems and high-speed rollup doors to facilitate high-traffic movement;

•	Oversized structural members to resist lateral load from the roof without needing diagonal braces and 54’ x 56’ column spacing to maximize floor-space efficiency; and

•	Reinforced floor slabs to handle the large volume of vehicular traffic.

The seller of the property has informed us that the Series A tenant has invested in platform-specific systems, including for underground electrical infrastructure that feed into car charging stations the Series A tenant intends to install at a later day and tech-heavy conveyor systems. This buildout allows the Series A tenant to track each package by laser-scanning the bar codes while light sensors are able to determine when each bin is full.

Lease Expiration

The lease expires on September 30, 2032. The Series A tenant has the right to extend the lease term for up to four additional terms of five years each and a fifth right to extend the term for a term of two years and eleven months. For each renewal period, the base rent is marked to 100% of then-market rent for comparable space and operating expenses will be subject to the same recovery structure.

Percent Leased and Base Rent

The following table sets forth the rentable square feet, percent leased, annualized rent per leased square foot and annual net effective rent per leased square foot under the lease as of the date indicated below. As the property improvements are newly constructed, the disclosure is limited.

Date	Total Rentable Square Feet (1)	Percent Leased (2)	Annualized Base Rent Per Leased Square Foot (3)	Annual Net Effective Rate Per Leased Square Foot (4)
March 31, 2021	145,203	100%	$22.17	$22.17

(1)	Based on management’s estimate.
(2)	Calculated as total rentable square feet less square feet available for lease divided by total rentable square feet.
(3)	Represents annualized base rent divided by 145,503 leased square feet.
(4)

Annual net effective rent per leased square foot represents (if) actual base rent, excluding tenant reimbursements, for the 12-month period ended as of the measurement date indicated above (or such shorter period since lease commencement), calculated on a straight-line basis to amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) the average square feet under lease for the 12 month period ended as of the measurement dates indicated above (or such shorter period since lease commencement).

Tenant Obligations with respect to the Property

Under the terms of the lease, the Series A tenant is responsible for janitorial, security, general management, preventative maintenance and other enumerated building services. The Series A subsidiary will be responsible for the repair and maintenance of the roof, exterior and load bearing walls, the foundation, the floor slabs and other structural elements of the building.

Tenant’s Right of First Offer

Pursuant to the terms of the lease, the Series A tenant has a right of first offer to purchase the property or any portion thereof if:

•	the Series A subsidiary determines to offer all or any portion of the property for purchase; or

•	the Series A subsidiary receives a bona fide, unsolicited offer from a third-party to purchase all or any portion of the property.

In the event that the Series A tenant’s right of first offer is triggered in either scenario described above, the Series A subsidiary would deliver to the Series A tenant an offer notice specifying the terms of that offer. The Series A tenant has the right, within 10 days of receiving that notice, to deliver a notice electing to purchase all or a portion of the property pursuant to the economic terms described in the Series A subsidiary’s notice to the Series A tenant. The parties are required to promptly negotiate a purchase agreement. If fails to timely reply to the Series A subsidiary’s offer notice, or elects not to exercise its right of first offer, the Series A subsidiary is free to sell the property at a purchase price that is not more than 10% lower than the purchase price set forth in its offer notice and is not on terms and conditions materially different from those set forth in the offer notice.

In the scenario that the Series A tenant’s right of first offer is triggered by a bona fide, unsolicited offer, if that offeror negotiates a purchase price that is more than 10% lower than set forth in the initial offer notice, or makes a materially different offer, the Series A tenant’s right of first offer is triggered again. Additionally, if the Series A subsidiary has not entered into the contract with the unsolicited offeror, or fails to close on a contract, within 180 days following the expiration of the Series A tenant’s 10 day right of first offer period, the Series A tenant will have a new right of first offer.

The Series A tenant’s right of first offer is continuous throughout the term of the lease and is binding on the landlord’s successors and assigns. The right of first offer will not apply in the event of:

•	a transfer to a landlord affiliate;

•	a collateral security transfers in connection with financing or transfers pursuant to a foreclosure; or

•

a portfolio sale consisting of three or more properties if the value of the property plus other property leased by an affiliate of the Series A tenant part of such portfolio constitutes less than 50% of the value of such portfolio.

Property Management Agreement

General

Upon the closing of the purchase of the property, the Series A subsidiary will enter into a commercial management agreement with NPD Management, LLC, or NPD Management, an affiliate of NorthPoint. NPD Management provides property management and entity management services for properties owned, affiliated and overseen by NorthPoint. NPD Management is currently the property manager for the Contra Costa Logistics Center in which the property is located. Please see “Business and Property—Series A—The Property—Site Description. The Series A tenant is responsible for the payment of property management fees not to exceed 2.0% of the base rent payable under the lease. None of the property management fee will be payable by the Series A subsidiary and therefore will not be borne by holders of Series A shares.

A copy of the Series A commercial management agreement is filed as an exhibit to the registration statement of which this prospectus is a part. Please see “Where You Can Find Additional Information.”

Budget

Prior to closing, NPD Management and the Series A subsidiary will agree on the budget for the property for calendar years 2021 and 2022. NPD Management shall submit a proposed budget to the Series A subsidiary annually at least 90 days prior to the end of each calendar year. Once approved by the Series A subsidiary, NPD Management shall have the authority to make the expenditures set forth in the budget. Without the approval of the Series A subsidiary, NPD Management may exceed the budget by up to 10% for any line item and up to 5% of the budget as a whole. If forecasted net operating income indicates an unfavorable variance greater than 3% versus the approved budget, NPD Management shall submit a revised forecast. If the Series A subsidiary does not approve a submitted budget at least 30 days prior to the start of a calendar year, the prior year’s budget shall remain applicable until the new budget is approved. Expenses outside of the approved budget can be paid only with prior consent of the Series A subsidiary; provided, however, that without that approval, NPD Management may pay unbudgeted maintenance expenses not exceeding $1,000 and costs related to emergency repairs immediately necessary for the preservation or safety of a tenant, to protect personal property from damage or as required to avoid criminal liability for the Series A subsidiary. NPD Management shall keep adequate and separate books and records related to the property and accounting practices as are reasonably satisfactory to the Series A subsidiary.

Reports

NPD Management shall furnish monthly financial reports that include all pertinent information related to the financial activity of the property, including variances from the budget. NPD Management shall also furnish an annual financial report. The Series A subsidiary shall have the right to audit all books and records related to the property. If an audit indicates a discrepancy greater than 3% of the budgeted income, manager is required to reimburse the Series A subsidiary for the cost of that audit. All funds related to the budget and the property shall reside in an operating account at a bank specified by the Series A subsidiary.

Environmental Matters

NPD Management is responsible for ensuring the property is in compliance with applicable environmental regulations and rulings. Please see “—Series A—Environmental Matters.” NPD Management shall hire, pay and supervise any employees and independent contracts necessary for the maintenance and operation of the property. All wages or other compensation payable to those persons are expenses solely of NPD Management.

Compensation

NPD Management shall be paid a management fee equal to the maximum reimbursable fee pursuant to the lease, which is 2.0% of the base rent and subject to escalations based on escalation of the rent. The maximum reimbursable fee pursuant to the lease that was payable to NPD Management in 2020 was approximately $19,000, based on the commencement of rent on September 15, 2020. The management fee is a recoverable cost from the Series A tenant under the lease. Under the terms of the new agreement, none of the property management fee will be payable by the Series A subsidiary and therefore will not be incurred by shareholders.

Term and Termination

The property management agreement has a one-year initial term and automatically renews for successive one-year terms unless notice is given at least 30 days prior to the end of any term. The agreement can be terminated at any time by either party with 30 days’ notice or upon a breach by a party that is not cured within 30 days. The agreement terminates immediately upon notice of bankruptcy event of a party.

Indemnification

The Series A subsidiary indemnifies NPD Management and its affiliates for any act in the proper performance of their duties under the agreement; provided, that the indemnification will not apply in the case of willful misconduct, fraud or gross negligence. NPD Management indemnifies the Series A subsidiary for those actions along with any action outside of the scope of authority granted to manager under the agreement.

In addition, NPD Management is liable for:

•	theft of assets by anyone affiliated, associated or employed by NPD Management;

•	overpayment of labor costs arising from fraud or gross negligence; and

•	the value of any payment from third parties to NPD Management’s employees or associates arising from the provision of goods or services to the property.

Insurance

NPD Management is required to maintain usual and customary insurance, including real estate managers’ errors and omissions insurance. NPD Management shall also require any subcontractors engaged to perform work at the property to have sufficient and customary insurance.

Financial and Legal Matters

Appraisal

We have received an appraisal of the property from BBG, Inc. BBG, Inc. has developed a value opinion of the property as of May 10, 2021, with a valuation date of March 31, 2021, of $81 million. The appraised value reflects the appraised market value as of that date from BBG, Inc., an independent appraisal firm employing state certified appraisers with local knowledge and expertise. Please see “Experts.” The appraisal was prepared in conformity with the Uniform Standards of Professional Appraisal Practice and utilized three approaches to value:

the cost approach, the sales comparison approach and the income capitalization approach, leading to a final opinion of the appraised value of the property by the appraiser. A copy of BBG, Inc.’s appraisal is filed as an exhibit to the registration statement of which this prospectus is a part. Please see “Where You Can Find Additional Information.”

Asset Purchase Agreement

Pursuant to the Asset Purchase Agreement dated November 19, 2020, as amended, among ROX Parent, the Series A subsidiary, NP Oakley Building I, LLC, as seller, and NP Oakley, LLC, referred to as the Series A purchase agreement, the Series A subsidiary will acquire all of the seller’s interests in the property.

The minimum purchase price to be paid to the seller pursuant to the Series A purchase agreement, subject to adjustments as set forth in the purchase agreement, is $81.0 million. To achieve that amount, Series A must raise at least approximately $83.5 million in the offering of Series A shares to result in that minimum purchase price after deducting underwriting discounts and commissions, costs of this offering, the concurrent private placements and the other amounts to be paid or retained by Series A. Please see “Use of Proceeds.” If the net proceeds of this offering and the concurrent private placements, after deducting underwriting discounts and commissions, is more than that minimum amount to be raised, the seller will be paid that excess after deducting the transaction expense to be paid to RPS Securities. At closing, the purchase price paid to the seller will be adjusted to account for the proration of rent paid by the Series A tenant, utility services, prepaid amounts of licenses and permits and trade payables and as well as for the premium to be paid by the Series A subsidiary for an environmental insurance policy on the property. Please see “—Series A—Financial and Legal Matters—Environmental Insurance.” To the extent any of those prorations are not feasible at closing, the prorations shall be made no later than 90 days after the determination of the applicable amounts.

The acquisition of the property is subject to customary representations and warranties, covenants and closing conditions, and there can be no assurances those conditions will be satisfied.

Although the parties have agreed on the form of the title policy to be delivered at closing, if a title defect is disclosed by the title company prior to closing that would have an adverse effect on the title or ownership of the property, the seller can elect to cure. If the seller does not elect to cure, the Series A subsidiary can elect to close regardless or terminate the agreement. However, if the defect is monetary in nature and the seller does not elect to cure, the Series A subsidiary can also choose to close with an adjustment to the purchase price.

The seller agreed to cooperate with the Series A subsidiary, until the first anniversary of the closing, by providing access to information as needed to comply with financial disclosure and other reporting obligations of the Series A subsidiary and its affiliates.

NP Oakley, LLC, or NP Oakley, agreed that to the extent the Series A subsidiary incurs losses due to a breach by Chemours pursuant to the purchase agreement by which the seller acquired the property, NP Oakley will use its commercially reasonable efforts to proceed against Chemours pursuant to that purchase agreement for the benefit of the Series A subsidiary with respect to a claim for those losses. The Series A subsidiary will be responsible for any third-party costs related to those claims, including cost of counsel.

NP Oakley and the seller agreed, jointly and severally, to indemnify the Series A subsidiary for any losses incurred relating to any breach or inaccuracy of any of the representations or warranties of the seller and for any breach of any covenant or agreement made by the seller. The indemnification obligations will survive the closing for a period of one year and any claims must be made in that period. No indemnification claim can be made until the amount of actual damages exceeds $100,000, and if exceeded, the claim relates back to the first dollar of losses. The aggregate cap on liability is $1.0 million. Neither the seller nor the Series A subsidiary can be liable for any punitive, exemplary, consequential, special or indirect damages. During that one-year period, seller has agreed not to wind up or liquidate and to retain cash reserves, in excess of its operating expenses, in an amount at least equal to the cap referenced above.

If the seller fails to perform its obligations under the Series A Purchase Agreement, the Series A subsidiary can seek specific performance and require the seller to close. If the seller deliberately breaches a representation, warranty or covenant, that causes the Series A subsidiary to incur other than nominal costs, the Series A subsidiary can either terminate the agreement or waive that breach and subtract those costs from the purchase price.

A copy of the Series A purchase agreement is filed as an exhibit to the registration statement of which this prospectus is a part. Please see “Where You Can Find Additional Information.”

Separately, on November 19, 2020, ROX Parent issued a warrant to purchase capital stock of ROX Parent to NP Oakley. Assuming the closing of the acquisition of the property, the warrant entitles NP Oakley to exercise the warrant into $500,000 of preferred stock of ROX Parent at a discount of 30% to the price to be negotiated by ROX Parent with the potential investors in ROX Parent’s next round of preferred equity financing. The warrant was issued to NP Oakley in exchange for its agreement to extend the closing of the property acquisition to allow us to complete the offering of the Series A shares.

Series Financing Strategy

There will be no debt on the property upon completion of the offering. The Board will periodically review the need or desire for debt on the property and may modify or eliminate it without the approval of shareholders.

The Board will consider a number of factors when evaluating Series A’s level of indebtedness and making financial decisions, which may include, among others, the following:

•	the development of a liquid trading market for the Series A shares;

•	the decision to add other properties leased by the Series A tenant or an affiliate to Series A;

•	the interest rate of the proposed financing;

•	the extent to which the financing impacts the flexibility of the property manager to manage the property or properties;

•	prepayment penalties, defeasance and restrictions on refinancing;

•	our long-term objectives with respect to the financing;

•	Series A’s target investment returns;

•	the ability of the property or properties to generate cash flow sufficient to cover expected debt service payments;

•	Series A’s overall level of consolidated indebtedness;

•	timing of debt maturities;

•	provisions that require recourse;

•	corporate credit ratios, including debt service and fixed charge coverage, debt to EBITDA, debt to total market capitalization and debt to undepreciated assets; and

•	the overall ratio of fixed and variable rate debt.

Real Property Taxes

All real property taxes associated with the property are paid by the Series A tenant. For tax year 2020, the property is valued as land-only. The lot size is 25.05 acres, or 1,091,178 square feet, and assessed at $745,000. The 2020-2021 tax will be approximately $8,387, split into two installments. This amount is expected to be sufficient to cover the ad-valorem assessment as well as special assessments associated with the property.

REIT Status

We intend for Series A to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2021. We believe that Series A has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that its intended manner of operation will enable it to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2021 and thereafter. To qualify as a REIT, Series A must meet on a continuing basis, through its organization and actual investment and operating results, various requirements under the Code relating to, among other things, the sources of its gross income, the composition and values of its assets, its distribution levels and the diversity of ownership of Series A shares. If Series A fails to qualify as a REIT in any taxable year and does not qualify for certain statutory relief provisions, it will be subject to U.S. federal corporate income tax and may be precluded from qualifying as a REIT for the four taxable years following the year during which it failed to qualify as a REIT. Even if Series A qualifies for taxation as a REIT, it may be subject to certain U.S. federal, state and local taxes on its income or property. Please see “U.S. Federal Income Tax Considerations.” An investor in Series A shares will receive a Form 1099 reporting annual distributions by Series A.

Environmental Insurance

Upon closing of the acquisition of the property, the Series A subsidiary will purchase an environmental insurance policy from Great American Insurance Group, a company with an A.M. Best Rating of A+ (Superior) and a financial size category of (FSC): XV. That insurance policy will provide $10 million in total policy limits for a 10-year policy term. The Series A subsidiary is the first named insured under the policy and Series A is listed as an additional named insured.

Coverage under the policy includes:

•	for cleanup costs of new conditions on-site and off-site;

•	for cleanup costs of pre-existing conditions on-site and off-site for third party claims;

•	for third party bodily injury and property damage, including natural resource damages, of pre-existing and new conditions on-site and off-site;

•	for non-owned disposal sites;

•	for in-bound and out-bound contingent transportation liability;

•	for business interruption or contingent business interruption;

•	for diminution in value of a covered location; and

•	for legal defense expense, including additional 25% outside limits.

Casualty and Non-Environmental Insurance

The Series A subsidiary and Series A will maintain all applicable lines of insurance on the property and its operations. The amount and scope of insurance coverage provided by the policies maintained will be customary for similarly situated industrial properties in California. We believe the amount of insurance coverage the Series A subsidiary and Series A will obtain on the property will be adequate. We cannot assure you that in the future insurance will be available at a reasonable cost or that the Series A subsidiary or Series A will be able to maintain adequate levels of insurance coverage on the property. In addition, we cannot give any assurances as to the future financial viability of their insurers or that the insurance coverage provided will fully cover all losses on the property upon the occurrence of a catastrophic event.

Zoning

The property is located within the Planned Unit Development P-1 zoning district in the City of Oakley, California, with an existing land use as “warehouse.” Planned Unit Development P-1 has been implemented to promote a combination of employment and residential uses and promoted the placement of the most intensive non-residential development (commercial, business park and light industrial). We have been informed that the property’s conformance standard is “legal conforming,” with no nonconforming characteristics and no recommended actions.

Depreciation

The following table sets forth for the property upon which depreciation is taken, the federal tax basis upon completion of this offering, rate, method and life claimed with respect to the property for purposes of depreciation.

Property	Federal Tax Basis	Rate	Method (1)	Life Claimed
Land	$47,756,929	N/A	None	N/A
Building and improvements	$33,903,071	2.6%	MACRS	39

(1)

Unless otherwise noted, depreciation method and life claimed for the property is determined by reference to the IRS-mandated method for depreciating assets placed into service after 1986, known as the Modified Accelerated Cost Recovery System.

Competition

The leasing of real estate is highly competitive in the San Francisco–Oakland–Berkeley, California metropolitan statistical area, as defined by the United States Office of Management and Budget. The property and the Series A subsidiary will compete with numerous acquirers, developers, owners and operators of commercial real estate, many of which own or may seek to acquire or develop properties similar to the property in the same market in which the property is located. The principal means of competition are rent charged, location, services provided and the nature and condition of the facility to be leased. In addition, the property and the Series A subsidiary will face competition from other real estate companies including other REITs, private real estate funds, domestic and foreign financial institutions, life insurance companies, pension trusts, partnerships, individual investors and others that may have greater financial resources or access to capital than the property and the Series A subsidiary. If the property’s and the Series A subsidiary’s competitors offer space at rental rates below current market rates, below the rental rate that the property and the Series A subsidiary currently charges the Series A tenant, in better locations within the property’s market or in higher quality facilities, the property and the Series A subsidiary may lose potential tenants and Series A may be pressured to reduce the Series A’s property’s rental rate below the rate that the property and the Series A subsidiary currently charges or offer other concessions to retain the Series A tenant when the lease expires.

Legal Proceedings

There are no legal proceedings regarding ROX LP, ROX GP, Series A or the property

Our Policies with Respect to Certain Other Activities

If the Board determines that additional funding is required, Series A may raise funds through offerings of equity or debt securities of Series A, the use of leverage or the retention of cash flow (subject to provisions in the Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. For information regarding Series A’s use of leverage, please see “—Series A—Financial and Legal Matters—Series Financing Strategy.” In the event that the Board determines to raise additional equity capital in respect of Series A, it has the authority, without approval of shareholders, to authorize Series A to issue additional Series A shares or other classes of shares of Series A, including with associated preferences, in any manner (including in exchange for cash or property) and on such terms and for such consideration as the Board deems appropriate, at any time.

Series A may repurchase or otherwise reacquire Series A shares and may engage in such activities in the future. Neither ROX LP nor Series A intends to engage in trading, underwriting or agency distribution or sale of securities of other issuers. Neither ROX LP nor Series A has in the past invested, and is not expected in the future to invest, in the securities of other issuers for the purpose of exercising control over such issuers. Series A has not made any loans to third parties, although Series A may in the future make loans to third parties, including, without limitation, to its subsidiaries. Series A intends to make investments in such a way that it will not be treated as an investment company under the Investment Company Act.

The primary business of Series A will be to own its interest in the Series A subsidiary, which will own and operate the property and any other properties to be acquired in the future.

The Board may change any of these policies at any time without prior notice to, or a vote of, shareholders.

The Market and Submarket

The Local Economy

The property is located in the San Francisco–Oakland–Berkeley, California metropolitan statistical area, or MSA, as defined by the United States Office of Management and Budget. The MSA is comprised of five counties: San Francisco, Alameda, Marin, Contra Costa and San Mateo. According to estimates by the United States Census Bureau, the MSA is the country’s 12th largest metropolitan area with a 2019 population of 4.7 million, representing an increase of 9.1% since 2010. The MSA’s population has a median age of 39.2 years and 1.7 million households with a median household income of $114,696, which is significantly higher than the national median of $65,712.

The San Francisco–Oakland–Berkeley, California MSA is an area commonly referred to as the Bay Area, a region surrounding the San Francisco, San Pablo and Suisun Bay estuaries in Northern California. The three principal cities of the Bay Area represent different employment clusters and are dominated by different, but commingled, industries. San Francisco is home to the region’s financial, business and tourism industries. The East Bay, centered around Oakland, is home to heavy industry, metalworking, oil and shipping, while San Jose is the heart of Silicon Valley, the leading global technology hub. Furthermore, the North Bay area is major center for the country’s agriculture and wine industry.

The property is in the City of Oakley in Contra Costa County, 40 miles east of San Francisco and 40 miles south of Sacramento. Oakley has a population of 42,542 as estimated in 2019 by the United States Census Bureau. We believe the City is a pro-development, pro-business community with an active City sponsored economic development program designed to promote growth.

The U.S. Industrial, Warehouse/Distribution and Last-mile Logistics Market

As the COVID-19 pandemic fallout continues to ripple through the U.S. real estate market, the industrial sector is an outlier with record-high rents, low vacancy levels and 44 consecutive quarters of positive net absorption. In the first quarter of 2021, the availability of industrial space was constrained, with a vacancy rate of approximately 4.4% and an availability rate of approximately 7%, approximately 30 basis points lower than the prior quarter and a record low, according to CBRE. First quarter of 2021 positive net absorption, or decrease in available supply, was 99.3 million square feet, the third strongest quarter on record and CBRE notes a large amount of the new construction that will be delivered in 2021 has been preleased, which is expected to sustain positive net absorption.

Source: CBRE Research Q1 2021 U.S. Industrial & Logistics Figures, page 4

The industrial sector’s strong fundamentals have driven sale prices of industrial properties to record levels. The sector achieved a 14.1% annual total return through the first quarter of 2021 as tracked by the National Counsel of Real Estate Investment Fiduciaries, or NCREIF, Property Index, materially outperforming every other tracked sector. Additionally, 2020 marked a record ten straight years of industrial returns exceeding 10%, leading all asset types in NCREIF’s 43-year history.

The pandemic has accelerated the secular tailwinds boosting industrial real estate, shedding light on the physical building blocks supporting e-commerce, particularly demand for the warehouses and distribution centers that handle the storage, sorting, re-packaging, and distribution of products. The shift from brick-and-mortar retail distribution to e-commerce has been dramatic and is likely to continue for the foreseeable future as retailers build a more efficient distribution capability to get goods to the consumer faster and at a lower cost. Year-over-year, e-commerce growth surged during the COVID-19 pandemic with fourth quarter 2020 e-commerce sales, adjusted for seasonal variation, but not for price changes, posting an increase of 32.0% from the fourth quarter of 2019 according to the United States Census Bureau. This growth put pressure on retailers, wholesalers and third-party logistics companies to find strategically located distribution centers that could quickly reach consumers while lowering transportation costs. CBRE estimates that approximately $1 billion in incremental e-commerce sales generates 1.25 million square feet of warehouse space demand.

                 Source: U.S. Department of Commerce, US Census Bureau

                 News, May 18, 2021, Report CB21-71, page 1.

Low supply continued to drive industrial rents higher. In the United States, industrial triple net asking rents averaged $8.44 per square foot in the first quarter of 2021, up 7.1% year-over-year and an all-time high according to CBRE. A common problem for warehouse/distribution properties is a dearth of modern inventory with clear heights of at least 28’ to maximize the volume of goods that can be stacked and held before being re-sorted, repackaged, and distributed to the next destination. CBRE has observed that a high percentage of U.S. warehouse/distribution inventory is outdated and not properly equipped to meet the demands that e-commerce activity requires. CBRE reported the following statistics:

•	One billion square feet of U.S. warehouse/distribution inventory was built over the last ten years, but accounts for only 11% of the country’s total inventory.

•	The average age of the United States’ warehouse/distribution inventory is 34 years.

•	Nearly one billion square feet of total warehouse/distribution inventory is more than 50 years old and has clear heights of less than 20 feet.

Source: CBRE Research Q1 2021 U.S. Industrial & Logistics Figures, page 10.

We believe that the U.S. industrial real estate market will continue to experience low vacancy rates and robust development. Demand for industrial properties, particularly modern e-commerce logistics space should lead to continued rental rate growth in the long term.

The U.S. Amazon Logistics Market

Logistics facilities leased by the Series A tenant are a significant part of the U.S. industrial commercial real estate market, representing more than 2.5% of all industrial supply. According to CBRE, the Series A tenant occupied more than 379 million square feet of logistics real estate in the United States as of June 2021, spread across 1,066 facilities including fulfillment centers, regional sorting centers, last mile delivery stations, prime now hubs and food distribution centers. The Series A tenant currently occupies more than 255 last mile delivery stations and has plans to occupy at least 43 more facilities in 2021.

The Series A tenant relied on United Parcel Service, Inc., the United States Postal Service and FedEx Corporation for last mile deliveries until 2014, when the company began developing its own logistics network to reduce third-party dependence. Brian Olsavsky, Amazon.com., Inc.’s Chief Financial Officer commented on Amazon.com, Inc.’s first quarter 2021 analyst call that Amazon.com, Inc.’s current delivery cost is very competitive with their external options and the ability to control the entire flow of product from the warehouse to the end customer is important for customer satisfaction. By vertically integrating its logistics network and expanding its last mile delivery station network, we believe should be able to deliver a materially broader selection of inventory more quickly and more reliably than other retailers. We believe the Series A tenant will remain committed to its mission critical last mile delivery station network for the long-term.

Given these dynamics, and Amazon.com, Inc.’s growing business and strong credit profile, logistics facilities leased by the Series A tenant trade actively in the private markets. We believe implied capitalization rates for newly built logistics facilities leased by the Series A tenant in the low 4% and high 3% range are common. We believe that in the current low interest rate environment, there is room for implied capitalization rates for logistics facilities leased by the Series A tenant, particularly last mile delivery stations in prime locations, to continue to push lower, resulting in higher sale prices.

Source: CBRE Amazon Middle Mile Logistics Portfolio Offering
Memorandum, page 4.

The Local Industrial and Warehouse/Distribution Market

The property is located in the Walnut Creek/I-680 Corridor market in Northern California, as defined by CBRE, and is notable for its lack of appropriate land zoned for industrial properties. The area had a vacancy rate of 5%, an availability rate of 8.9% and was the second smallest of 57 United States markets tracked by CBRE. CBRE noted that the Walnut Creek/I-680 Corridor market’s first quarter 2021 triple net industrial asking rent was $11.88 per square foot, the fifth highest in the United States, trailing only San Francisco, San Jose, Orange County and Northern Virginia.

CBRE further segmented the North/East Contra Costa submarket and noted this area had an overall vacancy rates of 2.6% as of year-end 2020, while the cities of Walnut Creek, Antioch and Concord all saw vacancy rates and availability rates under 1%.

The ROX Platform

ROX LP is a Delaware series limited partnership formed to facilitate public investment in curated portfolios of commercial real estate properties and individual properties. Our platform is built specifically to leverage the economies of scale enabled by our innovative structure to lower fees and execution costs so investors can access opportunities that had previously been unavailable in the public markets.

Each curated portfolio of properties or individual property will be held by a subsidiary owned by a separate Series. We expect the shares associated with each Series to be independently listed on a national securities exchange. As a Delaware series limited partnership, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series and any associated general partner, as provided under Delaware law. ROX LP intends to treat each Series, including Series A, as a separate business entity for U.S. federal income tax purposes and ROX LP as a non-entity for U.S. federal income tax purposes. ROX LP further intends for Series A to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2021.

The acquisition of the property is subject to the completion of this offering, the concurrent private placements and customary closing conditions.

Our Real Estate Investment Strategy

Our Series are intended to be curated investments, and we intend to follow a disciplined acquisition strategy. Following this offering, we plan to periodically offer additional Series representing interests in curated portfolios of properties or individual properties with the following characteristics:

•	single tenant portfolios: multiple properties leased to a single tenant in one or more locations, which is our intention with Series A;

•	single location portfolios: multiple properties leased to several tenants in a common location, such as an industrial park or a life sciences campus; and

•	single properties: a single property with significant scale and cash flow durability, such as a corporate headquarters or other critical facility.

We are generally asset class agnostic, and our investment criteria include assessing each property’s market and submarket characteristics, condition and quality of construction, replacement cost and cost to re-lease. Our primary investment objective is to acquire and offer properties that will generate attractive risk-adjusted returns and support consistent and growing cash distributions.

Our focus is on properties with the following characteristics:

High-quality real estate: Our objective is to acquire stabilized properties located in high barrier to entry markets that we believe will appreciate over time. We prefer mission critical assets that are essential to a tenant’s operations or generation of sales and profits, including key distribution facilities, critical operations, top performing retail stores and corporate headquarters. We will generally target newly built, or recently renovated, properties that do not have near-term improvement obligations.

Creditworthy tenants: We target tenants with national reputations, a leading competitive position in their industry, a strong balance sheet and a solid credit profile. We believe tenants with these characteristics will consistently meet their rent obligations throughout various market cycles.

Favorable lease terms: We desire long-term leases with regular rent escalations that mitigate the effects of inflation. We target lease structures such as net leases that have the benefit of mitigating unknown or rising operating expenses, allowing us to provide consistent long-term cash distributions.

We anticipate that the industry relationships the management team of ROX GP has cultivated with leading developers, owners, brokers and other industry participants will continue to generate attractive marketed and off-market investment opportunities. In addition to the strategic cooperation agreement with NorthPoint, we and our affiliates are in discussions with potential sellers of properties in the industrial, multi-family, life science and net lease retail sectors that meet our initial focus characteristics. We and our affiliates are in varying stages of negotiation and have not completed our due diligence process with the sellers of these properties. As a result, there can be no assurance that these acquisitions will be completed on terms satisfactory to us or at all.

Investor Benefits

Our Series will allow investors to access curated commercial real estate opportunities that can help build a well-balanced, diversified investment portfolio. Investor benefits include:

Value-driven real estate strategy: High-quality real estate with credit worthy tenants and favorable lease terms will be key value drivers.

Accessibility: Investors will have the ability to purchase shares representing economic interests of curated portfolios of properties or individual properties listed on a national securities exchange. We intend to provide investors the opportunity to invest alongside leading operators who have considerable knowledge of the property and its tenants. For some of these operators, it will be the first time that public market investors will be able to benefit from their expertise.

Transparency: We plan to provide detailed property and market information for each Series to empower investors to make well-informed decisions regarding a potential investment in a Series. We plan to disclose diligence documentation, including material leases, environmental reports, property condition reports and appraisals, in connection with each initial Series offering.

Liquidity: We have applied for a listing to trade the shares associated with a Series on the NYSE Arca exchange. Each Series will have its own unique ticker symbol and a lead market maker to facilitate trading activity. Commercial real estate is a dynamic asset class, and we believe the public market liquidity of our Series should allow investors to efficiently and proactively adjust their holdings to reflect evolving economic and demographic changes.

Flexibility: As more Series are listed, investors can choose to invest in a single Series or to create a tailored portfolio in multiple Series. This optionality allows investors to make decisions based on their personal investment objectives, risk tolerance and market expectations.

Cost Efficiency: We have designed our platform and structure to be cost efficient and provide shareholders more predictable and lower fees than many real estate investment vehicles. Series A will pay RPS Securities a capped one-time transaction expense fee of 1.75% of the net proceeds from this offering and the concurrent private placements plus a one-time reimbursement of expenses directly related to the acquisition of the property. The transaction expense fee is a partial reimbursement of offering expenses incurred by RPS Securities and ROX Parent, such as legal, accounting, transfer agent, printing and other offering expenses. Any offering expenses in excess of the 1.75% fee, will not be incurred by Series A. Series A will pay a monthly management fee beginning September 1, 2021, calculated as one-twelfth of 65 basis points of the monthly average equity value of Series A as observed on NYSE Arca. RPS Securities’ annual management fee generally will cover all costs related to its and its affiliates general and administrative expenses, except for a limited amount of specific reimbursable expenses. Furthermore, ROX GP and RPS Securities will not charge sales commissions or incentive fees or retain a carried interest or promote.

Real Estate Owner Benefits

We intend for the ROX platform to become a new and attractive disposition option for real estate owners with several benefits including:

Public market monetization. Owners can monetize all, or a portion, of a single property through public market transactions without bearing the associated public company reporting obligations.

Potential to stay involved. Our platform and structure allow owners potentially to remain in their role as property manager and retain a minority equity interest in the property.

Our Management Structure

The board members and executive officers of ROX GP have extensive experience in commercial real estate, capital markets and related functions.

Our management structure includes a board of managers of ROX GP, which we refer to as the Board, an executive team of ROX GP and a board of advisors to ROX GP. Subject to limited exceptions, ROX GP has sole authority for the management and control of ROX LP and each Series. ROX GP manages all aspects of ROX LP’s and each Series’ capitalization and governance, including share offerings, exchange listings and required periodic reporting. The Board, through ROX GP, is the governing board for ROX LP and each Series.

Board. The initial Board is composed of three individuals, all of whom are independent as defined under the standards established by the NYSE. All three members of the Board have extensive institutional experience in the commercial real estate industry, including detailed knowledge of national securities exchange listed REITs. The Chair is Peter Braverman, the former president of Winthrop Management, a private commercial real estate management firm, and Winthrop Realty Trust, a multi-sector NYSE-listed REIT. The Chair of the Audit Committee of the Board is Howard S. Roth, the former global sector leader of the real estate, hospitality and construction practice at Ernst & Young LLP, a multinational professional services firm. The third member of the Board is Elizabeth A. Abdoo, a former executive of and senior advisor to Host Hotels & Resorts, Inc., a leading listed lodging REIT.

Executive Officers. The executive officers of ROX GP include four members with extensive experience in commercial real estate, capital markets and finance. The President and principal executive officer is Anthony Moro, whose previous experience includes serving as a managing director over more than two decades with The Bank of New York Mellon Corp, a global financial services firm. The Chief Financial Officer and principal accounting officer is Eyal Leibovitz, a senior financial executive with 32 years of experience of financial management, of which the last 22 years were with publicly-traded companies. The Chief Legal Officer is David Ronn, who has over 30 years of legal experience, including as a partner with international law firms, focused on corporate governance, mergers and acquisitions and capital markets matters for startups through public entities. The Senior Vice President—Real Estate is Shachar Melman, an experienced real estate acquisitions and asset management specialist, most recently with Ashkenazy Acquisition Corp., a private real estate investment firm.

Investment Advisory Board. The board of advisors to ROX GP, referred to as the Investment Advisory Board, is a team of four highly accomplished commercial real estate individuals. The Investment Advisory Board will act as a resource for the Board and executive officers of ROX GP with respect to real estate industry knowledge and strategy, particularly to review and provide feedback regarding potential properties from an overall investment perspective for the creation of value for our Series. The Investment Advisory Board members include: Marty Burger, the current Chief Executive Officer of Silverstein Properties Inc., a leading commercial real estate development, investment and management firm; Nathaniel Hagedorn, the founder and current Chief Executive Officer of NorthPoint, a leading industrial commercial real estate developer; David Hirsh, a real estate investor who retired in 2018 after working in real estate asset management at Blackstone Group Inc. and Citigroup Inc.; and Robert G. Leary, an institutional asset management executive and the former Chief Executive Officer of The Olayan Group and former Chief Executive Officer of Nuveen, LLC.

MANAGEMENT

General

We are managed and operated by ROX GP, through the Board and executive officers of ROX GP, a wholly owned subsidiary of ROX Parent. ROX Parent, as the sole member of ROX GP, will have the sole power to:

•	nominate and elect all members of the Board;

•	set the number of members of the Board;

•	remove any member of the Board, with or without cause, at any time; and

•	fill any vacancies on the Board.

Shareholders will not be entitled to elect our general partner or its Board or otherwise directly participate in our management or operations. Our general partner, through its Board, owes certain contractual duties to shareholders as well as a fiduciary duty to its owner, ROX Parent. Please see “Conflicts of Interest and Fiduciary Duties.”

ROX Parent has nominated and elected the initial Board, composed of three individuals, all of whom are independent as defined under the standards established by the NYSE. Our partnership agreement requires that the Board consist of at least a majority of independent directors. Each of the members of the Board holds office for an annual term or until his or her resignation or removal by ROX Parent. The officers of ROX GP serve at the pleasure of the Board.

The NYSE does not require a listed publicly-traded partnership, such as ROX LP, to establish a compensation committee or a nominating committee. However, ROX GP is required to have an audit committee of at least three members, and all its members are required to meet the independence and experience standards established by the NYSE, subject to certain transitional relief during the one-year period following completion of this offering.

All the executive officers of ROX GP will allocate their time between managing our business and affairs and the business and affairs of ROX Parent or its affiliates. The amount of time that the executive officers of ROX GP will devote to our business and the business of ROX Parent or its affiliates will vary in any given year based on a variety of factors, pursuant to services agreements. Please see “Services Agreement with RPS Securities.”

ROX LP’s and any Series’ operations will be conducted through, and each Series’ assets will be owned by, various subsidiaries. However, neither ROX GP, ROX LP, any Series nor any Series’ subsidiaries are expected to have any employees. RPS Securities’ and ROX GP’s affiliates have the sole responsibility for providing the personnel necessary to conduct the operations of ROX GP, and through RPS Securities and ROX GP for the benefit of ROX LP, any Series and any Series’ subsidiaries. ROX GP has a non-economic interest in ROX LP but affiliates of ROX GP will be paid certain fees for providing services to ROX LP, the Series and the Series’ subsidiaries and ROX LP is required to reimburse ROX GP and its affiliates for specified expenses. Please see “ROX LP Partnership Agreement—Reimbursement of Expenses” and “Services Agreement with RPS Securities.”

In evaluating director candidates, ROX Parent will assess whether a candidate possesses the integrity, judgment, knowledge, experience, skill and expertise that are likely to enhance the Board’s ability to manage and direct the affairs and business of ROX LP (through ROX GP), the applicable Series and any Series’ subsidiaries, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties.

Executive Officers and Members of the Board

The following table sets forth information for the executive officers and members of the Board upon the completion of this offering. Members of the Board hold office until their successors have been elected or qualified or until the earlier of their death, resignation, removal or disqualification. Executive officers serve at the discretion of the Board. There are no family relationships among any of the Board members or executive officers. All of the executive officers of ROX GP also serve as executives of ROX Parent and particular affiliates.

Name	Age	Position with ROX GP
Peter Braverman	69	Chair of the Board
Howard S. Roth	64	Board Member and Chair of the Audit Committee
Elizabeth A. Abdoo	63	Board Member
Anthony F. Moro	51	President (principal executive officer)
Eyal Leibovitz	60	Chief Financial Officer (principal financial officer)
David L. Ronn	59	Chief Legal Officer and Secretary
Shachar Melman	36	Senior Vice President – Real Estate

Biographical Information

Peter Braverman. Mr. Braverman was appointed as Chair of the Board on November 11, 2020. He served as the Vice Chairman (formerly President) of Winthrop Management from March 2013 through December 2020, at which time he retired. Previously he was President and Trustee as well as Executive Vice President/Vice Chairman of Winthrop Realty Trust, a NYSE-listed REIT liquidated in 2020 and an affiliate of Winthrop Management. In addition, Mr. Braverman served as Executive Vice President of Winthrop Realty Partners, L.P. between 1996 and 2018 and President of Concord Debt, Inc., a commercial lending platform. Mr. Braverman also served as Director and President of Shelbourne Properties, a group of three publicly traded REITs from their initial listing on the American Stock Exchange in 2002 until their liquidation in 2004. In addition, he was the President of Newkirk Realty Trust, a NYSE-listed REIT focused on triple net properties from its inception to its sale in 2007. Prior to 1996, Mr. Braverman was Executive Vice President of National Property Investors, an investment and property management firm. He also served as Vice President of Fischbach Corporation, formerly a NYSE-traded international construction firm. Mr. Braverman holds a B.S. in Industrial and Labor Relations from Cornell University and a J.D. from Emory University School of Law.

We believe that Mr. Braverman is qualified to serve on the Board due to his extensive REIT, transactional and capital markets experience. The analysis skills and financial expertise he developed over his significant career allows him to bring important overall guidance to the Board as its Chair.

Howard S. Roth. Mr. Roth was appointed as a member of the Board and as Chair of the Board’s Audit Committee on November 11, 2020. Mr. Roth, a certified public accountant, had a 32-year career at Ernst & Young, LLP including 10 years with predecessor firm Kenneth Leventhal & Co which merged into Ernst & Young in 1995. Mr. Roth led Ernst & Young LLP’s global real estate, hospitality and construction practice from January 2008 until June 2017, leading the practice to overall revenues of $2 billion prior to his retirement in June 2017. Prior to that, he led the firm’s Northeast real estate practice and New York real estate tax practices. Mr. Roth was also a member of the Ernst & Young LLP’s Global Practice Group, which consisted of the 125 senior leaders of the firm’s global partnership. Mr. Roth’s global leadership role included developing and implementing services, solutions and technical content in the changing assurance (GAAP, IFRS), tax, and regulatory environment. He also led that practice’s digital solutions efforts including cybersecurity, data analytics, smart buildings and workplace of the future. During his career, Mr. Roth served many of Ernst & Young LLP’s most significant global real estate, private equity and corporate clients in senior advisory, coordinating partner and tax partner capacities. His experience includes transactional analysis, entity structuring, regulatory and tax compliance and judicial and non-judicial reorganizations. Since June 2017, Mr. Roth has been a principal with HSR Advisors, LLC. Mr. Roth currently serves as the Chairman of the Audit Committee and member of the Nominating and Governance Committee of Lexington Realty Trust (NYSE: LXP). He also serves on the Advisory Boards of The Black Chamber Group, a private alternative asset manager, and Hodes Weill & Associates, a global real estate advisory firm. Mr. Roth graduated from Hofstra University with a B.B.A. in accounting, is a lifetime trustee and governor of the Urban Land Institute and a member of Nareit and the National Association of Corporate Directors. He also completed the Ernst & Young LLP sponsored Executive Management programs at the Harvard Business School and Northwestern’s Kellogg School of Management.

We believe Mr. Roth is qualified to serve on the Board due to his extensive experience as a director of public companies and his public accounting experience. Additionally, his 35 years of combined financial and accounting experience will allow him to provide guidance to the board of directors in overseeing the financial and accounting aspects of our operations.

Elizabeth A. Abdoo. Ms. Abdoo was appointed as a member of the Board on November 11, 2020. Ms. Abdoo joined Host Hotels & Resorts, Inc. (NASDQ: HST), the largest lodging REIT and one of the largest owners of upscale and luxury hotels, in 2001 as Senior Vice President, General Counsel and Secretary and served as Executive Vice President, General Counsel and Secretary from 2003 until November 2019. She served as Senior Advisor to that entity until April 2020. While at the company, she was a member of the investment committee responsible for the review, assessment and approval of real estate acquisitions, dispositions, investments, capital market activities and major capital expenditures. She staffed and led a high performing team of attorneys responsible for all legal affairs, while advising senior management and the board of directors and its committees on legal and regulatory matters, ethics and governance, human capital and enterprise risk management. In addition, her responsibilities included leading negotiations on major acquisitions and dispositions, joint ventures and public and private equity and debt offerings in the United States and internationally. From 1996 to 2001, Ms. Abdoo worked for Orbital Sciences Corporation (Northrup Grumman) with her last titles being Senior Vice President and Assistant General Counsel where she advised the company on mergers and acquisitions, finance and securities matters. Ms. Abdoo began her career as an associate at Winthrop, Stimson, Putnam & Roberts (now Pillsbury Winthrop Shaw Pittman LLP) in New York city and then at Hogan & Hartson LLP (now Hogan Lovells LLP) in Washington DC. Since 2019, Ms. Abdoo has been a board member of the Alliance for the Chesapeake Bay, where she chairs the governance committee and serves on the executive and finance committees. Since 2018, she has served on the Board of Visitors of Georgetown University Law Center and as a member of the finance committee. Ms. Abdoo has a B.A. in Government from Georgetown University (cum laude) and a J.D. from Georgetown University Law Center. She is a member of the State Bars of New York and the District of Columbia.

We believe Ms. Abdoo is qualified to serve on the Board due to her extensive REIT, real estate transactions, governance and legal experience for a public entity. In addition, her extensive legal skills and experience allow her to provide a different point of view for Board analysis and decisions.

Anthony F. Moro. Mr. Moro has served as President of ROX GP since its formation and is the principal executive officer of ROX GP. He also has served as President of ROX Parent and ROX Financial Services Inc., or ROX Financial Services, both since July 29, 2019. Mr. Moro is employed by ROX Financial Services in its New York, New York office. Mr. Moro is a senior financial services executive with 25 years of progressive experience in the global equity capital markets with expertise in deal structuring, market and regulatory practices, securities servicing, operations, investor relations and transaction management. Prior to joining ROX Parent, Mr. Moro spent more than two decades at The Bank of New York Mellon (NYSE: BK) beginning in June 1997. From 2011 through 2019, he served in BNY Mellon’s Issuer Services business as Managing Director, Depositary Receipts Regional Head for Europe, Middle East and Africa. Prior to that, he served as Regional Head for the Americas and as Head of Global Marketing, Depositary Receipts. At BNY Mellon, Mr. Moro was based in New York and London, where he led employees located on five continents and traveled to more than 60 countries. In that capacity, he helped securities issuers structure and market their initial public offerings and stock exchange listings and was a frequent speaker and thought leader on cross-border equity capital markets issues. Mr. Moro has a B.A. degree from Brown University in Political Science and Organizational Behavior and Management.

Eyal Leibovitz. Mr. Leibovitz has served as Chief Financial Officer of ROX GP since its formation and of ROX Parent since July 1, 2019. He also has served as Chief Financial Officer of RealOneX Ltd since July 1, 2019. Mr. Leibovitz is employed by RealOneX Ltd., a wholly owned subsidiary of ROX Parent, in its Tel Aviv, Israel office. Mr. Leibovitz is a senior financial executive with 32 years of experience of financial management, of which the last 22 years were with publicly-traded companies acting as Chief Financial Officer, including from January 2017 through June 2019 (and continued thereafter on a part-time basis, which service will continue through August 2021) for Cellect Biotechnology Ltd. (NASDAQ: APOP), from January 2016 through December 2016 for Evogene Ltd. (NASDAQ: EVGN), from 2011 to 2015 for N-trig Ltd. and from 2007 to 2011 for Kamada Ltd. (NASDAQ: KMDA). From 2002 to 2007 Mr. Leibovitz served as the international controller of Harmonic Inc. (NASDAQ: HLIT) and from 1997 to 2002 as the co-founder and Chief Financial Officer of New Media Communications which was sold to Harmonic. Among his achievements, he led successful large-scale fund-raising efforts for those entities (including through initial public offerings, private investment in public equity rounds, public rights offerings, venture lending and public convertible debt) and multiple merger and acquisition transactions. As Chief Financial Officer for the foregoing public companies, he had responsibility for all financial reporting, Sarbanes-Oxley compliance, budget control, financial planning, strategic negotiations, investor and public relations, legal proceedings, operations and human resources. Mr. Leibovitz has B.B.A. degree from City University of New York in Finance and Management Information Systems.

David L. Ronn. Mr. Ronn has served as Chief Legal Officer and Secretary of ROX GP since its formation. Mr. Ronn also has served as General Counsel, Senior Vice President and Secretary of ROX Parent since July 1, 2019 and of ROX Financial Services since its formation. Mr. Ronn is employed by ROX Financial Services Inc. in its Houston, Texas office, with an allocation of part of his compensation expenses to RPS Securities, also in Houston, Texas. He has served as Chief Executive Officer of RPS Securities since its formation. Prior to joining ROX Parent, Mr. Ronn was a partner in the law firm of Orrick, Herrington & Sutcliffe LLP, based in Houston, Texas from February 2016 through June 2019, from where he assisted ROX Parent to develop its structure and organization together with its initial funding. From January 2011 through February 2016, Mr. Ronn was a partner at the law firm of McGuireWoods LLP in their Houston office. Mr. Ronn began his legal career in Houston with Bracewell & Patterson LLP (now Bracewell LLP) in November 1990 and made partner in January 1998. For over 30 years, Mr. Ronn’s legal practice focused on corporate governance, mergers and acquisitions and capital markets matters for startups through public entities, with concentrations in public and private securities offerings, structuring and board advice and master limited partnerships, generally in the oil and gas and technology industries. Mr. Ronn has a B.A. in French from Rice University, an M.B.A. in International Business, Finance and Marketing from the A.B. Freeman School of Business at Tulane University and a J.D. from the University of Houston. He is a member of the State Bar of Texas. Mr. Ronn is licensed by FINRA as a registered representative and has passed the SIE, Series 7, Series 24, Series 79 and Series 66 exams. Mr. Ronn was the first lawyer in Houston certified as a Leadership in Energy and Environmental Design (LEED)-accredited professional by the U.S. Green Building Council and owns the first LEED-H certified home in Houston.

Shachar Melman. Mr. Melman has served as Senior Vice President – Real Estate of ROX GP since its formation. He also has served as Senior Vice President – Real Estate of ROX Parent and ROX Financial Services, both since August 26, 2019. Mr. Melman is employed by ROX Financial Services in its New York, New York office. Mr. Melman is an experienced real estate acquisitions and asset management specialist with over 10 years in the industry. Prior to joining ROX Parent, Mr. Melman worked at Ashkenazy Acquisition Corp. in New York from February 2017 to July 2019, and before that at PBC USA, the global arm of Israel’s Property & Building Corp. from January 2015 to January 2017. Overall, Mr. Melman has sourced, closed and asset-managed over $2 billion of transactions across several real estate asset classes, including multifamily, office, retail and hospitality. Mr. Melman earned a B.A in Business Management & Political Science from the University of Haifa, Israel and an M.B.A. from the University of Michigan’s Ross School of Business, with a concentration in Real Estate and Finance. Prior to graduate school, he served as a Captain in the Israeli Navy where he held several combat leadership roles, including Weapons Officer and Executive Officer on a missile ship and Head of the Navy Weapons School.

Committees of the Board

The Board will have a standing audit committee and an ad-hoc conflicts committee. We do not expect that the Board will have a compensation committee or a nominating committee, but rather that the board of directors of ROX Parent will determine the nomination, election and compensation of the members of the Board. ROX GP will not have any employees.

Audit Committee

We are required to have an audit committee of at least three members, and all its members are required to meet the independence and experience standards established by the NYSE and the Exchange Act, subject to certain transitional relief during the one-year period following completion of this offering the concurrent private placements as described above. The audit committee will assist the Board in its oversight of the integrity of the financial statements of each and Series and compliance with legal and regulatory requirements and partnership policies and controls. The audit committee will have the sole authority to:

•	retain and terminate our independent registered public accounting firm;

•	approve all auditing services and related fees and the terms thereof performed by our independent registered public accounting firm; and

•	pre-approve any non-audit services and tax services to be rendered by our independent registered public accounting firm.

The audit committee will also be responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm will be given unrestricted access to the audit committee and our management.

All three of the Board members shall service on the audit committee. All three of those individuals are independent and “financially literate” under the applicable standards of the NYSE and the SEC. Mr. Roth is designated as the Chair and each of the members of the Audit Committee are designated as financial experts within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act and with accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

Conflicts Committee

All three of the independent members of the Board will serve on a conflicts committee, as necessary, to review specific matters that the Board believes may involve conflicts of interest and determines to submit to the conflicts committee for review. The conflicts committee will determine if the resolution of the conflict of interest is opposed to the interest of ROX LP or the relevant Series. The members of the conflicts committee may not be officers or employees of ROX GP or directors, managers, officers or employees of its affiliates, including ROX Parent, and must meet the independence standards established by the NYSE and the Exchange Act to serve on an audit committee of a board of directors. In addition, the members of our conflicts committee may not own any interest in ROX GP or its affiliates that is determined by the Board to have an adverse impact on the ability of such member to act in an independent manner with respect to the matter submitted to the conflicts committee. Any matters approved by the conflicts committee will be conclusively deemed to be approved by ROX LP and all shareholders and not a breach by ROX GP of any duties it may owe ROX LP, a Series or any shareholders.

Our partnership agreement provides that the conflicts committee of the Board may be comprised of one or more independent directors. For example, if because of resignation, disability, death or conflict of interest with respect to a party to a particular transaction, only one independent member of the Board is available or qualified to evaluate such transaction, the interests of the applicable shareholders of a Series may not be as well served as if the conflicts committee acted with at least two independent directors. A single-member conflicts committee would not have the benefit of discussion with, and input from, other independent members.

Board Leadership Structure

With the policy of ROX GP being that all the members of the Board shall be independent, there will be a separation between the offices of chairman of the Board and principal executive officer. Members of the Board are designated or elected by ROX Parent. Accordingly, unlike holders of common stock in a corporation, shareholders will have only limited voting rights on matters affecting the business or governance of ROX LP or the applicable Series, subject in all cases to any specific rights contained in our partnership agreement. Please see “ROX LP Partnership Agreement—Meetings; Voting.”

Board Role in Risk Oversight

ROX GP governance guidelines provide that the Board is responsible for reviewing the process for assessing the major risks facing ROX LP and each Series and the options for their mitigation. This responsibility will be largely satisfied by ROX GP audit committee, which is responsible for reviewing and discussing with management and ROX LP independent registered public accounting firm major risk exposures to ROX LP and each Series and the policies management has implemented to monitor such exposures, including the financial risk exposures of ROX LP and each Series and risk management policies.

Code of Business Conduct and Ethics

The Board has established a code of business conduct and ethics that applies to the members of the Board and the officers of ROX GP, when such individuals are acting for or on behalf of ROX GP. Among other matters, ROX GP’s code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our officers or the Board may be made only by the Board and will be promptly disclosed as required by law or stock exchange regulations.

Investment Advisory Board

The Investment Advisory Board will act as a resource for the Board and executive officers with respect to real estate industry knowledge and strategy, particularly to review and provide feedback regarding potential properties from an overall investment perspective for the creation of value for our Series. Members of the Investment Advisory Board have no written advisory agreement with us. Moreover, members of the Investment Advisory Board will not be under any fiduciary obligations to us nor will such members perform Board or committee functions, nor will such members have any voting or decision-making capacity on our behalf. Members of the Investment Advisory Board will also not be required to devote any specific amount of time to our efforts or be subject to the fiduciary requirements to which the Board members are subject. Accordingly, if members of the Investment Advisory Board become aware of a potential property acquisition opportunity that is suitable for any of the entities to which that member has fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such potential property acquisitions to that entity, and only present it to us if that entity rejects the opportunity. We may modify or expand our roster of members of the Investment Advisory Board. Any compensation to the Investment Advisory Board shall be paid by ROX Parent and shall not be borne by holders of Series A shares.

The Investment Advisory Board currently consists of:

Marty Burger. Mr. Burger is the Chief Executive Officer of Silverstein Properties, Inc, where he leads the company’s day to day activities, and focuses on its acquisition, development and financing efforts in the United States and abroad. Prior to joining Silverstein, Mr. Burger was President and Chief Executive Officer of Artisan Real Estate Ventures, a company he founded in 2006. Prior to Artisan, Mr. Burger spent 15 years at Related, including serving as President of Related Las Vegas and Executive Vice President of The Related Companies, L.P. From 1994 to 1997, Mr. Burger was a Vice President at The Blackstone Group working on acquisitions for its first three real estate opportunity funds. From 1993 to 1994, he worked for Goldman Sachs’ Whitehall Real Estate funds, also on the acquisition side. Prior to that, Mr. Burger spent five years at The Related Companies where he was a Vice President of Development and Acquisitions. Mr. Burger received a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania. He is a Trustee and a Governor of the Urban Land Institute, a member of the Global Board, and formerly a member of the America’s Executive Committee, the Chairman of the New York District Council, and Chairman of his Urban Development Mixed-Use Council. Mr. Burger is on the Executive Committee of the Zell/Lurie Real Estate Center at the Wharton School of the University of Pennsylvania, an Advisory Board Member of the Center for Real Estate and Finance at Cornell University, the Advisory Board of the New York University Schack Institute of Real Estate, and the Policy Advisory Board of the Fisher Center for Real Estate at the Haas School of Business at UC Berkeley. He is an active member of the Real Estate Roundtable in Washington, DC, and is on the Directors’ Advisory Council and the New York City Mortgage Committee of the M&T Bank. Mr. Burger is involved with Fuller Center, helping to create quality housing for those in need. He is a board member of SparkYouth, a charitable organization providing funds to multiple programs benefitting underprivileged inner-city children in the New York City metro area. He is a member of the Board of Trustees of the Battery Conservancy, a trustee of National Jewish Health, is on the Lincoln Center Real Estate and Construction Council, a board member of the Lincoln Square Business Improvement District, and is a board member of the Partnership for New York City. In addition, Mr. Burger is Co-Chair of the Real Estate Division of the Friends of the Israeli Defense Forces and has chaired multiple missions to Israel, and helps oversee the activities of the Downtown Division of the UJA Federation.

Nathaniel Hagedorn. Nathaniel Hagedorn is the founder and CEO of NorthPoint and is responsible for the company’s overall strategy and is principally focused on ensuring that NorthPoint continues to focus on its core values, maintaining the special culture it has created for its employees. NorthPoint was founded in 2012 and has developed more than 100 million square feet of industrial and logistics facilities, including for Amazon.com, Inc., Home Depot Inc., Walmart Inc., General Electric Company and General Motors Company. During the five year period ending June 15, 2020, NorthPoint was the largest builder of industrial commercial real estate in the United States, having built 46,540,156 square feet, valued at an estimated aggregate value of $3.8 billion. The NorthPoint group of companies includes real estate development and management, an international logistics and freight forwarding firm, a third party logistics company, a warehouse technology and supply chain integration company and an industrial architectural and engineering firm. Prior to NorthPoint, Mr. Hagedorn was at Briarcliff Development Company and took on increasing roles within the organization. Mr. Hagedorn received both a Master’s degree and Bachelor of Arts in Finance from the University of Missouri-Kansas City.

David Z. Hirsh. Mr. Hirsh is a real estate investor with more than 30 years of experience across all major real estate product types in most major U.S. markets. Over the course of his career, he has completed in excess of $30 billion in transactions and has developed a broad set of skills, including: portfolio management, leasing, asset sales and dispositions, lending and workouts and restructuring. In addition, he has a proven track record creating value rebranding hotels and strategically repositioning office buildings. Mr. Hirsh is currently a nominee for director of SILVERspac Inc. (NASDAQ: SLVR). Mr. Hirsh previously spent approximately 16 years, from 2002 to 2018, working in the real estate asset management group at Blackstone Group Inc. until his retirement in January 2018. During his tenure at Blackstone, Mr. Hirsh’s most significant responsibilities included day-to-day oversight and strategic management of Equity Office Properties from 2009 to 2018, IndCor Industrial Properties from 2013 to 2015, LXR Hotels and Resorts portfolio from 2004 to 2010 and several investments in the retail and senior housing sectors. Prior to joining Blackstone, Mr. Hirsh worked at Citigroup Inc. for approximately fifteen years, including six years in real estate asset management, where he led the hotel group, and five years in corporate finance specializing in corporate real estate and project lending. Mr. Hirsh is involved in several philanthropic efforts including the THANC Foundation and CaringKind. He is also an Adjunct Professor and Vice Chair of the Advisory Board at the New York University Schack Institute of Real Estate, a member of the executive advisory board of the New York University Entrepreneurial Institute and a Trustee at Pace University. Mr. Hirsh holds a Bachelor of Business Administration from Pace University and a Master of Science in Real Estate Development and Investment from New York University.

Robert G. Leary. Mr. Leary served as the Chief Executive Officer of The Olayan Group, a global investment firm, from May 2017 until July 2019, at which time he retired. Previously, he served as Chief Executive Officer of Nuveen, LLC, a leading investment management firm that was acquired in 2014 by Teachers Insurance & Annuity Association – College Retirement Equities Fund (TIAA-CREF). Mr. Leary joined TIAA-CREF in 2013 and was instrumental in the acquisition and invigoration of Nuveen as well as its integration with TIAA-CREF’s pre-existing asset management business. Mr. Leary began his career as an associate at the law firm of White & Case in New York and in 1989 opened that firm’s office in Saudi Arabia. He then moved into the financial services arena with leadership roles at J.P. Morgan & Co. and AIG Financial Products, and as CEO of ING Investment Management Americas and ING Insurance U.S. Mr. Leary currently serves on the boards of Citizens Bank, N.A., the primary subsidiary of Citizens Financial Group, Intact Financial Corporation, a major insurer publicly listed in Canada, and the National Forest Foundation, a non-profit organization that helps conserve and protect U.S. national forests. Mr. Leary holds a bachelor’s degree in political science from Union College and a law degree from Fordham University.

BOARD AND EXECUTIVE COMPENSATION

Compensation of Board

ROX Parent has set the compensation for each member of the Board, as applicable, as follows:

•	Annual Retainer: $20,000 per Series.

•	Annual Chair of Board Retainer: $2,500 per Series up to a maximum of $10,000 in aggregate across all Series.

•	Annual Audit Committee Chair Retainer: $2,500 per Series up to a maximum of $10,000 in aggregate across all Series.

•	Annual Audit Committee Member (Non-Chair) Retainer: $250 per Series up to a maximum of $1,000 in aggregate across all Series.

The annual cash retainers will be paid in quarterly installments in arrears. Annual cash retainers will be pro-rated for any partial calendar quarter of service. The cash compensation of the Board is subject to change at the discretion of ROX Parent based on facts and circumstances, particularly as ROX LP issues additional Series A shares or additional shares of other Series and the complexity of the management of the Series based on the types and amounts of commercial real estate included in each Series. Initially, the above compensation shall be allocated to Series A by the Board. As we issue additional Series or acquire additional properties for Series A, the compensation shall be allocated across all Series by ROX GP. Pursuant to our partnership agreement, ROX GP shall determine the allocation of the above compensation to each Series or all Series, as applicable. Therefore, ROX GP may change that allocation from time to time based on changes to the above compensation, the number of Series and the types and amount of commercial real estate held by each Series.

Share Ownership Guidelines

ROX Parent, has agreed to purchase 200,000 Series A shares at the initial public offering price per share (without payment of any underwriting discounts) in a private placement to close simultaneously with the closing of this offering.

ROX Parent’s trading policy restricts its directors, managers, officers and employees, including those of any of its subsidiaries that includes the Board, from purchasing or selling any Series A shares; provided, however, that such restriction does not apply to the independent members of the board of directors of ROX Parent due to their limited influence on the decisions of the Board or to ROX Parent’s purchase of Series A shares in the concurrent private placement. ROX Parent may determine in the future that such guidelines can be amended if an effective ownership structure can be created to reduce or eliminate those potential conflicts. No such amendment is currently contemplated. Other than above, after the sale of the Series A shares offered by this prospectus, ROX GP and its affiliates will not own any Series A shares as of the closing of this offering.

Executive Compensation

Because all the officers of ROX GP are employees of affiliates of ROX Parent, those officers do not receive cash compensation from ROX GP for serving as ROX GP’s officers. ROX LP, on behalf of each Series, will pay RPS Securities certain fees as detailed in the services agreement between those entities. RPS Securities will, at its discretion, make distributions to ROX Parent that ROX Parent intends to use to offset transaction expenses and general and administrative expenses related to the offerings of shares and ongoing public existence costs related to ROX LP and each Series, potentially in part to offset personnel costs related to the officers and employees of ROX Parent and its other affiliates. Other than as part of the fees payable pursuant to the services agreement, neither ROX LP nor any Series shall reimburse ROX Parent or any of its affiliates directly for personnel costs, including salaries and benefits to be paid to individuals serving as named executive officers of ROX GP. Please see “Services Agreement with RPS Securities.” ROX LP does not have any employees. Consequently, neither we nor ROX GP has, and the Board has not considered, a compensation policy or program for ROX GP’s officers.

PRINCIPAL HOLDERS OF SERIES A SHARES

ROX Parent currently holds one Series A share for which it made a capital contribution of $100. Upon the completion of this offering, Series A shall redeem that Series A share from ROX Parent for the original capital contribution of $100.

After the offering, none of the members of the Board or any executive officer of ROX GP holds, or will hold, Series A shares. ROX Parent’s trading policy restricts its directors, managers, officers and employees, including those of any of its subsidiaries that includes the Board, from purchasing or selling any Series A shares; provided, however, that such restriction does not apply to the independent members of the board of directors of ROX Parent due to their limited influence on the decisions of the Board or to ROX Parent’s purchase of Series A shares in the concurrent private placement. ROX Parent may determine in the future that such guidelines can be amended if an effective ownership structure can be created to reduce or eliminate those potential conflicts. No such amendment is currently contemplated.

The following table sets forth certain information with respect to any Series A shares owned by the Board, nominees for the Board and executive officers, and any individual or group of shareholders known to us and expected to be the beneficial owner of more than 5% of the Series A shares to be issued and outstanding upon completion of this offering and the concurrent private placements. ROX LP and Series A do not have any options or similar securities outstanding currently exercisable or exercisable within 60 days of the date of this prospectus.

Name and Address of Beneficial Owners (1)	Series A Shares Beneficially Owned (1)	% of Series A Shares Outstanding (2)
NP Oakley, LLC (3) 4825 NW 41st Street, Suite 500 Riverside, Missouri 64150	500,000	5.59%
Peter Braverman	—	*
Howard S. Roth	—	*
Elizabeth A. Abdoo	—	*
Anthony F. Moro	—	*
Eyal Leibovitz	—	*
David L. Ronn	—	*
Shachar Melman	—	*
All executive officers, directors and nominees for director as a group (7 persons)	—	*

*	Less than 1%
(1)

Except as otherwise indicated, the person listed as the beneficial owner of shares has sole voting power and dispositive power with respect to the shares. The address of each beneficial owner other than NP Oakley is 250 Greenwich Street, 10th Floor, New York, New York 10007.

(2)

Assuming the 82,500,000 Series A shares in this offering and the 700,000 Series A shares subject to the concurrent private placements are sold and the underwriters’ over-allotment option is not exercised.

(3)

The Series A shares held by NP Oakley may be deemed to be beneficially owned by NPD Management, LLC, as its manager, NorthPoint Holdings, LLC and by Nathaniel Hagedorn based on the voting and dispositive power thereof. NPD Management, LLC, NorthPoint Holdings, LLC and Mr. Hagedorn disclaim beneficial ownership of any of these Series A shares.

DESCRIPTION OF ROX SERIES A SHARES

The following is a summary of the Series A designation and other specific terms and provisions for our Series A shares. Please see “ROX LP Partnership Agreement” for a description of our partnership agreement and the general terms and provisions related to Series A shares. The Series A designation is attached as Schedule Series A to our partnership agreement that is filed as an exhibit to the registration statement of which this prospectus is part and included in this prospectus as Appendix A. We will provide shareholders and prospective shareholders with a copy of the Series A designation upon request at no charge.

Series Designation

The Series A designation states the following:

•	Date of Establishment: November 19, 2020 and amended and restated as of July 16, 2021.

•	Name of Series: Series A

•	Status of Series: A protected series in accordance with Section 17-218 of the Delaware Act.

•	Relative Rights: No terms differ from those set forth in our partnership agreement.

•	Additional terms: None.

Series A Subsidiary and Structure

Series A owns 100% of ROX AMZL Oakley CA LLC, a Delaware limited liability company that will be the owner of the property upon closing of the purchase of the property.

The following chart shows the anticipated structure for Series A immediately after giving effect to this offering, the concurrent private placements and the closing of the purchase of the property. For a summary of the asset purchase agreement for the property, please see “Business and Property—Series A—Financial and Legal Matters—Asset Purchase Agreement.”

Transfer Agent and Registrar

The transfer agent and registrar for Series A shares is Computershare Trust Company, N.A.

CONFLICTS OF INTEREST AND FIDUCIARY DUTIES

Summary of Applicable Duties

The Delaware Revised Uniform Limited Partnership Act, which we refer to as the Delaware Act, provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by the general partner to the limited partners and the partnership. Our partnership agreement contains provisions that eliminate and replace the fiduciary standards to which ROX GP would otherwise be held by state fiduciary duty law. Our partnership agreement also specifically defines the remedies available to shareholders for actions taken that, without these defined liability standards, might constitute breaches of fiduciary duty under applicable Delaware law.

When ROX GP is acting in its capacity as general partner of ROX LP or a Series, as opposed to in its individual capacity, it must act in good faith, meaning it must act in a manner that it believes is not opposed to the interest of ROX LP or a relevant Series. This duty to act in good faith is the default standard set forth under our partnership agreement and ROX GP will not be subject to any higher standard.

Our partnership agreement specifies decisions that ROX GP may make in its individual capacity and permits ROX GP to make these decisions free of any contractual or other duty owed to a shareholder. These provisions entitle ROX GP to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, ROX LP, any Series, any subsidiaries thereof or any shareholder. These situations include:

•	to propose or approve any business for ROX LP or any Series;

•	the transfer of its general partner interest in ROX LP;

•	exceptions to ownership limits of shares;

•	declare and pay distributions on any shares;

•	its determination to propose amendments to our partnership agreement or a Series Designation; and

•	its determination whether to consent to any merger or consolidation or amendment of the partnership agreement.

When the directors and officers of ROX GP cause ROX GP to manage and operate business of ROX LP and all Series, the directors and officers must cause ROX GP to act in a manner consistent with ROX GP’s applicable duties. However, the directors and officers of ROX GP have fiduciary duties to manage ROX GP, including when it is acting in its capacity as ROX GP, in a manner beneficial to ROX Parent.

Conflicts may arise as a result of the duties of ROX GP and its directors and officers to act for the benefit of its owners, which may conflict with the interests of ROX LP, any Series and the shareholders. Where the directors and officers of ROX GP are causing ROX GP to act in its capacity as ROX GP, the directors and officers must cause ROX GP to act in good faith, meaning they cannot cause ROX GP to take an action that they believe is opposed to the interest of ROX LP or a Series. However, where a decision by ROX GP in its capacity as ROX GP is not clearly opposed to those interests but involves a conflict of interest, the directors of ROX GP may determine to submit the determination to the conflicts committee for review or to seek approval by the holders of the applicable shares of a Series, as described below.

Conflicts of Interest

Conflicts of interest exist and may arise in the future as a result of the relationships between ROX GP and its directors, officers and owners (including ROX Parent), on the one hand, and ROX LP, any Series and the shareholders, on the other hand.

Whenever a conflict arises between ROX GP or its owners, on the one hand, and ROX LP, any Series or the shareholders, on the other hand, the resolution, course of action or transaction in respect of such conflict of interest shall be conclusively deemed approved by us, the applicable Series and all shareholders and shall not constitute a breach of our partnership agreement, of any agreement contemplated thereby or of any duty, if the resolution, course of action or transaction in respect of such conflict of interest is:

•	approved by the conflicts committee of the Board; or

•	approved by the holders of a majority of the outstanding shares of the affected Series, excluding any shares owned by ROX GP or any of its affiliates.

ROX GP may, but is not required to, seek the approval of such resolutions or courses of action from the conflicts committee of the Board or from the holders of a majority of the outstanding shares of the affected Series as described above. If ROX GP does not seek approval from the conflicts committee or from those shareholders as described above and the Board approves the resolution or course of action taken with respect to the conflict of interest, then it will be presumed that, in making its decision, the Board acted in good faith, and in any proceeding brought by or on behalf of us or any of the shareholders, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption and proving that such decision was not in good faith. Unless the resolution of a conflict is specifically provided for in our partnership agreement, the Board or the conflicts committee of the Board may consider any factors they determine in good faith to consider when resolving a conflict. An independent third party is not required to evaluate the resolution. Under our partnership agreement, all determinations, other actions or failures to act by ROX GP, the Board or any committee thereof (including the conflicts committee) will be presumed to be “in good faith” and in any proceeding brought by or on behalf of us or the shareholders, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption and proving that such decision was not in good faith.

Conflicts of interest could arise in the situations described below, among others:

Actions taken by ROX GP may affect the amount of cash available to pay distributions to shareholders of a Series.

The amount of cash that is available for distribution to shareholders of a Series is affected by decisions of ROX GP regarding such matters as:

•	amount and timing of asset purchases and sales;

•	cash expenditures;

•	borrowings;

•	entry into and repayment of current and future indebtedness;

•	issuance of additional shares of that Series; and

•	the creation, reduction or increase of reserves in any quarter.

In addition, arms’-length borrowings from third parties by ROX LP, a Series or their subsidiaries do not constitute a breach of any duty owed by ROX GP to the shareholders of any Series. All these actions may affect the amount of cash distributed to the shareholders of a particular Series.

For example, in the event a Series has not generated sufficient cash from its operations to distribute at least 90% of its net taxable income to maintain that Series’ election to qualify as a REIT, our partnership agreement permits that Series or its subsidiaries to borrow funds, which would enable the Series to make such distribution on all outstanding shares of that Series.

The members of the Board and officers of ROX GP have a fiduciary duty to make decisions in the best interests of ROX Parent, the owner of ROX GP. Therefore, the officers and directors of ROX GP have fiduciary duties to make decisions that may be contrary to the interests of ROX LP and any Series.

All members of the Board will be independent under applicable listing standards in accordance with the provisions of our partnership agreement. However, members of the Board and officers of ROX GP have a fiduciary duty to make decisions in the best interests of ROX Parent, the owner of ROX GP. Therefore, the officers and directors of ROX GP have fiduciary duties to make decisions that may be contrary to the interests of ROX LP and any Series.

ROX GP can consider the interests of parties other than ROX LP, any Series or shareholders, such as ROX Parent or its affiliates, in exercising certain rights under our partnership agreement.

Our partnership agreement contains provisions that replace the standards to which ROX GP would otherwise be held by state fiduciary duty law. For example, our partnership agreement permits ROX GP to make a number of decisions in its individual capacity, as opposed to in its capacity as ROX GP. This entitles ROX GP to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, ROX LP, any Series or any shareholder.

Because our partnership agreement contains provisions that replace the standards to which ROX GP would otherwise be held by state fiduciary duty law, it restricts the remedies available to shareholders for actions that, without the limitations, might constitute breaches of fiduciary duty.

In addition to the provisions described above because our partnership agreement contains provisions that replace the standards to which ROX GP would otherwise be held by state fiduciary duty law, it restricts the remedies available to shareholders for actions that might otherwise constitute breaches of fiduciary duty.

For example, our partnership agreement provides that:

•

ROX GP and its officers and members of the Board will not be liable for monetary damages or otherwise to ROX LP, any Series or shareholders for any losses sustained or liabilities incurred as a result of ROX GP’s, its officer’s or Board members’ determinations, acts or omissions in their capacities as general partner, officers or members of the Board, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such losses or liabilities were the result of the conduct of ROX GP or such officer or member of the Board engaged in by it in bad faith (as defined in our partnership agreement) or, with respect to any criminal conduct, with the knowledge that its conduct was unlawful; and

•

in resolving conflicts of interest, it will be presumed that in making its decision ROX GP, the Board or the conflicts committee of the Board acted in good faith, and in any proceeding brought by or on behalf of any limited partner or us, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption and proving that such decision was not in good faith.

By purchasing a share of any Series, the purchaser agrees to be bound by the provisions in our partnership agreement, including the provisions discussed above.

Shareholders have no right to enforce obligations of ROX GP and its affiliates under agreements with us.

Any agreements between ROX LP or any Series, on the one hand, and ROX GP and its affiliates, on the other, will not grant to the shareholders, separate and apart from us, the right to enforce the obligations of ROX GP and its affiliates in favor of ROX LP or any Series.

Contracts between ROX LP or any Series, on the one hand, and ROX GP and its affiliates, on the other, are not and will not be the result of arm’s-length negotiations.

Neither our partnership agreement nor any other agreement, contract or arrangement (including the services agreement with RPS Securities and the license agreement with ROX Parent) between ROX LP or any Series and

ROX GP and its affiliates are or will be the result of arm’s-length negotiations and their terms, including fees payable to ROX GP and its affiliates, may not be as favorable to us as if they had been negotiated with unaffiliated third parties. ROX GP will determine, in good faith, the terms of any of such future transactions. Accordingly, we may pay more than market value for the services provided by ROX GP and its affiliates. The terms of these agreements, contracts and arrangements may not solely reflect the best interest of shareholders and may be overly favorable to the other party to such agreements, contracts and arrangements, including in terms of the substantial compensation to be paid to these parties. Further, we may choose not to enforce, or to enforce less vigorously, our rights under these agreements, contracts and arrangements because of our desire to maintain our ongoing relationships with ROX GP and its affiliates.

Except in limited circumstances, ROX GP has the power and authority to conduct the business of ROX LP and all Series without approval of the shareholders.

Under our partnership agreement, ROX GP has full power and authority to do all things, other than those items that require approval of shareholders or as may be otherwise set forth in a Series Designation, necessary or appropriate to conduct the business of ROX LP and any Series, including, but not limited to, the following actions:

•

expending, lending, or borrowing money, assuming, guaranteeing, or otherwise contracting for, indebtedness and other liabilities, issuing evidences of indebtedness, including indebtedness that is convertible into equity interests of ROX LP, and incurring any other obligations;

•

making tax, regulatory and other filings, or rendering periodic or other reports to governmental or other agencies having jurisdiction over ROX LP’s and any Series’ business or assets (to the extent that ROX LP has any assets);

•

acquiring, disposing, mortgaging, pledging, encumbering, hypothecating or exchanging assets of ROX LP (if any) and any Series or the determination to merge or otherwise combine ROX LP or a Series with or into another person;

•

using the assets of ROX LP (if any) and any Series for purposes consistent with our partnership agreement, including financings, repayment or guarantees of obligations and making capital contributions;

•	negotiating, executing and performing contracts, conveyance or other instruments;

•	distributing cash or cash equivalents;

•	selecting, employing or dismissing employees, agents, outside attorneys, accountants, consultants and contractors and determining their compensation and other terms of employment or hiring;

•	maintaining insurance for the benefit ROX LP, any Series, any subsidiaries and indemnitees;

•

forming, acquiring an interest in, and contributing property and loaning money to, any partnerships, joint ventures, corporations, limited liability companies or other entity (including corporations, firms, trusts and unincorporated organizations);

•

controlling all matters affecting our rights and obligations, including bringing and defending actions at law or in equity or otherwise litigating, arbitrating or mediating, and incurring legal expense and settling claims and litigation;

•	indemnifying any person against liabilities and contingencies to the extent permitted by law;

•	entering into listing agreements with any national securities exchange and the delisting of some or all shares;

•	taking any action in connection with ROX LP’s or a Series’ management of any of their subsidiaries;

•	purchasing, selling or otherwise acquiring or disposing of shares; and

•	entering into agreements with any of its affiliates, including agreements to render services to any Series, a Series subsidiary or to itself in the discharge of its duties as ROX GP.

We may choose not to retain separate counsel for ourselves or for the shareholders.

The attorneys, independent accountants and others who perform services for ROX LP or any Series have been retained by ROX GP or its affiliates. Attorneys, independent accountants and others who perform services for ROX LP or any Series are selected by ROX GP or the conflicts committee of the Board and may perform services for ROX GP and its affiliates. ROX LP may retain separate counsel or the conflict committee in the event of a conflict of interest between ROX GP and its affiliates, on the one hand, and ROX LP or the shareholders, on the other, depending on the nature of the conflict, although ROX LP may choose not to do so.

ROX GP’s affiliates may compete with us, and neither ROX GP nor its affiliates have any obligation to present business opportunities to us.

Our partnership agreement provides that ROX GP will be restricted from engaging in any business activities other than acting as the general partner of ROX LP and associated with each Series, engaging in activities incidental to its ownership interest in ROX LP and providing management, advisory and administrative services to its affiliates or to other persons. However, affiliates of ROX GP, including ROX Parent and its other subsidiaries, are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us or any Series. In addition, ROX Parent and its other subsidiaries may compete with ROX LP or any Series for investment opportunities and may own an interest in entities that compete with ROX LP or any Series. Pursuant to the terms of our partnership agreement, the doctrine of corporate opportunity, or any analogous doctrine, does not apply to ROX GP or any of its affiliates, including ROX Parent or its or their executive, officers, directors and managers. Any such person or entity that becomes aware of a potential transaction, agreement, arrangement or other matter that may be an opportunity for ROX LP or any Series will not have any duty to communicate or offer such opportunity to ROX LP or any Series. Any such person or entity will not be liable to ROX LP, any Series or to any shareholder for breach of any fiduciary duty or other duty by reason of the fact that such person or entity pursues or acquires such opportunity for itself, directs such opportunity to another person or entity or does not communicate such opportunity or information to us.

Fiduciary Duties

Duties owed to shareholders by ROX GP are prescribed by law and by our partnership agreement. The Delaware Act provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by the general partner to limited partners and the partnership, provided, however, that the implied contractual covenant of good faith and fair dealing may not be waived. For the avoidance of doubt, the foregoing shall not in any way reduce or eliminate any duties under the Texas Securities Act.

Our partnership agreement contains various provisions that eliminate and replace the fiduciary duties that might otherwise be owed by ROX GP. We have adopted these provisions to allow ROX GP or its affiliates to engage in transactions with us that otherwise might be prohibited by state law fiduciary standards and to consider the interests of other parties in addition to the interests of ROX LP, a Series or shareholders when resolving conflicts of interest. We believe this is appropriate and necessary because the Board has a duty to manage our partnership in good faith and a duty to manage ROX GP in a manner beneficial to its owner. Without these modifications, ROX GP’s ability to make decisions involving conflicts of interest would be restricted. Replacing the fiduciary duty standards in this manner benefits ROX GP by enabling it to take into consideration all parties involved in the proposed action. Replacing the fiduciary duty standards also strengthens the ability of ROX GP to attract and retain experienced and capable members of its Board and officers. Replacing the fiduciary duty standards represents a detriment to shareholders because it restricts the remedies available to shareholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below, and permits ROX GP to consider the interests of third parties in addition to the interests of ROX LP, a Series or shareholders when resolving conflicts of interests.

The following is a summary of the fiduciary duties imposed on general partners of a limited partnership by the Delaware Act in the absence of partnership agreement provisions to the contrary, the contractual duties of ROX GP contained in our partnership agreement that replace the fiduciary duties that would otherwise be imposed by Delaware laws on ROX GP and the rights and remedies of shareholders with respect to these contractual duties:

State law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to exercise requisite care and act on a fully informed basis when making decisions for the partnership. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally require that any action taken or transaction engaged in by a general partner on behalf of a partnership be motivated solely by the best interests of the partnership and its partners generally, and includes the duty to act in good faith.

Partnership agreement modified standards

Our partnership agreement contains provisions that preemptively waive or consent to conduct by ROX GP and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, our partnership agreement provides that when ROX GP is acting in its capacity as general partner of ROX LP or a Series, as opposed to in its individual capacity, it must act in good faith (as defined in our partnership agreement), meaning that it believed its actions or omissions were not opposed to the interest of ROX LP and any Series, and it will not be subject to any higher standard under applicable law.

In addition, when ROX GP is acting in its individual capacity, as opposed to in its capacity as general partner of ROX LP or a Series, it may act without any fiduciary obligation to ROX LP, any Series or shareholders whatsoever. These contractual provisions replace the fiduciary duty standards to which ROX GP would otherwise be held.

In making decisions, other than one where ROX GP is permitted to act in its sole discretion, it will be presumed that in making its decision ROX GP, the Board or the conflicts committee of the Board acted in good faith, and in any proceeding brought by or on behalf of any shareholder or us, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption and proving that such decision was not in good faith.

Rights and remedies of shareholders	Our partnership agreement does not provide shareholders with additional remedies beyond those provided under the Delaware Act. The Delaware Act generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. These actions include actions against a general partner for breach of its duties or of the partnership agreement. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

By purchasing Series A shares, the purchaser agrees to be bound by the provisions in our partnership agreement, including the provisions discussed above. This is in accordance with the policy of the Delaware Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a shareholder to sign a partnership agreement does not render the partnership agreement unenforceable against that person.

Under our partnership agreement, we must indemnify ROX GP and its officers, managers and certain other specified persons to the fullest extent permitted by law, against liabilities, costs and expenses incurred by ROX GP or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that such losses or liabilities were the result of the conduct of ROX GP or such officer or manager engaged in by it in bad faith (as defined in our partnership agreement) or, with respect to any criminal conduct, with the knowledge that its conduct was unlawful. Thus, ROX GP could be indemnified for its negligent acts if it meets the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act in the opinion of the SEC, such indemnification is contrary to public policy and, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

General

ROX LP’s and any Series’ operations will be conducted through, and each Series’ assets will be owned by, various subsidiaries. However, neither ROX LP, any Series nor any of Series A’s Series’ subsidiaries are expected to have any employees. ROX GP and its affiliates have the sole responsibility for providing the personnel necessary to conduct the operations of ROX LP, any Series A and any of Series A’s subsidiaries. ROX GP has a non-economic interest in ROX LP, but affiliates of ROX GP will be paid certain fees for providing services to ROX LP, the Series and the Series’ subsidiaries and ROX LP is required to reimburse ROX GP and its affiliates for specified expenses.

Services Agreement

ROX GP, in its capacity as the general partner of ROX LP and Series A, ROX LP, on behalf of Series A, and RPS Securities have entered into a services agreement whereby RPS Securities has agreed to advise ROX LP and Series A regarding, and assist ROX LP and Series A in connection with negotiations related to, its business. Please see “Services Agreement with RPS Securities.” RPS Securities is entitled to receive payment of a management fee and transaction expenses and may receive an asset sale fee. In connection with the payment of these fees to RPS Securities by Series A, RPS Securities on behalf of itself and its affiliates has agreed to pay and not be reimbursed for all direct and indirect expenses in connection with its performance of its services, the performance by ROX GP or an affiliate of ROX GP of its duties on behalf of ROX LP or Series A and the existence, management and operations of ROX LP, Series A or ROX GP, other than expenses to be paid by ROX LP or Series A as set forth in our partnership agreement. In that regard, the payment of the transaction expenses is intended to allow RPS Securities, at its discretion, to make distributions to ROX Parent that ROX Parent intends to use to offset transaction expenses and general and administrative expenses related to the offering of Series A shares and ongoing public existence costs related to ROX LP, specifically for Series A and potentially in part to offset personnel costs related to the officers and employees of ROX Parent and its other affiliates. Please see “ROX LP Partnership Agreement—Reimbursement of Expenses.”

The services agreement has an initial term of three years, with automatic renewals for successive one-year periods thereafter unless notice of non-renewal is given at least 90 days prior to the end of the initial or any renewal term. The services agreement may be terminated at any time upon the consent of ROX GP and RPS Securities or upon a material breach that is not cured 30 days after notice thereof and upon bankruptcy related filings or occurrences. If requested by ROX GP, RPS Securities will continue to provide assistance to ROX LP, Series A and Series A’s subsidiaries for up to 90 days after termination. If ROX GP terminates upon non-renewal, Series A is required to pay to RPS Securities a termination fee equal to the prior month’s management fee multiplied by twenty-four. In addition, Series A shall be required to pay any fees to RPS Securities for a period of one year after termination that relates to any activities for which services were provided prior to termination.

RPS Securities is a FINRA member and is acting as our financial advisor in connection with this offering and the concurrent private placements for which it will be entitled to the payment of transaction expenses. The transaction expenses payable for this offering will be 1.75% of the net proceeds, with net proceeds meaning the gross proceeds received by Series A from this offering, after deduction of the underwriters’ discounts and commissions, and the concurrent private placements (which equates to 1.65 % based on the gross proceeds of this offering). RPS Securities is not acting as an underwriter and will not sell or offer to sell any securities and will not identify, solicit or engage directly with potential investors. In addition, RPS Securities will not underwrite or purchase any of the offered Series A shares, or otherwise participate in any such undertaking.

Expense Reimbursement

Pursuant to our partnership agreement, ROX GP or its affiliates shall pay, and shall not charge or be reimbursed by, ROX LP or any Series for all direct and indirect expenses incurred or paid on behalf of ROX LP or a Series in its capacity as ROX GP for administrative or back office expenses of ROX GP, ROX LP or a Series, except for certain specified expenses, which shall be paid for, or reimbursed by, the applicable Series as allocated by ROX GP.

Series A will reimburse ROX GP and its affiliates for certain expenses incurred in connection the acquisition of the property. To date, ROX GP and its affiliates have incurred approximately $250,000 of these expenses. We anticipate that, upon the completion of this offering, the concurrent private placements and acquisition of the property, ROX GP and its affiliates will have incurred approximately $600,000 of these expenses. Please see “ROX LP Partnership Agreement—Reimbursement of Expenses.”

License Agreement

ROX LP and ROX Parent have entered into a license agreement pursuant to which ROX Parent has granted to ROX LP a nontransferable, nonexclusive and worldwide license, on a royalty-free and as-is basis, to use certain intellectual property, including the ROX logo, the website www.roxfinancial.com and other applications, technology and work product. The license agreement has an initial term of 10 years, that is automatically renewed for successive one-year periods thereafter unless notice of non-renewal is given at least 90 days prior to the end of the initial or any renewal term. The license agreement may be terminated at any time upon mutual consent of the parties or upon a material breach that is not cured 30 days after notice thereof. Upon termination, all rights of ROX LP in the applicable intellectual property shall terminate and ROX LP shall discontinue the use thereof.

NorthPoint

ROX LP and Series A have entered into certain transactions with NorthPoint and its affiliates. Please see “Business and Property—Series A—Property Management Agreement,” and “Business and Property—Series A—Financial and Legal Matters—Asset Purchase Agreement.”

Procedures for Review, Approval or Ratification of Transactions with Related Parties

We expect that the Board will adopt policies for the review, approval and ratification of transactions with related persons. We anticipate the Board will adopt a written code of business conduct and ethics, under which a member of the Board would be expected to bring to the attention of the principal executive officer or the Board any conflict or potential conflict of interest that may arise between the member of the Board in his or her personal capacity or any affiliate of that member in his or her personal capacity, on the one hand, and ROX LP, Series A, any of Series A’s subsidiaries or ROX GP on the other. The resolution of any such conflict or potential conflict should, at the discretion of the Board in light of the circumstances, be determined by a majority of the disinterested members of the Board.

If a conflict or potential conflict of interest arises between ROX GP or its affiliates, on the one hand, and ROX LP and the shareholders, on the other hand, the resolution of any such conflict or potential conflict should be addressed by the Board in accordance with the provisions of our partnership agreement. At the discretion of the Board in light of the circumstances, the resolution may be determined by the Board in its entirety, by a conflicts committee meeting the definitional requirements for such a committee under our partnership agreement or by approval of a Series Majority (excluding ROX GP and its affiliates).

Upon our adoption of our code of business conduct, we would expect that any executive officer of ROX GP will be required to avoid personal conflicts of interest unless approved by the Board.

Please see “Conflicts of Interest and Fiduciary Duties—Conflicts of Interest” for additional information regarding the relevant provisions of our partnership agreement.

The code of business conduct and ethics described above will be adopted in connection with the completion of this offering, and as a result, any transactions described in this prospectus that occurred prior to that completion were not reviewed according to such procedures.

ROX LP PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our partnership agreement, which is qualified by reference to our partnership agreement that is filed as an exhibit to the registration statement of which this prospectus is part and included in this prospectus as Appendix A. Please see “Where You Can Find Additional Information.” We will provide shareholders and prospective shareholders with a copy of our partnership agreement, upon request at no charge.

We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

•	with regard to the duties of, and standard of care applicable to, ROX GP, please see “Conflicts of Interest and Fiduciary Duties”;

•	with regard to tax issues, please see “U.S. Federal Income Tax Considerations.”

Organization and Duration

ROX LP was organized as a Delaware series limited partnership on January 15, 2020, and has a perpetual existence unless dissolved pursuant to the terms of our partnership agreement. ROX LP shall be the sole registrant for purposes of the Securities Act, the Exchange Act and the rules and regulations of the SEC or any national securities exchange on which shares of a Series are listed or admitted to trading, as may be applicable. ROX LP shall also be an entity for purposes of the Delaware Act when referring to the partnership as a whole and for purposes as specified in our partnership agreement. We intend to treat ROX LP as a non-entity for purposes of U.S. federal income tax. Please see “U.S. Federal Income Tax Considerations.”

ROX LP is managed solely by ROX GP, as the general partner of ROX LP. Its general partner interest in ROX LP and associated with any Series is a non-economic interest, meaning that ROX GP will not receive any portion of any distributions made by a Series. No shareholder will participate in the operation, management or control of ROX LP’s or a Series’ business, transact any business in ROX LP’s or a Series’ name or have the power to sign documents for or otherwise bind ROX LP or a Series.

Purpose

Our purpose, as set forth in our partnership agreement, is limited to any business activity that is approved by ROX GP and that lawfully may be conducted by a series limited partnership (and the applicable Series) organized under Delaware law.

Series Designation

Each Series shall be established pursuant to a Series Designation and shall continue until terminated in accordance with our partnership agreement. In accordance with the Delaware Act, each Series described in this prospectus and every Series that ROX GP may establish in the future, will operate to the extent practicable as if it were a separate association for purposes of Delaware law, although a Series will not be a separate legal entity for state law purposes. Each Series will be treated as a separate business entity for U.S. federal income tax purposes and will elect to be treated as a REIT for U.S. federal income tax purposes. Please see “U.S. Federal Income Tax Considerations.”

The specific rights and obligations of shares of a Series are set forth in our partnership agreement and the Series Designation for the applicable Series. Each Series Designation shall set forth:

•	a name or names under which the business and affairs of that Series may be conducted;

•	whether that Series is a “protected series” in accordance with Section 17-218 of the Delaware Act or a “registered series” in accordance with Section 17-221 of the Delaware Act;

•

the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of shares of that Series and the holders associated therewith to the extent such terms differ from those set forth in our partnership agreement;

•	the list of Series subsidiaries and Series property from which that Series will derive its economic benefits;

•	specific provisions governing the rights of that Series against a shareholder associated with that Series who fails to comply with the applicable provisions of our partnership agreement; and

•	any other provisions applicable to that Series.

Under the Delaware Act, if particular provisions are met, including that those provisions are in the certificate of limited partnership of ROX LP, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of ROX LP shall be enforceable only against the assets of that Series or the general partners associated with that Series and not against the assets of ROX LP (if any) generally, any other Series or any general partner not associated with that Series. Accordingly, the real property and other assets of one Series include only the real property, related assets and other assets that are held by that Series, including funds delivered for the purchase of shares in that Series. However, the limitations on inter-series liability provided by the Delaware Act have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of ROX LP generally where the assets of such other Series or of ROX LP (if any) are insufficient to meet the liabilities of a Series or ROX LP.

The limited partner interests in each Series will be denominated in shares. Our partnership agreement provides that we may issue an unlimited number of shares, including of any Series of shares already issued, without the approval of any shareholder. Please see “—Issuance of Additional Shares.”

All shares offered by this prospectus will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the applicable shares offered by this prospectus, as determined by the Board, the shareholders will not be liable to ROX LP to make any additional capital contributions with respect to those shares, except for the return of distributions that in certain circumstances exceed the fair value of the property of the Series of which those shares are associated and for which a shareholder knew at the time of distribution that was the case.

Shareholders have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any securities of ROX LP or a Series and no preferential rights to distributions, except as may otherwise be set forth in a Series Designation.

Each Series will hold interests in its real property through newly organized or existing limited liability companies or limited partnerships which will be owned and controlled by the Series and, if applicable, the existing owners of that property. Upon the completion of the offering of shares of a Series, the net proceeds thereof will be invested by the applicable Series into the corresponding subsidiary that will hold that Series property, with the assets and liabilities of that subsidiary segregated from the property of any other Series. ROX GP will maintain separate and distinct records for each Series and account for each Series’ assets separately from all other Series. In accordance with the Delaware Act, each Series may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets, grant liens and security interests and sue and be sued. ROX LP intends for each Series to conduct its business, enter into contracts and hold title to assets in its own name to the extent such activities are not undertaken through any Series’ subsidiaries.

Shares of a Series will participate exclusively in the economic returns derived from interests in the Series property held by that Series. All consideration received by ROX LP for the issuance or sale of shares of a particular Series, together with all assets in which such consideration is invested or reinvested, and all income, earnings, profits and proceeds thereof, from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets (including for the avoidance of doubt, insurance proceeds with respect to such assets), and any funds or payments derived from any reinvestment of such proceeds, in whatever form, subject to the provisions of our partnership agreement, shall be held for the benefit of the shareholders of such Series, and not for the benefit of the shareholders of any other Series, and shall be accounted for and recorded upon the books and records of ROX LP separately from any assets associated with any other Series.

Cash Distributions

Our partnership agreement does not require us or a Series to pay distributions at any time or in any amount. Instead, the Board will adopt a cash distribution policy to be effective as of the completion of this offering and the concurrent private placements that will set forth ROX GP’s intention with respect to the distributions to be made to shareholders for each applicable Series. ROX GP, on behalf of each Series, intends to declare regular quarterly distributions to shareholders of each Series. Since ROX GP holds a non-economic interest, ROX GP will not receive any portion of any distributions made by a Series. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, excluding net capital gains and determined without regard to the dividends-paid deduction, and that it pay U.S. federal corporate income tax to the extent that it annually distributes less than 100% of its net taxable income, including net capital gains. Please see “Distribution Policy.”

Capital Contributions

Shareholders are not obligated to make additional capital contributions.

Voting Rights

The following is a summary of the vote required from shareholders for approval of the matters specified below. Matters that call for the approval of more than 50% of the outstanding shares of an applicable Series, we refer to as a Series Majority. Matters that call for the approval of the holders of a Series Majority of every Series, we refer to as a Share Majority.

Issuance of additional shares	No approval rights

Amendment of our partnership agreement	Some amendments may be made by ROX GP without the approval of the shareholders. Other amendments generally require the approval of a Series Majority. Please see “—Amendment of Our Partnership Agreement.”

Merger of our partnership	Share Majority in particular circumstances. Please see “—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”

Merger of two or more Series	Series Majority of the applicable Series. Please see “—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”

Sale of Series Property	No approval rights. Please see “—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”

Dissolution of our partnership	If proposed by ROX GP, a Share Majority. Please see “—Dissolution of ROX LP.”

Termination or Dissolution of a Series	If proposed by ROX GP, a Series Majority. However, 20% of the shareholders of a Series may propose the termination or dissolution, as applicable, of the applicable Series, subject to approval by a Series Majority. Please see “—Termination or Dissolution of a Series.”

Continuation of our business upon an event of withdrawal of ROX GP from the partnership	Share Majority. Please see “—Dissolution of ROX LP.”

Removal of ROX GP	ROX GP may not be removed. Please see “—Withdrawal or Removal of ROX GP.”

Voting for members of the Board	Shareholders will not be able to nominate, vote for appointment or vote for removal of any member of the Board. Please see “—Meetings; Voting.”

Transfer of ROX GP interest	No approval rights. Please see “—Transfer of General Partner Interest.”

Transfer of ownership interests in ROX GP	No approval rights. Please see “—Transfer of Ownership Interests in ROX GP.”

Applicable Law; Forum, Venue and Jurisdiction

Our partnership agreement is governed by Delaware law. Our partnership agreement requires that any claims, suits, actions or proceedings:

•

arising out of or relating in any way to the partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the partnership agreement or the duties, obligations or liabilities among shareholders or of shareholders to us, or the rights or powers of, or restrictions on, the shareholders or us);

•	brought in a derivative manner on our behalf;

•	asserting a claim of breach of a duty owed by any Board member, officer or other employee of us or ROX GP, or owed by ROX GP, to us or the shareholders;

•	asserting a claim arising pursuant to any provision of the Delaware Act; or

•	asserting a claim governed by the internal affairs doctrine;

shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; provided, however, the foregoing does not apply to any claim, suit, action or proceeding brought to enforce any duty or liability created by the Exchange Act (or the rules and regulations thereunder) or the Securities Act (or the rules and regulations thereunder), which, to the fullest extent permitted by law, shall be exclusively brought in any federal district court of the United States.

In addition, our partnership agreement provides that each limited partner irrevocably waives the right to trial by jury in any such claim, suit, action or proceeding, including any claim under the U.S. federal securities laws. If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law. The waiver continues to apply to claims that arise during the period when a holder holds shares, whether the holder purchased the shares in this offering or a secondary transaction.

We believe that the foregoing provisions are necessary to include in our partnership agreement since ROX LP was formed in Delaware and Delaware is currently the only jurisdiction that has statutes relating to series limited partnerships. Delaware provides the best likelihood for rational court decisions for anyone making the above claims. In addition, since ROX LP intends to issue a multitude of Series with different shareholders for each Series and hence different interests than shareholders of other Series (as compared to other public entities that have a single group of public holders), we believe it would be burdensome and costly to shareholders for ROX LP and ROX GP to defend claims in multiple jurisdictions.

To the extent these exclusive forum provisions restrict the venue in which shareholders may bring claims arising under the federal securities laws, there is uncertainty as to whether a court would enforce such provisions. The exclusive forum provision in our partnership agreement will not relieve ROX LP of its duties to comply with the federal securities laws and the rules and regulations thereunder, and the shareholders will not be deemed to have waived ROX LP’s compliance with these laws, rules and regulations.

Reimbursement of ROX LP Litigation Costs

Our partnership agreement provides that if shareholders or any persons holding a beneficial interest in a Series file a claim, suit, action or proceeding against us of a type identified in the bullet points under the above heading “—Applicable Law; Forum, Venue and Jurisdiction” and do not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought in any such claim, suit, action or proceeding, then such partners or persons will be obligated to reimburse us and our affiliates, including ROX GP, the owners of ROX GP and any officer or manager of ROX GP, for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys’ fees and other litigation expenses, that the parties may incur in connection with such claim, suit, action or proceeding; provided, however, that the foregoing shall not apply to any claim, suit, action or proceeding brought to enforce any duty or liability created by the Exchange Act (or the rules and regulations thereunder) or the Securities Act (or the rules and regulations thereunder). Our partnership agreement does not define what constitutes a judgment that “substantially achieves, in substance and amount, the full remedy sought,” though we intend to apply a broad interpretation to such provision to apply the fee shifting provision broadly. However, there is no precise established definition of the phrase under applicable law. As a result, whether a specific judgment satisfies the foregoing criteria will be subject to judicial interpretation. By purchasing a share, a holder is irrevocably consenting to these reimbursement obligations as set forth in our partnership agreement.

Limited Liability

Assuming that a shareholder does not participate in the control of our business within the meaning of the Delaware Act and that a holder otherwise acts in conformity with the provisions of the partnership agreement, a holder’s liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital that holder contributed to us for shares plus that holder’s portion of any undistributed profits and assets. However, if it were determined that the right, or exercise of the right, by the shareholders as a group:

•	to terminate a Series;

•	to approve some amendments to our partnership agreement; or

•	to take other action under our partnership agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the shareholders could be held personally liable for our obligations under the laws of Delaware, to the same extent as ROX GP. This liability would extend to persons who transact business with us under the reasonable belief that the shareholder is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against ROX GP if shareholder were to lose limited liability through any fault of ROX GP. While this does not mean that a shareholder could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. To determine the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner (or shareholder) who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years.

Following the completion of this offering, we expect that the Series subsidiaries will conduct business in several states and the Series subsidiaries may conduct business in other states or countries in the future.

Maintenance of our limited liability as owner of a Series’ subsidiaries may require compliance with legal requirements in the jurisdictions in which the Series subsidiaries conduct business, including qualifying a Series’ subsidiaries to do business in those jurisdictions.

Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of a Series’ ownership interest in Series subsidiaries or otherwise, it were determined that a Series was conducting business in any jurisdiction without compliance with the applicable statute, or that the right or exercise of the right by the shareholders as a group to terminate a Series, to approve some amendments to our partnership agreement or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the shareholders could be held personally liable for our obligations under the law of that jurisdiction to the same extent as ROX GP under the circumstances. We intend to operate in a manner that ROX GP considers reasonable and necessary or appropriate to preserve the limited liability of the shareholders.

Issuance of Additional Shares

Our partnership agreement authorizes us to issue an unlimited number of additional shares of any Series already established or any new Series for the consideration and on the terms and conditions determined by ROX GP without the approval of any shareholders.

Because of our structure, any issuance of shares in a Series will not dilute or affect the shareholders in any other Series. It is possible that we will fund additional acquisitions of real property through the issuance of additional shares of an already existing Series. Holders of any additional shares of an existing Series we issue will be entitled to share equally in the distributions for that Series with the then-existing shareholders in that Series. In addition, the issuance of additional shares of an already existing Series may dilute the value of the interests of the then-existing shareholders of that Series in the assets of that Series.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional shares of a Series that, as determined by ROX GP, may have rights to distributions or special voting rights to which the existing shares of that Series are not entitled. In addition, our partnership agreement does not prohibit a subsidiary of ROX LP or a Series from issuing equity interests, which may effectively rank senior to shares of that Series.

Except as provided in a separate agreement by ROX LP or as set forth in a Series Designation, no shareholder shall have any preemptive, preferential or other similar right with respect to the issuance of any shares.

Amendment of Our Partnership Agreement

General

Amendments to our partnership agreement or any Series Designation may be proposed only by ROX GP. However, ROX GP will have no duty or obligation to propose any amendment and may decline to do so free of any duty or obligation whatsoever to us or the shareholders, including any duty to act in the best interests of us or the shareholders. To adopt a proposed amendment, other than the amendments discussed below, ROX GP is required to seek written approval of the holders of the number of shares required to approve the amendment or to call a meeting of the shareholders to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a Share Majority, if related to the partnership as a whole, or Series Majority, if related to a particular Series.

Prohibited Amendments

No amendment may be made that would:

•	enlarge the obligations of any shareholder without its consent, unless approved by the applicable Series; or

•

enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to ROX GP or any of its affiliates without the consent of ROX GP, which consent may be given or withheld in at its option.

The provision of our partnership agreement preventing the amendments having the effects described in the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding shares of every outstanding Series, on a Series-by-Series basis.

No Approval of Shareholders

ROX GP may generally make amendments to our partnership agreement without the approval of any shareholder to reflect:

•	a change in the name of ROX LP or a Series, the location of our principal place of business, the registered agent of ROX LP or a Series or the registered office of ROX LP or a Series;

•	the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

•

a change that ROX GP determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or other entity in which the shareholders have limited liability under the laws of any state;

•	a change in the fiscal year or taxable year of ROX LP or any Series and related changes;

•

an amendment that is necessary, in the opinion of our counsel, to prevent ROX LP, a Series or ROX GP or its directors, managers, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Advisers Act or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	an amendment that ROX GP determines to be necessary or appropriate in connection with the creation, authorization or issuance of additional shares;

•	any amendment expressly permitted in our partnership agreement to be made by ROX GP acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

•

conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

•

any amendment that ROX GP determines to be necessary or appropriate for the formation by ROX LP or a Series of, or investment by ROX LP or a Series in, any corporation, partnership or other entity, as otherwise permitted by our partnership agreement;

•	a change that ROX GP determines to be necessary or appropriate to ensure that a Series qualifies or will continue to qualify as a REIT for U.S. federal income tax purposes;

•

an amendment to a Series Designation and, if applicable, a Series Certificate of Registered Series, that ROX GP determines to be necessary or appropriate to reflect the conversion of a Series from a “protected series” to a “registered series,” both as set forth in the Delaware Act, or vice-versa;

•

an amendment to a Series Designation to add additional Series subsidiaries due to additional acquisitions of Series property or to delete Series subsidiaries upon their sale or dissolution and liquidation;

•	an amendment to take into account a successor general partner for any Series in accordance with our partnership agreement if ROX GP remains as general partner for any Series; or

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, ROX GP may make amendments to our partnership agreement or a Series Designation, without the approval of any shareholder, if ROX GP determines that those amendments:

•

do not adversely affect any shareholder, including any holder of a particular Series as compared to holders of any other Series and any holders of a particular Series as compared to holders of that same Series, except as set forth in the applicable Series Designation;

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which shares are or will be listed for trading;

•	are necessary or appropriate for any action taken by ROX GP relating to splits or combinations of shares under the provisions of our partnership agreement; or

•	are required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Shareholder Approval

Any amendment that ROX GP determines would have a material adverse effect on the rights or preferences of any Series in relation to any other Series must be approved by a Series Majority of the affected Series. However, no vote will be required by any Series that ROX GP determines are not so adversely affected. Any amendment that would reduce or increase the voting percentage required to take any action other than to call a meeting of shareholders is required to be approved by the affirmative vote of shareholders whose aggregate outstanding shares constitute not less than the voting requirement sought to be reduced. For amendments of the type not requiring approval of the shareholders, ROX GP will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the shareholders. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of shares of all Series, on a Series-by-Series basis, unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any shareholders.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

A merger, consolidation or conversion of ROX LP or a Series requires the prior consent of ROX GP. However, ROX GP may decline to consent to any merger, consolidation or conversion and act in its sole discretion free of any duty or obligation whatsoever to us or the shareholders, including any duty to act in the best interest of us or the shareholders. Such transaction requires the approval of a Series Majority, if related solely to a Series, or a Share Majority, if related to ROX LP as a whole. However, ROX GP may consummate any merger without the prior approval of the shareholders if ROX LP is the surviving entity in the transaction, ROX GP has received an opinion of counsel regarding limited liability, the sole purpose of the transaction is to effect a mere change in the legal form of ROX LP into another limited liability entity and the governing instruments of the new entity provide shareholders with substantially the same rights and obligations as in our partnership agreement.

ROX GP may effect the acquisition, disposition, mortgage, pledge, hypothecation or granting of a security interest in all or substantially all any Series property without the approval of any shareholders. ROX GP may also sell all or substantially all of Series property under a foreclosure or other realization upon those encumbrances without such approval.

The shareholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all the assets of a Series or any other similar transaction or event.

Dissolution of ROX LP

ROX LP will continue as a series limited partnership until dissolved under our partnership agreement. ROX LP will dissolve upon:

•	the election of ROX GP to dissolve us, if approved by a Share Majority;

•	there being no shareholders, unless we are continued without dissolution in accordance with applicable Delaware law;

•	the entry of a decree of judicial dissolution of ROX LP; or

•	the withdrawal of ROX GP as detailed below (or as otherwise required under the Delaware Act), unless:

•

a successor is elected and admitted to the partnership and associated with each Series and the partnership and each applicable Series are continued without dissolution or termination, as applicable, pursuant to our partnership agreement; or

•	the partnership and each applicable Series are otherwise continued without dissolution or termination, as applicable, in accordance with our partnership agreement and the Delaware act.

Upon a dissolution under the last clause above, the holders of a Share Majority, or a Series Majority with respect to any Series, may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by such holders, which is generally subject to our receipt of an opinion of counsel to the effect that the action would not result in the loss of limited liability under Delaware law of any shareholder.

Termination or Dissolution of a Series

A Series shall not be terminated or dissolved, as applicable, by the admission of additional shareholders or by the admission of a successor general partner in accordance with the terms of our partnership agreement. Unless otherwise provided in the Series Designation establishing a Series, a Series shall terminate or dissolve, as applicable, and its affairs shall be wound up, upon:

•	the dissolution of ROX LP;

•	the sale of all or substantially all the Series property;

•	an event set forth as an event of termination or dissolution, as applicable, of such Series in the Series Designation establishing that Series;

•	an election to terminate the Series by ROX GP that is approved by the affirmative vote of the applicable Series Majority;

•	an election to terminate the Series approved at a meeting of the shareholders of that Series in accordance with our partnership agreement by the affirmative vote of the applicable Series Majority;

•	an event of withdrawal as defined in our partnership agreement (or as otherwise required under the Delaware Act) occurs with respect to a general partner associated with a Series, unless:

•

a successor is elected and admitted to the partnership and associated with such Series and the partnership and such Series are continued without termination or termination, as applicable, pursuant to our partnership agreement; or

•	the partnership and each applicable Series are otherwise continued without termination or dissolution, as applicable, pursuant to our partnership agreement and the Delaware Act; or

•	the entry of a decree of judicial termination or dissolution, as applicable, of such Series.

Liquidation and Distribution of Proceeds

Upon the dissolution of ROX LP or the termination or dissolution, as applicable, of a Series, the liquidator authorized to wind up the affairs of ROX LP or the applicable Series will, acting with all the powers of ROX GP that are necessary or appropriate, liquidate the assets of ROX LP (if any) or the applicable Series, subject to the Delaware Act, and apply the proceeds of the liquidation on a Series-by-Series basis to the shareholders of each applicable Series on a pro rata basis. ROX GP may appoint itself as the liquidator of ROX LP or any Series. If the liquidator is ROX GP, the only compensation to be paid ROX GP or its affiliates for such services shall be pursuant to the services agreement and reimbursement of expenses specifically to be paid by ROX LP or a Series. Please see “—Reimbursement of Expenses.” If ROX GP appoints a third party to act as liquidator, the liquidator may be removed at any time and for any reason by the holders of a Share Majority or relevant Series Majority, as applicable. The liquidator may defer liquidation or distribution of our or a Series’ assets for a reasonable period or distribute assets to shareholders in kind if it determines that a sale would be impractical or would cause undue loss to those holders.

Withdrawal or Removal of ROX GP

The withdrawal of ROX GP occurs under our partnership agreement only:

•	if ROX GP’s proposal to terminate a Series is not approved by the applicable Series Majority, ROX GP may voluntarily withdraw as the general partner of that Series;

•	upon the occurrence of a bankruptcy event of ROX GP as detailed in our partnership agreement, ROX GP shall have withdrawn as the general partner of ROX LP and each Series;

•	upon the dissolution and commencement of winding up of ROX GP, ROX GP shall have withdrawn as the general partner of ROX LP and each Series; or

•	if ROX GP transfers all of its general partner interest in accordance with our partnership agreement.

Our partnership agreement permits ROX GP to sell or otherwise transfer all its general partner interest in us without the approval of the shareholders. Please see “—Transfer of General Partner Interest.”

Upon withdrawal of ROX GP under any circumstances described above, other than as a result of a transfer by ROX GP of all or a part of its general partner interest in us, the holders of a Share Majority (or in the case of the first bullet point above, a Series Majority) may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, ROX LP or the Series, as applicable, will be dissolved, wound up and liquidated. Please see “—Dissolution of ROX LP” and “—Termination or Dissolution of a Series.”

ROX GP may not be removed by shareholders.

In the event of the withdrawal of ROX GP under the circumstances described above, a successor general partner will be required to purchase the general partner interest and any interest in any services agreement of the departing general partner and its affiliates for a cash payment equal to the payments due pursuant to any applicable services agreements of ROX GP’s affiliates entered into with ROX LP through the date of withdrawal plus the reimbursement for expenses for which ROX LP is responsible pursuant to our partnership agreement. Please see “—Reimbursement of Expenses.”

Withdrawal of a Shareholder

A shareholder may not withdraw from ROX LP or a Series. However, upon the transfer of shares, the transferring holder shall cease to be a limited partner with respect to shares so transferred.

Transfer of General Partner Interest

At any time, ROX GP may in its sole discretion transfer all or any of its general partner interest to another person without the approval of any shareholder. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of ROX GP, agree to be bound by the provisions of our partnership agreement, provide for a board-managed internal governance structure in its organizational documents (similar to that of ROX GP) and furnish an opinion of counsel regarding limited liability.

Transfer of Ownership Interests in ROX GP

At any time, the owner of ROX GP may sell or transfer all or part of its ownership interests in ROX GP without the approval of the shareholders.

Restrictions on Ownership and Transfer of Shares

No transfer of shares shall be made if the transfer would violate applicable federal or state securities laws or regulations of the SEC, any state securities commission or any other governmental authority. However, nothing in our partnership agreement shall preclude the settlement of transactions of shares entered into through the facilities of any national securities exchange on which shares are listed or admitted to trading.

For each Series to qualify as a REIT under the Code, shares of that Series must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of that Series may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, each Series must satisfy other requirements as well. Please see “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

To assist each Series to qualify as a REIT, our partnership agreement, subject to certain exceptions, contains restrictions on the number of shares of any Series that a person may own. Our partnership agreement provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the outstanding shares of any Series (by value or in number, whichever is more restrictive). We refer to these limits collectively as the “ownership limit.” An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of shares of any Series described below by a transfer or other event is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares.

The constructive ownership rules under the Code are complex and may cause shares of any Series owned actually or constructively by a group of related holders to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding shares of any Series (by value or in number, whichever is more restrictive) or the acquisition of an interest in an entity that owns, actually or constructively, shares of any Series, could, nevertheless, cause that holder, or another individual or entity, to own constructively in excess of the ownership limit.

The Board may in its sole and absolute discretion, and subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a shareholder of a particular Series if the holder’s ownership in excess of the ownership limit would not:

•	result in a Series being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year);

•	result in any income received by a Series failing to qualify as rents from real property for purposes of the REIT requirements; or

•	otherwise result in a Series failing to qualify as a REIT.

As a condition of its waiver or grant of excepted holder limit, the Board may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to the Board to determine or ensure a Series’ qualification as a REIT. In addition, ROX GP may permit an underwriter or placement agent that participates in a public offering or a private placement of shares to exceed the ownership limit, but only to the extent and period necessary to facilitate that public offering or private placement.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, the Board may from time to time increase or decrease the ownership limit for all other holders unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of shares then outstanding of a Series or such Series would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, the Board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable to determine or ensure a Series’ qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of shares of a Series is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of shares of a Series equals or falls below the decreased ownership limit, but any further acquisition of shares in excess of such percentage ownership of shares will be in violation of the ownership limit.

Our partnership agreement further prohibits:

•

any holder from beneficially or constructively owning, applying certain attribution rules of the Code, shares of a Series that would result in the Series being “closely held” under Section 856(h) of the Code, without regard to whether the ownership interest is held during the last half of a taxable year, or otherwise causing a Series to fail to qualify as a REIT; and

•	any person from transferring shares of a Series if such transfer would result in shares of that Series being owned by fewer than 100 persons, determined without reference to any rules of attribution.

Any person or entity who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of a Series that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of shares of such Series, or who would have owned shares of such Series transferred to a trust as described below, must immediately give written notice to ROX GP and the applicable Series of the event, or in the case of an attempted or proposed transaction, must give at least 15 days’ prior written notice to ROX GP and the applicable Series and provide ROX GP and the applicable Series with such other information as ROX GP or the applicable Series may request to determine the effect of such transfer on such Series’ qualification as a REIT. The foregoing restrictions on ownership and transfer of shares of a Series will not apply if ROX GP determines that it is no longer in the best interests of the Series to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of shares of the Series as described above is no longer required for the Series to qualify as a REIT.

If any transfer of shares of a Series would result in shares of that Series being beneficially owned by fewer than 100 persons, such transfer will, to the fullest extent permitted by law, be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of a Series or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by ROX GP or in the Series being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause the applicable Series to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by ROX GP and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to ROX GP’s discovery that shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or the Series being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our partnership agreement provides that the transfer of shares will, to the fullest extent permitted by law, be null and void.

Shares of a Series transferred to the trustee are deemed offered for sale to the applicable Series, or its designee, at a price per share equal to the lesser of:

•

the price paid by the prohibited owner for shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price on the national securities exchange on which those shares trade on the day of the event which resulted in the transfer of such shares to the trust); and

•	the market price on the date the applicable Series accepts, or its designee accepts, such offer.

In either case, the price shall be reduced for all related expenses of the applicable Series and ROX LP, which the trustee will pay to such Series and ROX LP prior to any distribution of funds to the prohibited owner.

The applicable Series may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution paid to the prohibited owner before ROX GP discovered that shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and the applicable Series, or its designee, may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. The applicable Series, or its designee, has the right to accept such offer until the trustee has sold shares held in the trust as discussed below. Upon a sale to the applicable Series or its designee, the interest of the charitable beneficiary in shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares will be paid to the charitable beneficiary.

If the applicable Series does not buy shares, the trustee must, within 20 days of receiving notice from ROX GP of the transfer of shares to the trust, sell shares to a person or entity designated by the trustee who could own shares without violating the ownership limit or the other restrictions on ownership and transfer of shares of the Series. After the sale of shares, the interest of the charitable beneficiary in shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of:

•

the price paid by the prohibited owner for shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price on the national securities exchange on which such shares trade on the day of the event which resulted in the transfer of such shares to the trust); and

•	the sales proceeds (net of commissions and other expenses of sale) received by the trust for shares.

In either case, less all related expenses of the applicable Series and ROX LP, which the trustee will pay to such Series and ROX LP prior to any distribution of funds to the prohibited owner.

The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution paid to the prohibited owner before ROX GP discovered that shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if, prior to discovery by ROX GP that shares of a Series have been transferred to a trust, such shares are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in shares held by the trustee.

The trustee will be designated by ROX GP and will be unaffiliated with ROX GP, ROX LP and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid with respect to the applicable Series with respect to shares held in trust and may also exercise all voting rights with respect to shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to ROX GP’s discovery that shares of a Series have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Delaware law, effective as of the date that shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to ROX GP’s discovery that shares have been transferred to the trust; and

•

to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if ROX LP or the applicable Series has already taken irreversible action, then the trustee may not rescind and recast the vote.

In addition, if ROX GP determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of shares of a Series, ROX GP may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing the applicable Series to redeem shares of such Series on behalf of such Series at fair value (as defined in our partnership agreement), refusing to give effect to the transfer on the books of the applicable Series or ROX LP or instituting proceedings to enjoin the transfer.

Every owner of one-half percent or more (or such other percentage as required by the Code or the regulations promulgated thereunder) of shares of a Series, within 30 days after the end of each taxable year, must give ROX GP and the applicable Series written notice, stating the holder’s name and address, the number of shares of that Series that the holder actually or constructively beneficially owns and a description of the manner in which shares are held. Each such owner must provide to ROX GP in writing such additional information as it may request to determine the effect, if any, of the holder’s beneficial ownership on the Series’ qualification as a REIT and to ensure compliance with the ownership limit. In addition, each shareholder must provide to ROX GP and the applicable Series in writing such information as ROX GP or the applicable Series may request in good faith to determine any Series’ qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of a Series will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for shares of a Series or otherwise be in the best interest of the shareholders of a Series.

Anti-Takeover Effects

Our partnership agreement authorizes ROX GP to issue an unlimited number of additional shares without the consent of any shareholder. Please see “—Issuance of Additional Shares.” This ability to establish additional shares of a Series could render more difficult or discourage an attempt to obtain control over property of that Series by means of a tender offer, merger or otherwise. Shareholders will not have the right to remove ROX GP or vote for the Board. Please see “—Withdrawal or Removal of ROX GP” and “—Meetings; Voting.” However, 20% of the shareholders of any Series can initiate a vote to terminate a Series without approval of ROX GP. If that action is approved by the applicable Series Majority, the Series shall be terminated and ROX GP would be required to sell the applicable property or equity in subsidiaries of that Series.

Since ROX LP is a Delaware series limited partnership, the Delaware business combination statute, Section 203 of the Delaware General Corporation law, does not apply to ROX LP. Therefore, there are no statutory restrictions on a business combination for ROX LP or a Series such as a merger, asset sale or other transaction resulting in a financial benefit to an interested stockholder, which in ROX LP’s case would be a person or entity who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of shares of the applicable Series.

Meetings; Voting

Record shareholders on the record date will be entitled to notice of, and to vote at, meetings of shareholders and to act upon matters for which approvals may be solicited. There is no requirement that ROX LP hold an annual meeting of shareholders, whether for ROX LP as a whole or per Series. ROX GP does not anticipate that any meeting of the shareholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the shareholders may be taken either at a meeting of the shareholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of shares necessary to authorize or take that action at a meeting, if authorized by ROX GP; provided, however, that action by shareholders initiated by 20% of the outstanding shares of that Series will not require such authorization. Meetings of the shareholders of a particular Series may be called by ROX GP or by shareholders owning at least 20% of the outstanding shares of the Series for which a meeting is proposed. Shareholders may vote either in person or by proxy at meetings. The holders of a Series Majority of the applicable Series for which a meeting has been called, represented in person or by proxy, will constitute a quorum, unless any action by the shareholders requires approval by holders of a greater percentage of shares, in which case the quorum will be the greater percentage. At any meeting of the shareholders duly called and held in accordance with this Agreement at which a quorum is present, the act of shareholders that, in the aggregate, represent the applicable percentage interest required with respect to such action under the provisions of our partnership agreement shall be deemed to constitute the act of all such shareholders; provided, however, that if no specific percentage interest is required under our partnership agreement for such action, the act of a majority of the percentage interests of those shareholders present in person or by proxy at such a meeting shall be deemed to constitute the act of all such shareholders. ROX GP may postpone any meeting of shareholders one or more times for any reason by giving notice to the shareholders entitled to vote at such meeting. ROX GP may also adjourn any meeting of shareholders one or more times for any reason, including the absence of a quorum, without a vote of the shareholders.

Each record holder of a share has a vote according to his percentage interest in the applicable Series, although additional shares having special voting rights could be issued. Please see “—Issuance of Additional Shares.” Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record shareholders under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Election and Removal of Members of the Board

The board of directors of ROX Parent, as the sole owner of ROX GP, will have the sole power to:

•	nominate and elect all members of the Board;

•	set the number of members of the Board;

•	remove any member of the Board, with or without cause, at any time; and

•	fill any vacancies on the Board.

The number of members of the Board may not be less than one. Each member of the Board will hold office for an annual term, or until his or her resignation or removal by ROX Parent.

Since the shareholders will not have the right to nominate or vote for the appointment or removal of any member of the Board, ROX GP and ROX Parent have instituted the following policies for the benefit of the shareholders:

•	all members of the Board shall be independent, meaning each member shall:

•	not be an officer or employee of ROX GP or any of its affiliates or a director of any affiliate of ROX GP (other than of a subsidiary of ROX LP);

•

not be a holder of any ownership interest in ROX GP or any of its affiliates, including ROX LP or any of its subsidiaries, that would be likely to have an adverse impact on the ability of such director to act in an independent manner; and

•

be independent under the independence standards for directors who serve on an audit committee of a board of directors established by the rules and regulations of the SEC and by the national securities exchange on which any shares are listed or admitted to trading.

Note that shareholders can vote to terminate a Series without approval of ROX GP. Please see “—Termination or Dissolution of a Series.”

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, costs or similar events:

•	ROX GP;

•	any departing general partner;

•	any person who is or was an affiliate of ROX GP or any departing general partner;

•

any person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of ROX LP, its subsidiaries, ROX GP, any departing general partner or any of their affiliates;

•

any person who is or was serving as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to ROX LP or its subsidiaries;

•	any person who directly or indirectly controls ROX GP or any departing general partner;

•	ROX LP in the context of any claim against a Series or any of its Series subsidiaries which claim also includes ROX; and

•	any person designated by ROX GP.

An indemnitee shall not be indemnified if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which that indemnitee is seeking indemnification pursuant to our partnership agreement, that indemnitee acted in bad faith (as defined in our partnership agreement) or, in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was unlawful. Any indemnification under these provisions will only be out of the assets of ROX LP (if any), with the indemnification costs allocated to the relevant Series as determined by ROX GP in good faith.

Unless ROX GP otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. ROX LP or a Series may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Reimbursement of Expenses

ROX GP or its affiliates shall pay, and shall not charge or be reimbursed by, ROX LP or any Series for all direct and indirect expenses incurred or paid on behalf of ROX LP or a Series in its capacity as ROX GP for administrative or back office expenses of ROX GP, ROX LP or a Series, except for the following which shall be paid for, or reimbursed by, the applicable Series as allocated by ROX GP:

•

all third-party expenses related to the acquisition or disposition of any Series property, including any third-party expenses for brokers or related to the negotiation and closing of any third-party debt for a Series or its subsidiaries.;

•	any underwriting or private placement expenses and commissions of ROX LP or a Series;

•	any taxes payable by ROX LP or a Series due to activities of the ROX LP, a Series or any Series’ subsidiaries;

•	any state franchise or income tax or any tax based upon the revenues or gross margin of ROX LP, a Series or any Series’ subsidiaries;

•	expenses related to any claim, order, litigation or similar action by or against ROX LP, a Series or any Series’ subsidiaries, including any deductible under any applicable insurance policy;

•	expenses of ROX LP, a Series or any Series’ subsidiaries with respect to indemnification pursuant to our partnership agreement;

•

expenses incurred by a conflicts committee pursuant to our partnership agreement acting on behalf of any Series, including any expenses related to third-party service providers engaged by a conflicts committee; and

•	all compensation and benefit costs of any member of the Board who could be a member of the conflicts committee to enable such members to retain their independence for the benefit of any Series.

In consideration of the payment by ROX GP and its affiliates of the expenses not listed above, ROX LP shall pay to RPS Securities advisory fees in accordance with the terms of a services agreement. Please see “Services Agreement with RPS Securities.”

Books and Reports

ROX GP is required to keep appropriate books of the business of ROX LP and each Series. These books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, the fiscal year of ROX LP and each Series is the calendar year.

ROX LP will furnish or make available to record shareholders, within 105 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 50 days after the close of each quarter. We will be deemed to have made any such report available if we file such report with the SEC on EDGAR or make the report available on a publicly available website that we maintain.

Information Rights

Our partnership agreement provides that a shareholder can, for a purpose reasonably related to its interest a shareholder, upon reasonable written demand stating the purpose of such demand and at its own expense, have furnished to that holder (but only to the extent necessary and essential for such purpose):

•

information regarding the status of our business and our financial condition of the Series of which the shareholder is a holder (provided that this obligation shall be satisfied if the shareholder is furnished our most recent annual report and any subsequent quarterly or periodic reports required to be filed, or which would be required to be filed, with the SEC pursuant to Section 13 of the Exchange Act);

•

a current list of the name and last known address of each Series record holder of the Series of which the shareholder is a holder if the purpose related to a specific Series or each Series record holder of ROX LP if the purpose related to ROX LP as a whole;

•

copies of our partnership agreement, the certificate of limited partnership of ROX LP, any certificate of registered series if the Series of which the shareholder is a holder of that Series, related amendments and powers of attorney under which they have been executed;

•

information regarding the amount of cash and a description and statement of the agreed value of any other property of a Series or services contributed by each Series Record Holder in the applicable Series of which the shareholder is a holder and which each Series record holder in the applicable Series has agreed to contribute in the future, and the date on which each became a Series record holder; and

•	other information regarding the affairs of ROX LP or the relevant Series as is just and reasonable.

ROX GP may, and intends to, keep confidential from the shareholders trade secrets or other information the disclosure of which ROX GP determines is not in the best interests of ROX LP or a Series or that we are required by law or by agreements with third parties to keep confidential.

The rights listed above are meant to clarify, by taking into account the specifics of ROX LP, the rights to information provided for under Delaware law. To avoid confusion with the Delaware statutory law, our partnership agreement limits the rights to information that a limited partner would otherwise have under Delaware law to those rights listed above.

Agreement to be Bound by Our Partnership Agreement

By purchasing shares or by acquiring shares in a transfer in accordance with our partnership agreement:

•	you will be admitted as a limited partner of ROX LP associated with the applicable Series of shares that are purchased or transferred;

•	you will be bound by the provisions of, and deemed to be a party to, our partnership agreement;

•	you represent that you have the capacity, power and authority to enter into our partnership agreement; and

•	you make the consents, acknowledgements and waivers contained in our partnership agreement.

SERVICES AGREEMENT WITH RPS SECURITIES

The following is a summary of the material provisions of the Services and Investment Management Agreement among RPS Securities, ROX GP, in its capacity as the general partner of ROX LP and Series A and all other Series, and ROX LP on behalf of Series A and all other Series, which is qualified in its entirety by reference to the copy thereof that is filed as an exhibit to the registration statement of which this prospectus is a part. Please see “Where You Can Find Additional Information.”

ROX GP, ROX LP and RPS Securities have entered into a services and investment management agreement (which we refer to as the services agreement) pursuant to which RPS Securities has agreed to provide advice to ROX LP and Series A regarding, and assist ROX LP and Series A in connection with negotiations related to, its business and that of Series A, including as follows:

•	the acquisition, management or disposition of interests in commercial real estate or, as the case may be, equity interests in any subsidiary;

•	related third-party equity or debt financing;

•	any public offering or private placement of Series A shares; and

•

any other transaction, structuring or financing activities that may be requested by ROX LP or Series A and agreed to by RPS Securities or suggested by RPS Securities and accepted by ROX LP or Series A.

In consideration of RPS Securities’ provision of the above services, ROX GP shall cause Series A to pay to RPS Securities:

•

a management fee set by RPS Securities on an on-going calendar month basis beginning September 1, 2021, of one twelfth of 65 basis points of the monthly average equity value of Series A as observed on NYSE Arca, where:

•

the monthly average equity value of Series A shall be calculated by dividing the sum of the daily equity values of Series A shares as observed on NYSE Arca for that month by the number of trading days in that month;

•

the daily equity value of Series A shall be calculated for each trading day by multiplying the closing price of a Series A share as observed on NYSE Arca on that trading day by the number of outstanding Series A shares at the time of such close; and

•	a trading day shall mean any day on which NYSE Arca is open for trading;

•

with respect to this offering of Series A shares, the reimbursement of transaction expenses set by RPS Securities of a cap of 1.75% of the net proceeds, with net proceeds meaning the gross proceeds received by Series A from this offering, after deduction of the underwriters’ discounts and commissions, and the concurrent private placements (which equates to approximately 1.65% based on the gross proceeds of this offering);

•

with respect to any future public offering or private placement of shares of a Series (whether the consideration for the issuance of those shares is cash, property, services or other assets), the payment of transaction expenses as set by RPS Securities of a percentage of the net proceeds received by that Series from the completion of such public offering or private placement, with net proceeds meaning

•	in the case of any public offering or private placement for cash, the gross proceeds after deduction of the underwriters’ or placement agents’ discounts and commissions, and

•	in the case of any public offering or private placement for property, services or other assets, the gross fair market value of such property, services or other assets

•	if the terms of the subject transaction were negotiated on an arms’ length basis with an unrelated third party, as determined by the terms of such transaction, or

•	if the terms of the subject transaction were not so negotiated, as reasonably determined in good faith by the Board, including a majority of independent members of the Board;

which payment, in either case, to be made simultaneously with any such completion; and

•

with respect to any sale or other disposition to a third party, who is not an affiliate of ROX LP or ROX GP, of any property or asset of Series A, including but not limited to an equity interest owned by Series A in a subsidiary, an asset sale fee to be set by RPS Securities of up to 1.0% of the net proceeds received by that Series from the closing of such sale or other disposition, with net proceeds meaning the gross proceeds after deduction of any applicable broker’s fee); payment, in each case, to be made simultaneously with any such closing; note that although Series A shares are intended to be permanent capital vehicles, circumstances may arise that may make selling an asset in the best interests of the shareholders.

The management fee can be reduced at any time by RPS Securities in its sole discretion by notice to ROX LP and, after the third anniversary of the completion of this offering, can be increased by RPS Securities in its sole discretion at any time with at least 90 days prior notice to ROX LP. The management fee is intended to reimburse RPS Securities for certain expenses incurred in connection with providing management services to Series A and, over time, include a profit component. Any future adjustment to the management fee by RPS Securities may be made for any reason, including actual or anticipated changes to expenses or profits. ROX LP will promptly disclose any change to the management fee in a current or periodic report and will give any other applicable notice thereof.

In connection with the payment of the fees set forth above to RPS Securities by Series A, RPS Securities on behalf of itself and its affiliates agrees to pay and not be reimbursed for all direct and indirect expenses in connection with its performance of its services, the performance by ROX GP or an affiliate of ROX GP of its duties on behalf of ROX LP or Series A and the existence, management and operations of ROX LP, Series A or ROX GP other than expenses to be paid by ROX LP or Series A as set forth in our partnership agreement. In that regard, the payment of the transaction expenses is intended to allow RPS Securities, at its discretion, to make distributions to ROX Parent that ROX Parent intends to use to offset transaction expenses and general and administrative expenses related to the offering of Series A shares and ongoing public existence costs related to ROX LP, specifically for Series A and potentially in part to offset personnel costs related to the officers and employees of ROX Parent and its other affiliates. Please see “ROX LP Partnership Agreement—Reimbursement of Expenses.”

Such direct and indirect expenses to be paid by RPS Securities and its affiliates include:

•

accounting, legal, cash management, public relations, listing and registration fees payable to a national securities exchange or the SEC, investor relations, preparation of registration statements and periodic reporting and information technology expenses;

•	any fixed fee franchise tax for ROX LP;

•

except for the Board, all compensation and benefit costs paid to any person to perform services under the services agreement or any services or duties of ROX GP or its affiliate for ROX LP, Series A or any of Series A’s subsidiaries;

•

filing or other fees payable in connection with the offering, sale, registration or listing of any Series A shares, including fees payable to the SEC, any state securities regulatory agency, any national securities exchange and any rating agency; and

•	transfer agent fees related to Series A shares and record maintenance expenses.

All the services to be performed by RPS Securities for or on behalf of ROX LP or Series A are advisory in nature and only ROX GP, in its capacity as the general partner of ROX LP on behalf of ROX LP, Series A or any of Series A’s subsidiaries, has the power to bind ROX LP, Series A or any of Series A’s subsidiaries or waive any rights of ROX LP, Series A or any of Series A’s subsidiaries.

RPS Securities has agreed to provide the services in a competent, professional and good faith manner using, at a minimum, the ordinary degree of skill and care required for the applicable business, craft, industry, profession, or trade. In addition, RPS Securities shall provide the services in compliance with any agreements binding on ROX LP, Series A and any of Series A’s subsidiaries, applicable laws and governmental requirements and the other terms and restrictions of the services agreement.

The parties to the services agreement acknowledge that our partnership agreement governs the potential indemnification by ROX LP and Series A of RPS Securities, as applicable, and their respective equity owners, employees and officers in connection with the provision of the services. Please see “Our Partnership Agreement—Indemnification.”

For Series A, the services agreement has an initial term of three years from the date of the closing of this offering, with automatic renewals for successive one-year periods thereafter unless notice of non-renewal is given at least 90 days prior to the end of the initial or any renewal term. The services agreement may be terminated at any time upon the consent of ROX GP and RPS Securities or upon a material breach that is not cured 30 days after notice thereof and upon bankruptcy related filings or occurrences. If requested by ROX GP, RPS Securities will continue to provide assistance to ROX LP, Series A and Series A’s subsidiaries for up to 90 days after termination. If ROX GP terminates upon non-renewal, Series A is required to pay to RPS Securities a termination fee equal to the prior month’s management fee multiplied by twenty-four. In addition, upon any termination, Series A shall be required to pay any fees to RPS Securities for a period of one year after termination that relates to any activities for which services were provided prior to termination.

ROX GP agrees that any decision or action it takes in accordance with the services agreement will be approved by a majority of the independent members of the Board.

RPS Securities, which is a wholly owned subsidiary of ROX Parent, is a FINRA member and an investment adviser registered with the State of Texas pursuant to the Texas Securities Act. ROX LP operates its business in a manner that permits it to maintain its exclusion from registration under the Investment Company Act.

LICENSE AGREEMENT WITH ROX PARENT

The following is a summary of the material provisions of the License Agreement dated November 19, 2020, between ROX Parent and ROX LP, which is qualified in its entirety by reference to the copy thereof that is filed as an exhibit to the registration statement of which this prospectus is a part. Please see “Where You Can Find Additional Information.”

ROX LP and ROX Parent have entered into a license agreement pursuant to which ROX Parent has granted to ROX LP a nontransferable, nonexclusive and worldwide license, on a royalty-free and as-is basis, to use certain intellectual property, as follows:

•	the ROX logo;

•	the following applications, technology and the work product thereof:

•	an investor application that provides disclosure and investment data, including financial, market, trading data and stacking plans for current and prospective investors;

•

a property owners’ application that provides a platform for asset owners to communicate property-level information including for management of the due diligence process, to add files, and for periodic information for investors and for governance purposes; and

•

an administrative application to aggregate, compile and present data in support of third-party accounting, auditing and reporting and to manage the properties, add new articles, Frequently Asked Questions and data for the investor/property owner applications; and

•	the following technology components:

•	proprietary programming, including front-end, server-side and database coding;

•	property data algorithms created and used to collect and disseminate information from various data sources regarding real property;

•	news data algorithms created and used to collect and present news and topic modelling services; and

•	construct stacking plan software to provide automated stacking plans for income producing real property;

•	the website www.roxfinancial.com; and

•	such other applications, technology and work product therefrom as ROX Parent determines from time to time.

ROX LP agrees to use the licensed intellectual property only in a manner that complies with all applicable laws in the applicable jurisdictions. ROX LP shall receive no rights to and will not sell, assign, lease, market, transfer, encumber or otherwise suffer to exist any lien or security interest on, nor allow any third person, firm, company or other entity to copy, reproduce or disclose the licensed intellectual property, whether in whole or in part, in any manner whatsoever.

The license agreement has an initial term of 10 years that is automatically renewed for successive one-year periods thereafter unless notice of non-renewal is given at least 90 days prior to the end of the initial or any renewal term. The license agreement may be terminated at any time upon mutual consent of the parties or upon a material breach that is not cured 30 days after notice thereof. Upon termination, all rights of ROX LP in the applicable intellectual property shall terminate and ROX LP shall discontinue the use thereof.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations regarding Series A’s election to be taxed as a real estate investment trust (“REIT”) and this offering of Series A shares. This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Code;

•	current, temporary and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”);

•	the legislative history of the Code;

•	administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its equity holders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect Series A’s ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in Series A, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that Series A qualifies as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of shares associated with Series A or Series A’s election to be taxed as a REIT.

You are urged to consult your tax advisor regarding the tax consequences to you of:

•	the purchase, ownership and disposition of shares, including the U.S. federal, state, local, non-U.S. and other tax consequences;

•	Series A’s election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of Series A

General

ROX LP intends to treat Series A as a separate business entity for U.S. federal income tax purposes and ROX LP as a non-entity for U.S. federal income tax purposes. The IRS has issued proposed Treasury Regulations that provide that each individual series of a domestic series limited partnership will generally be treated as a separate entity formed under local law, with each such individual series’ classification for U.S. federal income tax purposes determined under general tax principles and the entity classification (“check-the-box”) rules. Even though the proposed Treasury Regulations are not currently effective, they would require taxpayers that do not adopt their approach with respect to a series limited partnership formed after the date of the proposed Treasury Regulations to change their treatment of such series limited partnership once such regulations are finalized, potentially subjecting those taxpayers to substantial costs. There can be no assurance as to whether the proposed Treasury Regulations will be finalized in their current form or at all. Although not expected based on the proposed Treasury Regulations, if the IRS were to adopt a different approach than the one adopted in the proposed Treasury Regulations and successfully challenge ROX LP’s treatment of Series A or any other Series formed from time to time as a separate business entity and ROX LP as a non-entity for U.S. federal income tax purposes, we expect that ROX LP, together with Series A and any such other Series, would be treated as a single entity whose U.S. federal income tax treatment would be uncertain. For example, ROX LP, Series A and any such other Series could be treated, collectively, as a single corporation with multiple classes of equity interests that has filed an election to be taxed as a REIT for U.S. federal income tax purposes. In that event, the timing, amount and character of distributions to shareholders of Series A could be adversely impacted, and the ability of Series A to be taxed as a REIT could be adversely impacted.

We intend for Series A to elect to be taxed as a REIT under Sections 856 through 860 of the Code commencing with Series A’s initial taxable year ending December 31, 2021. We intend for Series A to be organized and to operate in a manner that will allow Series A to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend for Series A to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon the ability of Series A to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of share ownership. Accordingly, no assurance can be given that Series A will be organized or will be able to operate in a manner so as to qualify or remain qualified as a REIT. Please see “—Failure to Qualify” for potential tax consequences if Series A fails to qualify as a REIT.

Latham & Watkins LLP has acted as our tax counsel in connection with this offering and Series A’s intended election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to Series A, as of the date of this prospectus, to the effect that, commencing with Series A’s taxable year ending December 31, 2021, Series A has been organized in conformity with and its current and proposed method of operation will enable Series A to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and representations as to factual matters, including representations made by ROX GP and Series A in a factual certificate provided by one or more officers of ROX GP. In addition, this opinion is based upon the factual representations set forth in this prospectus. Moreover, Series A’s qualification and taxation as a REIT depend upon Series A’s ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that Series A’s actual results of operations for any particular taxable year will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

Provided Series A qualifies for taxation as a REIT, Series A generally will not be required to pay U.S. federal corporate income taxes on its REIT taxable income that is currently distributed to shareholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. Series A will, however, be required to pay U.S. federal income tax as follows:

•	First, Series A will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

•

Second, if Series A has (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, Series A will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property Series A acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. Please see “—Foreclosure Property.”

•

Third, Series A will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•

Fourth, if Series A fails to satisfy the 75% gross income test or the 95% gross income test, as described below, but has otherwise maintained its qualification as a REIT because certain other requirements are met, Series A will be required to pay a tax equal to (1) the greater of (A) the amount by which Series A fails to satisfy the 75% gross income test and (B) the amount by which Series A fails to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect Series A’s profitability.

•

Fifth, if Series A fails to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and Series A nonetheless maintains its REIT qualification because of specified cure provisions, Series A will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused the Series to fail such test.

•

Sixth, if Series A fails to satisfy any provision of the Code that would result in Series A’s failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, Series A may retain its REIT qualification, but Series A will be required to pay a penalty of $50,000 for each such failure.

•

Seventh, Series A will be required to pay a 4% excise tax to the extent Series A fails to distribute during each calendar year at least the sum of (1) 85% of its ordinary income for the year, (2) 95% of its capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Eighth, if Series A acquires any asset from a corporation that is or has been a C corporation in a transaction in which Series A’s tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which Series A acquired the asset, and Series A subsequently recognizes gain on the disposition of the asset during the 5-year period beginning on the date on which Series A acquired the asset, then Series A generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) the Series A’s adjusted tax basis in the asset, in each case determined as of the date on which Series A acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which Series A acquires the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property Series A acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

•

Ninth, any Series A subsidiaries that are C corporations and are not qualified REIT subsidiaries, including “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

•

Tenth, Series A will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of Series A’s tenants by a taxable REIT subsidiary of Series A. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of Series A for amounts paid to Series A that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to Series A or on Series A’s behalf.

•

Eleventh, Series A may elect to retain and pay income tax on its net capital gain. In that case, a shareholder would include its proportionate share of Series A’s undistributed capital gain (to the extent Series A makes a timely designation of such gain to the holder) in its income, would be deemed to have paid the tax that Series A paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the shareholder.

•

Twelfth, if Series A fails to comply with the requirement to send annual letters to shareholders of Series A holding at least a certain percentage of its shares, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of its shares, and the failure is not due to reasonable cause or is due to willful neglect, Series A will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

Series A and its subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on their assets and operations.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)

not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We intend for Series A to be organized and to operate in a manner that will allow Series A, and will issue sufficient shares with sufficient diversity of ownership pursuant to this offering of shares to allow Series A, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, the ROX LP partnership agreement provides for restrictions regarding ownership and transfer of shares that are intended to assist Series A in continuing to satisfy the ownership requirements described in conditions (5) and (6) above. A description of the ownership and transfer restrictions relating to shares is contained in the discussion in this prospectus under the heading “ROX LP Partnership Agreement—Restrictions on Ownership and Transfer of Shares.” These restrictions, however, may not ensure that Series A will, in all cases, be able to satisfy the ownership requirements described in conditions (5) and (6) above. If Series A fails to satisfy these ownership requirements, then except as provided in the next sentence, Series A’s status as a REIT will terminate. If, however, Series A complies with the rules contained in applicable Treasury Regulations that require it to ascertain the actual ownership of shares and Series A does not know, or would not have known through the exercise of reasonable diligence, that Series A failed to meet the requirement described in condition (6) above, Series A will be treated as having met this requirement. Please see “—Failure to Qualify.”

In addition, Series A may not maintain its status as a REIT unless its taxable year is the calendar year. Series A will have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, Series A’s pro rata share of the assets and items of income of any subsidiary partnership, including such subsidiary partnership’s share of these items of any partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as Series A’s assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “—Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies.”

We intend for Series A to operate any subsidiary partnership that it controls in a manner consistent with the requirements for Series A’s qualification as a REIT. If Series A becomes a limited partner or non-managing member in any partnership and such entity takes or expects to take actions that could jeopardize Series A’s status as a REIT or require Series A to pay tax, Series A may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership could take an action which could cause Series A to fail a gross income or asset test, and Series A would not become aware of such action in time to dispose of its interest in the partnership or take other corrective action on a timely basis. In such a case, Series A could fail to qualify as a REIT unless Series A was entitled to relief, as described below.

Series A may from time to time own and operate certain properties through wholly owned subsidiaries that Series A intends to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as Series A’s qualified REIT subsidiary if Series A owns 100% of the corporation’s outstanding stock and does not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries Series A owns are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as Series A’s assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and Series A’s ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries

Series A may own interests in companies that will elect, together with Series A, to be treated as taxable REIT subsidiaries of Series A, and Series A may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. Please see “—Asset Tests.” Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. Please see “—Annual Distribution Requirements.” While not certain, this provision may limit the ability of Series A’s taxable REIT subsidiaries to deduct interest, which could increase their taxable income.

Income Tests

Series A must satisfy two gross income requirements annually to maintain its qualification as a REIT. First, in each taxable year Series A must derive directly or indirectly at least 75% of its gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year Series A must derive at least 95% of its gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents Series A receives from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount Series A receives or accrues generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if Series A earned such amounts directly;

•

Neither Series A nor an actual or constructive owner of 10% or more of shares of Series A actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents Series A receives from such a tenant that is a taxable REIT subsidiary of Series A, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by Series A’s other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•

Rent attributable to personal property leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, Series A may transfer a portion of such personal property to a taxable REIT subsidiary; and

•

Series A generally may not operate or manage the property or furnish or render services to its tenants, subject to a 1% de minimis exception and except as provided below. Series A may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, Series A may employ an independent contractor from whom Series A derives no revenue to provide customary services to its tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by Series A) to provide both customary and non-customary services to Series A’s tenants, without causing the rent Series A receives from those tenants to fail to qualify as “rents from real property.”

Series A does not intend to take actions it believes will cause Series A to fail to satisfy the rental conditions described above. However, Series A may intentionally fail to satisfy some of these conditions to the extent it determines, based on the advice of our tax counsel, that the failure will not jeopardize Series A’s tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

Income Series A receives that is attributable to the rental of parking spaces at the properties generally will constitute rents from real property for purposes of the gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom Series A derives no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income Series A receives that is attributable to parking spaces will meet these tests and, accordingly, will constitute rents from real property for purposes of the gross income tests.

From time to time, Series A may enter into hedging transactions with respect to one or more of Series A’s assets or liabilities. Series A’s hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95%

gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction Series A enters into in the normal course of Series A’s business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by Series A to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that Series A does not properly identify such transactions as hedges or Series A hedges with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. Series A intends to structure any hedging transactions in a manner that does not jeopardize Series A’s status as a REIT.

To the extent Series A’s taxable REIT subsidiaries pay dividends or interest, Series A’s allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that Series A’s allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).

Series A will monitor the amount of the dividend and other income from its taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If Series A fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, Series A may nevertheless qualify as a REIT for the year if Series A is entitled to relief under certain provisions of the Code. Series A generally may make use of the relief provisions if:

•

following Series A’s identification of the failure to meet the 75% or 95% gross income tests for any taxable year, Series A files a schedule with the IRS setting forth each item of its gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	Series A’s failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances Series A would be entitled to the benefit of these relief provisions. For example, if Series A fails to satisfy the gross income tests because nonqualifying income that Series A intentionally accrues or receives exceeds the limits on nonqualifying income, the IRS could conclude that Series A’s failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances Series A will not qualify as a REIT. Please see “—Failure to Qualify” below. As discussed above in “—General,” even if these relief provisions apply, and Series A retains its status as a REIT, a tax would be imposed with respect to Series A’s nonqualifying income. Series A may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of Series A’s income.

Prohibited Transaction Income

Any gain that Series A realizes on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including Series A’s share of any such gain realized through a subsidiary partnership, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect Series A’s ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend for Series A to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with Series A’s investment objectives. Series A does not intend, and does not intend to permit any subsidiary partnership it owns, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by Series A or any subsidiary partnership are prohibited transactions. Series A would be required to pay the 100% penalty tax on Series A’s allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income Series A generates will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of Series A’s tenants by its taxable REIT subsidiary, redetermined deductions and excess interest represent any amounts that are deducted by Series A’s taxable REIT subsidiary for amounts paid to Series A that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to Series A or on Series A’s behalf. Rents that Series A receives will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

Series A does not expect to be subject to this penalty tax, although any rental or service arrangements Series A enters into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, Series A would be required to pay a 100% penalty tax on any overstated rents paid to Series A, or any excess deductions or understated income of Series A’s taxable REIT subsidiaries.

Asset Tests

At the close of each calendar quarter of its taxable year, Series A must also satisfy certain tests relating to the nature and diversification of its assets. First, at least 75% of the value of Series A’s total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, not more than 25% of the value of Series A’s total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, Series A’s qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of Series A’s total assets, and Series A may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities Series A may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of Series A’s interest in the assets of a partnership in which Series A owns an interest will be based on Series A’s proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time Series A may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that Series A’s ownership of any such securities will be structured in a manner that allows Series A to comply with the asset tests described above.

Fourth, not more than 20% of the value of the total assets of Series A may be represented by the securities of one or more taxable REIT subsidiaries. So long as each of these companies qualifies as a taxable REIT subsidiary of Series A, Series A will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to Series A’s ownership of the securities of such companies. Series A believes that the aggregate value of the taxable REIT subsidiaries of Series A (if any) will not exceed 20% of the aggregate value of the gross assets of Series A. Series A generally will not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with Series A’s determinations of value.

Fifth, not more than 25% of the value of the total assets of Series A may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).

The asset tests must be satisfied at the close of each calendar quarter of Series A’s taxable year in which Series A (directly or through any partnership or qualified REIT subsidiary) acquires securities in the applicable issuer, and also at the close of each calendar quarter in which Series A increases its ownership of securities of such issuer (including as a result of an increase in Series A’s interest in any partnership that owns such securities). Also, after initially meeting the asset tests at the close of any quarter, Series A will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If Series A fails to satisfy an asset test because Series A acquires securities or other property during a quarter (including as a result of an increase in Series A’s interest in any partnership), Series A may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. Series A intends to maintain adequate records of the value of Series A’s assets to ensure compliance with the asset tests. If Series A fails to cure any noncompliance with the asset tests within the 30-day cure period, Series A would cease to qualify as a REIT unless Series A is eligible for certain relief provisions discussed below.

Certain relief provisions may be available to Series A if it discovers a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, Series A will be deemed to have met the 5% and 10% asset tests if the value of Series A’s nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of its assets at the end of the applicable quarter or (b) $10,000,000, and (ii) Series A disposes of the nonqualifying assets or otherwise satisfies such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, Series A may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow Series A to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although Series A plans to take steps to ensure that it satisfies such tests for any quarter with respect to which retesting is to occur, there can be no assurance that Series A will always be successful, or will not require a reduction in its overall interest in an issuer (including in a taxable REIT subsidiary). If Series A fails to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, Series A would cease to qualify as a REIT.

Annual Distribution Requirements

To maintain Series A’s qualification as a REIT, Series A is required to distribute dividends, other than capital gain dividends, to shareholders each year in an amount at least equal to the sum of:

•	90% of Series A’s REIT taxable income; and

•	90% of Series A’s after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of Series A’s REIT taxable income.

•

For these purposes, Series A’s REIT taxable income is computed without regard to the dividends paid deduction and Series A’s net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, Series A’s REIT taxable income will be reduced by any taxes Series A is required to pay on any gain Series A recognizes from the disposition of any asset Series A acquired from a corporation that is or has been a C corporation in a transaction in which Series A’s tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which Series A acquired the asset, within the five-year period following Series A’s acquisition of such asset, as described above under “—General.”

Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If Series A or any of its subsidiary partnerships are subject to this interest expense limitation, Series A’s REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. Series A believes that if it or any of its subsidiary partnerships are subject to this interest expense limitation, they will be eligible to make this election. If such election is made, although Series A or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, Series A’s REIT taxable income for a taxable year may be increased.

Series A generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At the Board’s election, a distribution will be treated as paid in a taxable year if it is declared before Series A timely files its tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by shareholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. To be taken into account for purposes of Series A’s distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every holder of the class of shares to which a distribution is made must be treated the same as every other holder of that class, and no class of shares may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by Series A if Series A qualifies as a “publicly offered REIT.” A publicly offered REIT is a REIT that is required to file annual and periodic reports with the SEC. Information regarding Series A, including its financial statements, will be included in the annual and periodic reports of ROX LP but will not be filed separately by Series A. Accordingly, whether Series A will qualify as a publicly offered REIT after completion of this offering is uncertain. To the extent that Series A does not distribute all of its net capital gain, or distribute at least 90%, but less than 100%, of its REIT taxable income, as adjusted, Series A will be required to pay regular U.S. federal corporate income tax on the undistributed amount. Series A believes it will make timely distributions sufficient to satisfy these annual distribution requirements and to minimize its corporate tax obligations.

Series A anticipates that Series A generally will have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. However, from time to time, Series A may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining Series A’s taxable income. In addition, the Board may decide for Series A to retain its cash, rather than distribute it, to repay debt or for other reasons. If these timing differences occur, Series A may borrow funds to pay dividends or pay dividends in the form of taxable share distributions to meet the distribution requirements, while preserving Series A’s cash.

Under some circumstances, Series A may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to the shareholders in a later year, which may be included in Series A’s deduction for dividends paid for the earlier year. In that case, Series A may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, Series A will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of Series A’s REIT distribution requirements, it will be treated as an additional distribution to shareholders in the year such dividend is paid. In addition, if a dividend Series A has paid is treated as a preferential dividend, in lieu of treating the dividend as not counting toward satisfying the 90% distribution requirement, the IRS may provide a remedy to cure such failure if the IRS determines that such failure is (or is of a type that is) inadvertent or due to reasonable cause and not due to willful neglect.

Furthermore, Series A will be required to pay a 4% excise tax to the extent Series A fails to distribute during each calendar year at least the sum of 85% of its ordinary income for such year, 95% of its capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to holders of record on a specified date during such period and paid during January of the following year, will be treated as paid by Series A and received by shareholders on December 31 of the year in which they are declared.

Like-Kind Exchanges

Series A may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require Series A to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.

Foreclosure Property

The foreclosure property rules permit Series A (by election of the Board) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, Series A would be subject to the U.S. federal corporate income tax on the net non-qualifying income from “foreclosure property,” and the after-tax amount would increase the dividends Series A would be required to distribute to shareholders of Series A. Please see “—Annual Distribution Requirements.” This corporate tax would not apply to income that qualifies under the REIT 75% income test.

Foreclosure property treatment is generally available for an initial period of three years and may, in certain circumstances, be extended for an additional three years. However, foreclosure property treatment will end on the first day on which Series A enters into a lease of the applicable property that will give rise to income that does not qualify under the REIT 75% income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property

(other than completion of a building or other improvement that was more than 10% complete before default became imminent).

Failure to Qualify

If Series A discovers a violation of a provision of the Code that would result in Series A’s failure to qualify as a REIT, certain specified cure provisions may be available to Series A. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If Series A fails to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, Series A will be required to pay regular U.S. federal corporate income tax on its taxable income. Distributions to shareholders of Series A in any year in which Series A fails to qualify as a REIT will not be deductible by Series A. As a result, we anticipate that Series A’s failure to qualify as a REIT would reduce the cash available for distribution by Series A to shareholders. In addition, if Series A fails to qualify as a REIT, Series A will not be required to distribute any amounts to shareholders and all distributions to shareholders of Series A will be taxable as regular corporate dividends to the extent of Series A’s current and accumulated earnings and profits. In such event, corporate shareholders of Series A may be eligible for the dividends-received deduction. In addition, non-corporate shareholders of Series A, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate shareholders of Series A, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026, for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If Series A fails to qualify as a REIT, such shareholders may not claim this deduction with respect to dividends paid by Series A. Unless entitled to relief under specific statutory provisions, Series A would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which Series A loses its qualification. It is not possible to state whether in all circumstances Series A would be entitled to this statutory relief.

Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies

General

All of Series A’s investments are held indirectly through its subsidiaries, which we believe are and will continue to be treated as disregarded entities or partnerships for U.S. federal income tax purposes. In general, entities that are treated as disregarded entities or partnerships for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. A REIT must include in income its share of these partnership items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, a REIT must include its pro rata share of assets held by any subsidiary partnership based on its capital interests in each such entity. Please see “—Taxation of Series A—Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity for all purposes under the Code, including all REIT qualification tests.

Entity Classification

Series A’s interests in subsidiary entities involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as disregarded entities or partnerships for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that any Series A subsidiaries will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of Series A’s assets and items of gross income would change and could prevent Series A from satisfying the REIT asset tests and possibly the REIT income tests. Please see “—Taxation of Series A—Asset Tests” and “—Income Tests.” This, in turn, could prevent Series A from qualifying as a REIT. Please see “—Taxation of Series A—Failure to Qualify” for a discussion of the effect of Series A’s failure to meet these tests. In addition, a change in the tax status of a subsidiary treated as a disregarded entity or partnership to a corporation might be treated as a taxable event. If so, Series A might incur a tax liability without any related cash payment. We believe each Series A subsidiary is and will continue to be treated as disregarded entities or as partnerships for U.S. federal income tax purposes.

Allocations of Items of Income, Gain, Loss and Deduction

A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of any Series A subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations with Respect to the Properties

Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

A subsidiary partnership may, from time to time, acquire interests in property in exchange for interests in the applicable subsidiary partnership. In that case, the tax basis of these property interests generally will carry over to the subsidiary partnership, notwithstanding their different book (i.e., fair market) value. The applicable partnership agreements require that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method the Board chooses in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of the subsidiary partnership (1) could cause Series A to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to Series A if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause Series A to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to Series A as a result of such sale, with a corresponding benefit to the other partners in the subsidiary partnership. An allocation described in clause (2) above might cause Series A or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect Series A’s ability to comply with the REIT distribution requirements. Please see “—Taxation of Series A—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by a subsidiary partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Partnership Audit Rules

Under current tax law, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which Series A directly or indirectly invests being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and Series A, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though Series A, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these rules and their potential impact on their investment in shares of Series A.

Material U.S. Federal Income Tax Consequences to Shareholders

The following discussion is a summary of the material U.S. federal income tax consequences to you of purchasing, owning and disposing of shares. This discussion is limited to shareholders as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	REITs or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to shares being taken into account in an applicable financial statement;

•	persons deemed to sell shares under the constructive sale provisions of the Code; and

•	persons who hold or receive shares pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of shares that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds shares, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Taxation of Taxable U.S. Shareholders

Distributions Generally

Distributions out of Series A’s current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to its taxable U.S. holders as ordinary income when actually or constructively received. Please see “—Tax Rates” below. As long as Series A qualifies as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals.

To the extent that Series A makes distributions on its shares in excess of Series A’s current and accumulated earnings and profits allocable to such shares, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares by such amount, but not below zero. Distributions in excess of Series A’s current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if shares have been held for more than one year. Dividends Series A declares in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by Series A and received by the holder on December 31 of that year, provided Series A actually pays the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of Series A’s net operating losses or capital losses.

Capital Gain Dividends

Dividends that Series A properly designates as capital gain dividends will be taxable to Series A’s taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed Series A’s actual net capital gain for the taxable year and may not exceed Series A’s dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

Retention of Net Capital Gains

Series A may elect to retain, rather than distribute as a capital gain dividend, all or a portion of its net capital gains. If Series A makes this election, Series A would pay tax on its retained net capital gains. In addition, Series A’s earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:

•

include its pro rata share of Series A’s undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of Series A’s taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on Series A on the designated amounts included in the U.S. holder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted tax basis of its shares by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations

Distributions that Series A makes and gain arising from the sale or exchange of shares by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of shares and income designated as qualified dividend income, as described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by Series A, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Series A Shares

Except as described below under “—Taxation of Taxable U.S. Shareholders—Redemption or Repurchase by Series A,” If a U.S. holder sells or disposes of shares, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such shares for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of shares that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from Series A which were required to be treated as long-term capital gains.

Redemption or Repurchase by Series A

A redemption or repurchase of shares will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of Series A’s current and accumulated earnings and profits as described above under “—Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder;

•	results in a “complete redemption” of the U.S. holder’s shares in Series A; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder;

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. Please see “—Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares, if any. If a U.S. holder owns no other shares of Series A, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of shares.

If a redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Shares.”

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.

Taxation of Tax-Exempt Shareholders

Dividend income from Series A and gain arising upon a sale of shares generally should not be unrelated business taxable income (“UBTI”) to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of shares contained in the ROX LP partnership agreement, we do not expect Series A to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to Series A’s holders. However, because shares will be publicly traded upon completion of this offering of shares (and, we anticipate, will continue to be publicly traded), we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Shareholders

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of shares by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares, including any reporting requirements.

Distributions Generally

Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by Series A of United States real property interests (“USRPIs”) nor designated by Series A as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of Series A’s current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, Series A expects to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

(1)	a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2)	the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of Series A’s current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s shares, but rather will reduce the adjusted tax basis of such shares. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such shares, they generally will give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of Series A’s current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of Series A’s current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests

Distributions to a non-U.S. holder that Series A properly designates as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

(1)

the investment in shares is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges of USRPIs by Series A, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Series A also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges of USRPIs by Series A. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of shares of Series A. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts Series A designates as retained net capital gains in respect of shares of Series A should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by Series A on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by Series A exceeds their actual U.S. federal income tax liability. If Series A were to designate any portion of its net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.

Dispositions of Series A Shares

Except as described below under “—Redemption or Repurchase by Series A,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of shares generally will not be subject to U.S. federal income tax unless such shares constitute USRPIs. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that Series A is a USRPHC. Shares will not, however, constitute USRPIs so long as Series A is a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that Series A is a “domestically controlled qualified investment entity.” Because shares will be publicly traded upon completion of this offering (and, we anticipate, will continue to be publicly traded), no assurance can be given that Series A will continue to be a “domestically controlled qualified investment entity.”

Even if Series A does not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells shares, gain realized from the sale or other taxable disposition by a non-U.S. holder of such shares would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:

(1)	shares of Series A are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE Arca; and

(2)

such non-U.S. holder owned, actually and constructively, 10% or less of shares of Series A throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of shares by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of shares of Series A. Furthermore, dispositions of shares by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of shares not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in shares is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if Series A is a domestically controlled qualified investment entity, upon disposition of shares, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other such shares during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless shares of Series A are “regularly traded” and the non-U.S. holder did not own more than 10% of shares of Series A at any time during the one-year period ending on the date of the distribution described in clause (1).

If gain on the sale, exchange or other taxable disposition of shares were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of shares were subject to taxation under FIRPTA, and if shares of Series A were not “regularly traded” on an established securities market, the purchaser of such shares generally would be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Series A

A redemption or repurchase of shares will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of Series A’s current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. Please see “—Taxation of Taxable U.S. Shareholders—Redemption or Repurchase by Series A.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. Please see “—Taxation of Non-U.S. Shareholders—Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “—Disposition of Series A Shares.”

Information Reporting and Backup Withholding

U.S. Holders

A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on shares or proceeds from the sale or other taxable disposition of such shares. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

Payments of dividends on shares generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on shares paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such shares within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such shares conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income

Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock and capital gains from the sale or other disposition of stock, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of shares.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on shares or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of shares, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on shares. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of shares on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution by Series A is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules Series A may treat the entire distribution as a dividend.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in shares.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to Series A’s tax treatment as a REIT and on an investment in shares.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of shares by Benefit Plan Investors. A “Benefit Plan Investor” is (1) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (2) a plan, individual retirement account, “Keogh” plan or other arrangement subject to Section 4975 of the Code, or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, (3) an entity whose underlying assets are considered to include “plan assets” by reason of a plan’s investment in such entity (including but not limited to an insurance company general account) (each of (1), (2) and (3), a “Plan”), and (4) any entity that otherwise constitutes a “benefit plan investor” within the meaning of the regulations promulgated under ERISA by the U.S. Department of Labor, or the DOL, as modified by Section 3(42) of ERISA, known as the DOL Plan Asset Regulations.

The following is merely a summary, however, and should not be construed as legal advice or as complete in all relevant respects. All investors are urged to consult their own legal advisors before investing assets of a Plan in shares and to make their own independent decision.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

In considering an investment in shares with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the Code or ERISA (collectively, “Similar Laws”).

Prohibited Transaction Considerations

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 406 of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and may result in the disqualification of an individual retirement account. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.

Regardless of whether or not the underlying assets of ROX LP (if any) or any Series are deemed to include “plan assets,” as described below, the acquisition and/or holding of shares by a Plan with respect to which ROX LP, any Series, or an underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the DOL has issued prohibited transaction class exemptions, or PTCEs, that may apply to the acquisition and holding of shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan receives no less, and pays no more, than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied or that any such exemptions will be available with respect to investments in interests in any Series.

Plan Asset Considerations

The DOL Plan Asset Regulations generally provide that when a Plan acquires an equity interest in an entity that is not (1) a “publicly-offered security,” (2) a security issued by an investment company registered under the Investment Company Act, or (3) an “operating company,” the Plan’s assets are deemed to include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established that the equity participation in the entity by Benefit Plan Investors is not “significant” (the “Insignificant Participation Test”).

For purposes of the DOL Plan Asset Regulations, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act. We intend to effect such a registration under the Securities Act and the Exchange Act. The DOL Plan Asset Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. It is anticipated that shares will be “widely held” within the meaning of the DOL Plan Asset Regulations, although no assurance can be given in this regard. The DOL Plan Asset Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. It is anticipated that shares will be “freely transferable” within the meaning of the DOL Plan Asset Regulations, although no assurance can be given in this regard.

For purposes of the Insignificant Participation Test, the DOL Plan Asset Regulations provide that equity participation in an entity by Benefit Plan Investors is not significant if, immediately after the most recent acquisition of an equity interest in the entity, the Benefit Plan Investors’ aggregate interest is less than 25% of the value of each class of equity interests in the entity, disregarding, for purposes of such determination, any interests held by any person that has discretionary authority or control with respect to the assets of ROX LP (if any) or a Series or who provides investment advice for a fee with respect to the assets of ROX LP (if any) or a Series or an affiliate of such a person (each, a “Controlling Person”) other than Benefit Plan Investors. Following this offering, it is possible that Benefit Plan Investors will hold and will continue to hold, less than 25% of the value of any class of equity interests of ROX LP and each Series, disregarding, for purposes of such determination, any interests held by any Controlling Person other than Benefit Plan Investors and, as such, that ROX LP and/or each Series, as applicable, may rely on the Insignificant Participation Test; however, we cannot be certain or make any assurance that this will be the case.

Plan Asset Consequences

If assets of ROX LP (if any) or any Series were deemed to constitute “plan assets” pursuant to the DOL Plan Asset Regulations, the operation and administration of ROX LP and/or such Series would become subject to the requirements of ERISA, including the fiduciary duty rules and the “prohibited transaction” prohibitions of ERISA, as well as the “prohibited transaction” prohibitions contained in the Code. If ROX LP or any Series becomes subject to these regulations, unless appropriate administrative exemptions are available (and there can be no assurance that they would be), ROX LP and/or any Series could, among other things, be restricted from acquiring or disposing of the asset underlying the Series and from entering into otherwise favorable transactions with respect to the Series, and certain transactions entered into by ROX LP or any Series in the ordinary course of business could constitute non-exempt prohibited transactions and/or breaches of applicable fiduciary duties under ERISA and/or the Code, which could, in turn, result in potentially substantial excise taxes and other penalties and liabilities under ERISA and the Code. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering investing in shares on behalf of, or with the assets of, any Plan consult with counsel regarding the potential applicability of ERISA, Section 4975 of the Code and Similar Laws to such investment and whether an exemption would be applicable to the acquisition and/or holding of shares.

Representation

Because of the foregoing, shares should not be acquired or held by any Benefit Plan Investor or any other person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code and will not constitute a similar violation of any applicable Similar Law.

Any purchaser or subsequent transferee, including, without limitation, any fiduciary purchasing on behalf of a Plan, a Benefit Plan Investor, or a governmental, church or non-U.S. plan which is subject to Similar Laws will be deemed to have represented and warranted, in its corporate and fiduciary capacity, that if the purchaser or subsequent transferee is a Benefit Plan Investor, none of ROX LP, any Series or the underwriters or any of their respective affiliates, has acted as the Plan’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the purchaser or transferee’s decision to acquire and hold shares, and shall not at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer shares.

The foregoing discussion is general in nature, is not intended to be all-inclusive. Such discussion should not be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering investing in any Series on behalf of, or with the assets of, any Plan consult with counsel regarding the potential applicability of ERISA, Section 4975 of the Code and Similar Laws to such investment and whether an exemption would be applicable to the acquisition and/or holding of shares.

UNDERWRITING

UBS Securities LLC and RBC Capital Markets, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of Series A shares set forth opposite the underwriter’s name.

Underwriters	Number of Series A Shares
UBS Securities LLC
RBC Capital Markets, LLC
Piper Sandler & Co.
B. Riley Securities, Inc.
Colliers Securities LLC
Janney Montgomery Scott LLC

Total	8,250,000

The underwriting agreement provides that the obligations of the underwriters to purchase Series A shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all Series A shares if they purchase any Series A shares.

Series A shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any Series A shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $         per Series A share. If all Series A shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The representative has advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more Series A shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 1,237,500 additional Series A Shares at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the over-allotment option is exercised, each underwriter must purchase a number of additional Series A shares approximately proportionate to that underwriter’s initial purchase commitment. Any Series A shares issued or sold under the over-allotment option will be issued and sold on the same terms and conditions as the other Series A shares that are the subject of this offering.

We, the Board, the officers of ROX GP, ROX GP, ROX Parent and NP Oakley have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of UBS Securities LLC and RBC Capital Markets, LLC, dispose of or hedge any Series A shares or any securities convertible into or exchangeable for Series A shares. The foregoing sentence shall not apply to (a) transactions relating to Series A shares acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Series A shares acquired in such open market transactions (b) bona fide gifts, provided the recipient thereof agrees in writing with the underwriters to be bound by the terms of the lock-up agreement, (c) dispositions to any trust for the direct or indirect benefit of any of those parties and/or the immediate family thereof or (d) distributions of Series A shares to limited partners, members or stockholders of any of those parties, provided that in the case of any transfer or distribution pursuant to clause (c) or (d), each distributee or trust agrees in writing with the Underwriters to be bound by the terms of this lock-up agreement. UBS Securities LLC and RBC Capital Markets, LLC, in their sole discretion may release any of the securities subject to these lock-up agreements at any time, which, in the case of officers and members of the Board, shall be with notice.

Prior to this offering, there has been no public market for Series A shares. We cannot assure you that the price at which Series A shares will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in Series A shares will develop and continue after this offering. We have applied to have Series A shares listed on the NYSE Arca under the symbol “ROXA.”

The following table shows the underwriting discounts and commissions that Series A is to pay to the underwriters in connection with this offering. The amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	No Exercise	Full Exercise
Per Series A share	$	$
Total	$	$

We estimate that the total expenses of this offering will be approximately $3.2 million (including up to $20,000 in connection with the qualification of this offering with FINRA by counsel to the underwriters), approximately $2.2 million of which is payable by Series A.

In connection with the offering, the underwriters may purchase and sell Series A shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of Series A shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of Series A shares in an amount up to the number of Series A shares represented by the underwriters’ over-allotment option.

•	“Naked” short sales are sales of Series A shares in an amount in excess of the number of Series A shares represented by the underwriters’ over-allotment option.

•	Covering transactions involve purchases of Series A shares either pursuant to the underwriters’ over-allotment option or in the open market in order to cover short positions.

•

To close a naked short position, the underwriters must purchase Series A shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series A shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase Series A shares in the open market or must exercise the over-allotment option. In determining the source of Series A shares to close the covered short position, the underwriters will consider, among other things, the price of Series A shares available for purchase in the open market as compared to the price at which they may purchase Series A shares through the over-allotment option.

•	Stabilizing transactions involve bids to purchase Series A shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Series A shares. They may also cause the price of the Series A shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE Arca, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us, Series A or another Series in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours, Series A, another Series or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Series A has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Selling Restrictions

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales of the Series A shares in the United States will be conducted by broker-dealers registered with the SEC. An underwriter not registered as a broker-dealer under the Exchange Act will not engage in any offers or sales of the Series A shares within the United States or to U.S. persons except to the extent permitted by Rule 15a-6 under the Exchange Act (and applicable SEC interpretive guidance issued in connection therewith) and other applicable securities laws.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the Series A shares is directed only at (1) a limited number of persons in accordance with the Israeli Securities Law and (2) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

SERIES A SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this offering and the concurrent private placements, we expect to have outstanding 8,950,000 Series A shares or 10,187,500 Series A shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 8,250,000 Series A shares sold in this offering (9,487,500 Series A shares if the underwriters’ over-allotment is exercised in full) will be freely transferable without restriction or further registration under the Securities Act, subject to the restrictions on ownership and transfer of Series A shares set forth in the partnership agreement. For a description of certain restrictions on ownership and transfer of Series A shares, see “ROX LP Partnership Agreement—Restrictions on Ownership and Transfer of Shares.”

ROX Parent has entered into a private placement purchase agreement with ROX LP to purchase 200,000 Series A shares at the initial public offering price per share (without payment of any underwriting discounts) in a private placement that would close simultaneously with the closing of this offering. ROX Parent’s trading policy restricts its directors, managers, officers and employees, including those of any of its subsidiaries that includes the Board, from purchasing or selling any Series A shares; provided, however, that such restriction does not apply to the independent members of the board of directors of ROX Parent due to their limited influence on the decisions of the Board or to ROX Parent’s purchase of Series A shares in the concurrent private placement. ROX Parent may determine in the future that such guidelines can be amended if an effective ownership structure can be created to reduce or eliminate those potential conflicts. No such amendment is currently contemplated. Other than above, after the sale of the Series A shares offered by this prospectus, ROX GP and its affiliates will not own any Series A shares as of the closing of this offering.

In addition, NP Oakley has entered into a private placement purchase agreement with ROX LP, Series A, the Series A subsidiary and the seller to purchase 500,000 Series A shares at the initial public offering price per share (without payment of any underwriting discounts) in a private placement that would close simultaneously with the closing of this offering. The Series A shares to be issued in the private placement will be issued as part of the consideration for the purchase of the property in lieu of $5.0 million of the cash consideration to be paid. In connection with that agreement and NP Oakley’s and the seller of the property’s agreement to waive the provision of the purchase agreement that otherwise would have entitled them to some portion of the proceeds from the exercise of the underwriters’ over-allotment option, ROX Parent has issued a warrant to purchase approximately 2.0% percent of its common stock to NP Oakley that will vest upon the closing of this offering. Subject to certain limited exceptions, ROX Parent and NP Oakley have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of UBS Securities LLC, dispose of or hedge any Series A shares or any securities convertible into or exchangeable for Series A shares. See “Underwriting.”

There is currently no public market for Series A shares. Trading of Series A shares on the NYSE Arca is expected to commence following the pricing of this offering. No assurance can be given as to:

•	the likelihood that an active market for Series A shares will develop;

•	the liquidity of any such market;

•	the ability of the shareholders to sell their shares; or

•	the prices that shareholders may obtain for any of their shares.

No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Series A shares, or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock. Please see “Risk Factors—Risks Related to an Investment in Series A shares.”

Rule 144

After giving effect to this offering and the concurrent private placements, we expect that 700,000 Series A shares will be “restricted” securities under the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144. Series A shares sold in this offering will generally be freely transferable without restriction or further registration under the Securities Act, except that any Series A shares held by an “affiliate” of ROX LP or Series A may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits securities acquired by an affiliate of the issuer to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

•	1% of the total number of the outstanding Series A shares, which will equal approximately 89,500 Series A shares immediately after this offering; or

•	the average weekly reported trading volume of Series A shares for the four weeks prior to the sale.

Sales under Rule 144 are also subject to specific manner of sale provisions, holding period requirements, notice requirements and the availability of current public information about ROX LP and Series A. A person who is not deemed to have been an affiliate of ROX LP or Series A at any time during the three months preceding a sale, and who has beneficially owned Series A shares for at least six months (provided ROX LP is in compliance with the current public information requirement), or one year (regardless of whether ROX LP is in compliance with the current public information requirement), would be entitled to sell Series A shares under Rule 144, subject only to the current public information requirement. After beneficially owning Rule 144 restricted units for at least one year, a person who is not deemed to have been an affiliate of ROX LP or Series A at any time during the 90 days preceding a sale would be entitled to freely sell Series A shares without regard to the public information requirements, volume limitations, manner of sale provisions and notice requirements of Rule 144.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us and the applicable Series by Latham & Watkins LLP, New York, New York. In addition, the description of U.S. federal income tax consequences contained in the section of this prospectus entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Latham & Watkins, LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Morrison  & Foerster LLP.

EXPERTS

The combined balance sheet of ROX Financial LP as of March 31, 2021 included in this Registration Statement of ROX Financial LP has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such combined balance sheet is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of Series AMZL as of December 31, 2020 included in this Registration Statement of ROX Financial LP has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues and certain operating expenses of the Oakley Property for the period from Lease Inception, September 15, 2020, through December 31, 2020, included in this Registration Statement of ROX Financial LP has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statement), and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The appraised value of the property included in this prospectus is based upon an appraisal provided by BBG, Inc. and is included in reliance on BBG, Inc.’s authority as an expert in appraisals. ROX Parent paid BBG, Inc. a fee of $14,668 for its services.

Information regarding the condition of the property under the heading “Business and Property—The Property—Property Condition,” the seismic survey under the heading “Business and Property—The Property—Seismic” and the environmental matters relating to the property under the heading “Business and Property—The Property—Environmental Matters” have been derived from reports prepared for us by EBI Consulting and are included based on EBI Consulting’s authority as an expert in such matters. ROX Parent paid EBI Consulting a fee of $14,060 for its services.

The survey of the property included in this prospectus is based upon a survey of the Property provided by CBG Civil Engineers and is included in reliance on CBG Civil Engineers’ authority as an expert in surveying property. ROX Parent paid CBG Civil Engineers a fee of $6,522 for its services.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is apart, under the Securities Act with respect to Series A shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement and exhibit and schedules to the registration statement. For further information with respect to ROX LP and Series A shares to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

The SEC maintains a website, which is located at www.sec.gov, that contains reports and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement for this offering at the SEC’s website. As a result of this offering, ROX LP will become subject to the information and reporting requirements of the Exchange Act, and we will file periodic report and other information with the SEC. These reports and other information will be available for review at the SEC’s website referred to above.

We also maintain a website at www.roxfinancial.com, at which, following the completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

Page
Series A:
Pro Forma Consolidated Financial Statements (Unaudited):
Introduction to Pro Forma Consolidated Financial Statements	F-2
Pro Forma Consolidated Balance Sheet as of March 31, 2021	F-4
Pro Forma Consolidated Statements of Operations for the Three Months Ended March 31, 2021 and the Period from Lease Inception, September 15, 2020, Through December 31, 2020	F-6
Notes to the Pro Forma Consolidated Financial Statements	F-7
Historical Consolidated Financial Statements:
Independent Auditors’ Report	F-12
Consolidated Balance Sheets as of March 31, 2021 (Unaudited) and December 31, 2020	F-13
Notes to the Consolidated Balance Sheets	F-14

The Oakley Property
Statements of Revenues and Certain Operating Expenses:
Statement of Revenues and Certain Operating Expenses for the Three Months Ended March 31, 2021 (Unaudited)	F-17
Notes to the Statement of Revenues and Certain Operating Expenses (Unaudited)	F-18
Independent Auditors’ Report	F-20
Statement of Revenues and Certain Operating Expenses for the Period from Lease Inception, September 15, 2020, through December 31, 2020	F-21
Notes to the Statement of Revenues and Certain Operating Expenses	F-22

ROX Financial LP:
Historical Combined Financial Statement:
Report of Independent Registered Public Accounting Firm	F-24
Combined Balance Sheet as of March 31, 2021	F-25
Notes to the Combined Balance Sheet	F-26

Series A

Introduction to the Pro Forma Consolidated Financial Statements (Unaudited)

The following sets forth the unaudited pro forma consolidated balance sheet for Series A as of March 31, 2021 and the unaudited pro forma consolidated statements of operations of Series A for the three months ended March 31, 2021 and for the period from lease inception, September 15, 2020, through December 31, 2020. Series A is a series of ROX Financial LP (“ROX LP”) established on November 19, 2020. Effective July 16, 2021, Series AMZL was renamed as Series A. ROX LP was organized as a Delaware series limited partnership on January 15, 2020, and is managed solely by ROX Financial GP LLC (“ROX GP”), who serves as the general partner of ROX LP. Series A owns 100% of ROX AMZL Oakley CA LLC (the “Series A subsidiary”). Holders of interests in each Series have limited liability under the terms of the partnership agreement.

ROX LP has been formed to facilitate public investment in in curated portfolios of commercial real estate properties and individual properties with innovative securities. Each individual property will be held by a subsidiary owned by a separate series of limited partner interests (“Series”). Each Series that ROX LP establishes is a separate Series and not itself a separate legal entity from ROX LP under Delaware law. As a Delaware series limited partnership, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series and any associated general partner, as provided under Delaware law. ROX LP has no other business operations other than the Series and their subsidiaries.

ROX LP intends for Series A to elect to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2021.

The Series A subsidiary was formed on November 16, 2020 and entered into a definitive agreement on November 19, 2020 to purchase 100% of the fee simple interest in a commercial real estate property located in Oakley, California (the “Property”) for a minimum purchase price of $81.0 million. The property is leased to Amazon for annualized rent payments of $3.2 million, subject to escalation, and the lease has an initial expiration date of September 30, 2032 with tenant options to extend. The lease is guaranteed by Amazon.com, Inc. On November 19, 2020, ROX Financial Inc. (“RFI”) contributed $100 to Series A for the issuance of one Series A share to RFI.

Proceeds from this offering and the concurrent private placements will be allocated to Series A, which will then contribute the proceeds to the Series A subsidiary, and such proceeds will be used to acquire 100% of the property from the unrelated third-party owner. The transactions contemplated by the purchase agreement described above will close concurrently with the completion of this offering and the concurrent private placements. Series A will commence operations upon the closing of these transactions.

The unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and are being presented as if the Series A subsidiary’s acquisition of the property, this offering, the concurrent private placements, and related transactions and adjustments had occurred on March 31, 2021 for purposes of the unaudited pro forma consolidated balance sheet and on the date of lease inception, September 15, 2020, for purposes of the unaudited pro forma consolidated statements of operations for the reasons described above. The unaudited pro forma consolidated financial statements assume no exercise by the underwriters of their option to purchase up to 1,237,500 Series A shares to cover over-allotments, if any.

The unaudited pro forma consolidated financial statements are presented for informational purposes only and should be read in conjunction with the historical financial statements and related notes thereto included elsewhere in this prospectus. The adjustments to the unaudited pro forma consolidated financial statements are based on available information and assumptions that management considers reasonable. The unaudited pro forma consolidated financial statements do not purport to (i) represent Series A’s financial position that would have actually occurred had the Series A subsidiary’s acquisition of the property, this offering, the concurrent private placements, and related transactions and adjustments occurred on March 31, 2021, (ii) represent the results of Series A’s operations that would have actually occurred had the Series A subsidiary’s acquisition of the property, this offering, the concurrent private placements, and related transactions and adjustments occurred on the date of lease inception, September 15, 2020, or (iii) project Series A’s financial position or results of operations as of any future date or for any future period.

Series A

Pro Forma Consolidated Balance Sheet (Unaudited)

March 31, 2021

	Series A Historical (A)	Acquisition of Series A Property (B)	This Offering and the Concurrent Private Placements (C)	Other Adjustments			Series A Pro Forma
Assets:
Investments in real estate	$—	$77,266,857	$—	$—			$77,266,857
Cash and cash equivalents	100	(81,660,000)	82,259,812	(100)	(D	)	599,812
Intangible lease assets	—	4,393,143	—	—			4,393,143

Total assets	$100	$—	$82,259,812	$(100)			$82,259,812

Equity:
Limited partners:
ROX Series A shares	$100	$—	$82,259,812	$(100)	(D	)	$82,259,812

Total partners’ capital	100	—	82,259,812	(100)			82,259,812

Total equity	$100	$—	$82,259,812	$(100)			$82,259,812

See the accompanying notes to the pro forma consolidated financial statements.

Series A

Pro Forma Consolidated Statement of Operations (Unaudited)

Three Months Ended March 31, 2021

	Series A Historical (AA)	Series A Property Historical (BB)	Other Adjustments			Series A Pro Forma
Revenues:
Lease revenues	$—	$938,414	$19,129	(BB	)	$957,543

Total revenues	—	938,414	19,129			957,543

Operating expenses:
Depreciation and amortization	—	—	481,430	(CC	)	481,430
Property tax expense	—	6,142	—	(DD	)	6,142
Property and other operating expenses	—	31,287	19,129	(BB	)	50,416
Management fees	—	—	145,438	(EE	)	145,438
General and administrative expenses	—	—	16,375	(FF	)	16,375

Total operating expenses	—	37,429	662,372			699,801

Net income (loss)	$—	$900,985	$(643,243)			$257,742

Pro forma weighted-average Series A shares outstanding—basic and diluted						8,950,000

Pro forma earnings per Series A share—basic and diluted						$0.03	(GG	)

See the accompanying notes to the pro forma consolidated financial statements.

Series A

Pro Forma Consolidated Statement of Operations (Unaudited)

Period from Lease Inception, September 15, 2020, Through December 31, 2020

	Series A Historical (AA)	Series A Property Historical (BB)	Other Adjustments			Series A Pro Forma
Revenues:
Lease revenues	$—	$1,083,771	$22,496	(BB	)	$1,106,267

Total revenues	—	1,083,771	22,496			1,106,267

Operating expenses:
Depreciation and amortization	—	—	561,670	(CC	)	561,670
Property tax expense	—	7,166	—	(DD	)	7,166
Property and other operating expenses	—	15,445	22,496	(BB	)	37,941
Management fees	—	—	169,677	(EE	)	169,677
General and administrative expenses	—	—	19,104	(FF	)	19,104

Total operating expenses	—	22,611	772,947			795,558

Net income (loss)	$—	$1,061,160	$(750,451)			$310,709

Pro forma weighted-average Series A shares outstanding—basic and diluted						8,950,000

Pro forma earnings per Series A share—basic and diluted						$0.03	(GG	)

See the accompanying notes to the pro forma consolidated financial statements.

Series A

Notes to the Pro Forma Consolidated Financial Statements (Unaudited)

Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet:

The adjustments to the unaudited pro forma consolidated balance sheet as of March 31, 2021 are as follows:

(A)

Reflects the unaudited historical consolidated balance sheet of Series A as of March 31, 2021. Series A had no operations since its inception on November 19, 2020 through March 31, 2021, other than the issuance of one Series A share to RFI for a purchase price of $100 in connection with its initial capitalization on November 19, 2020.

(B)

Reflects the Series A subsidiary’s acquisition of the assets and liabilities associated with the property from the seller. The transaction is expected to be accounted for as an asset acquisition under ASC 805, Business Combinations, because substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets. The following preliminary allocation of the purchase price is based on preliminary estimates and assumptions and is subject to change based on a final determination of the fair value of the assets acquired and liabilities assumed:

Consideration paid:
Cash (1)	$81,660,000

Total consideration paid	$81,660,000

Allocation of purchase price:
Land	$20,830,248
Site improvements	9,066,634
Building	47,227,289
Tenant improvements	142,686
Intangible lease assets	4,393,143

Total consideration paid (2)	$81,660,000

(1)

Reflects the available proceeds, net of underwriting discounts and commissions and net of a cash reserve, from the issuance and sale of 8,250,000 Series A shares in this offering and 700,000 Series A shares in the concurrent private placements, each at a pubic offering price of $10.00 per Series A share as described in Note (C) below.

(2)	Includes real estate transaction costs related to the acquisition of the property of approximately $660,000.

The fair value of tangible assets of the acquired property will be determined by valuing the property as if it were vacant utilizing a number of sources, including a real estate valuation prepared by an independent valuation firm. Management also considers information and other factors, including market conditions, the industry that the tenant operates in, characteristics of the real estate, such as location, size, demographics, value and comparative rental rates, tenant credit profile and the importance of the location of the real estate to the operations of the tenant’s business.

The estimated fair value of an acquired in-place lease equals the costs that would have been incurred to lease the property to its occupancy level at the date of acquisition. The in-place lease is amortized as of the date of acquisition over the remaining initial noncancellable term of the lease to amortization expense.

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma consolidated financial statements. The final purchase price allocation will be determined subsequent to the acquisition of the property upon the completion of the related valuations

Series A

Notes to the Pro Forma Consolidated Financial Statements (Unaudited)

and calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

(C)

Reflects the issuance and sale of 8,250,000 Series A shares in this offering at a public offering price of $10.00 per Series A share (net of underwriting discounts and commissions), the issuance and sale of 700,000 Series A shares in the concurrent private placements at a price per Series A share equal to the public offering price (without the payment of any underwriting discounts or commissions) and the transaction expenses payable to RPS Securities as follows:

Gross proceeds from this offering	$82,500,000
Underwriting discounts and commissions	(5,775,000)

Net proceeds from this offering	76,725,000
Gross proceeds from the concurrent private placements	7,000,000

Aggregate proceeds of the offering and concurrent private placements	83,725,000
Transaction expenses (1)	(1,465,188)

Available proceeds from this offering and the concurrent private placements	$82,259,812

(1)

The transaction expenses payable to RPS Securities upon completion of this offering will be 1.75% of the net proceeds, with net proceeds meaning the gross proceeds received by Series A from this offering, after deduction of underwriting discounts and commissions, and the gross proceeds from the concurrent private placements. RPS Securities and its affiliates are solely responsible for bearing all legal, accounting and related costs associated with this offering in accordance with the services agreement. This fee will be capitalized and recorded as a reduction of partners’ capital.

The available proceeds will be used to complete the acquisition of the property, as described in Note (B) above and fund cash reserves of approximately $599,812.

(D)	The one Series A share held by RFI will be repurchased by Series A at or prior to the closing of this offering for $100.

Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations:

The adjustments to the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2021 and for the period from lease inception, September 15, 2020, through December 31, 2020 are as follows:

(AA)

Series A had no operations since its inception on November 19, 2020 through March 31, 2021, other than the issuance of one Series A share to RFI for a purchase price of $100 in connection with its initial capitalization on November 19, 2020.

Series A

Notes to the Pro Forma Consolidated Financial Statements (Unaudited)

(BB)

The tables below present the revenues and certain operating expenses of the property for the three months ended March 31, 2021 and for the period from lease inception, September 15, 2020, through December 31, 2020, as adjusted to reflect the pro forma impact of the Series A subsidiary’s acquisition of the property as if it occurred on September 15, 2020:

	Three Months Ended March 31, 2021
	Series A Property Historical (1)	Other Adjustments (2)	Series A Pro Forma
Revenues:
Lease revenues	$938,414	$19,129	$957,543

Total revenues	938,414	19,129	957,543

Operating expenses:
Property tax expense	6,142	—	6,142
Property and other operating expenses	31,287	19,129	50,416

Total operating expenses	37,429	19,129	56,558

	Period from Lease Inception, September 15, 2020, Through December 31, 2020
	Series A Property Historical (1)	Other Adjustments (2)	Series A Pro Forma
Revenues:
Lease revenues	$1,083,771	$22,496	$1,106,267

Total revenues	1,083,771	22,496	1,106,267

Operating expenses:
Property tax expense	7,166	—	7,166
Property and other operating expenses	15,445	22,496	37,941

Total operating expenses	22,611	22,496	45,107

(1)

This information is derived from the unaudited statement of revenues and certain operating expenses of the property for the three months ended March 31, 2021 and the audited statement of revenues and certain operating expenses of the property for the period from lease inception, September 15, 2020, through December 31, 2020, respectively, which were prepared for the purposes of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and are included elsewhere in this prospectus.

(2)	Both variable lease revenues and property and other operating expenses have been adjusted to reflect the pro forma impact of monthly property management fees.

Upon the closing of the acquisition of the property, the Series A subsidiary will enter into a commercial property management agreement with NPD Management, LLC (“NPD Management”). NPD Management will be paid a management fee by the Series A subsidiary which will be equal to the maximum reimbursable fee pursuant to lease, which is 2.0% of the current base rent under the existing lease agreement, subject to escalations. The management fee is a recoverable cost from the tenant under the lease, up to 2.0% of current base rent, including escalations. As a result, the management fee is included as a pro forma adjustment to both lease revenues and property and operating expenses.

Series A

Notes to the Pro Forma Consolidated Financial Statements (Unaudited)

The Series A subsidiary also expects to incur fees of approximately $1,000 each month related to property maintenance services pursuant to an agreement with an unrelated third-party. The fee is a recoverable cost from the tenant under the lease and, therefore, is included as a pro forma adjustment to both lease revenues and property operating expenses. The amount reflected for the 2020 period represents the pro forma adjustment for the fee payable from lease inception, September 15, 2020, through December 31, 2020, or for a period of three and a half months.

(CC)

Reflects depreciation and amortization expense based on the preliminary estimated fair values of the tangible and intangible assets described in Note (B) using the straight-line method over the estimated useful lives of the assets. The table below summarizes the Company’s policy for estimated useful lives of finite long-lived assets (in years):

Site improvements	15.0
Building	50.0
Tenant improvements	12.0
Intangible lease assets	12.0

In utilizing these estimated useful lives for determining the pro forma adjustments, management considered the length of time each asset had been in existence, the maintenance history, as well as anticipated future maintenance, and any contractual stipulations that might limit the useful life.

Amortization of acquired intangible lease assets is included as a component of depreciation and amortization.

(DD)

The property may be reassessed for property tax purposes after the completion of this offering and the concurrent private placements. Therefore, the amount of property taxes Series A pays in the future may increase from what has been paid in the past. Given the uncertainty, an adjustment to property tax expense has not been made in the pro forma statement of operations as such adjustment to the expense is not currently factually supportable.

(EE)

Reflects the management fee payable to RPS Securities assuming the issuance and sale of 8,250,000 Series A shares in this offering and 700,000 Series A shares in the concurrent private placements, in each case at an assumed public offering price of $10.00 per Series A share. ROX LP, on behalf of Series A, and RPS Securities have entered into a services agreement whereby RPS Securities has agreed to advise ROX LP and Series A regarding, and assist ROX LP and Series A in connection with negotiations related to, its business, including as follows: the acquisition, management or disposition of interests in commercial real estate or, as the case may be, equity interests in any subsidiary; related third-party equity or debt financing; any public offering or private placement of Series A shares; and any other transaction, structuring or financing activities that may be requested by ROX LP on behalf of Series A and agreed to by RPS Securities or suggested by RPS Securities and accepted by ROX LP on behalf of Series A. The amount reflected for the 2020 period represents the pro forma adjustment for the fee payable from lease inception, September 15, 2020, through December 31, 2020, or for a period of three and a half months.

The monthly management fee paid by Series A to RPS Securities will begin on September 1, 2021, calculated as one twelfth of 65 basis points of the monthly average equity value of Series A as observed on NYSE Arca. The management fee can be reduced at any time by RPS Securities in its sole discretion by notice to the board of managers of ROX GP (the “Board”) and, after the third anniversary of the completion of this offering and the concurrent private placements, can be increased by RPS Securities at its sole discretion at any time with at least 90 days prior notice to the Board.

Series A

Notes to the Pro Forma Consolidated Financial Statements (Unaudited)

The monthly average equity value of Series A shall be calculated by dividing the sum of the daily equity values of Series A shares as observed on NYSE Arca for that month by the number of trading days in that month. The daily equity value of Series A shall be calculated for each trading day by multiplying the closing price of a Series A share as observed on NYSE Arca on that trading day by the number of outstanding Series A shares at the time of such close. A trading day shall mean any day on NYSE Arca is open for trading.

(FF)

As described in Note (AA), Series A had no operations for the period from its inception on November 19, 2020 through March 31, 2021. Therefore, Series A did not incur any general and administrative expenses during that period. In connection with the payment of the fees set forth in Note (EE) above to RPS Securities by Series A, RPS Securities on behalf of itself and its affiliates agrees to pay and not be reimbursed for all direct and indirect expenses in connection with its performance of its services, the performance by ROX GP or an affiliate of ROX GP of its duties on behalf of ROX LP or Series A and the existence, management and operations of ROX LP, Series A or ROX GP, other than expenses to be paid by ROX LP or Series A as set forth in the partnership agreement.

The adjustment reflects the aggregate cash compensation payable to members of the Board for the three months ended March 31, 2021 and for the period from lease inception, September 15, 2020, through December 31, 2020, which would be $65,500 on an annualized basis. Certain other expenses to be paid by ROX LP or Series A pursuant to the partnership agreement, including expenses incurred by a conflicts committee of the Board and litigation expenses, may also constitute general and administrative expenses. However, given the uncertainty, an adjustment to general and administrative expenses has not been made in the pro forma statement of operations as such expenses are not currently factually supportable.

(GG)

Pro forma basic and diluted earnings per Series A share are calculated by dividing pro forma consolidated net income attributable to Series A by the number of Series A shares issued in this offering and the concurrent private placements.

Series AMZL

INDEPENDENT AUDITORS’ REPORT

To the board of managers of ROX Financial GP and members of ROX Financial LP

We have audited the accompanying consolidated balance sheet of Series AMZL as of December 31, 2020, and the related notes (the “financial statement”).

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to Series AMZL’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Series AMZL’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Series AMZL as of December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

New York, New York

January 27, 2021

Series AMZL

Consolidated Balance Sheets

	March 31, 2021	December 31, 2020
	(Unaudited)
Assets:
Cash	$100	$100

Total assets	$100	$100

Partners’ capital:
Limited partner	$100	$100

Total partners’ capital	$100	$100

See the accompanying notes to the consolidated balance sheets.

Series AMZL

Notes to the Consolidated Balance Sheets

Note 1—Organization

Series AMZL is a series of ROX Financial LP (“ROX LP”) established on November 19, 2020, for the purpose of acquiring a retail property where Amazon.com Services LLC is the single tenant. ROX LP was organized as a Delaware series limited partnership on January 15, 2020, and is managed solely by ROX Financial GP LLC (“ROX GP”), who serves as general partner of ROX LP. ROX Financial Inc. (“RFI”) initially served as the organizational limited partner in ROX LP. ROX AMZL Oakley CA LLC (the “Series AMZL subsidiary”) is a wholly owned subsidiary of Series AMZL.

ROX LP has been formed to facilitate public investment in individual commercial real estate properties. Each portfolio of properties or individual property will be held by a subsidiary owned by a separate series of limited partner interests (“Series”). Each Series the Registrant established is a separate Series and not itself a separate legal entity from the Registrant under Delaware law. As a Delaware series limited partnership, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series and any associated general partner, as provided under Delaware law.

ROX LP intends for each Series to elect to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2021. ROX LP has no other business operations other than the Series and their subsidiaries.

The Series AMZL subsidiary was formed on November 16, 2020 and entered into a definitive agreement on November 19, 2020 to purchase a commercial real estate property in Oakley, California. On November 19, 2020, the initial $100 RFI contributed to ROX LP upon its formation was allocated to Series AMZL and one Series AMZL share was issued to RFI.

ROX LP intends to hold an initial public offering of Series AMZL shares (the “Offering”). Proceeds from the Offering will be allocated to Series AMZL, which will be contributed to the Series AMZL subsidiary and used to acquire 100% of the property from the unrelated third-party owner. The transactions contemplated by the purchase agreement described above will close concurrently with the completion of the Offering. Series AMZL had no operations for the period since its inception on November 19, 2020 through March 31, 2021.

Note 2—Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated balance sheets were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and consists of the initial investment of RFI in connection with the formations and establishment of ROX LP, Series AMZL and the Series AMZL subsidiary. In the opinion of management, all adjustments considered necessary for the fair presentation of the consolidated balance sheets have been included.

The consolidated balance sheets include the accounts of Series AMZL and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Offering Costs

In connection with the Offering, affiliates of Series AMZL have or will incur legal, accounting, and related costs related to the Offering that will be paid by RPS Securities LLC (“RPS Securities”) and its affiliates, a related party advisory services provider. RPS Securities and its affiliates are solely responsible for bearing these offering costs in accordance with the services agreement. For bearing these offering costs, RPS Securities will receive a transaction advisory fee from Series AMZL that is solely contingent upon the completion of the

Series AMZL

Notes to the Consolidated Balance Sheets

Offering. This fee will be capitalized and recorded as a reduction of partners’ capital on Series AMZL’s consolidated balance sheet. See Note 5—Related Party Transactions for additional information about the services agreement with RPS Securities.

Underwriting Discounts and Commissions

In connection with the Offering, Series AMZL will incur underwriting discounts and commissions, which will be paid by Series AMZL. Such costs will be deducted from the proceeds of the Offering when it is consummated.

Concentrations of Credit Risk

Following the Offering, Series AMZL revenues will be 100% earned from a long-term, triple net lease with Amazon.com Services LLC, which operates an Amazon last-mile delivery station in Oakley, California. The historical audited and unaudited financial statements of Amazon.com, Inc. have been filed with the SEC and are available on the SEC’s website at www.sec.gov.

Note 3—Acquisitions

On November 19, 2020, the Series AMZL subsidiary entered into a definitive agreement to purchase a commercial real estate property located at 4000 Wilbur Avenue Oakley, California for a minimum purchase price of $81 million. The property is leased to Amazon.com Services LLC for annualized lease payments of $3,225,754, subject to escalation, and has an initial lease expiration date of September 30, 2032 with tenant options to extend. Series AMZL expects to complete this property acquisition through the funding to be provided upon completion of the Offering. Series AMZL intends for this transaction to be accounted for as an asset acquisition.

Note 4—Income Taxes

Series AMZL intends to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2021. Series AMZL believes that it has been established and intends to operate in a manner that will enable it to meet the requirements for qualification and taxation as a REIT commencing with such taxable year. To qualify as a REIT, Series AMZL must meet on a continuing basis, through its organization and actual investment and operating results, various requirements under the Code relating to, among other things, the sources of its gross income, the composition and values of its assets, its distribution levels and the diversity of ownership of its shares. If Series AMZL fails to qualify as a REIT in any taxable year and does not qualify for certain statutory relief provisions, it will be subject to U.S. federal corporate income tax and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which it failed to qualify as a REIT. Even if Series AMZL qualifies for taxation as a REIT, it may be subject to certain U.S. federal, state and local taxes on its income or property.

Note 5—Related Party Transactions

ROX LP, on behalf of Series AMZL, entered into a services agreement with RPS Securities on November 19, 2020, which was subsequently terminated on January 22, 2021. ROX LP intends to enter into a new services agreement, the terms of which are yet to be finalized. As of March 31, 2021, Series AMZL has not paid any fees to RPS Securities since the inception of Series AMZL on November 19, 2020; and therefore, had no outstanding balance for fees payable to RPS Securities.

ROX LP, on behalf of Series AMZL, entered into a license agreement with RFI on November 19, 2020. Pursuant to the license agreement, RF has granted to ROX LP a nontransferable, nonexclusive and worldwide license, on a royalty-free and as-is basis, to use certain intellectual property.

Series AMZL

Notes to the Consolidated Balance Sheets

The license agreement has an initial term of 10 years, that is automatically renewed for successive one-year periods thereafter unless notice of non-renewal is given at least 90 days prior to the end of the initial or any renewal term. The license agreement may be terminated at any time upon mutual consent of the parties or upon a material breach that is not cured 30 days after notice thereof. Upon termination, all rights of the Series in the applicable intellectual property shall terminate and the Series shall discontinue the use thereof. There are no fees to be paid by the Series related to the agreement.

Series AMZL will incur, only upon closing of the property, real estate transaction costs related to the acquisition of the property. Series AMZL will reimburse RFI for total estimated real estate transaction costs of approximately $600,000 upon closing of the acquisition. As of March 31, 2021 (Unaudited), $44,578 of these transaction costs had been paid by RFI. As of December 31, 2020, $33,781 of these transaction costs had been paid by RFI.

Note 6—Subsequent Events

In preparing the unaudited consolidated balance sheet as of March 31, 2021, Series AMZL evaluated events and transactions for recognition or disclosure through June 28, 2021, the date the March 31, 2021 consolidated balance sheet was issued.

In preparing the audited consolidated balance sheet as of December 31, 2020, Series AMZL evaluated events and transactions for recognition or disclosure through January 27, 2021, the date the December 31, 2020 consolidated balance sheet was issued.

The Oakley Property

Statement of Revenues and Certain Operating Expenses (Unaudited)

Three Months Ended March 31, 2021

Rental revenues	$938,414

Certain operating expenses:
Property taxes	6,142
Property operating expenses	31,287

Total certain operating expenses	37,429

Total rental revenues in excess of certain operating expenses	$900,985

See the accompanying notes to the statement of revenues and certain operating expenses

The Oakley Property

Notes to the Statement of Revenues and Certain Operating Expenses (Unaudited)

Note 1—Organization

The accompanying statement of revenues and certain operating expenses for the three months ended March 31, 2021 includes the operations of a single tenant triple-net leased commercial property located in Oakley, California (“the Oakley Property”). The Oakley Property is a 145,503 square foot delivery station completed in 2020 and occupied by Amazon.com Services LLC starting September 15, 2020. This property is being acquired from a nonaffiliated third party pursuant to a definitive purchase agreement dated November 19, 2020. The acquiror of this property is ROX AMZL Oakley CA LLC, (the “Series AMZL subsidiary”), a wholly owned subsidiary of Series AMZL of ROX Financial LP. The acquisition of the Oakley Property is subject to, among other things, the completion of the initial public offering of limited partner interests of Series AMZL of ROX Financial LP, customary closing conditions and satisfactory completion of due diligence.

Note 2—Significant Accounting Policies

Basis of Presentation

The accompanying statement of revenues and certain operating expenses was prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, for inclusion in a Registration Statement on Form S-11 of ROX LP and is not intended to be a complete presentation of the Oakley Property’s revenues and expenses. Amounts that are either not recurring in nature or would not be directly attributable to future operating results of the property upon being acquired by the Series AMZL subsidiary are excluded from this statement and generally consist of interest, depreciation, amortization, deferred financing costs, income taxes, management fees and other miscellaneous expenses.

Business operations at the Oakley Property were initiated on September 15, 2020, the commencement date for the lease of 100% of this property to Amazon.com Services LLC. As a result, there is not a comparative statement provided for the three months ended March 31, 2020.

Use of Estimates

The preparation of the statement of revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Revenue Recognition

Revenues of the Oakley Property consist of rental income from a single tenant pursuant to a triple net long-term lease agreement. In accordance with this agreement, the tenant is required to make fixed monthly rental payments, which are subject to fixed escalation changes over the lease term. The initial lease term expires on September 30, 2032, with tenant options to extend. The Oakley Property recognizes revenues from the lease for the fixed portion of its monthly rental payments on a straight-line basis over the noncancelable lease term. Straight-line rental revenue commenced when the tenant assumed control of the property on September 15, 2020.

Property taxes and insurance costs paid by the Oakley Property are subject to reimbursement from the tenant pursuant to the lease agreement. The Oakley Property recognizes these reimbursements as rental revenues in the statement of revenues and certain operating expenses in the same period that the related expenses are incurred.

Collectability of tenant payments is assessed by evaluating the payment history and creditworthiness of the tenant as well as any new market developments and relevant current economic factors.

The Oakley Property

Notes to the Statement of Revenues and Certain Operating Expenses (Unaudited)

Concentrations of Credit Risk

Revenues of the Oakley Property are attributed 100% to the operations associated with the lease agreement with Amazon.com Services LLC, which operates a delivery station at this property.

Certain Operating Expenses

Certain operating expenses of the Oakley Property include property taxes and insurance costs which are recognized in the period the expenses are incurred.

Note 3—Leases

The following table summarizes the amounts reported in rental revenues in the accompanying statement of revenues and certain operating expenses for the three months ended March 31, 2021.

Rental revenues from fixed lease payments	$900,985
Rental revenues from variable lease payments	37,429

Total rental revenues	$938,414

The annual future minimum lease payments to be received under the existing tenant operating lease as of March 31, 2021 were as follows:

2021	$2,435,444
2022	3,306,720
2023	3,372,854
2024	3,440,312
2025	3,509,118
Thereafter	25,586,774

Total minimum scheduled lease payments due from tenant	$41,651,222

Note 4—Commitments and Contingencies

The Oakley Property may be subject to legal claims in the ordinary course of business. As of March 31, 2021, management is not aware of any legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on the Oakley Property’s results of operations, financial condition or cash flows, which would require accrual or disclosure of the contingency and possible range of loss.

Note 5—Subsequent Events

In preparing the accompanying statement of revenues and certain operating expenses for the three months ended March 31, 2021, management evaluated events and transactions that occurred through the date that the accompanying financial statement was available to be issued on June 28, 2021.

The Oakley Property

INDEPENDENT AUDITORS’ REPORT

To the board of managers of ROX Financial GP and members of ROX Financial LP

We have audited the accompanying statement of revenues and certain operating expenses of the Oakley Property for the period from Lease Inception, September 15, 2020, through December 31, 2020, and the related notes (the “historical summary”).

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of the Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the historical summary that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the historical summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the historical summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the historical summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Oakley Property’s preparation and fair presentation of the historical summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Oakley Property’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the historical summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the historical summary referred to above presents fairly, in all material respects, the statement of revenues and certain operating expenses described in Note 2 of the Oakley Property for the period from Lease Inception, September 15, 2020, through December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 2 to the historical summary, which describes that the accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-11 of ROX Financial LP) and are not intended to be a complete presentation of the Oakley Property’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 12, 2021

The Oakley Property

Statement of Revenues and Certain Operating Expenses

Period from Lease Inception, September 15, 2020, Through December 31, 2020

Rental revenues	$1,083,771

Certain operating expenses:
Property taxes	7,166
Property operating expenses	15,445

Total certain operating expenses	22,611

Total rental revenues in excess of certain operating expenses	$1,061,160

See the accompanying notes to the statement of revenues and certain operating expenses

The Oakley Property

Notes to the Statement of Revenues and Certain Operating Expenses

Note 1—Organization

The accompanying statement of revenues and certain operating expenses for the period from lease inception, September 15, 2020, through December 31, 2020 includes the operations of a single tenant triple-net leased commercial property located in Oakley, California (“the Oakley Property”). The Oakley Property is a 145,503 square foot delivery station completed in 2020 and occupied by Amazon.com Services LLC starting September 15, 2020. This property is being acquired from a nonaffiliated third party pursuant to a definitive purchase agreement dated November 19, 2020. The acquiror of this property is ROX AMZL Oakley CA LLC, (the “Series AMZL subsidiary”), a wholly-owned subsidiary of Series AMZL of ROX Financial LP.. The acquisition of the Oakley Property is subject to, among other things, the completion of the initial public offering of limited partner interests of Series AMZL of ROX Financial LP, customary closing conditions and satisfactory completion of due diligence.

Note 2—Significant Accounting Policies

Basis of Presentation

The accompanying statement of revenues and certain operating expenses was prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, for inclusion in a Registration Statement on Form S-11 of ROX LP and is not intended to be a complete presentation of the Oakley Property’s revenues and expenses. Amounts that are either not recurring in nature or would not be directly attributable to future operating results of the property upon being acquired by the Series AMZL subsidiary are excluded from this statement and generally consist of interest, depreciation, amortization, deferred financing costs, income taxes, management fees and other miscellaneous expenses.

Business operations at the Oakley Property were initiated on September 15, 2020, the commencement date for the lease of 100% of this property to Amazon.com Services LLC. As a result, the accompanying statement of revenues and certain operating expenses was prepared for the period from lease inception, September 15, 2020, through December 31, 2020.

Use of Estimates

The preparation of the statement of revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Revenue Recognition

Revenues of the Oakley Property consist of rental income from a single tenant pursuant to a triple net long-term lease agreement. In accordance with this agreement, the tenant is required to make fixed monthly rental payments, which are subject to fixed escalation changes over the lease term. The initial lease term expires on September 30, 2032, with tenant options to extend. The Oakley Property recognizes revenues from the lease for the fixed portion of its monthly rental payments on a straight-line basis over the noncancelable lease term. Straight-line rental revenue commenced when the tenant assumed control of the property on September 15, 2020.

Property taxes and insurance costs paid by the Oakley Property are subject to reimbursement from the tenant pursuant to the lease agreement. The Oakley Property recognizes these reimbursements as rental revenues in the statement of revenues and certain operating expenses in the same period that the related expenses are incurred.

The Oakley Property

Notes to the Statement of Revenues and Certain Operating Expenses

Collectability of tenant payments is assessed by evaluating the payment history and creditworthiness of the tenant as well as any new market developments and relevant current economic factors.

Concentrations of Credit Risk

Revenues of the Oakley Property are attributed 100% to the operations associated with the lease agreement with Amazon.com Services LLC, which operates a delivery station at this property.

Certain Operating Expenses

Certain operating expenses of the Oakley Property include property taxes and insurance costs which are recognized in the period the expenses are incurred.

Note 3—Leases

The following table summarizes the amounts reported in rental revenues in the accompanying statement of revenues and certain operating expenses for the period from lease inception, September 15, 2020, through December 31, 2020.

Rental revenues from fixed lease payments	$1,061,160
Rental revenues from variable lease payments	22,611

Total rental revenues	$1,083,771

The annual future minimum lease payments to be received under the existing tenant operating lease as of December 31, 2020, were as follows:

2021	$3,241,883
2022	3,306,720
2023	3,372,854
2024	3,440,312
2025	3,509,118
Thereafter	25,586,774

Total minimum scheduled lease payments due from tenant	$42,457,661

Note 4—Commitments and Contingencies

The Oakley Property may be subject to legal claims in the ordinary course of business. As of December 31, 2020, management is not aware of any legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on the Oakley Property’s results of operations, financial condition or cash flows, which would require accrual or disclosure of the contingency and possible range of loss.

Note 5—Subsequent Events

In preparing the accompanying statement of revenues and certain operating expenses for the period from lease inception, September 15, 2020, through December 31, 2020, management evaluated events and transactions that occurred through the date that the accompanying financial statement was available to be issued on March 12, 2021.

ROX Financial LP

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of managers of ROX Financial GP and members of ROX Financial LP

Opinion on the Financial Statement

We have audited the accompanying combined balance sheet of ROX Financial LP (the “Partnership”) as of March 31, 2021, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Partnership as of March 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit of the financial statement provides a reasonable basis for our opinion.

/s/ DELOITTE & TOUCHE LLP

New York, New York

June 28, 2021

We have served as the Partnership’s auditor since 2021.

ROX Financial LP

Combined Balance Sheet

March 31, 2021

Assets:
Cash	$300

Total assets	$300

Partners’ capital:
General partner	$—
Limited partner	300

Total partners’ capital	$300

See the accompanying notes to the combined balance sheet.

ROX Financial LP

Notes to Combined Balance Sheet

Note 1—Organization

ROX Financial LP (“ROX LP,” the “Company” or the “Registrant”) was organized as a Delaware series limited partnership on January 15, 2020. ROX Financial GP, LLC (“ROX GP”) serves as the general partner, and ROX Financial, Inc. (“RFI”) initially served as the organizational limited partner. As part of the initial formation transactions, RFI contributed $300 to the partnership in exchange for a limited partner interest.

ROX LP has been formed to facilitate public investment in individual commercial real estate properties with innovative securities. Each individual property will be held by a subsidiary owned by a separate series of limited partner interests (“Series”). Each Series the Registrant establishes is a separate Series and not itself a separate legal entity from the Registrant under Delaware law. As a Delaware series limited partnership, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series and any associated general partner, as provided under Delaware law.

ROX GP, as the general partner, has the sole authority for the management and control of ROX LP and each Series. The general partner interest does not include any rights to receive distributions from operations or upon the liquidation, winding-up or termination or dissolution, as applicable, of ROX LP or any Series. Shareholders of each Series have limited liability under the terms of the partnership agreement.

ROX LP intends for each Series to elect to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2021. ROX LP has no other business operations other than the Series and their subsidiaries.

On November 19, 2020, Series AMZL was created for the purpose of acquiring properties in which Amazon.com Services LLC would be the single tenant. A $100 contribution in ROX LP by RFI was allocated to Series AMZL on November 19, 2020 in exchange for the issuance of one share in Series AMZL to RFI. Prior to this, on November 16, 2020, the Company formed ROX AMZL Oakley CA LLC (the “Series AMZL subsidiary”) and this entity entered into a definitive agreement on November 19, 2020 to purchase a commercial real estate property in Oakley, California, which will be the initial property acquisition in the Series AMZL subsidiary.

On November 19, 2020, Series WALG was created for the purpose of acquiring a property in Miami, Florida. On June 2, 2021, this purchase agreement was terminated prior to closing on the acquisition. The Board and sole shareholder of such Series approved the termination of Series WALG on June 18, 2021.

On December 28, 2020, Series NKES was created for the purpose of acquiring a property in New York, New York. On June 23 , 2021, this purchase agreement was terminated by the Company prior to closing on the acquisition. The Board and sole shareholder of such Series had previously approved the termination of Series NKES on June 18, 2021, subject to the termination of the purchase agreement.

The Company intends to hold an initial public offering of Series AMZL shares (the “Offering”). Proceeds from the Offering will be allocated to Series AMZL, which will be contributed to the Series AMZL subsidiary and used to acquire 100% of the property from the unrelated third-party owner. The transactions contemplated by the purchase agreement described above will close concurrently with the completion of the Offering.

ROX Financial LP

Notes to Combined Balance Sheet

Note 2—Significant Accounting Policies

Basis of Presentation

The accompanying combined balance sheet includes the combined financial positions of each of the three Series of ROX LP that were active as of March 31, 2021. ROX GP manages each Series of ROX LP; and therefore, the Series are considered to be under common control and management. The combined balance sheets were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of management, all adjustments considered necessary for the fair presentation of the combined balance sheets have been included. There are no intercompany transactions that occur between ROX LP and the Series or the Series subsidiaries.

The accompanying combined balance sheet as of March 31, 2021 consists of the initial partnership investment of RFI in connection with the formations of ROX LP, each of the Series and the Series subsidiaries.

Offering Costs

In connection with the Offering, affiliates of the Company have or will incur legal, accounting, and related costs related to the Offering that will be paid by RPS Securities LLC (“RPS Securities”) and its affiliates, a related party advisory services provider. RPS Securities and its affiliates are solely responsible for bearing these offering costs in accordance with the services agreement. For bearing these offering costs, RPS Securities will receive a transaction advisory fee from the Company that is solely contingent upon the completion of the Offering. This fee will be capitalized and recorded as a reduction of partners’ capital on the Company’s combined balance sheet. The costs associated with the unconsummated offerings of Series WALG shares and Series NKES shares will be paid by RPS Securities as a result of the dissolution of these Series. See Note 5—Related Party Transactions for additional information about the services agreement with RPS Securities.

Underwriting Discounts and Commissions

In connection with the Offering, Series AMZL will incur underwriting discounts and commissions, which will be paid by Series AMZL. Such costs will be deducted from the proceeds of the Offering when it is consummated.

Note 3—Acquisitions

On November 19, 2020, the Series AMZL subsidiary entered into a definitive agreement to purchase a commercial real estate property located at 4000 Wilbur Avenue in Oakley, California for a minimum purchase price of $81 million. The property is leased to Amazon.com Services LLC for annualized lease payments of $3,225,754 subject to escalation and has an initial lease expiration date of September 30, 2032 with tenant options to extend. Series AMZL expects to complete this property acquisition through the funding to be provided upon completion of the Offering. Series AMZL intends for this transaction to be accounted for as an asset acquisition.

Note 4—Income Taxes

ROX LP intends to qualify as a non-entity for U.S. federal income tax purposes. ROX LP intends for each Series to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2021. The Company believes that each Series has been established and intends to operate in a manner that will enable it to meet the requirements for qualification and taxation as a REIT commencing with such taxable year. To qualify as a REIT, each Series must meet on a continuing basis, through its

ROX Financial LP

Notes to Combined Balance Sheet

organization and actual investment and operating results, various requirements under the Code relating to, among other things, the sources of its gross income, the composition and values of its assets, its distribution levels and the diversity of ownership of its shares. If any Series fails to qualify as a REIT in any taxable year and does not qualify for certain statutory relief provisions, it will be subject to U.S. federal corporate income tax and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which it failed to qualify as a REIT. Even if a Series qualifies for taxation as a REIT, it may be subject to certain U.S. federal, state, and local taxes on its income or property.

Note 5—Related Party Transactions

The Company entered into a services agreement with RPS Securities on November 19, 2020, which was subsequently terminated on January 22, 2021. The Company intends to enter into a new services agreement, the terms of which are yet to be finalized. As of March 31, 2021, the Company has not paid any fees to RPS Securities since the Company’s inception on January 15, 2020; and therefore, had no outstanding balance for fees payable to RPS Securities.

The Company entered into a license agreement with RFI on November 19, 2020. Pursuant to the license agreement, RFI has granted to ROX LP a nontransferable, nonexclusive and worldwide license, on a royalty-free and as-is basis, to use certain intellectual property.

The license agreement has an initial term of 10 years, that is automatically renewed for successive one-year periods thereafter unless notice of non-renewal is given at least 90 days prior to the end of the initial or any renewal term. The license agreement may be terminated at any time upon mutual consent of the parties or upon a material breach that is not cured 30 days after notice thereof. Upon termination, all rights of the Company in the applicable intellectual property shall terminate and the Company shall discontinue the use thereof. There are no fees to be paid by the Company related to the agreement.

Series AMZL is responsible for reimbursing RFI for the real estate transaction costs incurred to purchase the Oakley, California property upon closing of the acquisition. As of March 31, 2021, the Company estimates the total of these real estate transaction costs will be approximately $600,000. As of March 31, 2021, RFI has paid $44,578 of these costs on behalf of Series AMZL. The real estate transaction costs incurred in connection with the unconsummated property acquisitions by Series WALG and Series NKES will be the responsibility of RFI.

Note 6—Subsequent Events

On June 2, 2021, a purchase agreement for Series WALG to acquire a property in Miami, Florida was terminated. On June 23, 2021, a purchase agreement for Series NKES to acquire a property in New York, New York was terminated. The Board and sole shareholder of such Series approved the termination of Series WALG and Series NKES on June 18, 2021, subject to the termination of the Series NKES purchase agreement, and their applicable subsidiaries were dissolved and certificates of cancellation were filed in Delaware on June 14, 2021, in conjunction with the terminations above. Neither the Company nor any Series is required to bear any of the costs associated with the unconsummated transactions of these Series.

In preparing this audited combined balance sheet, the Company has evaluated events and transactions for recognition or disclosure through June 28, 2021, the date the combined balance sheet was issued.

Appendix A

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

ROX FINANCIAL LP

July 16, 2021

-i-

(continued)

-ii-

(continued)

-iii-

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

ROX FINANCIAL LP

This Second Amended and Restated Agreement of Limited Partnership of ROX Financial LP, dated as of July 16, 2021, is entered into by and between ROX Financial GP LLC, a Delaware limited liability company, as the General Partner (as defined below), and ROX Financial Inc., a Delaware corporation, as the Organizational Limited Partner (as defined below), together with any other Persons who become Partners in the Partnership or parties hereto as provided herein.

WHEREAS, the Partnership was formed as a limited partnership pursuant to (i) the filing of the Certificate of Limited Partnership on January 15, 2020, with the Secretary of State of the State of Delaware, and (ii) the execution and delivery of that certain Agreement of Limited Partnership of the Partnership dated as of January 15, 2020 (the “Initial Agreement”);

WHEREAS, the General Partner and the Organizational Limited Partner amended the Initial Agreement in its entirety by entering into an Amended and Restated Agreement of Limited Partnership, dated November 19, 2020 (the “Amended Agreement”);

WHEREAS, the General Partner and the Organizational Limited Partner desire to amend and restate the Amended Agreement in its entirety;

NOW, THEREFORE, the Amended Agreement is amended and restated in its entirety in the form of this Agreement (as defined below) and in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Person in question.

“Affiliated Group” means two or more Persons that with or through any of their respective Affiliates or Associates have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power over or disposing of any Shares with any other Person that Beneficially Owns, or whose Affiliates or Associates Beneficially Own, directly or indirectly, Shares.

“Agreement” means this Second Amended and Restated Agreement of Limited Partnership of ROX Financial LP, as it may be amended, supplemented or restated from time to time, including all Series Designations.

“Associate” means, when used to indicate a relationship with any Person: (a) any corporation or organization of which such Person is a director, manager, officer, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class or series of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Bad Faith” means, with respect to any determination, action or omission of any Person, board or committee, that such Person, board or committee reached such determination, or engaged in or failed to engage in such act or omission, with the belief that such determination, action or omission was opposed to the interest of the Partnership or the applicable Series.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The term “Beneficially Owns” has a corresponding meaning.

“Beneficial Tax Ownership” means ownership of Shares of a Series by a Person, whether held directly or indirectly (including by a nominee), and shall include Shares that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and Section 856(h)(3) of the Code. The terms “Beneficial Tax Owner,” “Beneficially Own For Tax Purposes” and “Beneficially Owned For Tax Purposes” shall have the correlative meanings.

“Board” means the board of managers of the General Partner, which board shall always have at least a majority of its members that meet the standards set forth in clause (d) of the definition of “Conflicts Committee” in this Agreement.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware on January 15, 2020, as such may be amended, supplemented or restated from time to time in accordance with this Agreement.

“Certificate” means a certificate in such form (including in global form if permitted by applicable rules and regulations) as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Shares of a Series.

“Charitable Beneficiary” means one or more beneficiaries of the Trust as determined pursuant to Section 4.8(l)(iv); provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Closing Price” means, in respect of any Shares of a Series, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal National Securities Exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such Shares, or, if on any such day such Shares are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Shares selected by the General Partner, or if on any such day no market maker is making a market in such Shares, the Fair Value of such Shares on such day.

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time, and any successor law thereto. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the United States Securities and Exchange Commission.

“Conflicts Committee” means a committee of the Board composed entirely of one or more managers, each of whom is determined by the Board after reasonable inquiry: (a) to not be an officer or employee of the General Partner; (b) to not be an officer or employee of any Affiliate of the General Partner or a director of any Affiliate of the General Partner (other than any Group Member); (c) to not be a holder of any ownership interest in the General Partner or any of its Affiliates, including any Group Member, that would be likely to have an adverse impact on the ability of such director to act in an independent manner with respect to the matter submitted to a Conflicts Committee; and (d) to be independent under the independence standards for directors who serve on an audit committee of a Board established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which Shares are listed or admitted to trading.

“Constructive Tax Ownership” means ownership of Shares of a Series by a Person, whether held directly or indirectly (including by a nominee), and shall include Shares that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Tax Owner,” “Constructively Own For Tax Purposes” and “Constructively Owned For Tax Purposes” shall have the correlative meanings.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person (which, for the avoidance of doubt, includes a general partner of a partnership), whether through ownership of voting securities, by contract or otherwise, and, with respect to a Shareholder, within the meaning of Section 17-303(a) of the Delaware Act.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal of such former General Partner pursuant to Section 11.1.

“Event of Withdrawal” is defined in Section 11.1(a).

“Excepted Holder” means any Person for whom an Excepted Holder Limit is created by the General Partner pursuant to Section 4.8(i).

“Excepted Holder Limit” means, provided that the applicable Excepted Holder agrees to comply with any requirements established by the General Partner pursuant to Section 4.8(i) and subject to adjustment pursuant to Section 4.8(j), the percentage limit established by the General Partner pursuant to Section 4.8(i), which limit may be expressed, in the discretion of the General Partner, as one or more percentages and/or number of Shares of the applicable Series.

“Fair Value” means, with respect to any Share or other asset, the fair market value of such Share or other asset that would be obtained in an arms’ length negotiated transaction between an informed and willing purchaser under no compulsion to purchase and an informed and willing seller under no compulsion to sell as determined by the General Partner in Good Faith.

“General Partner” means ROX Financial GP LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership and as general partner associated with each Series, in its capacities as general partner of the Partnership and as a general partner associated with each Series (except, in either case, as the context otherwise requires). To the extent applicable and the context requires, the term “General Partner” may also include any Person that is admitted to the Partnership solely as a general partner associated with a particular Series, in its capacity as a general partner associated with that Series.

“General Partner Interest” means the non-economic management interest of the General Partner in the Partnership and in each associated Series, which includes any and all rights, powers and benefits to which the General Partner is entitled as provided in this Agreement and the Delaware Act, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement. The General Partner Interest does not include any rights to receive distributions from operations or upon the dissolution, winding-up or termination of the Partnership or any Series. To the extent applicable and the context requires, the term “General Partner Interest” may also include the non-economic management interest of a General Partner that is associated only with a particular Series in that Series, which includes any and all rights, powers and benefits to which the General Partner is entitled as provided in this Agreement and the Delaware Act, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

“Good Faith” means, with respect to any determination, action or omission, of any Person, board or committee, that such Person, board or committee reached such determination, or engaged in or failed to engage in such act or omission, with the belief that such determination, action or omission was not opposed to the interest of the Partnership or a relevant Series.

“Group Member” means a member of the Partnership Group.

“Group Member Agreement” means the partnership agreement of any Group Member or Series Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member or Series Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member or Series Member that is a corporation and the governing or organizational or similar documents of any other Group Member or Series Member that is a Person other than a limited or general partnership, limited liability company or corporation, as such may be amended, supplemented or restated from time to time.

“Indemnitee” means: (a) any General Partner; (b) any Departing General Partner; (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner; (d) any Person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of any Group Member, a General Partner, any Departing General Partner or any of their respective Affiliates; (e) any Person who is or was serving at the request of a General Partner, any Departing General Partner or any of their respective Affiliates as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another Person owing a fiduciary or similar duty to any Group Member; except that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; (f) any Person who Controls a General Partner or Departing General Partner; (g) the Partnership, in the context of any claim against a member of a Series Group which claim also includes the Partnership, and (h) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement because such Person’s service, status or relationship exposes such Person to potential claims, demands, actions, suits or proceedings relating to the Partnership Group’s or a Series Group’s respective businesses and affairs; provided, however, that, for the avoidance of doubt, the term Indemnitee as used in this Agreement shall not impact the meaning or operation of such term in any other contract to which the Partnership is or may be or become a party.

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that, except as set forth in Section 856(h)(3)(A)(ii) of the Code, a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“Intermediate Person” has the meaning set forth in the definition of Subsidiary.

“Liquidation Date” means in the case of any event giving rise to the dissolution of the Partnership or termination or dissolution, as applicable, of a Series in accordance with Section 12.1 or Section 12.2, respectively, the date on which such event occurs.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.4 as liquidating trustee of the Partnership or a Series within the meaning of the Delaware Act.

“Merger Agreement” is defined in Section 14.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act (or any successor to such Section) and any other securities exchange (whether or not registered with the Commission under Section 6(a) (or successor to such Section) of the Securities Exchange Act) that the General Partner shall designate as a “National Securities Exchange” for purposes of this Agreement.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or to the General Partner or any of its Affiliates) acceptable to the General Partner.

“Organizational Limited Partner” means ROX Financial Inc., in its capacity as the organizational limited partner of the Partnership or the initial limited partner of any Series pursuant to this Agreement.

“Outstanding” means with respect to any Shares that are issued by the Partnership with respect to a Series, such Shares that are reflected as outstanding on the Partnership’s books and records as of the date of determination.

“Partner” means the General Partner or Shareholder.

“Partners” means, collectively, the General Partner, the Organizational Limited Partner and the Shareholders, so long as they are partners of the Partnership.

“Partnership” means ROX Financial LP, a Delaware limited partnership.

“Partnership Group” means, collectively, the Partnership (including all Series) and the Subsidiaries of each Series.

“Percentage Interest” means as of any date of determination: (a) as to any Shareholder with respect to Shares of a specific Series, the quotient obtained by dividing (x) the number of Outstanding Shares of that Series held by such Shareholder by (y) the total number of Outstanding Shares of that Series; or (b) as to the General Partner, zero.

“Person” means an Individual, corporation, partnership, limited liability company, estate, trust, association, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

“Prohibited Owner” means, with respect to any purported Tax Transfer, any Person who, but for the provisions of Section 4.8(a), would Beneficially Own For Tax Purposes or Constructively Own For Tax Purposes Shares of a Series in violation of the provisions of Section 4.8(a), and, if appropriate in the context, shall also mean any Person who would have been the Series Record Holder of the Shares that the Prohibited Owner would have so owned.

“Pro Rata” means when used with respect to Shares of a specific Series, apportioned among all designated Shares of that Series in accordance with their relative Percentage Interests as calculated pursuant to clause (a) of the definition thereof.

“Quarter” means, as the context requires, a fiscal quarter of the Partnership or a Series, or, with respect to the fiscal quarter of a Series in which a Series Closing Date occurs with respect to that Series, the portion of such fiscal quarter after that Series Closing Date.

“REIT” means a “real estate investment trust” under Sections 856 through 860 of the Code.

“RPS” is defined in Section 7.4.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Series” means a specified series of Shares issued by the Partnership pursuant to Section 5.4 and Section 5.5 with the designations, preferences, rights, powers and duties set forth in the applicable Series Designation, with each such series having a different business purpose or investment objective.

“Series Certificate” means, with respect to a Series that is a registered series, the certificate of registered series of that Series as filed with the Secretary of State of the State of Delaware in accordance with Section 17-221 of the Delaware Act.

“Series Closing Date” means, with respect to a Series, the first date on which Shares of that Series are issued by the Partnership to a Shareholder that is not the Organizational Limited Partner.

“Series Designation” means, with respect to a Series, a schedule annexed to this Agreement and made a part hereof approved by the Board in accordance with Section 5.4 that includes, as applicable and as determined by the Board: (a) a name or names under which the business and affairs of that Series may be conducted; (b) whether that Series is a “protected series” in accordance with Section 17-218 of the Delaware Act or a “registered series” in accordance with Section 17-221 of the Delaware Act or any other provisions required by the Delaware Act; (c) the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Shares of that Series and the Shareholders associated therewith (to the extent such terms differ from those set forth in this Agreement); (d) the designation of the Subsidiaries and Series Property from which that Series will derive its economic benefits; (e) specific provisions governing the rights of that Series against a Shareholder associated with that Series who fails to comply with the applicable provisions of this Agreement; and (f) any other provisions applicable to that Series as determined by the Board (including such provisions as are described in Section 5.5(b)).

“Series Group” means, with respect to a specific Series, collectively, that Series together with any Subsidiaries owned by that Series.

“Series Liabilities” has the meaning set forth in Section 5.4(d).

“Series Majority” means, with respect to a Series, a Percentage Interest in excess of fifty percent (50%) of the Outstanding Shares of that Series.

“Series Member” means, with respect to a Series, a member of the Series Group.

“Series Ownership Limit” means, with respect to any Series, nine and eight-tenths percent (9.8%) (or such other percentage determined by the General Partner in accordance with Section 4.8(j)) of the total Outstanding Shares of such Series (determined based on the value or number of Shares of such Series, whichever is more restrictive).

“Series Property” has the meaning set forth in Section 5.4(c).

“Series Record Date” means, with respect to a Series, the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Shareholders entitled to notice of, or to vote at, any meeting of that Series or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of relevant Shareholders, or (b) the identity of Shareholders entitled to receive any report or distribution or to participate in any offer addressed to the relevant Shareholders.

“Series Record Holder” means, with respect to a Series and a particular Business Day, a Person in whose name a Share of that Series is registered on the books of the Transfer Agent as of the closing of business on that particular Business Day.

“Series REIT Election Termination Date” has the meaning set forth in Section 9.3.

“Series Restriction Termination Date” means, with respect to a Series, the earlier to occur of (i) the Series REIT Election Termination Date of that Series, or (ii) the date on which the General Partner determines that compliance with any restriction or limitation on Share ownership and transfers set forth in Section 4.8 is no longer required for REIT qualification of that Series.

“Series Special Limited Partner” means, with respect to a Series, a Person who holds a Series Special Limited Partner Interest who shall be a limited partner associated with the applicable Series with only the rights and obligations as set forth in the applicable Series Designation and shall not have any rights or obligations of a Shareholder as set forth in this Agreement.

“Series Special Limited Partner Interest” means the limited partner interest in the Partnership associated with the applicable Series pursuant to the Series Designation for that Series held by a Series Special Limited Partner.

“Share” means a limited partner interest in the Partnership and associated with a specific Series, having the rights and obligations specified in this Agreement.

“Shareholder” means, with respect to a Series, each Series Record Holder of that Series, in its capacity as a limited partner of the Partnership associated with such Series.

“Share Majority” means a Series Majority of every Series.

“Special Approval” means approval by a majority of the members of a Conflicts Committee or, if that Conflicts Committee has only one member, the sole member of that Conflicts Committee.

“Subsidiary” means, with respect to any Person:

(a) a corporation of which more than 50% of the voting power of shares or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other similar governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more intermediate other Persons that meet the requirements of any sub-paragraph (a), (b) or (c) of this definition with respect to such first-mentioned Person (each an “Intermediate Person”) or a combination thereof;

(b) a partnership (whether general or limited) or limited liability company in which such Person or any other Intermediate Person is, at the date of determination, a general partner of such partnership or managing member or manager (or has the right to appoint all of the managers) of such limited liability company, but only if such first-mentioned Person, directly or by one or more Intermediate Persons, or a combination thereof, Controls such partnership or limited liability company on the date of determination;

(c) any other Person in which such first-mentioned Person, one or more Intermediate Persons of such first-mentioned Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) a majority equity ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other similar governing body of such other Person; and

(d) any other Person in which such first-mentioned Person, or one or more Intermediate Persons of such first-mentioned Person, or a combination thereof, directly or indirectly, at the date of determination, has:

(i) less than a majority ownership interest or

(ii) less than the power to elect or direct the election of a majority of the directors or other similar governing body of such other Person, provided that:

(1) such first-mentioned Person, one or more Intermediate Persons of such first-mentioned Person, or a combination thereof, directly or indirectly, at the date of the determination, has at least a 10% ownership interest in such other Person;

(2) such first-mentioned Person accounts for such other Person (under U.S. GAAP, as in effect on the later of the date of investment in such other Person or material expansion of the operations of such other Person) on a consolidated or equity accounting basis;

(3) such first-mentioned Person has, directly or indirectly, material negative Control rights regarding such other Person including over such other Person’s ability to materially expand its operations beyond that contemplated at the date of investment in such other Person; and

(4) such other Person is (A) formed and maintained for the purpose of developing or owning one or more operating assets, and (B) obligated under its constituent documents, or as a result of agreement of its owners on an ongoing basis, to distribute to its owners all of its cash on a Quarterly basis (less any cash reserves that are approved by such Person).

“Surviving Business Entity” is defined in Section 14.2(b)(ii).

“Tax Transfer” means, with respect to any Share, any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or change its Beneficial Tax Ownership or Constructive Tax Ownership of that Share or the right to vote or receive distributions on that Share, or any agreement to take any such actions or cause any such events, including, without limitation: (a) a change in the relationship of two or more Persons that causes a change in Beneficial Tax Ownership or Constructive Tax Ownership of that Share by application of relevant sections of the Code; (b) the granting or exercise of any option or warrant (or any disposition of any option or warrant) or similar right to acquire that Share; (c) any disposition of any securities or rights convertible into or exchangeable for that Share or any interest in that Share or any exercise of any such conversion or exchange right; and (d) any issuance, sale, transfer, gift, assignment, devise or other disposition of interests in other entities that result in changes in Beneficial Tax Ownership or Constructive Tax Ownership of that Share; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned For Tax Purposes or Beneficially Owned For Tax Purposes and whether by operation of law or otherwise. The term “Tax Transferee” shall have the correlative meaning.

“transfer” is defined in Section 4.4(a). The lower-case terms “transferring,” “transferred” and “transferee” shall have the correlative meanings.

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as may be appointed from time to time by the General Partner to act as registrar and transfer agent for any Series; provided, that if no Transfer Agent is specifically designated for any Series, the General Partner shall act in such capacity.

“Trust” means any trust for the exclusive benefit of one or more Charitable Beneficiaries, as provided for in Section 4.8(b) and Section 4.8(l).

“Trustee” means the Person unaffiliated with the Partnership, any Series and any Prohibited Owner that is appointed by the General Partner to serve as trustee of a Trust.

“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

“Unrestricted Person” means (a) each Indemnitee, (b) each Shareholder, (c) each Person who is or was a member, partner, director, manager, officer, employee or agent of any Group Member, Series Member, General Partner or any Departing General Partner or any Affiliate of any Group Member, Series Member, a General Partner or any Departing General Partner and (d) any Person the General Partner designates as an “Unrestricted Person” for purposes of this Agreement.

Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation;” and (d) the terms “hereof”, “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. To the fullest extent permitted by law, the General Partner has the power to construe and interpret this Agreement and to act upon any such construction or interpretation, and any construction or interpretation of this Agreement by the General Partner and any action taken pursuant thereto and any determination made by the General Partner in Good Faith shall, in each case, be conclusive and binding on all Series Record Holders and all other Persons for all purposes.

ARTICLE II

ORGANIZATION

Section 2.1 Formation. The General Partner and the Organizational Limited Partner have executed this Agreement to continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership (including each Series) shall be governed by the Delaware Act.

Section 2.2 Name. The name of the Partnership shall be “ROX FINANCIAL LP.” The name of each Series shall be as set forth in the applicable Series Designation and Series Certificate. Subject to applicable law, the Partnership’s or a Series’ business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words “Limited Partnership,” “LP,” “Ltd.” or similar words or letters shall be included in the Partnership’s or a Series’ name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may amend this Agreement, the Certificate of Limited Partnership and any applicable Series Designation and Series Certificate to change the name of the Partnership or a Series at any time and from time to time and shall notify the Shareholders as a whole, or of such Series, as applicable, of such change in the next regular communication to the relevant Shareholders.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership or a Series, as applicable, in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership and each Series shall be located at 7 World Trade Center, 250 Greenwich Street, 10th Floor, New York, New York 10007, or such other place as the General Partner may from time to time designate by notice to the relevant Shareholders. The Partnership or any Series may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate. The address of the General Partner shall be 7 World Trade Center, 250 Greenwich Street, 10th Floor, New York, New York 10007, or such other place as the General Partner may from time to time designate by notice to the Shareholders.

Section 2.4 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership or any Series (except as otherwise provided in its Series Designation) shall be to: (a) engage directly in, or enter into or form, hold and dispose of any corporation, association, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner, in Good Faith, and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act or series thereof and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership and each Series; and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve, and may, in its sole discretion, decline (and in declining to so propose or approve, shall not be required to act in Good Faith or pursuant to any other standard imposed by this Agreement), to propose or approve, the conduct by the Partnership or any Series of any business.

Section 2.5 Powers. The Partnership and each Series shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership or such Series, as applicable.

Section 2.6 Term. The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of each Series shall commence upon the effective date of the Series Designation establishing such Series, as provided in Section 5.4 (and if such Series is a “registered series” in accordance with Section 17-221 of the Delaware Act, the filing of the applicable Series Certificate in accordance with the Delaware Act), and shall continue until that Series is terminated or dissolved (as applicable) and wound up, in accordance with the provisions of Article XII (and if a “registered series” until the cancellation of the Series Certificate as provided in the Delaware Act). The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act. No Series shall be a separate legal entity, except for U.S. federal income tax and state and local tax purposes, as applicable.

Section 2.7 Title to Assets. Title to Series Property, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the applicable Series, and no Partner, individually or collectively, shall have any ownership interest in such assets or any portion thereof. Title to any or all of the assets of a Series may be held in the name of the Series, the Partnership, the General Partner, one or more of Affiliates of the General Partner or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any assets of a Series for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the applicable Series in accordance with the provisions of this Agreement. The General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the applicable Series impracticable) to be vested in a Series or one or more of the Partnership’s designated Affiliates as soon as reasonably practicable. All assets of a Series shall be recorded as the property of the Series in the Partnership’s books and records, irrespective of the name in which record title to such assets of a Series is held.

ARTICLE III

RIGHTS OF SHARE HOLDERS

Section 3.1 Limitation of Liability. The Shareholders shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 3.2 Management of Business. No Shareholder, in its capacity as such, shall participate in the operation, management or Control of the Partnership’s or a Series’ business, transact any business in the Partnership’s or a Series’ name or have the power to sign documents for or otherwise bind the Partnership or a Series. To the fullest extent permitted by law, no action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, including in connection with the discharge of its or their obligations under any other agreement to which the Partnership or a Series may be a party, shall be considered participating in the Control of the business of the Partnership or a Series by a Shareholder nor shall any such action affect, impair or eliminate the limitations on the liability of the Shareholders under this Agreement. Similarly, neither the appointment by an Affiliate of the General Partner of any director, manager or officer of the General Partner nor the lawful exercise by the direct or indirect parent company of the General Partner of its rights as a direct or indirect equity owner of the General Partner shall be considered participating in the Control of the business of the Partnership or a Series by a Shareholder.

Section 3.3 Outside Activities of the Shareholders. Subject to the provisions of Section 7.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Shareholders, each Shareholder shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with any Group Member. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Shareholder.

Section 3.4 Rights of Shareholders.

(a) Each Shareholder shall have the right, for a purpose that is reasonably related, as determined by the General Partner, to such Person’s interest as a Shareholder in a particular Series, upon reasonable written demand stating the purpose of such demand and at such Shareholder’s own expense, to obtain from the General Partner the following information (to the extent necessary and essential for such purpose):

(i) true and full information regarding the status of the business and financial condition of the Series of which the Shareholder is a holder, and, if relevant, the Partnership, to be satisfied by the delivery of either (A) the Partnership’s most recent filings with the Commission on Form 10-K and any subsequent filings on Forms 10-Q and 8-K, or (B) if the Partnership is not subject to the reporting requirements of the Securities Exchange Act, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor rule or regulation under the Securities Act) with respect to the Series of which the Shareholder is a holder (provided that the foregoing materials shall be deemed to be available to a Shareholder in satisfaction of the requirements of this Section 3.4(a)(i) if posted on or accessible through the Partnership’s or the Commission’s website);

(ii) a current list of the name and last known business, residence or mailing address of each Series Record Holder of the Series of which the Shareholder is a holder if the purpose relates to a specific Series or each Series Record Holder of all Series of the Partnership if the purpose relates to the Partnership as a whole;

(iii) a copy of this Agreement, the Certificate of Limited Partnership (and if the Series of which such Shareholder is a holder is a “registered series” in accordance with Section 17-221 of the Delaware Act, the applicable Series Certificate) and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership, the applicable Series Certificate and all amendments thereto have been executed;

(iv) true and full information regarding the amount of cash and a description and statement of the agreed value of any other Series Property or services contributed by each Series Record Holder in the applicable Series of which the Shareholder is a holder and which each Series Record Holder in the applicable Series has agreed to contribute in the future, and the date on which each became a Series Record Holder; and

(v) other information regarding the affairs of the Partnership or the relevant Series as is just and reasonable.

(b) The rights pursuant to Section 3.4(a) are meant to clarify, by taking into account the specifics of this Partnership, the rights to information provided for in Section 17-305(a) of the Delaware Act and each of the Shareholders, each other Person who acquires an interest in a Share and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have any rights as Shareholders to receive any information either pursuant to Section 17-305(a) of the Delaware Act or otherwise except for the information identified in Section 3.4(a).

(c) The General Partner may keep confidential from the Shareholders, for such period of time as the General Partner deems reasonable: (i) any information that the General Partner reasonably believes to be in the nature of trade secrets; or (ii) other information the disclosure of which the General Partner believes (1) is not in the best interests of the Partnership Group or a Series Group, (2) could damage the Partnership Group or a Series Group or their respective businesses or (3) that any Group Member or Series Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

(d) Notwithstanding any other provision of this Agreement or Section 17-305 of the Delaware Act, each Shareholder, each other Person or Affiliated Group who acquires an interest in a Share and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Partnership or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Partnership or any Indemnitee relating to the affairs of the Partnership, except pursuant to the applicable rules of discovery relating to litigation commenced by such Person or Affiliated Group.

ARTICLE IV

CERTIFICATES; SERIES RECORD HOLDERS; TRANSFER OF SHARES;

REDEMPTION OF SHARES

Section 4.1 Certificates. Upon the issuance of Shares by the Partnership to any Series Record Holder, the Partnership may issue one or more Certificates in the name of such Series Record Holder, evidencing the number of such Shares being issued. Any Certificates that are issued shall be executed by the Chief Executive Officer, President or any Vice President and the Chief Financial Officer, Chief Legal Officer, Secretary or any Assistant Secretary, or other authorized officer of the General Partner, and shall bear the legend set forth in Section 4.7(c) and Section 4.8(k). The signatures of such officers upon a Certificate may, to the extent permitted by law, be facsimiles. In case any officer who has signed or whose signature has been placed upon such Certificate shall have ceased to be such officer before such Certificate is issued, it may be issued by the Partnership with the same effect as if he or she were such officer at the date of its issuance. If the General Partner elects to cause the Partnership to issue Shares in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Shares have been duly registered in accordance with the directions of the General Partner. With respect to any Shares that are represented by physical certificates, the General Partner may determine that such Shares will no longer be represented by physical certificates and may, upon written notice to the holders of such Shares and subject to applicable law, take whatever actions it deems necessary or appropriate to cause such Shares to be registered in book entry or global form and may cause such physical certificates to be cancelled or deemed cancelled.

Section 4.2 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Shares as the Certificate so surrendered.

(b) The appropriate officers of the General Partner on behalf of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Series Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the General Partner or the Transfer Agent.

If a Shareholder fails to notify the General Partner within a reasonable period of time after such Shareholder has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by such Certificate is registered before the General Partner or the Transfer Agent receives such notification, to the fullest extent permitted by law, the Shareholder shall be precluded from making any claim against the Partnership, any Series, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c) As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3 Series Record Holders. The Partnership, each Series and the General Partner shall be entitled to recognize the Series Record Holder as the Shareholder with respect to any Share and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Share on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Partnership and the applicable Series on the one hand, and such other Person on the other, such representative Person shall be: (a) the Series Record Holder of such Share and a Shareholder for all purposes of this Agreement; and (b) deemed to be aware of all provisions of this Agreement, bound by this Agreement and deemed to have the rights and obligations of a Shareholder hereunder as, and to the extent, provided herein.

Section 4.4 Transfer Generally.

(a) The uncapitalized term “transfer,” when used in this Agreement with respect to a Share, shall mean a transaction by which the Shareholder assigns such Share to another Person who is or becomes a Shareholder, and: (i) includes a sale, assignment, gift, exchange or any other disposition of such Share by law or otherwise;

(ii) excludes a pledge, encumbrance, hypothecation or mortgage but includes any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage; and (iii) for the avoidance of doubt, excludes a sale, assignment, gift, exchange or any other disposition of any or all of the equity interests in such Shareholder.

(b) No Share shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Share not made in accordance with this Article IV shall be, to the fullest extent permitted by law, null and void.

Section 4.5 Registration and Transfer of Shares.

(a) The General Partner shall cause the Transfer Agent to keep on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Shares on a Series basis.

(b) The Partnership shall not recognize any transfer of Shares evidenced by Certificates until the endorsed Certificates evidencing such Shares are surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto. Upon surrender of a Certificate for registration of transfer of any Shares evidenced by a Certificate, and subject to the provisions hereof, the appropriate officers of the General Partner on behalf of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Certificates evidencing Shares, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as was evidenced by the Certificate so surrendered.

(c) By acceptance of the transfer of any Shares in accordance with this Section 4.5 and except as provided in Section 4.8, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) acknowledges and agrees to the provisions of Section 10.1(a).

(d) Shares shall be freely transferable subject to: (i) the foregoing provisions of this Section 4.5; (ii) Section 4.3; (iii) Section 4.7; (iv) Section 4.8; (v) with respect to any Series, the provisions of any Series Designation; (vi) any contractual provisions binding on any Shareholder; and (vii) provisions of applicable law including the Securities Act.

Section 4.6 Transfer of the General Partner’s General Partner Interest.

(a) Subject to Section 4.6(b), the General Partner may in its sole discretion transfer all or any part of its General Partner Interest without approval from any Shareholder or any other Person.

(b) Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless: (i) the transferee agrees in writing to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement (in both cases, to the extent of the portion of the General Partner Interest transferred); (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability under the Delaware Act of any Shareholder or any Series so affected; and (iii) such transferee also agrees to the transfer of all (or the appropriate portion thereof, if applicable) of the partnership or limited liability company interest held by the General Partner as the general partner or managing member, if any, of each other Group Member or Series Member, as applicable. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership and each Series as the General Partner, with respect solely to the portion of the General Partner Interest transferred, effective immediately prior to the transfer of that portion of the General Partner Interest, and the business of the Partnership and all Series shall continue without dissolution or termination, as applicable.

Section 4.7 Restrictions on Transfers.

(a) Notwithstanding the other provisions of this Article IV, no transfer of any Shares shall be made if such transfer would violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer.

(b) Nothing contained in this Agreement, other than Section 4.7(a), shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed or admitted to trading.

(c) Each Certificate evidencing any Shares shall bear a conspicuous legend in substantially the following form:

“THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF ROX FINANCIAL LP (THE “PARTNERSHIP”) (INCLUDING EACH SERIES THEREOF) THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP, AS AMENDED) WOULD VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP, AS AMENDED, OR THE APPLICABLE SERIES DESIGNATION ANNEXED THERETO. COPIES OF SUCH AGREEMENT AND SERIES DESIGNATION MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER OF THE PARTNERSHIP AT THE PRINCIPAL EXECUTIVE OFFICES OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.”

Section 4.8 REIT Ownership Restrictions. The provisions in this Section 4.8 shall apply with respect to each Series electing to be taxed as a REIT, on a Series-by-Series basis, during the period commencing on the effective date of the REIT election and prior to the Series Restriction Termination Date for that Series. For the avoidance of doubt, if a Person holds Shares in multiple Series that are taxed as REITs, the provisions in this Section 4.8 shall apply to such Person with respect to each such Series, on a Series-by-Series basis, with the compliance of each Series evaluated independently.

(a) Subject to the introductory paragraph of this Section 4.8, the following restrictions shall apply to ownership of Shares and for Tax Transfers:

(i) Except as provided in Section 4.8(i), no Person, other than an Excepted Holder, shall acquire or otherwise hold Beneficial Tax Ownership or Constructive Tax Ownership of Shares in excess of the applicable Series Ownership Limit, and no Excepted Holder shall acquire or otherwise hold Beneficial Tax Ownership or Constructive Tax Ownership of Shares in excess of the applicable Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall acquire or otherwise hold Beneficial Tax Ownership or Constructive Tax Ownership of Shares to the extent that such Beneficial Tax Ownership or Constructive Tax Ownership could result in a Series being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, without limitation, Beneficial Tax Ownership or Constructive Tax Ownership of Shares that could cause the Series to Constructively Own For Tax Purposes an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Series from such tenant, taking into account any other income of the Series that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause the Series to fail to satisfy any of such gross income requirements).

(iii) Any Tax Transfer that, if effective, would result in the Shares of an applicable Series being beneficially owned by fewer than 100 Persons (“beneficial ownership” in this context determined under the principles of Section 856(a)(5) of the Code) shall, to the fullest extent permitted by law, be void ab initio as to the number of the Shares of such Series (rounded up to the nearest whole Share) that would otherwise be beneficially owned (“beneficial ownership” in this context determined under the principles of Section 856(a)(5) of the Code) by the intended Tax Transferee, and the intended Tax Transferee shall acquire no rights in such Shares of such Series.

(b) If any Tax Transfer of Shares (or other event) occurs which, if effective, would result in any Person holding Beneficial Tax Ownership or Constructive Tax Ownership of Shares in violation of Section 4.8(a)(i) or (ii):

(i) then that number of Shares the Beneficial Tax Ownership or Constructive Tax Ownership of which otherwise would cause such Person to violate Section 4.8(a)(i) or (ii) (rounded up to the nearest whole Share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 4.8(l), effective as of the close of business on the Business Day prior to the date of such Tax Transfer (or other event), and such Person shall acquire no rights in such Shares;

(ii) if the transfer to the Trust described in clause (i) of this Section 4.8(b) would not be effective for any reason to prevent the violation of Section 4.8(a)(i) or (ii), then the Tax Transfer of that number of Shares that otherwise would cause any Person to violate Section 4.8(a)(i) or (ii) shall, to the fullest extent permitted by law, be void ab initio, and the intended Tax Transferee shall acquire no rights in such Shares;

(iii) in determining which Shares are to be transferred to a Trust in accordance with this Section 4.8(b) and Section 4.8(l) hereof, Shares shall be so transferred to a Trust in such manner as minimizes the aggregate value of the Shares that are transferred to a Trust (except as provided in Section 4.8(g)) and, to the extent not inconsistent therewith, on a Pro Rata basis (unless otherwise determined by the General Partner in its sole and absolute discretion); and

(iv) to the extent that, upon a transfer of Shares pursuant to this Section 4.8(b), a violation of any provision of this Section 4.8 would nonetheless be continuing (for example where the ownership of Shares by a single Trust would violate the 100 shareholder requirement applicable to REITs), then Shares shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Section 4.8.

(c) If the General Partner shall at any time determine in Good Faith that a Tax Transfer or other event has taken place that results in a violation of Section 4.8(a) with respect to Shares, or that a Person intends to acquire or has attempted to acquire Beneficial Tax Ownership or Constructive Tax Ownership of any Shares in violation of Section 4.8(a) (whether or not such violation is intended), the General Partner shall take such action as it deems advisable to refuse to give effect to or to prevent such Tax Transfer or other event, including, but not limited to, causing the applicable Series to redeem Shares at Fair Value, refusing to give effect to such Tax Transfer pursuant to this Agreement or in the records of the applicable Series or the Partnership with respect to the applicable Series, or instituting proceedings to enjoin such Tax Transfer or other event; provided, however, that any Tax Transfer or attempted Tax Transfer or other event in violation of Section 4.8(a) shall automatically result in the transfer to the Trust(s) described above, and, where applicable, such violative Tax Transfer or other event shall, to the fullest extent permitted by law, be null and void ab initio as provided above irrespective of any action (or non-action) by the General Partner.

(d) Any Person who acquires or attempts or intends to acquire Beneficial Tax Ownership or Constructive Tax Ownership of Shares that will or may violate Section 4.8(a) or any Person who would have owned Shares that resulted in a transfer to the Trust(s) pursuant to the provisions of Section 4.8(b) shall immediately give written notice to the General Partner and the applicable Series of such event or, in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the General Partner and the applicable Series such other information as the General Partner or applicable Series may request to determine the effect, if any, of such Tax Transfer or other event on the Series’ status as a REIT.

(e) Subject to the introductory paragraph of this Section 4.8, the following information shall be supplied to the General Partner and each applicable Series:

(i) Each Person who is a direct owner, a Beneficial Tax Owner or a Constructive Tax Owner of Shares and each Person (including the Series Record Holder) who is holding Shares for another Person as direct owner, Beneficial Tax Owner or Constructive Tax Owner, shall promptly provide to the General Partner and the applicable Series such information as the General Partner or the applicable Series may request to determine such Series’ status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the applicable Series Ownership Limit.

(ii) Every owner of one-half percent or more (or such other percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares of a Series, within 30 days after the end of each taxable year, shall give written notice to the General Partner and the applicable Series stating the name and address of such owner, the number of Shares of such Series which such Person is the Beneficial Tax Owner of and a description of the manner in which such Shares are held. Each such owner shall promptly provide to the General Partner in writing such additional information as the General Partner may request to determine the effect, if any, of such Beneficial Tax Ownership on the Series’ qualification as a REIT and to ensure compliance with the applicable Series Ownership Limit.

(iii) Each Person who is a Beneficial Tax Owner or Constructive Tax Owner of Shares and each Person (including the Series Record Holder) who is holding Shares for a Beneficial Tax Owner or Constructive Tax Owner shall, on demand, provide to the General Partner and the applicable Series such information as the General Partner or applicable Series requests, in good faith, in order to determine such Series’ status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

(f) Nothing contained in this Section 4.8 shall limit the authority of the General Partner or any Series to take such other action as it deems necessary or advisable to protect any such Series’ status as a REIT or to assist the Partnership, any Series and any Shareholder in preserving any Series’ status as a REIT.

(g) In case of an ambiguity in the application of any of the provisions of this Section 4.8, or any definition contained in this Agreement, the General Partner shall have the power to determine the application of the provisions of this Section 4.8 or any such definition with respect to any situation based on the facts known to it. In the event Section 4.8 requires an action by the General Partner and this Agreement fails to provide specific guidance with respect to such action, the General Partner shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Section 4.8.

(h) Absent a decision to the contrary by the General Partner, in its sole and absolute discretion, if a Person would have (but for the remedies set forth in this Section 4.8) acquired Beneficial Tax Ownership or Constructive Tax Ownership of Shares in violation of Section 4.8(a), such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been actually owned by such Person, second to the Shares which, but for such remedies, would have been Beneficially Owned For Tax Purposes or Constructively Owned For Tax Purposes (but, in each case, not actually owned) by such Person, in each case Pro Rata among the applicable actual owners, owners who Beneficially Own For Tax Purposes and owners who Constructively

Own For Tax Purposes, as the case may be. For the avoidance of doubt, this Section 4.8(h) relates only to the order in which remedies available under Section 4.8 shall be applied (to the extent applicable), and may not be construed to restrict or otherwise modify the scope of the remedies available.

(i) Subject to Section 4.8(a)(ii), the General Partner, in its sole and absolute discretion, may exempt (prospectively or retroactively) a Person from a Series Ownership Limit, and may establish or increase an Excepted Holder Limit for such Person, if: (i) the General Partner obtains such representations and undertakings from such Person as are reasonably necessary for the General Partner to ascertain that no Individual’s Beneficial Tax Ownership or Constructive Tax Ownership of such Shares will violate Section 4.8(a)(ii); (ii) such Person does not and represents that it will not Constructively Own For Tax Purposes an interest in a tenant of the Series (or a tenant of any entity owned or controlled by the Series) that would cause the Series to Constructively Own For Tax Purposes more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the General Partner obtains such representations and undertakings from such Person as the General Partner determines are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Series (or an entity owned or controlled by the Series) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that rent from such tenant would not adversely affect the Series’ ability to qualify as a REIT shall not be treated as a tenant of the Series); and (iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in this Section 4.8) will result in such Shares being automatically transferred to a Trust in accordance with Sections 4.8(b) and 4.8(l).

(1) Prior to granting any exception pursuant to this Section 4.8(i), the General Partner may require a ruling from the United States Internal Revenue Service, or an Opinion of Counsel, in either case in form and substance satisfactory to the General Partner in its sole discretion, as the General Partner may deem necessary or advisable to determine or ensure a Series’ qualification as a REIT. Notwithstanding the receipt of any ruling or Opinion of Counsel, the General Partner may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(2) Subject to Section 4.8(a)(ii), the General Partner may permit an underwriter or placement agent that participates in a public offering or a private placement of Shares of a Series (or securities convertible into or exchangeable for Shares of a Series) to Beneficially Own For Tax Purposes or Constructively Own For Tax Purposes Shares of such Series (or securities convertible into or exchangeable for Shares of such Series) in excess of the applicable Series Ownership Limit, but only to the extent necessary (and for such period of time as may be necessary) to facilitate such public offering or private placement.

(j) Subject to Section 4.8(a)(ii) and this Section 4.8(j), the General Partner may from time to time increase or decrease the Series Ownership Limit; provided, however, that any decreased Series Ownership Limit will not be effective for any Person whose Percentage Interest in an applicable Series is in excess of such decreased Series Ownership Limit until such time as such Person’s Percentage Interest in such Series equals or falls below the decreased Series Ownership Limit, but any further acquisition of Shares of such Series by any such Person (other than a Person for whom an exemption has been granted pursuant to Section 4.8(i) or an Excepted Holder) in excess of such Percentage Interest in such Series will be in violation of the applicable Series Ownership Limit and, provided further, that any increased or decreased Series Ownership Limit would not allow five or fewer Individuals, as determined under Section 856(h)(3)(A) of the Code (taking into account all the then Excepted Holders) to Beneficially Own For Tax Purposes or Constructively Own For Tax Purposes more than 49.9% in value of the outstanding Shares of such Series. Prior to increasing or decreasing the Series Ownership Limit, the General Partner may require such Opinions of Counsel, affidavits, undertakings or agreements, in any case in form and substance satisfactory to the General Partner, as it may deem necessary or advisable to determine or ensure the applicable Series’ qualification as a REIT. The General Partner may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time, or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of such limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the then-existing applicable Series Ownership Limit.

(k) Each certificate representing Shares of each applicable Series shall bear substantially the following legend, if certificated, or any written statement of information in lieu of a certificate delivered to a holder of uncertificated Shares of a Series shall bear substantially the following legend, in each case in addition to any other legends required by this Agreement, applicable law or otherwise deemed appropriate by the General Partner:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL TAX OWNERSHIP, CONSTRUCTIVE TAX OWNERSHIP AND TAX TRANSFER FOR THE PURPOSE OF THE MAINTENANCE AS A REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OF THE SERIES OF WHICH SUCH SHARES ARE PART. SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF ROX FINANCIAL LP, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “PARTNERSHIP AGREEMENT”): (A) NO PERSON MAY BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWN FOR TAX PURPOSES IN EXCESS OF A 9.8% INTEREST IN A SERIES (DETERMINED BASED ON THE VALUE OR NUMBER OF SHARES OF SUCH SERIES, WHICHEVER IS MORE RESTRICTIVE), UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE SUCH EXCEPTED HOLDER’S EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (B) NO PERSON MAY BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWN FOR TAX PURPOSES SHARES OF A SERIES THAT WOULD RESULT IN SUCH SERIES OF THE PARTNERSHIP BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THAT SERIES TO FAIL TO QUALIFY AS A REIT; AND (C) ANY TAX TRANSFER OF SHARES OF A SERIES THAT, IF EFFECTIVE, WOULD RESULT IN THE SHARES OF THAT SERIES BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (BENEFICIAL OWNERSHIP FOR THIS PURPOSE DETERMINED UNDER THE PRINCIPLES OF SECTION 856(a)(5) OF THE CODE), TO THE FULLEST EXTENT PERMITTED BY LAW, SHALL BE VOID AB INITIO AS TO THE NUMBER OF THE SHARES OF THE SERIES (ROUNDED UP TO THE NEAREST WHOLE SHARE) THAT WOULD OTHERWISE BE BENEFICIALLY OWNED (BENEFICIAL OWNERSHIP FOR THIS PURPOSE DETERMINED UNDER THE PRINCIPLES OF SECTION 856(a)(5) OF THE CODE) BY THE INTENDED TAX TRANSFEREE, AND THE INTENDED TAX TRANSFEREE SHALL ACQUIRE NO RIGHTS IN SUCH SHARES . ANY PERSON WHO ACQUIRES BENEFICIAL TAX OWNERSHIP OR CONSTRUCTIVE TAX OWNERSHIP OR ATTEMPTS TO ACQUIRE BENEFICIAL TAX OWNERSHIP OR CONSTRUCTIVE TAX OWNERSHIP OF SHARES OF A SERIES THAT CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OWN FOR TAX PURPOSES OR CONSTRUCTIVELY OWN FOR TAX PURPOSES SHARES OF SUCH SERIES IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE GENERAL PARTNER OR, IN THE CASE OF SUCH A PROPOSED OR ATTEMPTED TRANSACTION, GIVE AT LEAST 15 DAYS’ PRIOR WRITTEN NOTICE TO THE GENERAL PARTNER. IF ANY OF THE RESTRICTIONS ON TAX TRANSFER OR OWNERSHIP SET FORTH ABOVE ARE VIOLATED, THE SHARES, OR A PORTION THEREOF, REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE EXCLUSIVE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES, AND THEN SOLD BY THE TRUSTEE OR REDEEMED BY THE PARTNERSHIP UPON THE TERMS AND CONDITIONS SPECIFIED IN THE PARTNERSHIP AGREEMENT. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TAX TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE ARE, TO THE FULLEST EXTENT PERMITTED BY LAW, VOID AB INITIO, UNLESS AN EXCEPTION WITH RESPECT TO SUCH TAX TRANSFER IS GRANTED BY THE GENERAL PARTNER IN ITS SOLE DISCRETION. TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE PARTNERSHIP AGREEMENT, A COPY OF WHICH, INCLUDING

THE RESTRICTIONS ON TAX TRANSFERS AND OWNERSHIP, WILL BE FURNISHED TO EACH SERIES RECORD HOLDER ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE PARTNERSHIP AT ITS PRINCIPAL OFFICE.”

(l) Upon any purported Tax Transfer or other event described in Section 4.8(b) that would result in a transfer of Shares to a Trust, such Shares shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Tax Transfer or other event that results in the transfer to the Trust pursuant to Section 4.8(b). The General Partner shall establish the Trust, and the Trustee shall be appointed by the General Partner. Each Charitable Beneficiary shall be designated by the General Partner as provided in Section 4.8(l)(iv).

(i) Shares held by a Trustee shall be Outstanding Shares. Subject to Section 4.8(l)(ii), no Prohibited Owner shall have any rights in Shares held by a Trustee. Without limiting the generality of the foregoing:

(1) No Prohibited Owner shall (x) benefit economically from ownership of any Shares held by a Trustee, (y) have any rights to distributions or (z) possess any rights to vote or other rights attributable to the Shares held in a Trust.

(2) The Trustee shall have all voting rights and rights to distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the General Partner that the Shares have been transferred to the Trust shall be paid by the recipient of such distribution to the Trustee upon demand and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Trust and, subject to Delaware law, effective as of the date that the Shares have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (x) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the General Partner that the Shares have been transferred to the Trust and (y) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the General Partner or the applicable Series has already taken irreversible action in connection with such vote, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 4.8, until the General Partner has received notification that Shares have been transferred into a Trust, the General Partner shall be entitled to rely on the Partnership’s Share transfer and other records for purposes of determining Shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Shareholders.

(ii) Within twenty (20) days of receiving notice from the General Partner that Shares have been transferred to a Trust, and unless the General Partner first provides notice to the Trustee of its intention to cause the applicable Series to purchase such Shares pursuant to Section 4.8(l)(iii), the Trustee shall sell the Shares held in the Trust to Person(s), designated by the Trustee, who are not Prohibited Owner(s). Such Shares shall be sold for such consideration and on such other terms as the General Partner determines in Good Faith. Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the applicable Prohibited Owner and to the applicable Charitable Beneficiary as provided in this Section 4.8(l)(ii). The Prohibited Owner shall receive an amount equal to (1) the lesser of (x) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Closing Price of the Shares on the day of the event causing the Shares to be held in the Trust and (y) the price received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Trust. The Trustee may also reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the

Trust pursuant to Section 4.8(l)(i). Any net sales proceeds in excess of the amount payable to the Prohibited Owner as described above shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the General Partner that Shares have been transferred to the Trust, such Shares are transferred by a Prohibited Owner, then (1) such Shares shall be deemed to have been transferred on behalf of the Trust and (2) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 4.8(l)(ii), such excess shall be paid to the Trustee upon demand.

(iii) Shares transferred to the Trustee shall be deemed to have been offered for sale to the applicable Series, or its designee, at a price equal to (1) the lesser of (x) the price in the transaction that resulted in such transfer to the Trust or, in the event value was not given in the transaction that resulted in such transfer (e.g., in the case of a gift, devise or other such transaction), the Closing Price of the Shares at the time of such transaction and (y) the Closing Price of the Shares on the date the applicable Series, or its designee, accepts such offer, less (2) without duplication, the aggregate amount of all of the applicable Series and the Partnership’s expenses in connection with each of the purported Tax Transfer to the Prohibited Owner and the transfer to the Trust (including in each case, but not limited to, the legal and accounting fees incurred by the Series, the Partnership and the General Partner), which the Trustee will pay to the Series, the Partnership or the General Partner, as applicable, prior to any distribution of funds to the Prohibited Owner. A Series may also reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 4.8(l)(i). The applicable Series, or its designee, may pay the amount of any such reduction to the Trustee for the benefit of the Charitable Beneficiary. The applicable Series, or its designee, shall have the right to accept such offer until the Trustee has sold the Shares held in the Trust pursuant to Section 4.8(l)(ii). Upon such a sale to the applicable Series or its designee, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale, after the deductions contemplated above, to the Prohibited Owner.

(iv) By written notice to the Trustee, the General Partner shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (1) the Shares held in the Trust would not violate the restrictions set forth in Section 4.8(a) in the hands of such Charitable Beneficiary and (2) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under one of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the General Partner to make such designation nor the failure of the General Partner to appoint the Trustee before the automatic transfer of Shares to the Trust pursuant to Section 4.8(b) shall make such transfer ineffective, provided that the General Partner thereafter makes such designation and appointment.

(v) Notwithstanding anything to the contrary in this Agreement, in the event of any transfers to or by a Trust in accordance with this Section 4.8(l), the General Partner shall be entitled, in Good Faith and without the consent or agreement of any Shareholder, to make such amendments to this Agreement as it deems necessary from time to time to reflect that the Trust(s) or any subsequent transferees may not assume all of the obligations attaching to the subject Shares.

(m) The Partnership and each Series is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section 4.8.

(n) Nothing in this Section 4.8 shall preclude the settlement of any transaction entered into (i) through the facilities of any National Securities Exchange on which such Shares are listed or admitted to trading or (ii) through an automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Section 4.8 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 4.8.

ARTICLE V

CAPITAL CONTRIBUTIONS, DESIGNATION OF SERIES AND ISSUANCE OF

SHARES

Section 5.1 Organizational and initial Series Contributions; Contributions by the General Partner and its Affiliates. In connection with the formation of the Partnership under the Delaware Act, the General Partner was admitted as the General Partner of the Partnership and the Organizational Limited Partner was admitted as a limited partner of the Partnership upon its initial capital contribution to the Partnership in the amount of $100 in exchange for a limited partner interest in the Partnership equal to 100% of the limited partner interests of the Partnership without designation as to a Series. Upon the designation of the first Series, that initial contribution of $100 shall be allocated to that Series as an initial capital contribution of that Series and the Organizational Limited Partner shall be issued one Share in that Series. Upon the designation of any other Series, the Organizational Limited Partner shall contribute $100 to that Series in exchange for the issuance of one Share of that Series. As of each Series Closing Date and effective with the admission of a Shareholder to a Series, the Share of that Series held by the Organizational Limited Partner will be redeemed by the Partnership on behalf of the applicable Series and the initial capital contribution of the Organizational Limited Partner with respect to that Series will be distributed in full to the Organizational Limited Partner. Upon the designation of the first Series, one-hundred percent of any interest or other profit of the Partnership that may have resulted from the investment or other use of such initial capital contribution to the Partnership from the Organizational Limited Partner will be allocated and distributed to the Organizational Limited Partner. With respect to each Series Closing Date, one-hundred percent of any interest or other profit of that Series that may have resulted from the investment or other use of such initial capital contribution from the Organizational Limited Partner will be allocated and distributed to the Organizational Limited Partner.

Section 5.2 Contributions on each Series Closing Date / Additional Capital Contributions. On each Series Closing Date, each purchaser of Shares of that Series shall contribute cash to the Partnership in exchange for the issuance by the Partnership of Shares of that Series to each such purchaser, all as set forth in documents applicable to such issuance. To the extent assets are contributed to the Partnership in exchange for the issuance of Shares of a Series pursuant to the preceding sentence, the assets so contributed shall be allocated to and treated as assets of that Series in accordance with Section 5.4(c). No Shareholder will be required to make any additional capital contribution to the Partnership pursuant to this Agreement.

Section 5.3 Interest and Withdrawal. No interest shall be paid by the Partnership or any Series on capital contributions. No Shareholder shall be entitled to the withdrawal or return of its capital contribution, except to the extent, if any, that distributions made pursuant to this Agreement upon dissolution or termination, as applicable, of a Series or the Partnership may be considered as such by law and then only to the extent provided for in this Agreement in Article XII. Except to the extent expressly provided in this Agreement, no Shareholder of a Series shall have priority over any other Shareholder of that Series either as to the return of capital contributions or as to distributions.

Section 5.4 Series.

(a) Subject to the provisions of this Agreement, the General Partner may, at any time and from time to time, establish one or more Series by adopting a Series Designation. The Series Designation establishing one or more Series shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series; or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Shares of any other Series or the Shareholders associated therewith. The terms and conditions for each Series established pursuant to this Section 5.4 shall be as set forth in this Agreement and the Series Designation for the Series. A Series Designation (or any amendment to any Series Designation duly adopted by the General Partner) shall be effective when the same is delivered to the Secretary of the General Partner for inclusion among the permanent records of the Partnership (and if such Series is a “registered series” in accordance with Section 17-221 of the Delaware Act, upon the filing or amendment of the Series Certificate in accordance with the Delaware Act), and shall be annexed to, and constitute part of, this Agreement (it being understood and agreed that, upon such effective date, the Series described in such Series Designation shall be deemed to have been established and the Shares of such Series shall be deemed to have been authorized in accordance with the provisions thereof). In the event of a conflict between the terms and conditions of this Agreement and a Series Designation, the terms and conditions of the Series Designation shall prevail with respect to that Series.

(b) Each Series shall operate to the extent practicable as if it were a separate association for purposes of Delaware law, and shall be treated as a separate entity for federal income tax purposes as set forth in Article IX, subject to the last sentence of Section 2.6 and other than for purposes of: (i) the Partnership being the registrant for purposes of the Securities Act, the Securities Exchange Act and the rules and regulations of the Commission or any National Securities Exchange on which Shares of a Series are listed or admitted to trading, as may be applicable; (ii) the Delaware Act when referring to the Partnership as a whole; and (iii) as specified in this Agreement.

(c) All consideration received by the Partnership for the issuance or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, and all income, earnings, profits and proceeds thereof, from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets (including for the avoidance of doubt, insurance proceeds with respect to such assets), and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be shall, subject to the provisions of this Agreement, be held for the benefit of such Series and the Shareholders of such Series, and not for the benefit of any other Series or the Shareholders of any other Series or the Partnership generally, for all purposes, and shall be accounted for and recorded upon the books and records of the Partnership separately from any assets associated with the Partnership (if any) and any other Series. The assets for each Series are herein referred to as “Series Property.” In the event that there are any assets that relate to the Partnership that, in the General Partner’s reasonable judgment, are not readily associated with a particular Series, the General Partner shall allocate such assets to, between or among any one or more of the Series, in such manner and on such basis as the General Partner deems proper in Good Faith, and any asset so allocated to a particular Series shall thereupon be deemed to be Series Property of the applicable Series. Each allocation by the General Partner pursuant to the provisions of this Section 5.4(c) shall be conclusive and binding upon the Shareholders associated with each and every Series. Separate and distinct records shall be maintained for each and every Series, and the General Partner shall not commingle the Series Property of one Series with the Series Property of any other Series.

(d) All debts, liabilities, expenses, costs, charges, obligations and reserves incurred by, contracted for or otherwise existing with respect to a particular Series shall be charged or enforceable against only the Series Property of that Series. Such liabilities are herein referred to as “Series Liabilities.” In the event that there are any liabilities that relate to the Partnership that, in the General Partner’s reasonable judgment, may be associated with more than one Series or are not readily associated with a particular Series, the General Partner shall allocate and charge (including indemnification obligations) such liabilities to, between or among any one or more of the Series, in such manner and on such basis as the General Partner deems proper in Good Faith, and any liability so allocated and charged to a particular Series shall thereupon be deemed to be a Series Liability of the applicable Series. Each allocation by the General Partner pursuant to the provisions of this Section 5.4(d) shall be conclusive and binding upon the Partnership, each Series and the Shareholders associated with each and every Series. The parties intend that the Partnership generally will not have any assets or liabilities; rather, all assets and liabilities will be allocated among the Series. All liabilities associated with a Series shall be enforceable only against the Series Property of that Series and any General Partner associated with such Series and not against the Series Property of any other Series or the Partnership generally or any General Partner not associated with such Series. The General Partner has caused notice of this limitation on Series Liabilities to be set forth in the Certificate of Limited Partnership, and, accordingly, the statutory provisions of Section 17-218 or Section 17-221 of the Delaware Act relating to limitations on Series Liabilities (and the statutory effect under Section 17-208 of the Delaware Act of setting forth such notice in the Certificate of Limited Partnership) shall apply to the Partnership and each Series.

(e) Notwithstanding any other provision of this Agreement, no distribution on or in respect of Shares in a particular Series, including, for the avoidance of doubt, any distribution made in connection with the termination or dissolution, as applicable, and winding up of such Series, shall be effected by the Partnership other than from the applicable Series Property, nor shall any Shareholder or former Shareholder of a Series otherwise have any right or claim against the Series Property of any other Series (except to the extent that such Shareholder or former Shareholder has such a right or claim hereunder as a Shareholder or former Shareholder of such other Series or in a capacity other than as a Shareholder or former Shareholder) or the assets of the Partnership generally (if any).

Section 5.5 Issuances of Additional Shares.

(a) The Partnership may issue additional Shares for any Series purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, including pursuant to a Series Designation in accordance with Section 5.4, all without the approval of any Shareholders.

(b) Shares of a Series authorized to be issued by the Partnership pursuant to Section 5.5(a) may be issued in one or more classes with such designations, preferences, rights, powers and duties (which may be senior to existing classes of Shares of such Series), as shall be fixed by the General Partner and reflected in the Series Designation of that Series, including: (i) the right to share in distributions of that Series; (ii) the rights upon termination or dissolution, as applicable, of that Series or dissolution and liquidation of the Partnership; (iii) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Shares (including sinking fund provisions); (iv) whether such Shares are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (v) the terms and conditions upon which those Shares will be issued, evidenced by Certificates and assigned or transferred; (vi) the right, if any, of each such Shares to vote on Series or Partnership matters, including matters relating to the relative rights, preferences and privileges of such Shares; (vii) whether an additional General Partner may be admitted to the Partnership as a general partner associated with such Series and any rights and obligations of such General Partner; and (viii) whether such Series is a “protected series” in accordance with Section 17-218 of the Delaware Act or a “registered series” in accordance with Section 17-221 of the Delaware Act.

(c) The General Partner shall take all actions that it determines to be necessary or appropriate in connection with: (i) each issuance of Shares pursuant to this Section 5.5; (ii) reflecting admission of such additional Shareholders in the books and records of the Partnership with respect to such Series as the Series Record Holders of such Shares; and (iii) all additional issuances of Shares. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed (for itself or on behalf of the Partnership or any Series, as applicable) to do all things that it determines to be necessary or appropriate in connection with any future issuance of Shares pursuant to the terms of this Agreement, including execution, delivery and performance of underwriting agreements, purchase agreements and similar agreements and compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Shares are listed or admitted to trading.

Section 5.6 No Preemptive Rights. Except as otherwise provided in a separate agreement by the Partnership or a Series Designation, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Share, whether unissued, held in the treasury or hereafter created.

Section 5.7 Splits and Combinations.

(a) Unless otherwise provided in the applicable Series Designation, the Partnership may make a distribution of Shares of a Series to all Series Record Holders of that Series or may effect a subdivision or combination of

Shares of that Series. Upon any such event (subject to the effect of Section 5.7(d)), each Shareholder shall have the same Percentage Interest in the applicable Series as before such event (subject to the effect of Section 5.7(d)).

(b) Whenever such a distribution, subdivision or combination of Shares of a Series is declared, the General Partner shall select a Series Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Series Record Date to each Person who is a Shareholder of that Series as of a date not more than 10 days prior to the date of such notice.

(c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Series Record Holders of Shares of the applicable Series as of the applicable Series Record Date representing the new number of Shares of such Series held by such Series Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Outstanding Shares of such Series, the Partnership shall require, as a condition to the delivery to a Series Record Holder of such new Certificate, the surrender of any Certificate, if any, held by such Series Record Holder as of such Series Record Date.

(d) Unless otherwise approved by the General Partner, the Partnership shall not issue fractional Shares upon any distribution, subdivision or combination of Shares. If a distribution, subdivision or combination of Shares would result in the issuance of fractional Shares but for the provisions of this Section 5.7(d) and if not otherwise approved by the General Partner, the applicable Series may pay cash in lieu of any fractional Share to be issued based on the Fair Value thereof.

Section 5.8 Fully Paid and Non-Assessable Nature of Shares. All Shares issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable limited partner interests in the Partnership, except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware Act.

ARTICLE VI

DISTRIBUTIONS

Section 6.1 Distributions to Series Record Holders.

(a) Subject to the applicable provisions of the Delaware Act and the applicable Series Designation, the General Partner may, in its sole discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets of a Series to the Shareholders of that Series. Subject to the terms of this Agreement, any such distribution by a Series shall be made to that Series’ Shareholders, as of the Series Record Date, on a Pro Rata, equal amount per Share, basis. All distributions to be made under this Agreement shall be made subject to Sections 17-607 and 17-804 of the Delaware Act and other applicable law, notwithstanding any other provision of this Agreement. Whenever such a distribution is determined to be made in accordance with this Section 6.1(a), the Series Record Date shall be the date the General Partner declares the distribution to be made or such other date as the General Partner may determine.

(b) Notwithstanding Section 6.1(a), in the event of the dissolution and liquidation of the Partnership or a termination or dissolution, as applicable, of a Series, all cash received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

Section 6.2 Payment of Distributions. Each distribution in respect of a Share shall be paid by the applicable Series (or on behalf of the applicable Series by the Partnership), directly or through the Transfer Agent or through any other Person or agent, only to the Series Record Holder of such Share as of the Series Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the applicable Series’ or the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1 Management.

(a) The General Partner shall conduct, direct and manage all activities of the Partnership and each Series. Except as otherwise expressly provided in this Agreement, but without limitation on the ability of the General Partner to delegate its rights and power to other Persons, all management powers over the business and affairs of the Partnership and each Series shall be exclusively vested in the General Partner and no other Partner shall have any management power over the business and affairs of the Partnership or any Series. The General Partner, acting through the Board, is intended to constitute the board of directors of each Series such that each Series is treated as “managed by one or more trustees or directors” within the meaning of Section 856(a)(1) of the Code, and the provisions of this Agreement and, to the fullest extent permitted by law, all other agreements and arrangements to which each Series is a party shall be interpreted in a manner consistent with such intent. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership and every Series, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of any expenditures, the lending or borrowing of money, the managing of money and bank accounts, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Shares, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership and any Series;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or a Series or the merger or other combination of the Partnership or, to the extent permitted by the Delaware Act, a Series with or into another Person or Series (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Article XIV);

(iv) the use of the assets of the Partnership (if any) and any Series (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group and that Series Group; the lending of funds to other Persons (including other Group Members or Series Members); the repayment or guarantee of obligations of any Group Member or Series Member; and the making of capital contributions to any Group Member or Series Member;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments on behalf of any Group Member or Series Member (including instruments that limit the liability of the Partnership or a Series under contractual arrangements to all or particular Series Property, with the other party to the contract to have no recourse, as the case may be, against the General Partner or its assets other than its General Partner Interest or the relevant Series Property, even if the same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi) the distribution of cash or cash equivalents by the applicable Series or the Partnership on behalf of the applicable Series;

(vii) the selection and engagement of agents, outside attorneys, accountants, consultants and contractors of the General Partner or any Group Member or Series Member and the determination of their compensation and other terms of engagement;

(viii) the procurement and maintenance of insurance for the benefit of the Partnership Group, the Series Group, the Partners and Indemnitees;

(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, the contributions of property to, and the making of loans to, any Group Member or Series Member from time to time);

(x) the control of any matters affecting the rights and obligations of the Partnership, any Group Member or any Series Member, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expenses and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the entrance into listing agreements with any National Securities Exchange and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such exchange;

(xiii) the purchase, sale or other acquisition or disposition of Shares;

(xiv) the undertaking of any action in connection with the Partnership’s or a Series’ participation in the management of any Group Member or Series Member; and

(xv) the entrance into agreements with any of its Affiliates, including agreements to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership or any Series.

(b) Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners, each other Person who acquires an interest in a Share and each other Person bound by this Agreement hereby: (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement; and (ii) agrees that the execution, delivery or performance by the General Partner, any Group Member, Series Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

Section 7.2 Replacement of Fiduciary Duties. Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity the General Partner or any other Indemnitee would have duties (including fiduciary duties) to the Partnership, to another Partner, to any Person who acquires an interest in a Share or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth herein. The elimination of duties (including fiduciary duties) and replacement thereof with the duties expressly set forth herein are approved by the Partnership, each of the Partners, each other Person who acquires an interest in a Share and each other Person bound by this Agreement.

Section 7.3 Certificate of Limited Partnership. The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability or related to a “registered series” in accordance with Section 17-221 of the Delaware Act) in the State of Delaware or any other state in which the Partnership or any Series may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership or any Series Certificate and do all things to maintain the Partnership as a series limited partnership and each Series as a series under the laws of the State of Delaware or of any other state in which the Partnership or any Series, as applicable, may elect to do business or own property, all without the approval of any Partner or any other Person, notwithstanding any provision of this Agreement. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Partner.

Section 7.4 Services Agreement; Reimbursement of the General Partner. The Partnership (on behalf of each Series) has entered into a Services and Investment Management Agreement dated July 16, 2021, with RPS Securities LLC, an Affiliate of the General Partner (“RPS”), pursuant to which RPS shall be paid certain fees in consideration for certain advisory services to be provided by RPS to each Series and for RPS, the General Partner and their Affiliates being responsible for payment of certain fees and expenses of the applicable Series without a claim for reimbursement from the applicable Series. Notwithstanding that services agreement, the applicable Series shall pay, or reimburse the General Partner upon the applicable Series Closing Date and thereafter on a monthly basis, or such other basis as the General Partner may determine, for any of the following expenses of the Partnership or a Series to the extent that they are paid by the General Partner or any of its Affiliates (which expenses shall be allocated by the General Partner in Good Faith to the applicable Series or across all Series, as applicable):

(a) all third-party expenses related to the acquisition or disposition of any Series Property, including any third-party expenses for brokers or related to the negotiation and closing of any third-party debt for a Series or Subsidiary thereof;

(b) any underwriting or private placement expenses and commissions of the Partnership or a Series;

(c) any taxes payable by the Partnership or a Series due to activities of the Partnership Group or a Series Group;

(d) any state franchise or income tax or any tax based upon the revenues or gross margin of any member of the Partnership Group or a Series Group;

(e) expenses related to any claim, order, litigation or similar action by or against the Partnership Group or a Series Group, including any deductible under any applicable insurance policy;

(f) expenses of the Partnership and all Series Groups with respect to indemnification pursuant to Section 7.6;

(g) expenses incurred by a Conflicts Committee acting on behalf of any Series in accordance with the terms of this Agreement, including any expenses related to third-party service providers engaged by a Conflicts Committee; and

(h) all compensation and benefit costs of any member of the Board who could be a member of the Conflicts Committee (to enable such members to retain their independence for the benefit of any Series).

Section 7.5 Outside Activities.

(a) The General Partner, for so long as it is the General Partner of the Partnership or any Series, shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to: (i) its performance of its duties as General Partner of the Partnership and any Series as specified in Section 7.1; (ii) its performance of its duties as general partner or managing member, if any, of one or more Group Members or Series Members; (iii) the acquiring, owning or disposing of debt securities or equity interests in any Group Member or Series Member (including Shares of any Series), the guarantee of, and mortgage, pledge or encumbrance of any or all of its assets in connection with, any indebtedness of any Group Member or Series Member; or (iv) the direct or indirect provision of management, advisory and administrative services to its Affiliates or to other Persons.

(b) Each Unrestricted Person (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member or Series Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member or Series Member. No such business interest or activity shall constitute a breach of this Agreement, any fiduciary or other duty existing at law, in equity or otherwise, or obligation of any type whatsoever to the Partnership or any other Group Member or Series Member, to another Partner, to any Person who acquires an interest in a Share or to any other Person bound by this Agreement.

(c) Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person (including the General Partner). No Unrestricted Person (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership or any Series shall have any duty to communicate or offer such opportunity to any Group Member or Series Member, and such Unrestricted Person (including the General Partner) shall not be liable to the Partnership or other Group Member or Series Member, to another Partner, to any Person who acquires an interest in a Share or to any other Person bound by this Agreement for breach of any fiduciary or other duty existing at law, in equity or otherwise by reason of the fact that such Unrestricted Person (including the General Partner) pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to any Group Member or Series Member. None of any Group Member, Series Member, any Shareholder or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement or the partnership relationship established hereby in any business ventures of any Unrestricted Person.

Section 7.6 Indemnification.

(a) Without prejudice to any other agreements to which the Partnership may be a party, and to the fullest extent permitted by law, all Indemnitees shall be indemnified and held harmless by the Partnership (which indemnification costs shall be allocated to the relevant Series as determined by the General Partner in Good Faith) from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in Bad Faith or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 7.6 shall be made only out of the relevant Series Property, it being agreed that neither the General Partner nor the Partnership generally nor any Series other than the relevant Series shall be liable for such indemnification or have any obligation to contribute or loan any monies or property to the Partnership or any Series to enable the applicable Series to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is entitled to be indemnified pursuant to Section 7.6(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.6, the Indemnitee is not entitled to be indemnified; provided, that no advancement of expenses shall be required unless the Partnership receives an undertaking by or on behalf of the Indemnitee to repay such advancements if such a final and non-appealable judgment shall determine that the Indemnitee is not entitled to be indemnified as provided by this Section 7.6.

(c) The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or other Person may be entitled, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity: (i) under any agreement to which the Partnership may be a party; (ii) pursuant to any vote of the holders of Outstanding Shares of a Series; or (iii) as a matter of law, in equity or otherwise, and shall continue to the full extent set forth in Sections 7.6(a) and (b) as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of each such Indemnitee.

(d) The Partnership (for itself or on behalf of any Series) may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates, the Indemnitees and such other Persons, as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s or any Series’ activities or such Person’s activities on behalf of the Partnership or any Series, regardless of whether the Partnership or a Series would have the power to indemnify such Person against such liability under the provisions of this Agreement and the costs of such insurance shall be allocated to all Series as determined by the General Partner in Good Faith.

(e) For purposes of this Section 7.6, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever: (i) the performance by the Indemnitee of its duties to the Partnership or any Series also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.6(a); and (iii) action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership and each Series.

(f) In no event may an Indemnitee subject the Shareholders to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.6 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 7.6 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify or reimburse any such Indemnitee under and in accordance with the provisions of this Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.7 Limitation of Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, any Group Member Agreement or under the Delaware Act or any other law, rule or regulation or at equity, no Indemnitee shall be liable for monetary damages or otherwise to the Partnership, a Series, any Group Member, any Series Member, to another Partner, to any other Person who acquires an interest in a Share or to any other Person bound by this Agreement, for losses sustained or liabilities incurred, of any kind or character, as a result of its or any of any other Indemnitee’s determinations, act(s) or omission(s) in their capacities as Indemnitees unless it is determined by a final and non-appealable judgment entered by a court of competent jurisdiction that such losses or liabilities were the result of the conduct of that Indemnitee engaged in by it in Bad Faith or with respect to any criminal conduct, with the knowledge that its conduct was unlawful.

(b) The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner if such appointment was not made in Bad Faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties to the Partnership, to any Series, to the Partners, to any Person who acquires an interest in a Share or to any other Person bound by this Agreement, the General Partner and any other Indemnitee acting in connection with the Partnership’s or a Series’ business or affairs shall not be liable to the Partnership, to any Series, to any Partner, to any Person who acquires an interest in a Share or to any other Person bound by this Agreement for the General Partner’s reliance on its Good Faith belief regarding the meaning of the provisions of this Agreement.

(d) Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8 Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a) Whenever the General Partner, acting in its capacity as the general partner of the Partnership or a Series (and not in its individual capacity), or the Board or any committee thereof (including a Conflicts Committee) or any Affiliate of the General Partner cause the General Partner to make a determination or take or omit to take any action in such capacity, whether or not under this Agreement, any Group Member Agreement or any other agreement contemplated hereby, then, unless another lesser standard is provided for in this Agreement, the General Partner, the Board, such committee or such Affiliates, shall make such determination, or take or omit to take such action, in Good Faith. The foregoing and other lesser standards provided for in this Agreement are the sole and exclusive standards governing any such determinations, actions and omissions of the General Partner, the Board, any committee of the Board (including a Conflicts Committee) and any Affiliate of the General Partner and no such Person shall be subject to any fiduciary duty or other duty or obligation, or any other, different or higher standard (all of which duties, obligations and standards are hereby waived and disclaimed), under this Agreement, any Group Member Agreement or any other agreement contemplated hereby, or under the Delaware Act or any other law, rule or regulation or at equity. Any such determination, action or omission by the General Partner, the Board, any committee of a Board (including a Conflicts Committee), the officers of the General Partner or of any Affiliates of the General Partner will for all purposes be presumed (or conclusively presumed, if specified by Section 7.8(d) or Section 7.9(b)) to have been in Good Faith. In any proceeding brought by or on behalf of the Partnership, any Series, any Shareholder, or any other Person who acquires an interest in a Share or any other Person who is bound by this Agreement, challenging such determination, act or omission, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or omission was not in Good Faith. The General Partner’s organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, stockholders, if the General Partner is a corporation, or the members or stockholders of the General Partner’s general partner, if the General Partner is a general or limited partnership.

(b) Whenever the General Partner makes a determination or takes or omits to take any action, or any of its Affiliates causes it to do so, not acting in its capacity as the general partner of the Partnership or any Series, whether or not under this Agreement, any Group Member Agreement or any other agreement contemplated hereby, then the General Partner or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or omit to take such action free of any fiduciary duty or duty of Good Faith, or other duty or obligation existing at law, in equity or otherwise whatsoever to the Partnership or a Series, to another Partner, to any Person who acquires an interest in a Share or to any other Person bound by this Agreement, and the General Partner or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in Good Faith or pursuant to any fiduciary or other duty or standard imposed by this Agreement, any Group Member Agreement or any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.

(c) For purposes of Sections 7.8(a) and (b), “acting in its capacity as the general partner of the Partnership or any Series” means and is solely limited to, the General Partner exercising its authority as a general partner under this Agreement, other than when it is “acting in its individual capacity.” For purposes of this Agreement, “acting in its individual capacity” means: (i) any action by the General Partner or its Affiliates other than through the exercise of the General Partner of its authority as a general partner under this Agreement; and (ii) any action or inaction by the General Partner by the exercise (or failure to exercise) of its rights, powers or authority under this Agreement that are modified by (1) the phrase “at the option of the General Partner,” (2) the phrase “in its sole discretion” or “in its discretion” or (3) some variation of the phrases set forth in clause (1) and clause (2). For the avoidance of doubt, whenever the General Partner acquires Shares or votes or transfers its Shares, or refrains from voting or transferring its Shares, it shall be and be deemed to be “acting in its individual capacity.”

(d) Whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Series, any Group Member, any Series Member, any Shareholder, any other Person who acquires an interest in a Share or any other Person who is bound by this Agreement on the other hand, the General Partner may in its discretion submit any resolution or course of action with respect to or causing such conflict of interest or transaction for: (i) Special Approval; or (ii) approval by the vote of a Series Majority of the affected Series (excluding Shares owned by the General Partner or its Affiliates). The General Partner is not required in connection with its resolution of any conflict of interest to seek Special Approval or Shareholder approval and may determine not to do so in its sole discretion. If any resolution, course of action or transaction: (1) receives Special Approval; or (2) receives approval of a Series Majority of the affected Series (excluding Shares owned by the General Partner or its Affiliates), then such resolution, course of action or transaction shall be conclusively deemed to be approved by the Partnership or the affected Series, all the Shareholders, each Person who acquires an interest in a Share and each other Person who is bound by this Agreement, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any other duty or obligation existing at law, in equity or otherwise.

(e) Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates or any other Indemnitee shall have no duty or obligation, express or implied, to: (i) sell or otherwise dispose of any asset of the Partnership Group or any Series Property; or (ii) permit any Group Member or Series Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts or transactions shall be in its sole discretion.

(f) The Shareholders, and each Person who acquires an interest in a Share or is otherwise bound by this Agreement, hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member or Series Member, to approve actions by the general partner or managing member of such Group Member or Series Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.8.

(g) For the avoidance of doubt, whenever the Board, any committee thereof (including a Conflicts Committee), the officers of the General Partner or any Affiliates of the General Partner make a determination on behalf of the General Partner, or cause the General Partner to take or omit to take any action, whether in the

General Partner’s capacity as the General Partner or in its individual capacity, the standards of care applicable to the General Partner shall apply to such Persons, and such Persons shall be entitled to all benefits and rights of the General Partner hereunder, including waivers and modifications of duties, protections and presumptions, including the provisions of Section 7.9, as if such Persons were the General Partner hereunder.

Section 7.9 Other Matters Concerning the General Partner.

(a) The General Partner (or the Board, any committee thereof (including a Conflicts Committee), the officers of the General Partner or any Affiliates of the General Partner making a determination on behalf of the General Partner, or causing the General Partner to take or omit to take any action, whether in the General Partner’s capacity as the general partner of the Partnership or a Series or in its individual capacity) may rely, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, Opinion of Counsel, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The General Partner (or the Board, any committee thereof (including a Conflicts Committee), the officers of the General Partner or any Affiliates of the General Partner making a determination on behalf of the General Partner, or causing the General Partner to take or omit to take any action, whether in the General Partner’s capacity as the general partner of the Partnership or a Series or in its individual capacity) may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in Good Faith and in accordance with such advice or opinion.

(c) The General Partner (or the Board, any committee thereof (including a Conflicts Committee), the officers of the General Partner or any Affiliates of the General Partner making a determination on behalf of the General Partner, or causing the General Partner to take or omit to take any action, whether in the General Partner’s capacity as the general partner of the Partnership or a Series or in its individual capacity) shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its or the Partnership’s or Series’ duly authorized officers or a duly appointed attorney or attorneys-in-fact.

(d) No borrowing by any Group Member or Series Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty, expressed or implied, of the General Partner or its Affiliates to the Partnership, a Series or the Shareholders existing hereunder, or existing at law, in equity or otherwise, by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Shareholders).

Section 7.10 Purchase of Shares. The General Partner may cause the Partnership, any Group Member or any Series Member to purchase or otherwise acquire Shares. Upon such purchase or acquisition, unless otherwise approved by the General Partner, such Shares shall be retired and shall no longer be Outstanding.

Section 7.11 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership and any Series has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership or Series Property and to enter into any authorized contracts on behalf of the Partnership or Series, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s or a Series’ sole party in interest, both legally and beneficially. Each Shareholder, each other Person who acquires an interest in a Share and each other Person bound by this Agreement hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available to such Person or Shareholder to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership or a Series by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that: (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership or Series; and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership or Series.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1 Records and Accounting. The General Partner shall keep or cause to be kept appropriate books and records with respect to the Partnership’s and each Series’ business, including all books and records necessary to provide to the Shareholders any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership or a Series in the regular course of its business, including the record of the Series Record Holders of Shares, books of account and records of Partnership or Series proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of each Series shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 8.2 Fiscal Year. The fiscal year of the Partnership and each Series shall be a year ending December 31.

Section 8.3 Reports.

(a) As soon as practicable, but in no event later than 105 days after the close of each fiscal year of a Series, the General Partner shall cause to be mailed or made available, by any reasonable means, to each Series Record Holder of a Share in that Series as of a date selected by the General Partner, an annual report containing financial statements of that Series for such fiscal year of the Series, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Series equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner, and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Shares are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

(b) As soon as practicable, but in no event later than 50 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means to each Series Record Holder of a Share of each Series, as of a date selected by the General Partner, a report containing unaudited financial statements of that Series and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Shares are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

(c) The General Partner shall be deemed to have made a report available to each Series Record Holder as required by this Section 8.3 if posted on or accessible through the Partnership’s or the Commission’s website.

ARTICLE IX

TAX MATTERS

Section 9.1 Tax Returns and Information. The Partnership shall timely file all returns of the Partnership and each Series that are required for federal, state and local income tax purposes on the basis of the accrual method and the taxable period or year that it is required by law to adopt, from time to time, as determined by the General Partner.

Section 9.2 Tax Treatment. Solely for U.S. federal income tax and other applicable tax purposes, the Partnership intends to be treated as a non-entity and intends to treat each Series as a separate business entity.

Section 9.3 Qualifying and Maintaining Qualification as a REIT. From the Series Closing Date for a specific Series until the Series REIT Election Termination Date of such Series, the General Partner shall take such action from time to time as the General Partner determines is necessary or appropriate to establish or maintain such Series’ qualification as a REIT for federal income tax purposes; provided, however, if the General Partner determines that it is no longer in the best interests of a Series to continue to be qualified as a REIT, the General Partner may authorize a Series to revoke or otherwise terminate that REIT election pursuant to Section 856(g) of the Code and the date on which that revocation or termination becomes effective under the Code shall be the “Series REIT Election Termination Date” of that Series. The General Partner may also determine that compliance with any restriction or limitation on Share ownership and transfers set forth in Section 4.8 is no longer required for REIT qualification. It is intended that each Series make an entity classification election to be treated as an association taxable as a corporation for federal income tax purposes, as well as an election to be treated as a REIT for federal income tax purposes, with effect from the Series Closing Date of such Series until the Series REIT Election Termination Date of such Series.

Section 9.4 Tax Elections. Except as otherwise provided herein, the General Partner shall determine whether the Partnership or any Series should make any other elections permitted by the Code.

Section 9.5 Withholding and Other Tax Payments by the Partnership.

(a) The General Partner may treat taxes paid by a Series on behalf of, all or less than all of the Partners, as a general expense of the applicable Series, as determined appropriate under the circumstances by the General Partner.

(b) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership, a Series, any other Group Member or any other Series Member to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445, 1471 and 1472 of the Code.

ARTICLE X

ADMISSION OF PARTNERS

Section 10.1 Admission of Shareholders.

(a) By acceptance of the transfer of any Shares in accordance with Article IV or the acceptance of any Shares issued pursuant to Article V or pursuant to a merger or consolidation or conversion pursuant to Article XIV, and except as provided in Section 4.8, each transferee of, or other such Person acquiring, a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall be admitted to the Partnership and associated with the applicable Series as a limited partner with respect to the Shares so transferred or issued to such Person when any such transfer or issuance is reflected in the books and records of the Partnership with respect to the applicable Series and such Shareholder becomes the Series Record Holder of the Shares so transferred or issued, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement and (iv) makes the consents, acknowledgements and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Shares and the admission of any new Shareholder shall not constitute an amendment to this Agreement. A Person may become a Shareholder or a Series Record Holder of a Share without the consent or approval of any of the Shareholders. A Person may not become a Shareholder without acquiring a Share and until such Person is reflected in the books and records of the Partnership as the Series Record Holder of such Share.

(b) Upon the execution of an adoption to this Agreement and the applicable Series Designation in a form as determined by the General Partner, which form shall include clauses (ii) through (iv) of Section 10.1(a), as applicable, a Series Special Limited Partner shall be admitted to the Partnership and associated with the applicable Series as a limited partner with respect to the Series Special Limited Partner Interest issued to such Person.

(c) The name and mailing address of each Series Record Holder shall be listed on the books and records of the Partnership with respect to the applicable Series maintained for such purpose by the Partnership or the Transfer Agent. The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

Section 10.2 Admission of Successor or Additional General Partner. A successor General Partner approved pursuant to Section 11.1 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership and associated with each Series as the General Partner, effective immediately prior to the withdrawal of the predecessor or transferring General Partner, pursuant to Section 11.1 or the transfer of the General Partner Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership or associated with a Series until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution or termination, as applicable. An additional General Partner whose admission is authorized pursuant to a Series Designation shall be admitted to the Partnership as a general partner associated with the applicable Series upon its execution of an instrument by which it agrees to be bound by this Agreement and when such admission is reflected in the books and records of the Partnership with respect to such Series.

Section 10.3 Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Shareholder, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the records of the Partnership with respect to the applicable Series to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership or any applicable Series Certificate.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1 Withdrawal of the General Partner.

(a) The General Partner shall be deemed to have withdrawn from the Partnership (in the case of clauses (ii) through (v) below) or the applicable Series (in the case of clauses (i) through (v) below) upon the occurrence of the following events (each such event herein referred to as an “Event of Withdrawal”);

(i) if the General Partner proposes the termination or dissolution, as applicable, of a Series that is not approved by the affirmative vote of the applicable Series Majority pursuant to Section 12.2(d), the General Partner may voluntarily withdraw as the General Partner associated with that Series by giving written notice to the Shareholders of that Series;

(ii) the General Partner (1) makes a general assignment for the benefit of creditors; (2) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (3) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (4) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (1)-(3) of this Section 11.1(a)(ii); or (5) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(iii) a final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner;

(iv) (1) if the General Partner is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter and the expiration of 90 days after the date of notice to the corporation of revocation without a reinstatement of its charter; (2) if the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of such entity; (3) if the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee); (4) if the General Partner is a natural person, his or her death or entry by a court of competent jurisdiction adjudicating the General Partner incompetent to manage his or her person or property; (5) if the General Partner is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; and (6) if the General Partner is not an individual, partnership, limited liability company, corporation, trust or estate, the termination of the General Partner; or

(v) if the General Partner transfers all of its General Partner Interest pursuant to Section 4.6.

Sections 11.1(a)(ii) and (iii) are intended to supersede and replace, and shall supersede and replace, the events of withdrawal set forth in Sections 17-402(a)(4) and (5) of the Delaware Act. If an Event of Withdrawal occurs pursuant to Sections 11.1(a)(ii) through (iv), the withdrawing General Partner shall give notice to the Shareholders within 30 days after such occurrence. The Shareholders hereby agree that, to the fullest extent permitted by the Delaware Act, only an Event of Withdrawal described in this Section 11.1(a) shall result in the withdrawal of the General Partner from the Partnership or a Series.

(b) The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members (in the case of Sections 11.1(a)(ii) through (iv)) and all applicable Series Members (in the case of any of the clauses of Section 11.1(a)). If an Event of Withdrawal occurs (other than in the case of Section 11.1(a)(v) and regardless of whether the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)), a Share Majority or Series Majority, as applicable, may, prior to the date that is 180 days after the effective date of such withdrawal and only upon the receipt by the Partnership (or the applicable Series) of an Opinion of Counsel that such withdrawal (following the selection of the successor General Partner(s)) would not result in the loss of the limited liability under the Delaware Act of any applicable Shareholder), elect to continue the business of the Partnership or that Series on the same terms and conditions set forth in this Agreement by appointing a successor General Partner (or if a Share Majority cannot agree on a successor General Partner, each Series may elect by a Series Majority a successor General Partner solely for that Series). The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members (in the case of Sections 11.1(a)(ii) through (iv)) and the applicable Series Members (in the case of any of the Section 11.1(a)(i) through (iv)) of which the General Partner is a general partner or a managing member, and is hereby authorized to, and shall, continue the business of the Partnership or that Series, and, to the extent applicable, the other Group Members or Series Members, without dissolution. If, prior to expiration of such 180 days, a successor (or successors for all Series in the case of Sections 11.1(a)(ii) through (iv)) is not selected by the Shareholders as provided herein, the Partnership shall be dissolved or the applicable Series shall be terminated or dissolved, as applicable, and liquidated, in accordance with Section 12.4. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2. If a successor General Partner is appointed for one or more Series, but the prior General Partner remains for any other Series, this Agreement shall be interpreted such that all provisions apply to each of the applicable General Partners separately as to the Series for which each General Partner acts as the general partner.

Section 11.2 Removal of the General Partner. Neither the General Partner nor any members of the Board may be removed by action of the Shareholders.

Section 11.3 Interest of Departing General Partner and Successor General Partner. In the Event of Withdrawal of the General Partner (other than in the case of Section 11.1(a)(i) or Section 11.1(a)(v)) and if the successor General Partner is elected in accordance with the terms of Section 11.1(b), the Departing General Partner shall be required to sell and the successor General Partner shall be required to purchase effective as of such date of withdrawal: (a) the Departing General Partner’s General Partner Interest; (b) the Departing General Partner’s or its Affiliates’ general partner interest (or equivalent interest), if any, in the other Group Members; and (c) the Departing General Partner’s or its Affiliates interest in any services agreement with any Group Member in exchange for an amount in cash equal to (i) any payments due to the affiliate of the General Partner that is party to any such services agreement through the date of such withdrawal, treating that date as the end of the Quarter for purposes of such calculation, and (ii) any amounts subject to reimbursement pursuant to Section 7.4. Any such amounts calculated on a Quarterly basis shall be determined on the basis of the number of days elapsed in such Quarter up to and including the date of such withdrawal. In such event, the Departing General Partner shall also be entitled to receive from the Partnership all reimbursements due such Departing General Partner pursuant to Section  7.4.

Section 11.4 Withdrawal of Shareholders. No Shareholder shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Shareholder’s Shares becomes a Series Record Holder of the Shares so transferred, such transferring Shareholder shall cease to be a Shareholder with respect to the Shares so transferred.

ARTICLE XII

DISSOLUTION, TERMINATION AND LIQUIDATION

Section 12.1 Dissolution of the Partnership. The Partnership shall not be dissolved by the admission of additional Shareholders or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner (other than in the case of Section 11.1(a)(v)), if a successor General Partner is elected pursuant to Section 11.1(b), the Partnership shall not be dissolved and such successor General Partner is hereby authorized to, and shall, continue the business of the Partnership. Subject to Section 12.3, the Partnership shall dissolve, and its affairs shall be wound up, upon:

(a) an Event of Withdrawal (or other event of withdrawal of a General Partner under the Delaware Act (other than an event of withdrawal set forth in Sections 17-402(a)(4) or (5) of the Delaware Act) and other than in the case of Section 11.1(a)(i) or Section 11.1(a)(v)) unless (i) a successor is elected as set forth in Section 11.1 and such successor is admitted to the Partnership and associated with each applicable Series and the Partnership and each applicable Series are continued without dissolution or termination pursuant to this Agreement, or (ii) the Partnership and each applicable Series are otherwise continued without dissolution or termination in accordance with this Agreement and the Delaware Act;

(b) an election to dissolve the Partnership by the General Partner that is approved by a Share Majority;

(c) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(d) at any time there are no Shareholders, unless the Partnership is continued without dissolution in accordance with the Delaware Act.

Section 12.2 Termination or Dissolution of a Series. A Series shall not be terminated or dissolved, as applicable, by the admission of additional Shareholders or by the admission of a successor General Partner in accordance with the terms of this Agreement. Unless otherwise provided in the Series Designation establishing such Series, a Series shall terminate or dissolve, as applicable, and its affairs shall be wound up, upon:

(a) the dissolution of the Partnership pursuant to Section 12.1;

(b) the sale of all or substantially all of the Series Property of the Series Group;

(c) the occurrence of an event set forth as an event of termination or dissolution, as applicable, of such Series in the Series Designation establishing such Series;

(d) an election to terminate or dissolve, as applicable, the Series by the General Partner that is approved by the affirmative vote of the applicable Series Majority;

(e) an election to terminate or dissolve, as applicable, the Series approved at a meeting of the Shareholders of that Series in accordance with Article XIII by the affirmative vote of the applicable Series Majority;

(f) an Event of Withdrawal (or other event of withdrawal under the Delaware Act (other than an event of withdrawal set forth in Sections 17-402(a)(4) or (5) of the Delaware Act) and other than in the case of Section 11.1(a)(v)) occurs with respect to a General Partner associated with such Series unless (i) a successor is elected as set forth in Section 11.1 and such successor is admitted to the Partnership and associated with such Series and the Partnership and such Series are continued without dissolution or termination, as applicable, pursuant to this Agreement, or (ii) the Partnership and such Series are otherwise continued without dissolution or termination, as applicable, in accordance with this Agreement and the Delaware Act; or

(g) the entry of a decree of judicial termination or dissolution, as applicable, of such Series pursuant to the provisions of the Delaware Act.

Section 12.3 Liquidator. Upon dissolution of the Partnership or a termination or dissolution, as applicable, of any Series, the General Partner shall select one or more Persons to act as Liquidator of the Partnership or the Series, as applicable, which Person may be the General Partner. If the Liquidator is the General Partner, the only compensation to be paid the General Partner or its affiliates for such services shall be pursuant to the services agreement as set forth in Section 7.4 and the reimbursement of expenses as applicable pursuant to Section 7.4. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a Share Majority (if related to the dissolution of the Partnership) or a Series Majority (if related to the termination or dissolution, as applicable, of a Series). If the General Partner is the Liquidator, the General Partner or its Affiliates shall be entitled to receive the fees as set forth in any applicable services agreement as referenced in Section 7.4. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a Share Majority or the relevant Series Majority, as applicable. Upon dissolution, removal or resignation of the Liquidator, any successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a Share Majority or Series Majority, as applicable. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership or the termination or dissolution, as applicable, of a Series, as applicable, as provided for herein.

Section 12.4 Liquidation. The Liquidator shall proceed to dispose of the assets of the Partnership Group (in the case of a dissolution of the Partnership) or the applicable Series Group (in the case of a termination or dissolution, as applicable, of a Series), discharge the Partnership’s or a Series Group’s liabilities (with any Partnership-level liabilities apportioned across all Series as determined in Good Faith by the Liquidator), as applicable, and otherwise wind up the Partnership’s or a Series’ affairs, as applicable, in such manner and over such period as determined by the Liquidator, subject to the Delaware Act and the following:

(a) The assets may be disposed of by public or private sale or by distribution in kind to one or more Shareholders on such terms as the Liquidator and such Shareholder or Shareholders may agree. If any property is distributed in kind, the Shareholder receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to such property’s Fair Value; and contemporaneously therewith, appropriate cash distributions must be made to the other Shareholders, as applicable. The Liquidator may defer liquidation or distribution of the Partnership’s or a Series’ assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s or Series’ assets would be impractical or would cause undue loss to the Shareholders. The Liquidator may distribute the Partnership’s or the Series’ assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the relevant Shareholders.

(b) Liabilities of the Partnership or a Series include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Shareholders other than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) In the case of a Partnership dissolution or the termination or dissolution, as applicable, of a Series, all property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) and the Delaware Act shall be determined on a Series basis and distributed to the Shareholders of the applicable Series, Pro Rata. In case of a dissolution of the Partnership, the Liquidator shall first wind up each Series separately as set forth in this Section 12.4, and upon completion thereof, shall wind up the Partnership.

Section 12.5 Cancellation of Certificate of Limited Partnership(a) and Series Certificate.

(a) Upon the completion of the distribution and winding up of Partnership, cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the General Partner shall cancel the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and take such other actions as may be necessary to terminate the Partnership.

(b) Upon the completion of distribution of the Series’ cash and Series Property as provided in Section 12.4 in connection with the termination or dissolution, as applicable, of that Series, the General Partner shall amend this Agreement to remove the relevant Series Designation and take such other actions as may be necessary to terminate or dissolve, as applicable, the Series and cancel the Series Certificate (if any).

Section 12.6 Return of Contributions. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the capital contributions of the Shareholders, or any portion thereof, it being expressly understood that any such return shall be made solely from the assets of the applicable Series, to the extent provided in Section 12.4.

Section 12.7 Waiver of Partition. To the maximum extent permitted by law, each Partner hereby waives any right to partition of any Series Property.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1 Amendments to be Adopted Solely by the General Partner. Each Partner agrees that the General Partner, without the approval of any Shareholder, may amend any provision of this Agreement or any Series Designation and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Partnership or a Series, the location of the principal place of business of the Partnership, the registered agent of the Partnership or a Series or the registered office of the Partnership or a Series;

(b) an admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c) a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Shareholders have limited liability under the laws of any state;

(d) a change that the General Partner determines: (i) does not adversely affect any Shareholders (including any Shareholders of a particular Series as compared to Shareholders of any other Series and any Shareholders of a particular Series as compared to Shareholders of that same Series, except as otherwise set forth in the applicable Series Designation) in any material respect; (ii) to be necessary or appropriate to (1) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (2) facilitate the trading of the Shares or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are or will be listed or admitted to trading,; (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.7; or (iv) is required to effect the intent of any prospectus relating to any Series or the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable period of the Partnership or a Series and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable period of the Partnership or a Series including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership or a Series;

(f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, a Series or the General Partner or its directors, managers, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g) an amendment that the General Partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of any Series or Shares pursuant to Section 5.4 or 5.5;

(h) an amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j) an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership or a Series of, or investment by the Partnership or a Series in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4 or Section 7.1(a);

(k) a merger, conveyance or conversion pursuant to Section 14.3(d);

(l) a change that the General Partner determines to be necessary or appropriate to ensure that a Series qualifies or will continue to qualify as a REIT for U.S. federal income tax purposes at any time prior to the Series REIT Election Termination Date;

(m) an amendment to a Series Designation and, if applicable, a Series Certificate, that the General Partner determines to be necessary or appropriate to reflect the conversion of a Series from a “protected series” in accordance with Section 17-218 of the Delaware Act to a “registered series” in accordance with Section 17-221 of the Delaware Act or vice-versa;

(n) an amendment to a Series Designation to add additional Subsidiaries due to additional acquisitions of Series Property (including the addition of any provisions required by the agreements for the acquisition of such Series Property) or to delete Subsidiaries upon their sale or dissolution and liquidation in accordance with the terms of this Agreement;

(o) an amendment to take into account a successor general partner for any Series pursuant to Article IV or XI if the General Partner remains as general partner for any Series; or

(p) any other amendments substantially similar to the foregoing.

Section 13.2 Amendment Procedures. Amendments to this Agreement or a Series Designation may be proposed only by the General Partner. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve any amendment to this Agreement or any Series Designation and may decline to do so in its sole discretion. Except for amendments contemplated by Section 13.1, an amendment shall be effective upon its approval by the General Partner and, if applicable, except to the extent otherwise provided by Section 13.3, with the approval of a Share Majority (if the amendment is applicable to the Partnership as a whole) or a Series Majority (if the amendment is applicable to a particular Series) unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of Shareholders shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the Shareholders holding the requisite Percentage Interest or call a meeting of the applicable Shareholders, as applicable, to consider and vote on such proposed amendment. The General Partner shall notify all Series Record Holders upon final adoption of any amendments to this Agreement. The General Partner shall be deemed to have notified all Series Record Holders as required by this Section 13.2 if posted on or accessible through the Partnership’s or the Commission’s website.

Section 13.3 Amendment Requirements.

(a) Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement (other than Section 13.4) that establishes a percentage of Outstanding Shares (including Shares deemed owned by the General Partner) or requires a vote or approval of Shareholders (or of Shareholders of a Series) holding a specified Percentage Interest to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing or increasing such percentage, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Shares whose aggregate Outstanding Shares constitute not less than the voting requirement sought to be reduced or increased, as applicable, or the affirmative vote of Shareholders whose aggregate Percentage Interests constitute not less than the voting requirement sought to be reduced or increased, as applicable.

(b) Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may: (i) enlarge the obligations of any Shareholder to the Partnership (including requiring any Shareholder to make additional capital contributions to the Partnership) without its consent, unless such shall have occurred as a result of an amendment approved pursuant to Section 13.3(c); or (ii) enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without the General Partner’s consent, which consent may be given or withheld at its option.

(c) Except as provided in Section 13.1 or Section 14.3, any amendment that would have a material adverse effect on the rights or preferences of any Series in relation to any other Series must be approved by the holders of not less than a Series Majority of the affected Series. If the General Partner determines an amendment does not satisfy the requirements of Section 13.1(d)(i) because it adversely affects one or more Series, as compared to any other Series, in any material respect, such amendment shall only be required to be approved by the adversely affected Series.

(d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Percentage Interest of each Series unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Shareholder under applicable partnership law of the state under whose laws the Partnership is organized.

(e) Except as provided in Section 13.1, this Section 13.3 shall be amended only with the approval of Shareholders holding at least 90% of the Percentage Interest of all Series, determined on a Series-by-Series basis.

Section 13.4 Special Meetings. All acts of Shareholders to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings for a matter that requires a Series Majority may be called by the General Partner or by Shareholders of that Series holding 20% or more of the Percentage Interests of that Series for which a meeting is proposed. Special meetings for a matter that requires the approval of a Share Majority may be called by the General Partner or by Shareholders of each and every Series holding 20% or more of the Percentage Interests of each and every Series. The applicable Shareholders shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Shareholders wish to call a special meeting and indicating the specific purposes for which the special meeting is to be called and the Series of Shares for which the meeting is proposed. If a Share Majority is required to approve any matter to be presented at a special meeting, the General Partner shall coordinate a meeting of all Series as deemed necessary or appropriate by the General Partner. No business may be brought by any Shareholder before such special meeting except the business listed in the related request. Within 60 days after receipt of such a call from Shareholders or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Shareholders either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 15.1. Shareholders shall not vote on matters that would cause the Shareholders to be deemed to be taking part in the management and Control of the business and affairs of the Partnership or a Series so as to jeopardize the Shareholders’ limited liability under the Delaware Act or the law of any other state in which the Partnership or any applicable Series is qualified to do business.

Section 13.5 Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Series Record Holders of the Series for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 15.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6 Series Record Date. For purposes of determining the Shareholders entitled to notice of or to vote at a meeting of the Shareholders of a Series or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Series Record Date, which shall not be less than 10 nor more than 60 days before: (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such National Securities Exchange or U.S. federal securities laws shall govern); or (b) in the event that approvals are sought without a meeting, the date by which Shareholders are requested in writing by the General Partner to give such approvals. If the General Partner does not set a Series Record Date, then: (i) the Series Record Date for determining the Shareholders entitled to notice of or to vote at a meeting of the Shareholders shall be the close of business on the day next preceding the day on which notice is given; and (ii) the Series Record Date for determining the Shareholders entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.

Section 13.7 Postponement and Adjournment. Prior to the date upon which any meeting of Shareholders is to be held, the General Partner may postpone such meeting one or more times for any reason by giving notice to each Shareholder entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Series Record Date need not be fixed unless such postponement shall be for more than 45 days. Any meeting of Shareholders may be adjourned by the General Partner one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Shareholder vote shall be required for any adjournment. A meeting of Shareholders may be adjourned by the General Partner as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Series Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Series Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8 Waiver of Notice; Approval of Meeting; Approval of Minutes. The transaction of business at any meeting of Shareholders, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Shareholder at a meeting shall constitute a waiver of notice of the meeting, except when the Shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters not included in the notice of the meeting, if the disapproval is expressly made at the meeting.

Section 13.9 Quorum and Voting. The holders of a Series Majority for which a meeting of that Series has been called (including Shares deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Shareholders of such Series unless any such action by the Shareholders requires approval by holders of a greater Percentage Interest, in which case the quorum shall be such greater Percentage Interest. At any meeting of the Shareholders duly called and held in accordance with this Agreement at which a quorum is present, the act of Shareholders holding Shares that, in the aggregate, represent the applicable Percentage Interest required with respect to such action under the provisions of this Agreement shall be deemed to constitute the act of all such Shareholders of such Series; provided, however, that if no specific Percentage Interest is required under this Agreement for such action, the act of a majority of the Percentage Interests of those Shareholders present in person or by proxy at such a meeting shall be deemed to constitute the act of all such Shareholders of such Series. The Shareholders of a Series present at a duly called or held meeting of that Series at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by Shareholders of that Series holding the required Percentage Interest specified in this Agreement.

Section 13.10 Conduct of a Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Shareholders or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Shareholders or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11 Action Without a Meeting. If authorized by the General Partner (except that any action of the holders of Shareholders of a Series pursuant to Section 12.2(e) shall not require the authorization by the

General Partner), any action that may be taken at a meeting of the Shareholders of a Series may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by the applicable Series Majority or, if any such action requires approval by holders of a greater Percentage Interest of a Series, signed by the holders of such greater Percentage Interest of that Series (unless, in either case, such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Shareholders of the applicable Series who have not approved in writing. The General Partner may specify that any written ballot submitted to Shareholders for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Shares held by a Shareholder, the Partnership shall be deemed to have failed to receive a ballot for the Shares that were not voted by such Shareholder. If approval of the taking of any action by the Shareholders is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until: (a) they are deposited with the Partnership in care of the General Partner; and (b) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Shareholders to be deemed to be taking part in the management and Control of the business and affairs of the Partnership so as to jeopardize the Shareholders’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners. Nothing contained in this Section 13.11 shall be deemed to require the General Partner to solicit all Shareholders in connection with a matter approved by the holders of the requisite percentage of Shares acting by written consent without a meeting.

Section 13.12 Right to Vote and Related Matters.

(a) Only those Series Record Holders on the Series Record Date set pursuant to Section 13.6 shall be entitled to notice of, and to vote at, a meeting of Shareholders of that Series or to act with respect to matters as to which the holders of the Outstanding Shares of that Series have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Shares of a Series shall be deemed to be references to the votes or acts of the Series Record Holders of such Outstanding Shares of that Series.

(b) With respect to Shares that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Shares are registered, such other Person shall, in exercising the voting rights in respect of such Shares on any matter, and unless the arrangement between such Persons provides otherwise, vote such Shares in favor of, and at the direction of, the Person who is the Beneficial Owner and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV

MERGER OR CONSOLIDATION

Section 14.1 Authority.

(a) The Partnership (including all Series) may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written plan of merger or consolidation (“Merger Agreement”) in accordance with this Article XIV.

(b) To the extent permitted by Delaware law, one or more Series may merge or consolidate into a single Series pursuant to a Merger Agreement in accordance with this Article XIV.

Section 14.2 Procedure for Merger or Consolidation.

(a) Merger or consolidation of the Partnership or multiple Series pursuant to this Article XIV requires the prior consent of the General Partner, provided, however, that, to the fullest extent permitted by law, the General Partner, in declining to consent to a merger or consolidation, may act in its sole discretion.

(b) If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(i) the name and jurisdiction of formation or organization of each of the business entities (or each of the Series) proposing to merge or consolidate;

(ii) the name and jurisdiction of formation or organization of the business entity (or the Series) that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii) the terms and conditions of the proposed merger or consolidation;

(iv) the manner and basis of exchanging or converting the equity interests of each constituent business entity (or Series) for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (1) if any interests, securities or rights of any constituent business entity (or Series) are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, then the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (2) in the case of equity interests represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, certificate of formation or limited liability company agreement or other similar charter or governing document, including a Series Certificate or Series Designation) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain and stated in the certificate of merger); and

(vii) such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

Section 14.3 Approval by Shareholders.

(a) Except as provided in Section 14.3(d) and Section 14.3(e), the General Partner, upon its approval of the Merger Agreement shall direct that the Merger Agreement and the merger or consolidation contemplated thereby, as applicable, be submitted to a vote of Shareholders, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent.

(b) Except as provided in Sections 14.3(d) and 14.3(e), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of: (i) if the Merger Agreement relates to the Partnership as a whole, the holders of a Share Majority; or (ii) if the Merger Agreement relates only to two or more Series, the holders of a Series Majority for each affected Series, unless (in either case) the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Shares or any other Shares, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c) Except as provided in Sections 14.3(d) and 14.3(e), after such approval by vote or consent of the applicable Shareholders, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Shareholder approval, to convert the Partnership into, or to merge the Partnership into, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such merger or conveyance other than those it receives from the Partnership (including each Series) if: (i) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability under the Delaware Act of any Shareholder; (ii) the sole purpose of such merger, or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity; and (iii) the governing instruments of the new entity provide the Shareholders and the General Partner with substantially the same rights and obligations as are herein contained.

(e) Pursuant to Section 17-211(g) of the Delaware Act, a Merger Agreement approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.

Section 14.4 Certificate of Merger. Upon the required approval by the General Partner and the Shareholders of a Merger Agreement, if necessary, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 14.5 Effect of Merger or Consolidation. At the effective time of the certificate of merger, if applicable, or of the merger:

(a) all of the rights, privileges and powers of each of the business entities (or Series) that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities (or Series) and all other things and causes of action belonging to each of those business entities (or Series), shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity (or Series);

(b) the title to any real property vested by deed or otherwise in any of those constituent business entities (or Series) shall not revert and is not in any way impaired because of the merger or consolidation;

(c) all rights of creditors and all liens on or security interests in property of any of those constituent business entities (or Series) shall be preserved unimpaired; and

(d) all debts, liabilities and duties of those constituent business entities (or Series) shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1 Addresses and Notices; Written Communications.

(a) Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Series Record Holder of such Shares at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. Notwithstanding the foregoing, if: (i) a Partner shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet; or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 15.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report given or made in accordance with the provisions of this Section 15.1 is returned marked to indicate that such notice, payment or report was unable to be delivered, such notice, payment or report and, in the case of notices, payments or reports returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Series Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) or other delivery if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

(b) The terms “in writing”, “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

Section 15.2 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.4 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership or a Series.

Section 15.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 15.7 Third-Party Beneficiaries. Each Partner agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.

Section 15.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share, pursuant to Section 10.1(a) without execution hereof.

Section 15.9 Applicable Law; Forum; Venue and Jurisdiction Waiver of Trial by Jury.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

(b) Each of the Partners and, to the fullest extent permitted by law, each Beneficial Owner of a Share (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

(i) irrevocably agrees that any claims, suits, actions or proceedings: (1) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Partners or of Partners to the Partnership or any Series, or the rights or powers of, or restrictions on, the Partners or the Partnership or any Series); (2) brought in a derivative manner on behalf of the Partnership; (3) asserting a claim of breach of a fiduciary or other duty owed by any director, manager, officer, or other employee of the Partnership or the General Partner, or owed by the General Partner, to the Partnership, any Series or the Partners; (4) asserting a claim arising pursuant to any provision of the Delaware Act; or (5) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; provided, however, the foregoing does not apply to any claim, suit, action or proceeding brought to enforce any duty or liability created by the Securities Exchange Act (or the rules and regulations thereunder) or the Securities Act (or the rules and regulations thereunder), which, to the fullest extent permitted by law, shall be exclusively brought in any federal district court of the United States;

(ii) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction) in connection with any such claim, suit, action or proceeding other than any claim, suit, action or proceeding brought to enforce any duty or liability created by the Securities Exchange Act (or the rules and regulations thereunder) or the Securities Act (or the rules and regulations thereunder) for which, to the fullest extent permitted by law, each of the Partners and each Beneficial Owner of a Share irrevocably submits to the exclusive jurisdiction of the federal district courts of the United States;

(iii) agrees not to, and waives any right to, to the fullest extent permitted by law, assert in any such claim, suit, action or proceeding that: (1) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed; (2) such claim, suit, action or proceeding is brought in an inconvenient forum; or (3) the venue of such claim, suit, action or proceeding is improper, except that, with respect to any claim, suit, action or proceeding brought to enforce any duty or liability created by the Securities Exchange Act (or the rules and regulations thereunder) or the Securities Act (or the rules and regulations thereunder), each Partner and Beneficial Owner of a Share agrees not to, and waives any right to, to the fullest extent permitted by law, assert in any such claim, suit, action or proceeding that: (A) it is not personally subject to the jurisdiction of the federal district courts of the United States or of any other court to which proceedings in the federal district courts of the United States may be appealed; (B) such claim, suit, action or proceeding is brought in an inconvenient forum; or (C) the venue of such claim, suit, action or proceeding is improper;

(iv) to the fullest extent permitted by law, expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding;

(v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in this clause (v) shall affect or limit any right to serve process in any other manner permitted by law;

(vi) TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING; and

(vii) except for any claim, suit, action or proceeding brought to enforce any duty or liability created by the Securities Exchange Act (or the rules and regulations thereunder) or the Securities Act (or the rules and regulations thereunder), agrees, to the fullest extent permitted by law, that if such Partner or Person does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought in any such claim, suit, action or proceeding, then such Partner or Person shall be obligated to reimburse the Partnership and its Affiliates for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys’ fees and other litigation expenses, that the parties may incur in connection with such claim, suit, action or proceeding.

Section 15.10 Invalidity of Provisions. If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 15.11 Consent of Shareholders. Each Shareholder hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Shareholders, such action may be so taken upon the concurrence of less than all of the Shareholders and each Shareholder shall be bound by the results of such action.

Section 15.12 Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the Transfer Agent and registrar of the Partnership on Certificates representing Shares is expressly permitted by this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

ROX FINANCIAL GP LLC

By:	/s/ Anthony Moro
Name:	Anthony Moro
Title:	President

By:	/s/ David Ronn
Name:	David Ronn
Title:	Chief Legal Officer

ORGANIZATIONAL LIMITED PARTNER:

ROX FINANCIAL INC.

By:	/s/ Effi Atad
Name:	Effi Atad
Title:	Chief Executive Officer

By:	/s/ David Ronn
Name:	David Ronn
Title:	General Counsel

SCHEDULE SERIES A

AMENDED AND RESTATED SERIES DESIGNATION OF

SERIES A

OF

ROX FINANCIAL LP

This Series Designation of Series A of ROX Financial LP is created pursuant to, and made a part of, the Amended and Restated Agreement of Limited Partnership of ROX Financial LP dated November 19, 2020, as amended from time to time (the “LP Agreement”). Capitalized terms not otherwise defined in this Schedule shall have the meanings given those terms in the LP Agreement.

Date of Establishment:	November 19, 2020 and amended and restated as of July 16, 2021.

Name of Series:	Series A.

Status of Series:	A “protected series” in accordance with Section 17-218 of the Delaware Act.

Relative Rights:	No terms differ from those set forth in the LP Agreement.

Subsidiaries:	ROX AMZL Oakley CA LLC, owned 100% by the Series.

Series Property:	The commercial real estate located at 4000 Wilbur Avenue, Oakley, California 94561 and the other property identified in the Asset Purchase Agreement dated November 19, 2020, among ROX AMZL Oakley CA LLC, ROX Financial Inc., NP Oakley Building I, LLC and NP Oakley LLC.

Additional Terms:	None.

Until                 , 2021 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

ROX FINANCIAL LP

Series A Shares

Prospectus

Joint Book-Running Managers

UBS Investment Bank	RBC Capital Markets
Piper Sandler	B. Riley Securities

Co-Managers

Colliers Securities LLC	Janney Montgomery Scott

                , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other expenses of issuance and distribution.

The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by Series A in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee are estimated.

Securities and Exchange Commission registration fee	$10,351
FINRA filing fee	14,731
NYSE listing fee	55,000
Legal fees and expenses (including Blue Sky fees)	1,500,000
Accounting fees and expenses	750,000
Printing and engraving expenses	50,000
Transfer agent fees and expenses	5,000
Miscellaneous	50,000

Total	$2,435,082

Item 32. Sales to Special Parties.

None.

Item 33. Recent sales of unregistered securities.

Upon the formation of ROX LP, ROX Financial Inc. made an initial capital contribution to ROX LP in the amount of $100 in exchange for a limited partner interest in ROX LP equal to 100% of the limited partner interests of ROX LP without designation as to a Series and was admitted as a limited partner of the Partnership. Upon the designation of Series A, that $100 contribution was allocated as a contribution to Series A. These securities were issued in reliance on the exemption set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, or the Act.

Upon the completion of the offering contemplated by the prospectus which is part of this registration statement, the security initially held by ROX Financial Inc. will be redeemed and the $100 capital contribution to Series A will be refunded.

We have executed documents for two private placements of an aggregate of 700,000 Series A shares to accredited investors (as defined in Rule 501 under the Act) that are to close simultaneously with the public offering described in this registration statement. Series A will receive net proceeds of $7,000,000 from these sales, prior to any fees or expenses. Each of the purchasers of the Series A shares in the private placements has represented to us that it is an accredited investor. Based upon those representations, we believe that the issuances of the Series A shares were exempt from the registration requirements pursuant to Section 4(a)(2) of the Act and Regulation D promulgated thereunder.

Item 34. Indemnification of directors and officers.

Pursuant to our partnership agreement, ROX LP has agreed to indemnify:

•	ROX Financial GP LLC, the general partner of ROX LP;

•	any departing general partner;

•

any person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of ROX LP, its subsidiaries, ROX GP, any departing general partner or any of their affiliates;

•

any person who is or was serving as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to ROX LP or its subsidiaries;

•	any person who directly or indirectly controls ROX GP or any departing general partner; and

•

any person designated by ROX GP; to the fullest extent permitted by law, from and against all losses, claims, damages, costs or similar events. An indemnitee shall not be indemnified if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which that indemnitee is seeking indemnification pursuant to our partnership agreement, that indemnitee acted in bad faith (as defined in the partnership agreement) or, in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was unlawful. Any indemnification under these provisions will only be out of the assets of ROX LP, (if any), with the indemnification costs allocated to the relevant Series as determined by ROX GP in good faith.

Prior to completion of this offering, ROX LP intends to enter into separate indemnification agreements with each member of the board of managers of ROX GP and all its officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our partnership agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our partnership agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to members of the board, officers or persons controlling ROX LP or a Series pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ROX GP, on behalf of ROX LP, maintains directors’ and officers’ liability insurance for the officers and members of the board of ROX GP.

Item 35. Treatment of proceeds from shares being registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial statements and exhibits.

(a)	Financial Statements. Please see page F-1 for the index of the financial statements that are being filed as part of this Registration Statement.

(b)	Exhibits. The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement among Series A of ROX Financial LP and the underwriters named therein

3.1**	Certificate of Limited Partnership of ROX Financial LP as filed with the Delaware Secretary of State on January 15, 2020

3.2	Second Amended and Restated Agreement of Limited Partnership of ROX Financial LP dated July 16, 2021 (included as Appendix A, which is part of the prospectus included within this Registration Statement and incorporated herein by reference)

3.3	Amended and Restated Series Designation of Series A of ROX Financial LP as of July 16, 2021

3.4**	Certificate of Formation of ROX Financial GP LLC as filed with the Delaware Secretary of State on January 15, 2020

3.5**	Second Amended and Restated Company Agreement of ROX Financial GP LLC effective as of December 28, 2020

3.6**	Certificate of Formation of ROX AMZL Oakley CA LLC as filed with the Delaware Secretary of State on November 19, 2020

3.7**	Company Agreement of ROX AMZL Oakley CA LLC effective November 19, 2020

4.1	Specimen Series A share certificate

5.1	Opinion of Richards, Layton & Finger, P.A.

8.1	Opinion of Latham & Watkins, LLP with respect to tax matters

10.1	Services and Investment Management Agreement among ROX Financial GP LLC, ROX Financial LP and RPS Securities LLC dated July 16, 2021

10.2**	License Agreement dated November 19, 2020, between ROX Financial LP and ROX Financial Inc.

10.3**	Form of Indemnification and Advancement Agreement among ROX Financial LP and each member of the board of managers and officers of ROX Financial GP LLC

10.4**	Asset Purchase Agreement dated November 19, 2020, among ROX Financial Inc., ROX AMZL Oakley CA LLC, NP Oakley Building I, LLC and NP Oakley, LLC

10.5**	First Amendment to Asset Purchase Agreement dated January 14, 2021, among ROX Financial Inc., ROX AMZL Oakley CA LLC, NP Oakley Building I, LLC and NP Oakley, LLC

10.6**	Form of Commercial Management Agreement between ROX AMZL Oakley CA LLC and NPD Management LLC

10.7**	Lease Agreement effective February 7, 2020, between NP Oakley, LLC and Amazon.com Services LLC

10.8**	Limited Parent Guaranty effective as of February 7, 2020, executed by Amazon.com, Inc. in favor of NP Oakley, LLC

10.9**	Form of General Assignment of Lease Agreement and Limited Parent Guaranty among NP Oakley, LLC, NP Oakley Building I, LLC and ROX AMZL Oakley CA LLC

10.10	Strategic Cooperation Agreement dated June 23, 2021, between Series A of ROX Financial LP and NorthPoint Development LLC

10.11	Private Placement Purchase Agreement dated July 15, 2021, between Series A of ROX Financial LP and ROX Financial Inc.

10.12	Private Placement Purchase Agreement dated July 15, 2021, among Series A of ROX Financial LP, ROX Financial LP, ROX AMZL Oakley CA LLC, NP Oakley, LLC and NP Oakley Building I, LLC

Exhibit Number	Exhibit Description

21.1**	List of Subsidiaries of ROX Financial LP

23.1	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5.1)

23.2	Consent of Latham & Watkins, LLP (included as part of Exhibit 8.1)

23.3	Consent of Deloitte & Touche LLP relating to ROX Financial LP

23.4	Consent of Deloitte & Touche LLP relating to Series AMZL

23.5	Consent of Deloitte & Touche LLP relating to the Oakley Property

23.6**	Consent of EBI Consulting

23.7**	Consent of BBG, Inc.

23.8	Consent of CBG Civil Engineers

24.1**	Power of Attorney (included on signature page)

99.1**	Acquisition Property Condition Report of Amazon – Oakley prepared by EBI Consulting dated October 15, 2020

99.2**	Phase 1 Environmental Site Assessment of Amazon – Oakley prepared by EBI Consulting dated April 13, 2021

99.3**	Seismic Report of Amazon – Oakley, prepared by EBI Consulting dated October 15, 2020

99.4**	Appraisal Report of Amazon – Oakley prepared by BBG, Inc. dated May 10, 2021

99.5	Land Title Survey of Amazon – Oakley prepared by CBG Civil Engineers dated November 6, 2020

**	Previously filed.

Item 37. Undertakings.

(a)

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby further undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 26, 2021.

ROX FINANCIAL LP
By:	ROX Financial GP LLC, its general partner

By:	/s/ Anthony F. Moro
Name: Anthony F. Moro
Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ Anthony F. Moro Anthony F. Moro	President (Principal Executive Officer)	July 26, 2021

By:	* Eyal Leibovitz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 26, 2021

By:	* Peter Braverman	Manager	July 26, 2021

By:	* Howard S. Roth	Manager	July 26, 2021

By:	* Elizabeth A. Abdoo	Manager	July 26, 2021

*	/s/ Anthony F. Moro
Anthony F. Moro
Attorney-in-fact